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As filed with the Securities and Exchange Commission on May 13, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROSPECT MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	8011 (Primary Standard Industrial Classification Code Number)	330564370 IRS Employer Identification No.)
6083 Bristol Parkway, Suite 100 Culver City, California 90230 (310) 338-8677 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jacob Y. Terner
Chairman and Chief Executive Officer
6083 Bristol Parkway, Suite 100
Culver City, California 90230
(310) 338-8677
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
J. BRAD WIGGINS, ESQ.
TORRIE M. BYERS, ESQ.
Miller & Holguin
1801 Century Park East, Seventh Floor
Los Angeles, California 90067
(310) 556-1990

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common stock	2,718,284 shares(1)	$6.55(2)	$17,804,760.20	$2,095.62

(1)
This registration statement is being used to register 2,265,237 shares of common stock issued or issuable upon conversion of a like number of shares of Series A Convertible Preferred Stock ("Preferred Stock"). The Preferred Stock may be converted by the holders at any time but will automatically convert to common stock on the date this registration statement becomes effective. This registration statement also registers 453,047 additional shares of common stock underlying warrants for the purchase of Preferred Stock. Also registered hereunder are an indeterminate number of additional shares of common stock that may become issuable by virtue of the anti-dilution provisions of the warrants and Preferred Stock.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the registrant's common stock reported on the American Stock Exchange for May 11, 2005.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Dated May 13, 2005 Subject to Completion

Prospectus

2,718,284 Shares

PROSPECT MEDICAL HOLDINGS, INC.

Common Stock

        The selling stockholders identified in this prospectus may offer from time to time up to 2,718,284 shares of common stock of Prospect Medical Holdings, Inc. We will not receive any of the proceeds from the sale of the shares. We have agreed to pay for expenses of the offering.

        The selling stockholders may offer and sell their respective shares in transactions on the American Stock Exchange, in negotiated transactions, or both. These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.

        The selling stockholders may sell shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares or both.

        Our common stock recently commenced trading on the American Stock Exchange on May 11, 2005 under the symbol "PZZ." The last reported sale price of our common stock on the American Stock Exchange on May 12, 2005 was $6.45 per share.

        Our principal executive offices are located at 6083 Bristol Parkway, Suite 100, Culver City, California 90230, and our telephone number is (310) 338-8677.

        Investing in our common stock involves a high degree of risk. You should carefully read and consider the "Risk Factors" beginning on page 5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of disclosures in this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                        , 2005

About This Prospectus

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

        You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

        The items in this summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider. Therefore, before making an investment decision, you should read the more detailed information set out in this prospectus, including "Risk Factors" and our financial statements and related notes included elsewhere in this prospectus.

Our Business

        Prospect Medical Holdings is a health care management services organization. We provide management services to affiliated physician organizations that operate as independent physician associations ("IPAs") or medical clinics. Our affiliated physician organizations enter into agreements with health maintenance organizations ("HMOs") to provide enrollees of the HMOs with a full range of medical services in exchange for fixed, prepaid monthly fees known as "capitation" payments.

        Through three management subsidiaries, we have entered into long-term agreements to provide management services to each of our affiliated physician organizations in exchange for a management fee. The management services we provide include negotiation of contracts with physicians and HMOs, physician recruiting and credentialing, human resources services, claims administration, financial services, provider relations, member services, case management including utilization management and quality assurance, data collection, and management information systems.

        Our three management subsidiaries currently provide management services to twelve affiliated physician organizations, including Prospect Medical Group, ten other affiliated physician organizations that Prospect Medical Group owns or controls, and one affiliated physician organization that is a joint venture in which Prospect Medical Group owns a 50% interest. We have utilized Prospect Medical Group, which was our first affiliated physician organization, to acquire the ownership interest in all of our other affiliated physician organizations. Thus, while Prospect Medical Group is itself an affiliated physician organization that does the same business in its own service area as all of our other affiliated physician organizations do in theirs, Prospect Medical Group also serves as a holding company for our other affiliated physician organizations.

        We have designated Jacob Y. Terner, M.D., our Chairman and Chief Executive Officer, to be the owner of all of the capital stock of Prospect Medical Group. As such he indirectly controls Prospect Medical Group's ownership interest in each of our other affiliated physician organizations. Dr. Terner is also the Chief Executive Officer of Prospect Medical Group and all of our other affiliated physician organizations that Prospect Medical Group owns. Dr. Terner is the Chief Executive Officer of one of the two general partners of our joint venture affiliated physician organization.

        We control each affiliated physician organization through an assignable option agreement that we have entered into through our management subsidiary, Prospect Medical Systems, with Dr. Terner and Prospect Medical Group. The assignable option agreement gives us the right to designate a successor physician to buy the capital stock of Prospect Medical Group from Dr. Terner for nominal consideration. The assignable option agreement allows us to control who owns the stock of Prospect Medical Group and indirectly control each affiliated physician organization that Prospect Medical Group controls. We refer to this arrangement as a "single shareholder model."

        For financial reporting purposes, we are also deemed to control Prospect Medical Group under U.S. generally accepted accounting principles (see "Management's Discussion and Analysis of Financial Condition and Results of Operations and Critical Accounting Policies—Consolidation of Financial Statements") and are therefore required to consolidate the financial statements of Prospect Medical Group with those of our management subsidiaries.

        The twelve affiliated physician organizations that we currently manage through our subsidiaries include Prospect Medical Group, which is an IPA wholly owned by Dr. Terner, seven IPAs wholly owned by Prospect Medical Group, two medical clinics wholly owned by Prospect Medical Group, one IPA in which Prospect Medical Group has a 55% controlling interest, and one IPA which is a joint venture in which Prospect Medical Group owns a 50% interest through another affiliated physician organization. Our twelve affiliated physician organizations provide medical services to a combined total of approximately 191,000 HMO enrollees at December 31, 2004.

        Our consolidated business has grown through Prospect Medical Group's acquisition of IPAs. Our plan is for Prospect Medical Group to continue to acquire additional IPAs. We do not plan to have Prospect Medical Group acquire any additional individual or small medical practices, clinics or medical group practices.

        We have chosen to concentrate our growth geographically by limiting our acquisitions to IPAs in Orange County, California and Los Angeles County, California.

        Our executive management team includes seasoned operational, physician, financial, contracting, and administration executives who have extensive experience in the healthcare industry. Jacob Y. Terner, M.D., our Chairman, Chief Executive Officer and a Director since November 1996, has held positions as a physician, medical professor, and corporate executive. Dr. Terner was a member of the voluntary faculty at the University of Southern California School of Medicine for approximately thirty years and holds the title of Emeritus Clinical Professor of Obstetrics and Gynecology. Prior to his tenure with our company, Dr. Terner served as Chairman of the Board and Chief Executive Officer of Century MediCorp, Inc., a publicly traded HMO and vertically integrated health-management organization until its October 1992 merger with Foundation Health Corporation. Each of our senior executives has more than ten years of general business or health care experience.

The Offering

        The selling stockholders may offer from time to time up to 2,718,284 shares of common stock of Prospect Medical Holdings.

        The selling stockholders may offer and sell their respective shares in transactions on the American Stock Exchange, in negotiated transactions, or both. These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.

        The selling stockholders may sell their shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares or both.

        The selling stockholders will receive all of the proceeds from the sale of the shares. However, since some of the common stock to be sold in this offering underlies outstanding warrants, we may receive up to $2,491,758 in proceeds from the exercise of those warrants depending on how many of the warrants are exercised to permit the sale of the underlying shares. We will apply any proceeds from the exercise of warrants toward general working capital purposes.

        We have agreed to pay for expenses of the offering.

        Investors should carefully consider all of the risks described under "Risk Factors" beginning on Page 5 below, together with all of the other information and financial statements provided in this prospectus.

RISK FACTORS

        An investment in shares of common stock of Prospect Medical Holdings involves a high degree of risk. You should carefully consider the following factors and the other information contained in this prospectus before deciding to invest.

Decreases in the number of HMO enrollees using our provider networks reduce our profitability and inhibit future growth.

        During recent periods, the number of HMO enrollees using our provider networks has declined (not taking into account our recent acquisitions of additional affiliated physician organizations), and management currently anticipates that this trend will continue. The profitability and growth of our business depends largely on the number of HMO members who use our provider networks. We seek to maintain and increase the number of HMO enrollees using our provider networks by monitoring enrollment of the HMOs with which our affiliated physician organizations have contracts, affiliating with additional IPAs and acquiring other management companies. If we are not successful, we may not be able to maintain our profitability or to continue to grow our business in the future. For the years ended September 30, 2001, 2002, 2003 and 2004, and the three months ended December 31, 2004, the decrease in the number of HMO enrollees using our provider networks was 21,400, 3,600, 1,400, 20,700 and 7,100. Estimated revenue reductions associated with the enrollment decreases for those periods were approximately $5,500,000, $3,500,000, $400,000, $8,200,000 and $800,000, respectively. These estimates assume that enrollment decreased ratably during the indicated periods and, as such, represent approximately 50% of the lost revenue that will be experienced in subsequent periods, when the enrollment decline is in effect for the whole period.

Our working capital deficit could adversely affect our ability to satisfy our obligations as they come due.

        We have historically been in a negative working capital position. Having a working capital deficit may signal an impaired ability to pay debts as they come due.

        We had negative working capital of $2,488,376, $3,141,414, $16,695,740 and $9,768,534 as of December 31, 2004 and September 30, 2004, 2003 and 2002, respectively. This represents the difference between our current assets and our current liabilities. The negative working capital is the result of a reduction in cash and cash equivalents that have been used to reduce our bank debt and current liabilities incurred in operations and acquisitions, primarily related to medical expense claims.

        As of the fiscal years ended 2000, 2001, 2002, 2003 and 2004, and the three months ended December 31, 2004, our indebtedness for capital leases, subordinated seller notes, loans from our Chief Executive Officer, and notes to our bank totaled $8,300,111, $8,110,377, $4,752,705, $6,267,710, $15,008,554 and $14,500,000. We have historically used cash reserves and cash flow from operations and equity offerings to reduce our indebtedness and fund acquisitions. This, and our recording of reserves for incurred but not reported healthcare expense claims, have been the primary reasons for our negative working capital position at December 31, 2004 and September 30, 2004, 2003, 2002 and 2001.

If the value of our goodwill and intangible assets with indefinite useful lives becomes impaired, the impaired portion will have to be written off, which could materially reduce the value of our assets and reduce our net income for the year in which the write-off occurs.

        Our intangible assets represent a substantial portion of our assets. As of December 31, 2004, goodwill totaled $31,463,377 and other intangible assets totaled $1,863,205 for a combined total of $33,326,582 and represented approximately 57% of our total assets.

        In June 2001, the Financial Accounting Standards Board ("FASB") issued two standards related to business combinations. The first statement, SFAS No. 141, "Business Combinations," requires all business combinations after June 30, 2001 to be accounted for using the purchase method and prohibits the pooling-of-interest method of accounting. SFAS No. 141 also states that acquired intangible assets should be separately recognized upon meeting certain criteria. Such intangible assets include, but are not limited to, trade and service marks, non-compete agreements, customer lists and licenses.

        The second statement, SFAS No. 142 "Goodwill and Other Intangible Assets," requires that upon adoption, amortization of goodwill and indefinite life intangible assets will cease and instead, the carrying value of goodwill and indefinite life intangible assets will be evaluated for impairment at least on an annual basis, or more frequently if certain indicators are encountered. We have adopted SFAS No. 142. A two-step impairment test is to be used to identify potential goodwill impairment and to measure the amount of goodwill impairment loss to be recognized (if any). The first step of the goodwill impairment test, which is used to identify potential impairment compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired, thus the second step of the impairment test is unnecessary.

        Any finding that the value of our goodwill and intangible assets has been impaired would require us to write off the impaired portion, which could significantly reduce the value of our assets and reduce our net income for the year in which the write-off occurs. To date, since we adopted SFAS No. 142 for our fiscal year ended September 30, 2002, no impairment has been found and no write-off has been required.

We may not be able to make any additional significant acquisitions without first obtaining additional financing and obtaining the consent of our commercial lender.

        Although we have no specific agreements for additional acquisitions of affiliated physician organizations pending, the implementation of our long-term growth strategy depends on additional acquisitions in the future. These future acquisitions may require additional capital resources. No assurance can be given that needed capital will be made available to us.

        We anticipate that our credit facility, the proceeds from our recent private offering completed March 31, 2004, and cash flows from operations will be sufficient to meet our existing operations and working capital needs over the next twelve months. To finance our ongoing capital requirements, we may, from time to time, issue additional equity securities or incur additional debt. A greater amount of debt or additional equity financing could be required to the extent that our common stock fails to achieve or to maintain a market value sufficient to warrant its use in future acquisitions or to the extent that physician organizations or their related management companies are unwilling to accept common stock in exchange for their operating assets or common stock. Our ability to issue debt instruments or equity securities in a public or private sale is restricted by the loan agreement with our commercial lender, Residential Funding Corporation. The loan agreement restricts us from using any loan proceeds for acquisitions and prohibits us from borrowing outside of the loan agreement, for acquisitions or otherwise, without the prior written consent of the lender. The loan agreement also prohibits us from using the proceeds of any sale of equity securities except to pay down indebtedness under the loan agreement. Thus, we must obtain the written consent of our lender before we use any loan proceeds for acquisitions and before we issue any debt or equity securities to raise financing for acquisitions. Our lender may grant or withhold such consent in the lender's sole discretion. If our commercial lender is unwilling to consent to our use of loan proceeds or our issuance of debt or equity securities to finance acquisitions, we may have to abort any growth plan that depends on the use of funds from such debt or equity securities. Even if we obtain required consents from our lender, we may not be able to obtain additional required capital on acceptable terms, if at all. To the extent that additional capital is not available, we may be required to limit our plans for growth. In addition, any capital we may be able to raise could result in increased leverage on our balance sheet, additional interest and financing expense, decreased operating income to fund future expansion, and/or dilution of existing equity owners.

If we are not able to comply with the financial covenants and other conditions required by our loan agreement with our commercial lender, our lender could require full repayment of the loan, which would negatively impact our liquidity and preclude us from making further acquisitions.

        We are subject to certain financial covenants and other conditions required by our loan agreement with Residential Funding Corporation ("RFC"), including a maximum senior debt/EBITDA ratio, minimum fixed charge coverage ratio, minimum consolidated net worth, minimum liquidity and a limit on capital expenditures. We exceeded the 1.50 maximum senior debt/EBITDA ratio as of September 30, 2004 and December 31, 2004. Our actual senior debt/EBITDA ratio as of those two dates was 1.57 and 1.51, respectively. RFC has waived these covenant violations effective April 7, 2005. RFC has, in addition, agreed to exclude certain items from the covenant computations for a twelve month period. The exclusion of certain items enabled us to meet the minimum fixed charge coverage ratio at December 31, 2004. However, there can be no assurance that we will be able to meet all of the financial covenants and other conditions required by our loan agreement. RFC may not grant waivers of future covenant violations and could also require full repayment of the loan, which would negatively impact our liquidity and preclude us from making further acquisitions.

Substantially all of our revenues are generated from contracts with a limited number of HMOs, and if our affiliated physician organizations were to lose HMO contracts or to renew HMO contracts on less favorable terms, our revenues and profitability could be significantly reduced.

        After a recent consolidation of HMOs, there are now only four large and five smaller HMOs doing business in California, which magnifies the risk of loss of any HMO contract by our affiliated physician organizations. The potential for risk is also magnified because HMO contracts generally have only a one year term, may be terminated earlier without cause upon notice, and, upon renewal, are subject to annual negotiation of capitation rates, covered benefits and other terms and conditions.

        We are particularly at risk with respect to the potential loss or renewal on less favorable terms of contracts that our affiliated physician organizations have with four of these HMOs—PacifiCare of California, Blue Cross of California, Health Net of California and Blue Shield of California.

        For the fiscal year ended September 30, 2004, contracts with our four largest HMO clients accounted for approximately 81% of our enrollment, of which our contract with PacifiCare of California accounted for approximately 25% of our enrollment, our contract with Health Net of California accounted for approximately 21% of our enrollment, our contract with Blue Cross of California accounted for 22% of our enrollment, and our contract with Blue Shield of California accounted for approximately 13% of our enrollment. During the fiscal year ended September 30, 2004, our contract with PacifiCare of California accounted for $40,903,464 in revenue, or 32% of our total capitation revenue, our contract with Health Net of California accounted for $25,933,742 in revenue, or 21% of our total capitation revenue, our contract with Blue Cross accounted for $19,899,135 in revenue, or 16% of our total capitation revenue and our contract with Blue Shield of California accounted for $13,467,152 in revenue, or 11% of our total capitation revenue. For the fiscal year ended September 30, 2004, PacifiCare, Blue Cross, Health Net and Blue Shield accounted for combined revenue of $100,203,493, or 80% of our total capitation revenue.

        For the fiscal year ended September 30, 2003, contracts with these HMOs accounted for approximately 74% of our enrollment, of which our contract with PacifiCare of California accounted for approximately 25% of our enrollment, our contract with Blue Cross of California accounted for 20% of our enrollment, our contract with Health Net of California accounted for approximately 18% of our enrollment and our contract with Blue Shield of California accounted for approximately 11% of our enrollment. For the fiscal year ended September 30, 2003, our contract with PacifiCare of California accounted for $19,238,866 in revenue, or 30% of our total capitation revenue, our contract with Health Net of California accounted for $15,318,402 in revenue, or 24% of our total capitation revenue, our contract with Blue Cross accounted for $11,850,966 in revenue, or 19% of our total capitation revenue, and our contract with Blue Shield of California accounted for $7,399,387 in revenue, or 11% of our total capitation revenue. For our 2003 fiscal year end, our four largest contracts accounted for combined revenue of $53,807,621 or 84% of our total capitation revenue. The revenue and percentages above do not reflect our acquisition of Prospect Professional Care Medical Group at September 30, 2003.

        For the three months ended December 31, 2004, contracts with these HMOs accounted for approximately 80% of our enrollment, of which our contract with PacifiCare of California accounted for approximately 24% of our enrollment, our contract with Blue Cross of California accounted for 22% of our enrollment, our contract with Health Net of California accounted for approximately 20% of our enrollment and our contract with Blue Shield of California accounted for approximately 14% of our enrollment. For the three months ended December 31, 2004, our contract with PacifiCare of California accounted for $9,846,718 in revenue, or 30% of our total capitation revenue, our contract with Health Net of California accounted for $6,515,274 in revenue, or 20% of our total capitation revenue, our contract with Blue Cross accounted for $5,456,749 in revenue, or 17% of our total capitation revenue, and our contract with Blue Shield of California accounted for $3,646,656 in revenue, or 11% of our total capitation revenue. For the three months ended December 31, 2004, our contracts with these four HMOs accounted for combined capitation revenue of $25,465,397 or 78% of our total capitation revenue.

        The loss of contracts with any one or all of these HMOs could significantly reduce our revenues and profitability.

        We have one year automatically renewable contracts with PacifiCare of California, Blue Cross of California, Health Net of California and Blue Shield of California, unless either party provides the other party with 180-days' notice of such party's intent not to renew. Under limited circumstances, the HMOs may immediately terminate the contracts for cause; otherwise, termination for cause requires 90 days' prior written notice with an opportunity to cure. There can be no assurance that we will be able to renew any of these contracts or, if renewed, that they will contain terms favorable to us and our affiliated physician organizations.

Our profitability may be reduced or eliminated if we are not able to manage health care costs of our affiliated physician organizations effectively.

        Our success depends in large part on our effective management of health care costs, through control over our affiliated physician organizations through the single shareholder ownership model, controlling utilization of specialty care and other ancillary care and purchasing services at competitive prices. Under the single shareholder model, we have the right, under an assignable option agreement, to designate the sole owner of all of the stock of Prospect Medical Group, which is one of our affiliated physician organizations and also serves as a holding company for all of our other affiliated physician organizations. Our ability to designate the sole owner of Prospect Medical Group gives us the ability to control the management and business policies of our affiliated physician organizations (except for one in which we have only a 50% joint venture ownership interest), including policies for the management of health care costs.

        We attempt to control the health care costs of our affiliated physician organizations' HMO enrollees by emphasizing preventive care, monitoring compliance with pharmacy formularies (i.e., a list of approved pharmaceutical drugs that the HMOs will provide an enrollee at a lesser cost than other drugs), entering into risk sharing agreements with hospitals that have favorable rate structures, and requiring prior authorization for specialist physician referrals. If we cannot continue to improve our management of health care costs, our business, results of operations, financial condition, and ability to satisfy our obligations could be adversely affected.

        Under all current HMO contracts, our affiliated physician organizations accept the financial risk for the provision of primary care and specialty physician services, and some ancillary health care services. If we are unable to negotiate favorable prices or rates in contracts with providers of these services on behalf of our affiliated physician organizations, or if our affiliated physician organizations are unable to effectively control the utilization of these services, our profitability could be reduced or eliminated. Our ability to manage health care costs is also diminished to the extent that we are unable to sub-capitate the specialists in our service areas at competitive rates. To the extent that our HMO enrollees require more frequent or extensive care, our operating margins may be reduced and the revenues derived from our capitation contracts may be insufficient to cover the costs of the services provided. If our medical costs substantially exceed our revenues we may be required to infuse additional capital to maintain our provider network and HMO contracts, and there are no assurances that we will achieve profitability after the infusion of capital.

Our operating results could be adversely affected if our actual health care claims exceed our reserves.

        Historically, we have not had adequate cash resources to retire one hundred percent (100%) of our incurred but not reported (i.e., accrued or "IBNR") medical claims. As of December 31, 2004 and September 30, 2004, 2003 and 2002 we could retire approximately 130%, 156%, 60% and 66%, respectively of our accrued medical claims and other health care costs payable using all of our cash and cash equivalents. This percentage will fluctuate as of the particular cut-off dates depending on the IBNR calculations as of each date, the timing of the actual disbursement of claims checks near those dates, the status of specifically reserved items as of those dates, the level of borrowings made as of the given dates and whether there have been any recent acquisitions, and the amount of cash included as part of those acquisitions. In the case of the cash to claims percentage as of September 30, 2003, the ratio was impacted by the acquisition of Prospect Professional Care Medical Group, funded primarily using our existing cash reserves plus borrowings and resulted in us recording Prospect Professional Care Medical Group's cash and claims payable balances as of that date. The cash to claims percentage as of September 30, 2004 and December 31, 2004 was positively impacted by the amount of cash on hand from borrowings under our new credit facility with Residential Funding Corporation.

        Historically, we have been able to satisfy our claims payment obligations each month out of cash flows from operations and existing cash reserves. However, due to the historical inadequacy of our aggregate cash reserves, in the event that our revenues are substantially reduced due to a loss of a significant HMO contract or other factors, our cash flow may not be sufficient to pay off claims on a timely basis. If we are unable to pay claims timely we may be subject to HMO de-delegation wherein the HMO would take away our claims processing functions and perform the functions on our behalf charging our affiliated physicians a fee per enrollee, a requirement by the HMO to comply with a corrective action plan, and/or a termination of the HMO contract, which could have a material adverse effect on our operations and results of operations.

        We estimate the amount of our reserves for submitted claims and IBNR claims primarily using standard actuarial methodologies based upon historical data. The estimates for submitted claims and IBNR claims liabilities are made on an accrual basis, are continually reviewed and are adjusted in current operations as required. As of September 30, 2002, 2003 and 2004, and December 31, 2004, we estimated our IBNR at $6,965,969, $10,557,426, $13,323,622 and $13,458,846, respectively. Given the uncertainties inherent in such estimates, the reserves could materially understate or overstate our actual liability for claims payable. Any increases to these prior estimates could adversely affect our results of operations in future periods.

We may be exposed to liability or fail to estimate IBNR claims accurately if we cannot process our increased volume of claims accurately and timely.

        We have regulatory risk for the timely processing and payment of claims. If we are unable to handle increased claims volume, or if we are unable to pay claims timely we may become subject to an HMO corrective action plan or de-delegation (which means that an HMO takes away the claims processing function of the affiliated physician organization and performs that work itself, charging the affiliated physician organization a fee per HMO enrollee per month during which the service is handled by the HMO) until the problem is corrected, and/or termination of the HMO agreement, which could have a material adverse effect on our operations and profitability. In addition, if our claims processing system is unable to process claims accurately, the data we use for our IBNR estimates could be incomplete and our ability to estimate claims liabilities and establish adequate reserves could be adversely affected.

Medicare and private third-party payer cost containment efforts and reductions in reimbursement rates could reduce our revenue and our cash flow.

        The health care industry is experiencing a continuing trend toward cost containment as government and private third-party payers seek to impose lower reimbursement and utilization rates and to negotiate reduced payment schedules with health care providers. Changes in Medicare payment rates have reduced fee-for-service payments to physicians. These trends may result in a reduction from historical levels in per patient revenue received by our affiliated physician organizations.

Risk-sharing arrangements that our affiliated physician organizations have with HMOs and hospitals could result in their costs exceeding the corresponding revenues, which could reduce or eliminate any shared risk profitability.

        Most of our affiliated physician organizations' agreements with HMOs and hospitals contain risk-sharing arrangements under which the affiliated physician organizations can earn additional compensation by coordinating the provision of high quality, cost-effective health care to enrollees, but they may also be required to assume a portion of any loss sustained from these arrangements, thereby reducing our net income. Risk-sharing arrangements are based upon the cost of hospital services or other services for which our physician organizations are not capitated. The terms of the particular risk-sharing arrangement allocate responsibility to the respective parties when the cost of services exceeds a budget, which results in a "deficit," and permit the parties to share in any amounts remaining in the budget, known as a "surplus," which occurs when actual cost is less than the budgeted amount. The amount of non-capitated and hospital costs in any period could be affected by factors beyond our control, such as changes in treatment protocols, new technologies and inflation. To the extent that such non-capitated and hospital costs are higher than anticipated, revenue paid to our affiliated physician organizations may not be sufficient to cover the risk-sharing deficits they are responsible for paying, which could reduce our revenues and profitability. It is our experience that "deficit" amounts for hospital costs are applied to offset any "surplus" amount we would otherwise be entitled to receive. We have historically not been required to reimburse the HMOs for any hospital cost deficit amount. Most of our contracts with HMOs specifically provide that we will not have to reimburse the HMO for hospital cost deficit amounts.

        HMOs often insist on withholding negotiated amounts from the affiliated physician organizations' professional capitation payments, which the HMOs are permitted to retain, in order to cover the affiliated physician organizations' share of any risk-sharing deficits; and hospitals often demand cash settlements of risk sharing deficits as a "quid pro quo" for joining in these arrangements. Net risk-pool surpluses (deficits) were $(380,498), $(285,154), $(21,610) and $92,688 for the fiscal years ended September 30, 2002, 2003 and 2004, and the three months ended December 31, 2004, respectively.

        In addition to hospital risk-sharing arrangements, many HMOs also provide a risk-sharing arrangement for pharmaceutical costs. Unlike hospital pools where nearly all the HMO contracts mandate participation by our affiliated physician organizations in the risk sharing for hospital costs, a lesser number of the HMO contracts mandate participation in a pharmacy risk-sharing arrangement, and although (unlike hospital pools) our affiliated physician organizations are generally responsible for their 50% allocation of pharmacy cost deficits, the deficit amounts of pharmacy costs have to date not had a material effect on our revenue.

        To date, we have not suffered any losses due to hospital risk arrangements other than offsets (for deficit amounts) against any future surpluses we otherwise would have received. To date our aggregate losses in connection with our pharmacy risk sharing arrangements have been insignificant. Whenever possible, we seek to contractually reduce or eliminate our affiliated physician organizations' liability for risk-sharing deficits and with respect to pharmacy pools, eliminate their participation in such pools. Notwithstanding the foregoing, risk-sharing deficits could have a significant impact on our profitability.

If we do not successfully integrate the operations of acquired physician organizations into our service network, our costs could increase, our business could be disrupted, and we may not be able to realize the anticipated benefits from those acquisitions.

        Our strategy for growth is primarily to acquire additional IPAs that specialize in managed care and to realize economies of scale from those acquisitions. However, even if we are successful in acquiring a new physician organization, we may not be successful in integrating its operations into our operations systems. It may be difficult and time consuming to integrate the acquired organization's management services, including such things as information systems, claims administration, and case management, as well as administrative functions, facilities and other aspects of operations of the acquired organization, while at the same time managing a larger entity with a differing history, business model and culture. Management may be required to develop working relationships with providers with whom they have had no previous business experience. Management also may not be able to obtain economies of scale by utilizing existing specialists for enrollees in our same service networks. Integration of acquired entities is vital for us to be able to operate effectively and to control medical and administrative costs. If we are not successful in integrating acquired operations on a timely basis, or at all, our business could be disrupted and we may not be able to realize the anticipated benefits of our acquisitions, including cost savings. There may be substantial unanticipated costs associated with acquisition and integration activities, any of which could result in significant one-time charges to earnings or otherwise adversely affect our operating results.

When we acquire operations that have historically operated at a loss, we may not be able to reverse those losses and operate those businesses at a profit, which could reduce our earnings.

        From time to time, Prospect Medical Group may acquire the assets of a physician organization that has historically operated at a loss, such as the acquisition of the assets of Health Source Medical Group. We have instituted measures intended to reduce any operating losses and to operate acquired businesses profitably, such as we have done with the acquisition of the assets of Health Source Medical Group. We attempt to reduce operating losses of such acquired businesses by negotiating better capitation payments from the HMOs, negotiating better pricing with the specialist physicians by trading patient volume in exchange for a sub-capitation payment or discounted pricing, and consolidating administrative and back-office functions. Although we were successful in the turn-around of Health Source by employing these strategies, no assurance can be given that we can repeat our performance in the event we acquire another physician organization that has historically operated at a loss. In the event we are not able to reverse those trends and operate the assets profitably, our net earnings could be reduced.

If we are unable to identify suitable acquisition candidates or to negotiate or complete acquisitions on favorable terms, our prospects for growth could be limited.

        Although we and Prospect Medical Group are regularly in discussions with potential acquisition candidates, it may be difficult to identify suitable acquisition candidates and to negotiate satisfactory terms with them. If we are unable to identify suitable acquisition candidates or to compete successfully at favorable prices for available acquisition candidates, our ability to grow could be limited.

Any acquisitions we complete in the future could potentially dilute the equity interests of our current stockholders or could increase our indebtedness and cost of debt service, thereby reducing our net income and profitability.

        If we issue common stock or other equity securities as consideration for future acquisitions, the issuance of equity could have a dilutive effect on the earnings and market price of our common stock. If we borrow to finance future acquisitions, our indebtedness and cost of debt service could increase, which would reduce our net income and profitability.

We operate in a competitive market; increased competition could adversely affect our revenues.

        The managed care industry is highly competitive and is subject to continuing changes in the ways in which services are provided and providers are selected and paid. We are subject to significant competition both with respect to physicians affiliating with our affiliated physician organizations, and in seeking contracts to manage other IPAs.

        Some of our competitors have substantially greater financial, technical, managerial, marketing and other resources and experience than we do and, as a result, may compete more effectively than we can. Companies in other health care industry segments, some of which have financial and other resources greater than we do, may become competitors in providing similar services. We may not be able to continue to compete effectively in this industry. Additional competitors may enter our markets and this increased competition may have an adverse effect on our business, financial condition, and results of operations.

Failure to comply with federal and state regulations could result in substantial penalties and changes in business operations.

        We and our affiliated physician organizations are subject to numerous federal and state statutes and regulations that are applicable to health care organizations and businesses generally, including the corporate practice of medicine prohibition, federal and state anti-kickback laws and federal and state laws regarding the use and disclosure of patient health information. If our business operations are found to be in violation of any of the laws and regulations to which we are subject, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines, and increased legal expenses, we may be required to make costly changes to our business operations, and we may be excluded from government reimbursement programs. The laws and regulations that we and our affiliated physician organizations are subject to are complex and subject to varying interpretations. Any action against us or our affiliated physician organizations for violation of these laws or regulations, even if we successfully defended against it, could cause us to incur significant legal expenses and divert management's attention from the operation of our business. All of these consequences could have the effect of reducing our revenues, increasing our costs, decreasing our net income, profitability and curtailing our growth.

        For a more detailed discussion of the various federal and state regulations to which we are subject, see "Business—Regulation."

Future reforms in health care legislation and regulation could reduce our revenues and profitability.

        Although we cannot predict what future reforms may be proposed or adopted with respect to health care legislation and regulation, proposals that have been considered include changes in Medicare, Medicaid and other programs, a prescription drug benefit for Medicare, cost controls on hospitals and mandatory health insurance coverage for employees. The costs of implementing some of these proposals could be financed, in part, by reduction of payments to health care providers under Medicare, Medicaid, and other government programs. Future legislation, regulations, interpretations, or other changes to the health care system could reduce our revenues and profitability.

        The California Department of Managed Health Care ("DMHC") has proposed financial solvency regulations mandated by California Senate Bill 260. The proposed regulations are intended to provide a formal mechanism for monitoring the financial solvency of capitated physician groups. Management believes that if the proposed regulations were currently in effect, our affiliated physician organizations that would be subject to these regulations would be in compliance with them. However, if adopted, the proposed regulations could limit the Company's ability to use its cash resources to make future acquisitions.

        Under the proposed regulations, our affiliated physician organizations' health plan contracts would be amended to require the physician organizations to comply with specific criteria, including the following:

  •
  Maintain, at all times, a minimum "cash-to-claims ratio" (where "cash-to-claims ratio" means the organization's cash, marketable securities and certain qualified receivables, divided by the organization's total unpaid claims liability. The currently proposed regulations require a cash-to-claims ratio of 0.60 beginning January 1, 2006; 0.65 beginning July 1, 2006; and 0.75 beginning January 1, 2007.

  •
  Submit periodic reports to the DMHC containing various data and attestations regarding performance and financial solvency, including IBNR (incurred but not reported) calculation and documentation and whether or not the organization was in compliance with Knox-Keene Act requirements related to claims payment timeliness, had maintained positive tangible net equity, and had maintained positive working capital.

        In a case where an organization is not in compliance with any of the above criteria, the organization would be required to describe in the report submitted to the DMHC the reasons for non-compliance and actions to be taken to bring the organization into compliance.

        Further, under the proposed regulations, the DMHC would make public some of the information contained in the reports, including, but not limited to, whether or not a particular physician organization met each of the criteria.

        In the event the proposed financial solvency regulations are adopted, and we are not able to meet certain of their requirements, then fail to meet subsequent corrective action plans, we could be subject to sanction, or limitations on, or removal of, our ability to do business in California.

Whenever we seek to acquire an IPA, an HMO that has a contract with that IPA could potentially refuse to consent to the transfer of its contract, and this could deter us from completing the acquisition or could deprive us of the enrollees and revenues associated with that HMO contract if we chose to complete the acquisition without the HMO's consent.

        IPA contracts with HMOs typically include provisions requiring the physician group to obtain the HMO's consent to the transfer of their contract with the IPA before effecting any change in control of the IPA. As a result, whenever we seek to acquire an IPA, the acquisition may be conditioned upon the IPA's ability to obtain such consent from the HMOs with which it has contracted. Therefore, an acquisition could be delayed while an HMO seeks to determine whether it will consent to the transfer of the IPA. While in our experience the HMOs limit their review to satisfying their regulatory responsibility to ensure that, following the acquisition, the IPA post-acquisition will meet certain financial and operational thresholds, the language in many of the HMO agreements give the HMO the ability to decline to give their consent if they simply do not want to do business with the acquiring entity. If an HMO is unwilling for any reason to give its consent, this could deter us from completing the acquisition, or, if we complete an acquisition without obtaining an HMO's consent, we could lose the benefit of the enrollees and revenues associated with that HMO's contract.

Our profitability could be adversely affected by any changes that would reduce payments to HMOs under government-sponsored health care programs.

        Although our affiliated physician organizations do not directly contract with the Centers for Medicare & Medicaid Services (a federal agency within the U.S. Department of Health and Human Services), during the fiscal year ended September 30, 2003 our affiliated physician organizations received $18,410,213 in revenues, or approximately 29% of capitation revenues, derived from payments made to the affiliated physician organizations from HMOs that contract with Medicare, Medicaid and other government-sponsored health care programs. Consequently, any change in the regulations, policies, practices, interpretations or statutes adversely affecting payments made to HMOs under these government-sponsored health care programs could reduce our profitability. A continuing decline in enrollees in Medicare Advantage could also have a material adverse effect on our profitability.

        For the year ended September 30, 2004, our affiliated physician organizations (including recently-acquired Prospect Professional Care Medical Group, Prospect NWOC Medical Group, StarCare Medical Group and APAC Medical Group) received $43,490,025 in revenues from HMOs that contract with Medicare, Medicaid and other government-sponsored health care programs, which represents approximately 35% of capitation revenues.

        For the three months ended December 31, 2004, our affiliated physician organizations recorded $11,080,965 in revenues from HMOs that contract with Medicare, Medicaid and other government-sponsored health care programs, which represents approximately 34% of capitation revenues.

Our revenues and profits could be diminished if we lose the services of key physicians in our affiliated physician organizations.

        Substantially all of our revenues are derived from management agreements with our affiliated physician organizations. Key physicians in an affiliated physician organization could retire, become disabled, terminate their employment agreements or provider contracts, or otherwise become unable or unwilling to continue generating revenues at the current level or practicing medicine within the physician organization. Enrollees who have been served by such physicians could choose to enroll in unaffiliated physician organizations, reducing our revenues and profits. Moreover, we may not be able to attract other physicians into our affiliated physician organizations to replace the services of such physicians.

Because our business is currently limited to the Southern California area, any reduction in our revenues and profitability from a local economic downturn would not be offset by operations in other geographic areas.

        To date, we have developed our business within only one geographic area to take advantage of economies of scale and the mature managed care market of Southern California. Due to this concentration of business in a small geographic area, we are exposed to potential losses resulting from the risk of an economic downturn in Southern California. If economic conditions deteriorate in

Southern California, our enrollment and our revenues may decline, which could significantly reduce our profitability.

We are required to upgrade and modify our management information systems to accommodate growth in our business and changes in technology and to satisfy new government regulations. As we seek to implement these changes, we may experience complications, delays and increasing costs, which could disrupt our business and reduce our profitability.

        We have developed sophisticated management information systems that process and monitor patient case management and utilization of physician, hospital and ancillary services, claims receipt and claims payments, patient eligibility and other operational data required by management. These systems may require modifications, improvements or replacements as we expand and as new technologies become available. We may also be required to modify our management information systems in order to comply with new government regulations. For example, regulations adopted under the federal Health Insurance Portability and Accountability Act of 1996 beginning in August 2000 have required us to begin complying with new electronic health care transactions and conduct standards, new uniform standards for data reporting, formatting and coding, and new standards for ensuring the privacy of individually identifiable health information. This required us to make significant changes to our management information systems, at substantial cost. Similar modifications, improvements and replacements may be required in the future at additional substantial cost and could disrupt our operations during periods of implementation. Moreover, implementation of such systems is subject to the availability of information technology and skilled personnel to assist us in creating and implementing the systems. The complications, delays and cost of implementing these changes could disrupt our business and reduce our profitability. During the years ended September 30, 2002, 2003 and 2004, and the three months ended December 31, 2004, we estimate that the costs incurred by us to upgrade and modify our management information system exclusive of any employee expense have totaled approximately $65,000, $230,000, $540,000 and $50,000. These amounts do not include any of the costs associated with running our company's information systems department, which currently approximate $2 million annually.

If we were to lose the services of Dr. Terner or other key members of management, we might not be able to replace them in a timely manner with qualified personnel, which could disrupt our business and reduce our profitability and revenue growth.

        The success of our business depends, in part, on the continued contributions of key members of our management, including our Chairman and Chief Executive Officer, Jacob Y. Terner, M.D., our President and Chief Operating Officer, Catherine Dickson and our Chief Financial Officer, Mike Heather. If for any reason we were to lose the services of any key member of management, we would need to find and recruit a qualified replacement quickly to avoid disrupting our business and reducing our profitability and revenue growth. We compete with other companies for executive talent, and it may not be possible for us to recruit a qualified candidate on a timely basis, or at all. Currently, we do not maintain any life insurance on our key management personnel, and the only members of our management team that have employment agreements at this time are Dr. Terner and Mr. Heather. Although we have not entered into an employment agreement with Ms. Dickson, our Board of Directors has approved the payment to her of six months' salary as a severance package in the event we terminate her employment.

        On June 30, 1997, Dr. Terner consented, without admitting or denying any of the allegations in a complaint relating to an insider trading investigation by the SEC, except as specifically set forth therein, to the entry of a final judgment of permanent injunction and other relief. The SEC's investigation involved the trading of Century MediCorp stock in June and July 1992 by persons other than Dr. Terner prior to the public announcement of Century MediCorp's merger with Foundation Health, a

California Health Plan. The judgment permanently restrained and enjoined Dr. Terner from employing any fraudulent device, scheme or artifice, making material misstatements or omitting material statements of fact or engaging in fraudulent or deceitful acts, practices or courses of business in violation of Section 10(b) of the 1934 Act and Rule 10b-5 thereunder. No allegations were made that Dr. Terner had personally engaged in the trading of Century MediCorp stock, or that Dr. Terner personally profited from any such alleged trading. Dr. Terner was further ordered to pay a civil penalty in the amount of $225,750 under the Insider Trading and Securities Fraud Enforcement Act of 1988.

We and our affiliated physician organizations may become subject to claims of medical malpractice or HMO bad-faith liability claims for which our insurance coverage may not be adequate. Such claims could materially increase our costs and reduce our profitability.

        Each of our affiliated physician organizations is involved in the delivery of health care services to the public and, therefore, is exposed to the risk of professional liability claims. The HMOs require our affiliated physician organizations to indemnify the HMOs for losses resulting from the negligence of physicians who were employed by or contracted with the physician organization. Claims of this nature, if successful, could result in substantial damage awards to the claimants, which may exceed the limits of any applicable insurance coverage. Insurance against losses related to claims of this type can be expensive. Moreover, in recent years, physicians, hospitals and other participants in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice, HMO bad-faith liability and related types of claims based on the withholding of approval for or reimbursement of necessary medical services. Many of these lawsuits involve large claims and substantial defense costs. Although we do not engage in the practice of medicine or the provision of medical services, we may also become subject to legal claims alleging that we have committed medical malpractice or we may become a defendant in an HMO bad-faith liability claim.

        Our employed physicians at Sierra Medical Group and Pegasus Medical Group are currently insured under policies that cover malpractice on a "claims made" basis, which includes vicarious coverage for each entity. We also carry a policy of managed care errors and omissions insurance, in amounts management deems appropriate, based upon historical claims and the nature and risk of our business. In addition, each of the independent physicians that contract with our affiliated physician organizations is required to maintain professional liability insurance coverage of the physician and of each employee, servant and agent of the physician. Nevertheless, there are exclusions and exceptions to coverage under each insurance policy that may make coverage for any claim unavailable, future claims could exceed the limits of available insurance coverage, existing insurers could become insolvent and fail to meet their obligations to provide coverage for such claims, and such coverage may not always be available or available with sufficient limits and at reasonable cost to adequately and economically insure us and our affiliated physician organizations' operations in the future. A malpractice or an errors and omissions judgment against us or any of our affiliated physician organizations could materially increase our costs and reduce our profitability.

Fluctuations in our quarterly operating results may make it difficult to predict our future results of operations, which could decrease the market value of our common stock.

        Our results of operations for any quarter are not necessarily indicative of results of operations for any future period or full year. Our quarterly results of operations may fluctuate for a number of reasons. Our annual and interim financial statements contain accruals that are calculated quarterly for estimates of incentive payments to be made by the HMOs to our affiliated physician organizations based upon hospital utilization to budgeted costs. Quarterly results have in the past and may in the future be affected by adjustments to such estimates for actual costs incurred. We are subject to quarterly variations in our medical expenses due to fluctuations in patient utilization, legislative and regulatory developments, general economic conditions, and the capitated nature of our revenues.

Historically, the affiliated physician organizations and HMOs generally reconcile differences between actual and estimated amounts relating to HMO incentive payment arrangements by the third quarter of each calendar year. In the event that the affiliated physician organizations and HMOs are unable to reconcile such differences, extensive negotiation, arbitration or litigation relating to the final settlement of these amounts may occur. Any delay in the settlement of these amounts may result in our being unable to record anticipated income. As our network expands to include additional IPAs, the timing of these reconciliations may vary; this variation in timing may cause our results not to be directly comparable to corresponding quarters in other years. Our financial statements also include estimates of costs for covered medical benefits incurred by enrollees, which costs have not yet been reported by the providers (incurred but not reported claims). While these estimates are based on information available to us at the time of calculation, actual costs may differ from our estimates of such amounts. If the actual costs differ significantly from the amounts we have estimated, adjustments will be required and quarterly results may be affected. Quarterly results may also be affected by movements of HMO members from one HMO to another, particularly during periods of open enrollment for HMOs, which occur primarily in September and October and in January of each year. Additionally, the completion of acquisitions causes fluctuations in our quarterly results, as results of the acquired entities are consolidated with our results for periods following the acquisitions. These factors can make our quarterly results not be directly comparable to the results in corresponding quarters of other years, making it difficult to predict our future results of operations. As a result, our results of operations may fluctuate significantly from period to period, which could decrease the value of our common stock.

The NASD has conducted an informal inquiry regarding trading in our common stock.

        On February 3, 2004, we received a notice of inquiry from the National Association of Securities Dealers, Inc., concerning trading in our common stock that took place around the time that we announced the first closing of a private placement of our Series A Convertible Preferred Stock ("Preferred Stock"). We responded to an NASD request for documents on February 12, 2004 and have received no further contacts from the NASD since that date. However, it is possible that the NASD could continue its inquiry or open a formal investigation and that the NASD or other government agencies could initiate enforcement proceedings if the NASD concluded that improprieties occurred in connection with the trading.

If we are not able to develop or sustain an active trading market for our common stock, it may be difficult for stockholders to dispose of their common stock.

        Our common stock was the subject of limited and sporadic trading on the OTC Bulletin Board from 1996 to 1999. No liquid trading market has existed for our common stock since 1999. Listing of our common stock for trading on the American Stock Exchange was recently approved on May 9, 2005 and trading on the exchange began on May 11, 2005. It is uncertain whether we will be able to continue to meet the requirements for listing on the American Stock Exchange or an alternative exchange or market or that an active trading market for our common stock will develop. If we do not maintain our American Stock Exchange listing or a listing on another exchange or market and an active market in our common stock does not develop, it may be more difficult for stockholders to dispose of their common stock and could diminish significantly the market value of our common stock.

Even if an active market develops for our common stock, the market price of our stock is likely to be volatile.

        Historically, the market prices for shares of health care companies and smaller capitalization companies generally have tended to be volatile. It is likely that the market price for our common shares will also be volatile. The price for our common stock may be influenced by many factors, including announcements of legislation or regulation affecting the health care industry in general and reimbursement for health care services in particular, the depth and liquidity of the market for our common stock, investor perception and fluctuations in our operating results and market conditions.

If our common stock becomes subject to the SEC's penny stock rules, our stockholders may find it difficult to sell their stock.

        If we do not maintain the American Stock Exchange listing for our common stock or a listing of our common stock on another national securities exchange or on NASDAQ, and if the trading price of our common stock is less than $5.00 per share, our common stock will become subject to the SEC's penny stock rules. Before a broker-dealer can sell a penny stock, the penny stock rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The firm must furnish the customer a document describing the risks of investing in penny stocks. The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade. Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer's account. These disclosure requirements tend to make it more difficult for a broker-dealer to make a market in penny stocks, and could, therefore, reduce the level of trading activity in a stock that is subject to the penny stock rules. Consequently, if our common stock becomes subject to the penny stock rules, our stockholders may find it difficult to sell their shares.

The availability of a substantial number of shares of our common stock for future sale could cause the market price of our common stock to decrease, even if our business is doing well, thus making it more difficult for a market in our stock to develop, and could also make it more difficult for us to raise additional equity capital from investors.

        As of May 9, 2005, we have 4,677,882 shares of common stock outstanding, of which 1,417,084 shares may be traded without restriction or further registration under the Securities Act. The remaining 3,260,798 shares are eligible for resale in the public market as shown below:

Number of Shares	Nature of Shares	When Eligible for Sale
869,975	Restricted shares held for more than two years	Immediately, without restriction, when sold in compliance with Rule 144(k) under the Securities Act.
336,206	Restricted shares held for more than one year	Immediately, but subject to volume, manner of sale, notice and current public information requirements of Rule 144 under the Securities Act ("Rule 144").
None	Restricted shares held for less than one year	After expiration of a one-year holding period, but subject to volume, manner of sale, notice and current public information requirements of Rule 144.
2,054,617	Control shares held by affiliates for more than one year	Immediately, but subject to volume, manner of sale, notice and current public information requirements of Rule 144.
None	Control shares held by affiliates for less than one year	After expiration of a one-year holding period, but subject to volume, manner of sale, notice and current public information requirements of Rule 144.

        Additionally, we currently have 3,001,050 common shares reserved for issuance upon exercise of outstanding options, 1,162,946 common shares reserved for issuance upon exercise of outstanding warrants, and 2,396,520 additional common shares reserved for issuance upon conversion of Preferred Stock (including 453,047 shares of Preferred Stock that are purchasable upon exercise of outstanding warrants). When issued, all of these shares will be restricted shares and will become eligible for resale after expiration of their respective one-year holding periods, but will initially be subject to volume, manner of sale, notice and current public information requirements of Rule 144. With respect to the common shares underlying the Preferred Stock, the one-year holding period includes the prior holding period of the Series A Preferred.

        We have entered into a Registration Rights Agreement with the holders of our Preferred Stock under which we agreed to register for resale under the Securities Act the 2,718,283 shares of common stock issued or issuable upon conversion of the Preferred Stock. Such shares may be sold without further restriction after we file a Securities Act registration statement with the Securities and Exchange Commission and the SEC makes the registration statement effective. See "Description of Registrant's Securities to Be Registered—Stockholders' Agreement and Registration Rights—Registration Rights Agreement." This prospectus is part of a registration statement that we have filed with the SEC to satisfy our obligations under the Registration Rights Agreement. Rule 144's volume limitation, manner of sale and notice provisions will not apply to sales made under the registration statement.

        The existence of a large number of shares eligible for future sale could cause downward pressure on the market price for our common stock, reducing the market price and making it more difficult for a trading market in our stock to develop. This could also make it more difficult for us to raise additional equity capital from investors if they are concerned that existing stockholders might sell their shares and drive the market price lower.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to us. All statements regarding future events, our future financial performance and results of operations, our business strategy and our financing plans are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "can," "might," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "forecast," "scheduled," "propose" or "continue," the negative of such terms, or other comparable terminology.

        These statements are only predictions. Our actual results may differ materially from those anticipated in these forward-looking statements. In evaluating these forward-looking statements, you should specifically consider potential risks and uncertainties, including those risks discussed under "Risk Factors" beginning on page 5.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume any responsibility for the accuracy and completeness of such statements in the future. Subject to applicable law, we do not plan to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

PROCEEDS FROM THE OFFERING

        We will not receive any proceeds from the sale of the shares by the selling shareholders. However, a portion of the common stock to be sold in this offering underlies outstanding warrants. We cannot be certain whether, or to what extent, the warrants will be exercised or the amount of the proceeds we will receive from their exercise; however, the maximum warrant exercise proceeds we could receive if warrants are exercised is $2,491,758. We will apply any such proceeds toward general working capital purposes. All proceeds from the sale of the shares in this offering will be for the account of the selling stockholders.

MARKET FOR OUR COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

        Our common stock recently began trading on the American Stock Exchange under the symbol "PZZ" on May 11, 2005. The closing sales price of our common stock as reported by the American Stock Exchange on May 12, 2005 was $6.45.

        Prior to our listing on the American Stock Exchange, there was a limited market for our common stock. From 1996 to 1999, our common stock was the subject of very limited and sporadic trading on the OTC Bulletin Board. During the year 2000 through the end of 2003, there was virtually no trading in our common stock. The Pink Sheets reported that limited trading of our common stock resumed in January 2004 and continued on a limited basis until our stock became listed on the American Stock Exchange.

        On February 3, 2004, we received a notice of inquiry from the National Association of Securities Dealers, Inc., concerning the recent trading in our common stock. We responded to an NASD request for documents on February 12, 2004 and have received no further contacts from the NASD since that date.

Number of Stockholders

        As of May 9, 2005, we had approximately 234 record owners and 456 beneficial owners of our common stock and 127 record owners of our Preferred Stock, which will convert to common stock automatically upon effectiveness of the registration statement of which this prospectus is a part.

Dividends

        We have not paid any cash dividends in the past and do not plan to do so in the near future. Under our credit facility, we are prohibited from declaring or paying any dividends or distributions of earnings to our stockholders.

Equity Compensation Plan Information

        The following table provides information as of the most recently completed fiscal year ended September 30, 2004 with respect to compensation plans and individual compensation arrangements under which equity securities of Prospect are authorized for issuance:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,190,500	$3.38	849,500
Equity compensation plans not approved by security holders	2,071,811	$3.86	0
Total	3,262,311	$3.69	849,500

        Included in equity compensation plans approved by securities holders is our 1998 Stock Option Plan. Included in equity compensation plans not approved by security holders are employee stock options and warrants issued outside of our 1998 Stock Option Plan, a description of which is provided in Note 5 to our consolidated financial statements and is incorporated herein by this reference.

SELECTED FINANCIAL DATA

        Set forth below is our selected consolidated financial data for the five fiscal years ended September 30, 2004, derived from our audited consolidated financial statements and for the three months ended December 31, 2003 and 2004, derived from our unaudited consolidated financial statements. The audited consolidated financial statements as of September 30, 2003 and 2004, and for the three fiscal years in the period ended September 30, 2004, as well as the unaudited consolidated financial statements as of and for the three months ended December 31, 2003 and 2004, are included in this registration statement. The condensed consolidated results for the three months ended December 31, 2004 are not necessarily indicative of the results for a full year. You should read the selected consolidated financial data in conjunction with our consolidated financial statements and related notes included in this registration statement and with "Management's Discussion and Analysis of Financial Condition and Results of Operations." Amounts are in thousands except for per share and enrollment data:

	Year Ended September 30					Three Months Ended December 31
	2000	2001	2002	2003(1)	2004(2)	2003	2004
Statement of Operations Data:
Revenues	$56,301	$74,235	$69,170	$66,542	$129,516	$25,857	$33,281
Cost of Revenues	42,773	54,886	49,929	46,740	95,975	18,884	24,801

Gross Margin	13,528	19,349	19,241	19,802	33,541	6,973	8,480
Operating Expenses
General and Administrative	12,913	16,364	17,248	18,200	24,335	5,165	6,573
Depreciation and Amortization	1,530	1,718	580	540	733	116	233

	14,443	18,082	17,828	18,740	25,068	5,281	6,806
Operating income from unconsolidated joint venture	836	801	511	728	207	138	241

Operating Income (Loss)	(79)	2,068	1,924	1,790	8,680	1,830	1,915
Interest Income	222	169	151	59	76	18	78
Interest Expense	(917)	(815)	(322)	(195)	(91)	(34)	(178)

Non-Operating Income (Expense)	(695)	(646)	(171)	(136)	(15)	(16)	(100)

Income (Loss) Before Income Taxes and Minority Interest	(774)	1,422	1,753	1,654	8,665	1,814	1,815
Income Tax Provision	(88)	(997)	(483)	(683)	(3,525)	(687)	(728)
Minority Interest	(9)	(12)	(9)	(16)	(13)	(5)	—

Net Income (Loss)	$(871)	$413	$1,261	$955	$5,127	$1,122	$1,087

Basic Earnings Per Share	$(0.18)	$0.08	$0.26	$0.23	$1.19	$0.26	$0.25
Diluted Earnings Per Share	$(0.18)	$0.08	$0.26	$0.22	$0.68	$0.21	$0.13

	As of September 30					As of December 31 2004
	2000	2001	2002	2003(1)	2004(2)
Balance Sheet Data:
Assets:
Cash and Cash Equivalents	$714	$6,451	$4,566	$6,777	$20,843	$17,561
Other Current Assets	3,222	3,708	2,931	1,891	3,705	5,416
Fixed Assets	1,567	1,170	1,114	1,022	1,606	1,498
Other Assets (Primarily Goodwill)	18,339	17,368	17,300	24,899	34,134	33,982

Total Assets	$23,842	$28,697	$25,911	$34,589	$60,288	$58,457

Liabilities and Shareholders' Equity:
Current Liabilities	$10,963	$18,845	$17,075	$25,364	$27,689	$25,466
Long-Term Liabilities	8,620	5,176	2,861	2,003	9,648	9,096
Minority Interest	72	76	74	80	64	64
Total Shareholders' Equity	4,187	4,600	5,901	7,142	22,887	23,831

Total Liabilities and Shareholders' Equity	$23,842	$28,697	$25,911	$34,589	$60,288	$58,457

HMO Enrollment:(3)
Commercial	83,000	105,000	102,000	136,200	168,500	162,500
Medicare	7,800	9,800	7,000	11,200	15,500	14,500
Medi-Cal	6,700	6,300	8,500	13,700	14,400	14,300

Total Enrollment	97,500	121,100	117,500	161,100	198,400	191,300

(1)
The balance sheet and operating results of Prospect Professional Care Medical Group have been included in the consolidated balance sheet as of September 30, 2003, the date of acquisition, and in the consolidated financial statements as of and for periods after September 30, 2003.

(2)
The balance sheet and operating results of Prospect NWOC Medical Group, Inc., StarCare Medical Group, Inc., APAC Medical Group, Inc. and Pinnacle Health Resources have been included in the consolidated financial statements for periods after their February 1, 2004 date of acquisition.

(3)
Enrollment as of September 30, 2003 includes approximately 45,000 enrollees acquired through the purchase of Prospect Professional Care Medical Group that occurred on that date.

(4)
The Medi-Cal enrollment statistics above include both enrollees that we manage for our own economic benefit, and enrollees that, starting in 1999, we manage for the economic benefit of our partner in the AMVI/Prospect Health Network joint venture. The number of enrollees included in the above table for which we provide management services to our joint venture partner, but in which we have no beneficial ownership interest, was 4,300, 4,200, 4,000, 5,600, 7,100, 7,100 and 7,100 as of September 30, 1999, 2000, 2001, 2002, 2003, 2004 and December 31, 2004, respectively.

        Summary unaudited quarterly financial data for fiscal 2002, 2003 and 2004, and for the first three months ended December 31, 2004, are as follows:

Summary Quarterly Financial Data
($000's eliminated except per share amounts)

Quarter Ended	Dec 31 2001	Mar 31 2002	Jun 30 2002	Sept 30 2002	Dec 31 2002	Mar 31 2003	Jun 30 2003	Sept 30 2003	Dec 31 2003 (1)	Mar 31 2004 (1)(2)	June 30 2004 (1)(2)	Sept 30 2004 (1)(2)	Dec 31 2004 (1)(2)
Total revenues	$18,212	$17,269	$16,709	$16,980	$16,559	$16,819	$16,769	$16,395	$25,857	$32,987	$35,657	$35,014	$33,280
Gross margin	4,688	4,882	4,937	4,733	4,627	4,616	5,072	5,487	6,973	9,632	9,203	7,733	8,480
Income before Income taxes	348	468	489	447	256	334	481	582	1,814	2,572	2,565	1,714	1,815
Net income before minority interest	247	332	347	343	151	197	284	339	1,127	1,521	1,588	904	1,087
Net income	$250	$337	$336	$338	$145	$193	$280	$336	$1,122	$1,514	$1,583	$908	$1,087
Net earnings per common share:
Basic/Diluted:	.05/.05	.07/.07	.07/.07	.07/.07	.04/.03	.05/.04	.07/.07	.08/.08	.26/.21	.35/.21	.36/.20	.21/.11	.25/.13

(1)
Amounts include the operating results of Prospect Professional Care Medical Group, Inc. beginning October 1, 2003.

(2)
Amounts include the operating results of Prospect NWOC Medical Group, Inc., StarCare Medical Group, Inc., APAC Medical Group, Inc. and Pinnacle Health Resources for periods after February 1, 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes included in this registration statement. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such a difference include, but are not limited to, those discussed under "Risk Factors" and elsewhere in this registration statement.

Executive Overview

  General Operations

        We are a Southern California health care company that provides management and administrative services to affiliated physician organizations that have entered into agreements with HMOs to provide medical services to approximately 191,000 HMO enrollees (as of December 31, 2004) in Orange and Los Angeles counties.

        In managing the affiliated physician organizations, we remain sensitive to local custom and practice, while centralizing, for the most part, the management functions in our Santa Ana, California operations center.

  Highlights of Performance (Three Months Ended December 31, 2004 as compared to 2003)

  •
  Member months increased 15% compared to the prior year period.

  •
  Revenue increased by approximately 29% compared to the prior year period.

  •
  The medical cost ratio increased from 74% to 75% compared to the prior year period.

  •
  General and administrative expenses increased approximately 27% compared to the prior year period.

  •
  Operating income increased by approximately 5% compared to the prior year period.

  •
  Diluted earnings per share decreased by 38% compared to the prior year period.

  •
  Total cash and cash equivalents decreased by $3,282,000, a decrease of approximately 16% compared to September 30, 2004.

  •
  Total bank term loan debt and capital equipment lease obligations decreased by $509,000, a decrease of approximately 3% compared to September 30, 2004.

  Highlights of Performance (Year Ended September 30, 2004 as compared to 2003)

  •
  The member months increased 71% compared to the prior year.

  •
  Revenue increased by approximately 95% compared to the prior year.

  •
  The medical cost ratio increased from 71% to 75% compared to the prior year.

  •
  General and administrative expenses increased approximately 34% compared to the prior year.

  •
  Operating income increased by approximately 385% compared to the prior year.

  •
  Diluted earnings per share increased by 209% compared to the prior year.

  •
  Total cash and cash equivalents increased by $14,066,663, an increase of approximately 208% compared to the prior year.

  •
  Total bank term loan debt and capital equipment lease obligations increased by $8,741,344, an increase of approximately 139% compared to the prior year.

  Highlights of Performance (Year Ended September 30, 2003 as compared to 2002, not including the results of the acquisition of Prospect Professional Care Medical Group, which occurred at the close of business on the last day of our 2003 fiscal year)

  •
  The member months decreased 5% compared to the prior year.

  •
  Revenue decreased by approximately 4% compared to the prior year.

  •
  The medical cost ratio (which is derived by dividing total medical costs by the sum of capitation and fee-for-service revenue of our affiliated physician organizations) of 71% decreased 2% from the prior year.

  •
  General and administrative expenses increased approximately 6% from the prior year.

  •
  Operating income decreased by approximately 7% compared to the prior year.

  •
  Diluted earnings per share decreased by 15% over the prior year (due to a tax loss carry forward fully used in 2002, and additional stock, options and warrants issued in 2003).

  •
  Total cash and cash equivalents increased $2,210,960, an increase of approximately 48% compared to the prior year.

  •
  Total bank term loan debt and capital equipment loan obligations decreased $1,285,495, or a reduction of approximately 40% compared to the prior year.

        We consider the following economic or industry-wide factors relevant to our business:

  •
  The Medicare Prescription Drug, Improvement, and Modernization Act of 2003, which was signed into law on December 8, 2003 and made significant changes to the Medicare program, particularly by increasing drug reimbursement rates, appears to be creating a renewed energy on the part of the HMOs to recruit senior enrollees. Since senior enrollees have traditionally been profitable, if this trend persists, it would have a positive effect in our gross revenues and operating profit.

  •
  HMOs are making attempts to lower medical insurance costs to businesses by introducing a variety of Preferred Provider Organizations ("PPO") and PPO-like products. These products, which carry lower premiums, but higher out of pocket costs, tend to reduce HMO enrollment and could negatively affect our gross revenue and operating profit.

  •
  If unemployment in Southern California went up, or a major employer went on an extended strike, such as the grocery market strike that occurred in Southern California this year, the HMOs may report lower revenues because employers may stop paying employee premiums for health insurance after some period of time. However, the company believes that while this would impact the HMOs, this would not materially impact the company's overall operations or materially adversely decrease the number of enrollees in the aggregate served by the company.

        Additionally, the central element of our business plan is to grow both revenues and profits by acquisition of IPAs. In California there are approximately 170 IPAs (including IPAs that may also operate a medical clinic) that have managed care membership. Identification and successful pursuit of the appropriate acquisition candidates presents material opportunities, challenges and risks. Management's two primary criteria in pursuing an acquisition are:

  •
  The ability to generate a return in invested capital that exceeds our cost of capital.

  •
  The ability to yield an economic profit (an economic profit being defined as the spread between the return on invested capital and cost of capital, multiplied by the amount of invested capital).

        In the short term, should we fail to identify suitable acquisition candidates and consummate the acquisitions such failure would negatively impact our growth. Over the long term, should we be unable to successfully integrate an acquisition candidate into our business after the consummation of the acquisition, thereby losing a significant part of the value anticipated from the transaction, or should we consummate the acquisition of an acquisition candidate that turns out to be unsuitable possibly as a result of requiring payment up front, (perhaps at a premium) with high exit costs, then either of such events would diminish our earnings and in all probability impair the goodwill on our balance sheet.

  Operating Revenues

        Approximately 97% of our fiscal 2004 revenues were from the capitation payments made each month by HMOs to our affiliated physician organizations on behalf of the HMO enrollees who have chosen or been assigned to one of our affiliated physician organizations to provide for their professional medical care. The predominant method of receiving our capitation payments is by a ready funds wire into the accounts of our affiliated physician organizations, generally between the 10th and 25th day of each month.

        We receive management fees from non-affiliated physician organizations; the fee is a fixed percentage of the revenue of the non-affiliated physician organization, or a fixed per-member-per-month payment.

        Our two group medical practices, Sierra Primary Care Medical Group and Pegasus Medical Group also generate fee-for-service billing which is reimbursed by Medicare, Medicaid (Medi-Cal in California), private indemnity health insurance, and cash payments by uninsured patients.

        For the year ended September 30, 2004, as compared to 2003, we experienced a large growth in revenues due to several acquisitions completed between September 2003 and February 2004.

        For the fiscal year ended September 30, 2003, we experienced a slight decrease in operating revenues, as compared to September 30, 2002. This is discussed further under "Results of Operations" below.

        For the three months ended December 31, 2004 as compared to 2003, we experienced a large growth in revenues due to the acquisitions completed during February 2004.

  Medical Expenses

        Our medical costs include monthly sub-capitation and fee-for-service payments to primary care and specialist physicians, and ancillary service providers, who have executed contracts with our affiliated physician organizations; fee-for-service payments to physicians who provide care for our patients and do not have a contract with our affiliated physician organizations; and salaries, benefits and other compensation paid to physicians that are employees of our affiliated physician organizations (Sierra Primary Care Medical Group and Pegasus Medical Group). Our medical expenses also include an estimate of claims that have been incurred but not reported ("IBNR") to us.

        We have established systems to monitor the availability, appropriateness and effectiveness of the patient care provided through out affiliated physician organizations. We collect utilization data for each of our affiliated physician organizations that we use to analyze over-utilization or under-utilization of services and assist our contracted and employed physicians in providing appropriate care for their patients, and improving patient outcomes in a cost efficient manner.

  Operating Expenses

        Our operating expenses are the general and administrative costs of managing our physician organizations. These costs include salaries, benefits and other compensation for our employees, insurance, rent, operating supplies, legal and accounting, and marketing.

  Cash Flow

        Our primary source of cash is derived from HMO capitation payments to our affiliated physician organizations. Because our capitation payments are paid between the 10th and the 25th day of each month, and a substantial portion of our expenses are paid in arrears, we tend to accumulate cash. Our primary use of cash is to pay medical expenses.

        In order to complete acquisitions and fund our growth, we have, from time to time, borrowed money from commercial banks and other sources, and sold shares in our company.

        Since 1996, when we made our first acquisition, we have borrowed a total of $12.5 million from Comerica Bank, $3.0 million from sellers of acquired businesses and $1.76 million from certain of our shareholders. Through August 2004, substantially all of the Comerica borrowings and all of the seller and shareholder borrowings was repaid, primarily using cash flow generated by operations. In September 2004, the remaining balance of the Comerica debt was repaid using a portion of the proceeds from a new credit facility entered into with GMAC Residential Funding Corporation. See "—Liquidity and Capital Resources—Credit Facilities" below.

        On March 31, 2004, we completed a private offering of our Preferred Stock at $5.50 per share, raising total gross proceeds of $12,458,802 ($10,019,741, net of offering costs incurred through September 30, 2004) from an aggregate of 182 investors, all of whom were accredited. Each share of Preferred Stock sold in the offering is initially convertible into one share of common stock and entitled to one vote per share. Each share of Preferred Stock will automatically convert into common stock when our class of common stock has become listed for trading on a national securities exchange, the NASDAQ National Market or the NASDAQ SmallCap Market and the shares of common stock into which our Preferred Stock is convertible have become registered under the Securities Act. The conversion, voting, liquidation, dividend and preemptive rights associated with the Preferred Stock are more fully described in "Description of Securities." The Preferred Stock carries no redemption rights.

Critical Accounting Policies

        The accounting policies described below are considered critical in preparing our consolidated financial statements. Critical accounting policies require difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. The judgments and uncertainties affecting the application of these policies include significant estimates and assumptions made by us using information available at the time the estimates are made. Actual results could differ materially from those estimates.

  Consolidation of Financial Statements

        As discussed further in Note 1 to our consolidated financial statements, under applicable financial reporting requirements, the financial statements of the affiliated physician organizations with which we have management services agreements are consolidated with our own financial statements. This consolidation is required under EITF Issue No. 97-2, "Application of FASB Statement No. 94 and APB Opinion No. 16 to Physician Practice Management Entities and Certain Other Entities with Contractual Management Arrangements" issued by the Emerging Issues Task Force of the Financial Accounting Standards Board because we are deemed to hold a controlling financial interest in such organizations through a nominee shareholder. We can, through an assignable option agreement, change the nominee shareholder at will on an unlimited basis and for nominal cost. There is no limitation on our designation of a nominee shareholder except that any nominee shareholder must be a licensed physician or otherwise permitted by law to hold shares in a professional medical corporation. We have also concluded that under FIN 46 we are required to consolidate our affiliated physician organizations. The operations of our affiliated physician organizations have a significant impact upon our financial statements. All inter-company accounts and balances have been eliminated in consolidation.

  Revenue Recognition

        Our revenue consists primarily of capitation payments for medical services provided by our affiliated physician organizations under contracts with various HMOs, or under fee-for-service arrangements. Capitation revenue under HMO contracts is prepaid monthly to the affiliated physician organizations based on the number of enrollees assigned to physicians in our affiliated physician organizations.

        Capitation revenue paid by HMOs is recognized in the month in which the affiliated physician organization is obligated to provide services. Capitation revenue may be subsequently adjusted to reflect changes in enrollment as a result of retroactive terminations or additions. Such retroactive terminations or additions have not had a material effect on capitation revenue.

        Fee-for-service revenues are recognized when the services have been performed, net of allowances to reduce billed amounts to estimated contractually entitled amounts. The effect of changes in estimates for contractual allowances has not had a material effect on fee-for-service revenues. All receivables are recorded net of an allowance for bad debts.

        Management fee revenue is earned in the month the services have been delivered.

        Uncollectible amounts are reported as bad debt expense and included in general and administrative expenses.

  Accrued Medical Claims

        Our affiliated physician organizations are responsible for the medical services their contracted or employed physicians provide to an assigned HMO enrollee. The cost of health care services is recognized in the period in which it is provided and includes an estimate of the cost of services which have been incurred but not reported.

        Accrued medical claims, which do not include payments to our sub-capitated physicians, consist of actual claims reported but not paid and estimates of claims incurred but not reported ("IBNR"). We, together with our independent actuaries, estimate IBNR using estimates and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, medical inflation, product mix (HMO commercial, senior and Medi-Cal enrollees), enrollment and other relevant factors. We also regularly evaluate the need to establish premium deficiency reserves for the probability that anticipated future health care costs could exceed future capitation payments from the HMOs. To date, we have determined that no premium deficiency reserves have been necessary.

        These accruals are continually monitored and reviewed, and as claims settlements are made or accruals adjusted, differences are reflected in current operations. Changes in assumptions for medical costs caused by changes in actual experience could cause these estimates to change in the near term. Our reserve models use lag-based incurred claim estimates and trended per member per month estimates.

        The following table presents the components of the change in accrued medical claims for the three years ended September 30, 2004 and the three months ended December 31, 2004:

	Year Ended September 30			Three Months Ended December 31 2004
	2002	2003	2004
IBNR at Beginning of Year	$8,166,054	$6,965,969	$10,557,426	$13,323,622
Health Care Claims Expense Incurred During the Year:
Related to Current Year	23,596,365	22,240,501	44,699,711	12,131,454
Related to Prior Year	117,852	(983,140)	(2,327,044)	(37,045)

Total Incurred	23,714,217	21,257,361	42,372,667	12,094,409

Health Care Claims Paid During the Year
Related to Current Year	(19,013,956)	(18,630,639)	(33,295,082)	(3,083,561)
Related to Prior Year	(5,900,346)	(4,535,265)	(7,268,752)	(8,875,624)

Total Paid	(24,914,302)	(23,165,904)	(40,563,834)	(11,959,185)

IBNR Acquired During the Year, net	0	5,500,000	957,363	0

IBNR at End of Year	$6,965,969	$10,557,426	$13,323,622	$13,458,846

        Acquisition balances represent medical liabilities as of the applicable acquisition date. Our strategy of growth by acquisition increases the complexity and variability already inherent in our claims estimation process. Our business in general, and this area of our business in particular, is subject to uncertainty as to the outcome and estimation of medical claims, which uncertainty is additionally impacted by our acquiring and integrating businesses previously not operated by us. Following an acquisition, we ensure that the IBNR methodology and calculations for the acquired business are consistent with our own methodology and calculations. Our IBNR models consider claims payment data for the current month and the prior 24 months. During the 25-month period following our acquisition, and to the extent that the prior owners' experience and management of medical expenses was different from ours, actual experience under our management and contracting will be reflected in the IBNR calculations. We attempt to be consistently conservative in reserving for known and anticipated medical claims liabilities. This requires additional emphasis for recently acquired businesses, such as Health Source Medical Group, which we purchased out of bankruptcy on January 1, 2001. Because of difficulties associated with that group, having been bought and sold twice in the years preceding its bankruptcy filing, we inherited numerous operational challenges in working with the various medical practices and specialties needed to operate the group and serve its patients. These included numerous contracting disputes, billing disputes and litigation, all of which contributed to increasing our health care costs and healthcare claims levels during 2001 above what had been anticipated, which increases were factored into our IBNR calculations. Then, as we were able to reassure contracting physicians and groups through timely payment of their claims, we were able to negotiate better rates, settle claims and disputes and in some cases sub-capitate certain specialists, which reduced our exposure to non-capitated costs and, together with lowered enrollment, lowered our overall IBNR exposure for this group. This process with Health Source contributed negatively to our claims expense and claims accrual results for 2001 and favorably in 2002 and 2003. However, substantially all of these Health Source matters have now been resolved and our operational capabilities have been fully integrated at the group. As such, there will likely be no additional future positive expense experience related to the group. Although the recently acquired groups have contributed positively to our 2004 claims expense and claims accrual results, there can be no assurance that these groups will experience positive developments under our management over time, and may in fact perform less favorably under our management, over time. As with our estimation process for every period, the original estimates used to determine IBNR, including for Health Source, were based on all available information known at the time and, we believe, were made on a prudent and consistent basis. None of the future claims trends or resolution of related maters was known or could have been anticipated at the dates when we made the initial estimates and, as such, we have accounted for the recent net positive developments in IBNR as a change in estimate. We will continue to proactively manage the claims exposure and estimate our claims expense on a consistent basis. Since our acquisition of ProCare, we have been able to positively resolve many claims at aggregate amounts far below what we had originally estimated based on prior payment history. These favorable settlements and claims trends resulted in approximately $1.9 million of reduced claims expense, primarily in the third quarter of fiscal 2004.

        We believe that the amount of our accrued medical claims is adequate to cover our ultimate liability for incurred claims as of September 30, 2004 and December 31, 2004; however, actual claims payments may differ from our estimate. Assuming a hypothetic 1% variance in our estimate of accrued medical claims, our pre-tax profit for the years ended September 30, 2003 and 2004, and the three months ended December 31, 2004, would increase or decrease by approximately $105,574, $133,236 and $134,588, respectively.

  Goodwill and Intangible Assets

        In June 2001, the Financial Accounting Standards Board ("FASB") issued two standards related to business combinations. The first statement, SFAS No. 141, "Business Combinations," requires all business combinations after June 30, 2001 to be accounted for using the purchase method and prohibits the pooling-of-interest method of accounting. SFAS No. 141 also states that acquired intangible assets should be separately recognized upon meeting certain criteria. Such intangible assets include, but are not limited to, trade and service marks, non-compete agreements, customer lists and licenses.

        The second statement, SFAS No. 142, "Goodwill and Other Intangible Assets," requires that upon adoption, amortization of goodwill and indefinite life intangible assets will cease and instead, the carrying value of goodwill and indefinite life intangible assets will be evaluated for impairment at least on an annual basis, or more frequently if certain indicators are encountered. Such indicators include adverse changes in market value and/or stock price, laws and regulations, profitability, cash flows, our ability to maintain enrollment and renew payor contracts at favorable terms. A two-step impairment test is used to identify potential goodwill impairment and to measure the amount of goodwill impairment loss to be recognized (if any). The first step consists of estimating the fair value of the reporting unit based on recognized valuation techniques which include a weighted combination of (i) the guideline company method that utilizes revenue multiples for comparable publicly-traded companies, and (ii) a discounted cash flow model that utilizes future cash flows, the timing of these cash flows, and a discount rate (or weighted average cost of capital which considers the cost of equity and cost of debt financing expected by a typical market participant) representing the time value of money and the inherent risk and uncertainty of the future cash flows. If the estimated fair value of the reporting unit is less than its carrying value, a second step is performed to compute the amount of the impairment by determining the "implied fair value" of the goodwill, which is compared to its corresponding carrying value.

        The affiliated physician organizations, which share similar economic and operational characteristics, comprise a sole reporting unit. The Company's valuations have concluded that the fair value of Prospect Medical Holdings exceeded its carrying value, thus goodwill of Prospect Medical Holdings was not considered impaired during each fiscal year test, since we adopted SFAS No. 142 for our fiscal year ended September 30, 2002.

  Legal and Other Loss Contingencies

        We are subject to contingencies, such as legal proceedings and claims arising out of our business. In accordance with SFAS No. 5, Accounting for Contingencies, we record accruals for such contingencies when it is probable that a liability will be incurred and the amount of loss can be reasonably estimated. A significant amount of management estimation is required in determining when, or if, an accrual should be recorded for a contingent matter and the amount of such accrual, if any.

  Acquisitions

        During the three years ended September 30, 2004, we completed several business combinations. These business combinations are all accounted for using the purchase method of accounting, and accordingly, the operating results of each acquisition have been included in our consolidated financial statements since their effective date of acquisition. The purchase price for each business combination was allocated to the assets, including the identifiable intangible assets, and liabilities based on estimated fair values. The excess of purchase price over the net identifiable assets acquired was allocated to goodwill and other intangible assets. Prior to October 1, 2001, goodwill was amortized over a useful life of 20 years. In accordance with SFAS No. 142, we no longer amortize goodwill. In accordance with SFAS No. 141, the allocation to identifiable intangible assets is being amortized over a useful life of seven to ten years.

        The following table summarizes all business combinations for the four years ended September 30, 2004.

Business Combinations	Effective Date	Purchase Price	Location
Prospect Health Source Medical Group, Inc.	January 1, 2001	$1,000,000	West Los Angeles
Prospect Professional Care Medical Group, Inc.	September 30, 2003	$7,050,000	Orange County and East Los Angeles
Prospect NWOC Medical Group, Inc.	February 1, 2004	$2,000,000	North Orange County
StarCare Medical Group, Inc. APAC Medical Group, Inc. Pinnacle Health Resources	February 1, 2004	$8,500,000	North Orange County

        The assets we acquire in our acquisitions include cash, and HMO and provider contracts. We require that cash or a combination of cash and current assets equal current liabilities, and tangible net worth. The difference between the net worth of each acquisition and our purchase price is allocated to goodwill and identifiable intangible assets.

Enrollment

        The following table presents our enrollment, inclusive of Medi-Cal lives we manage for the AMVI/Prospect Health Network joint venture, as of September 30, 2003 and 2004, and the percentage change in enrollment between these dates:

	2003	2004	% Change
Commercial	136,200	168,500	24%
Medicare	11,200	15,500	38%
Medi-Cal	13,700	14,400	5%

Total	161,100	198,400	23%

        The following table presents our enrollment, inclusive of Medi-Cal lives we manage for the AMVI/Prospect Health Network joint venture, as of September 30, 2002 and 2003, and the percentage change in enrollment between these dates:

	2002	2003	% Change
Commercial	102,000	136,200	34%
Medicare	7,000	11,200	60%
MediCal	8,500	13,700	61%

Total	117,500	161,100	37%

        The following table presents our enrollment, inclusive of Medi-Cal lives we manage for the AMVI/Prospect Health Network joint venture, as of December31, 2003 and 2004, and the percentage change in enrollment between these dates:

	2003	2004	% Change
Commercial	139,900	162,500	16%
Medicare	10,900	14,500	33%
Medi-Cal	13,800	14,300	4%

Total	164,600	191,300	16%

        The increase in enrollment as of September 30, 2004 compared to September 30, 2003 is attributable primarily to the acquisitions of Prospect NWOC Medical Group, StarCare Medical Group and APAC Medical Group. These groups had combined HMO enrollees of approximately 53,200 as of September 30, 2004.

        The increase in enrollment as of September 30, 2003 compared to September 30, 2002 is attributable primarily to the acquisition of Prospect Professional Care Medical Group, which had approximately 45,000 HMO enrollees at acquisition.

        The increase in enrollment as of December 31, 2004 compared to December 31, 2003 is attributable primarily to the acquisitions of Prospect NWOC Medical Group, StarCare Medical Group and APAC Medical Group, discussed above.

Results of Operations

        The following tables are provided to facilitate the discussion of our operations for the three months ended December 31, 2003 and 2004, and for each of the three years in the period ended September 30, 2004.

	Three Months Ended December 31
	2003	2004	Increase (Decrease)%
Revenues:
Capitation Revenue	$25,114,448	$32,518,763	$7,404,315	29%
Fee for Service Revenue	527,720	500,281	(27,439)	(5)%
Management Fees	209,908	212,763	2,855	1%
Other Operating Revenue	5,339	49,029	43,690	818%

Total Revenues	25,857,415	33,280,836	7,423,421	29%

Operating Expenses:
Medical Costs	18,884,342	24,800,612	5,916,270	31%
General and Administrative	5,164,324	6,572,811	1,408,487	27%
Depreciation and Amortization	116,126	233,230	117,104	101%

Total Operating Expenses	24,164,792	31,606,653	7,441,861	31%

Operating Income from Unconsolidated Joint Venture	137,811	241,078	103,267	75%

Operating Income	1,830,434	1,915,261	84,827	5%
Interest Income (Expense), Net	(16,113)	(100,021)	83,908	521%

Income Before Taxes	1,814,321	1,815,240	919	0%
Income Tax Provision	686,948	728,159	41,211	6%
Minority Interest	5,305	384	(4,921)	(93)%

Net Income	$1,122,068	$1,086,697	$(35,371)	(3)%

Diluted Earnings Per Share	$0.21	$0.13	$(0.08)	(38)%
Medical Cost Ratio	74%	75%

	Year Ended September 30
	2003	2004	Increase (Decrease)%
Revenues:
Capitation Revenue	$63,512,597	$125,860,567	$62,347,970	98%
Fee for Service Revenue	2,084,132	2,546,444	462,311	22%
Management Fees	793,667	841,152	47,486	6%
Other Operating Revenue	151,306	268,274	116,968	77%

Total Revenues	66,541,702	129,516,437	62,974,735	95%

Operating Expenses:
Medical Costs	46,739,820	95,975,041	49,235,221	105%
General and Administrative	18,200,250	24,335,510	6,135,260	34%
Depreciation and Amortization	539,846	732,806	192,960	36%

Total Operating Expenses	65,479,916	121,043,357	55,563,441	85%

Operating Income from Unconsolidated Joint Venture	728,549	206,634	(521,914)	(72)%

Operating Income	1,790,335	8,679,714	6,889,379	385%
Interest Income (Expense), Net	(136,280)	(15,086)	(121,194)	(89)%

Income Before Taxes	1,654,055	8,664,628	7,010,573	424%
Income Tax Provision	683,056	3,524,704	2,841,648	416%
Minority Interest	16,357	12,681	(3,676)	(22)%

Net Income	$954,642	$5,127,243	$4,172,601	437%

Diluted Earnings Per Share	$0.22	$0.68	$0.46	205%
Medical Cost Ratio	71%	75%

	Year Ended September 30
	2002	2003	Increase (Decrease)%
Revenues:
Capitation Revenue	$66,392,980	$63,512,597	$(2,880,383)	-4%
Fee for Service Revenue	1,819,164	2,084,132	264,968	15%
Management Fees	599,259	793,667	194,408	32%
Other	357,963	151,306	(206,657)	-58%

Total Revenues	69,169,366	66,541,702	(2,627,664)	-4%
Operating Expenses:
Medical Costs	49,929,187	46,739,820	(3,189,367)	-6%
General and Administrative	17,248,172	18,200,250	952,078	6%
Depreciation and Amortization	579,495	539,846	(39,649)	-7%

Total Operating Expenses	67,756,854	65,479,916	(2,276,938)	-3%
Operating income from unconsolidated joint venture	510,882	728,549	217,667	43%

Operating Income	1,923,394	1,790,335	(133,058)	-7%
Interest Income (Expense), Net	(170,680)	(136,280)	(34,400)	-20%

Income Before Taxes	1,752,714	1,654,055	(98,659)	-6%
Income Tax Provision	483,284	683,056	199,772	41%
Minority Interest	8,717	16,357	7,641	88%

Net Income	$1,260,713	$954,642	$(306,070)	-24%

Diluted Earnings Per Share	$0.26	$0.22	$(0.04)	-15%
Medical Cost Ratio	73%	71%

Three Months Ended December 31, 2004 Compared with Three Months Ended December 31, 2003

        Our total revenues for the three months ended December 31, 2004 increased to $33,280,836 compared to $25,857,415 for the same period in 2003, or an increase in total revenues of 29%, primarily as a result of the February 2004 acquisitions of Prospect NWOC Medical Group, StarCare Medical Group and APAC Medical Group, discussed above. This increase in revenue from acquisitions was partially offset by a decline in revenue associated with decreased enrollment during this and prior periods. During the three months ended December 31, 2004 the number of enrollees decreased by approximately 7,100, resulting in an estimated revenue decreases of $800,000 during the quarter.

        Due to the acquisition of three physician organizations in February 2004, our net patient service revenues (capitation and fee-for-service) increased to $33,019,044 from $25,642,168 for the 2004 period compared to 2003, or an increase of approximately 29%. During the three months ended December 31, 2004, net patient service revenues attributable to the three acquired physician organizations totaled $10,128,040.

        Management fees and other revenues accounted for approximately 1% of our total revenues for both the 2004 and 2003 periods. Our management fees and other revenues were $212,763 during the 2004 period, compared to $209,908 for the 2003 period, or an increase of approximately 1%.

        The cost of medical services for the 2004 period increased to $24,800,612 compared to $18,884,342 for 2003, or an increase of 31%. The increase in medical costs is the result of the acquisitions of three physician organizations discussed above. Our medical cost ratio for the 2004 period was 75% and the medical cost ratio for the 2003 period was 74%. The primary reason for the increase in the medical cost ratio is that our non-capitated medical costs increased in relation to revenues, and increased the medical cost ratio by approximately 3% compared to the prior period. This increase was partially offset by physician bonuses and salaries, together with other cost of revenues items, increasing at a slower rate than our revenues, which had the effect of lowering our medical cost ratio by approximately 2%.

        General and administrative expenses for the 2004 period increased to $6,572,811 compared to $5,164,324 for 2003, or an increase of 27%. General and administrative expenses increased due to the acquisition of the three physician organizations discussed above. As a percentage of our total revenues, our general and administrative expense was approximately 20% for both the 2004 and 2003 periods.

        Operating income increased to $1,915,261, or an increase of approximately 5%, for the 2004 period, as compared to $1,830,424 for 2003, primarily as the result of some economies of scale we were able to achieve following the acquisitions.

        Depreciation and amortization expense for the 2004 period was $233,230 compared to $116,126 for 2003, or an increase of 101%, as a result of increased capital expenditures subsequent to the 2003 period and amortization of certain assets acquired in connection with the recent acquisitions.

        Interest expense (net of interest income) for the 2004 period increased to $100,021 compared to $16,113 for 2003, as a result of increased borrowings on our line of credit and term loan facility, partially offset by increased cash balances in investment accounts and money market funds.

        Our income tax expense for the 2004 period increased to $728,159 compared to $686,948 for 2003, or an increase of approximately 6%. Our effective tax rate was 40% in 2004 and 38% in 2003, an increase of 2%. The increase in our income tax expense and effective tax rate were primarily the result of more nondeductible items in 2004.

        Our net income for the 2004 period was $1,086,697, or $0.13 per diluted share, as compared to $1,122,068 or $0.21 per diluted share, for the same period in 2003. The slight decrease in net income for 2004 is the net result of the changes we discussed above. The decrease in diluted earnings per share is the result of the decrease in net income, combined with the increase in diluted shares outstanding in the 2004 period, resulting primarily from the additional convertible preferred shares outstanding following the March 2004 closing of a private placement offering, discussed elsewhere in this filing.

Fiscal Year Ended September 30, 2004 Compared with Fiscal Year Ended September 30, 2003

        Our total revenues for 2004 increased to $129,516,437 compared to $66,541,702 for 2003, or an increase in total revenues of 95%, primarily as a result of acquisitions. This increase in revenue from acquisitions was partially offset by a decline in revenue associated with decreased enrollment during this and prior periods. During the year ended September 30, 2004, the number of enrollees decreased by approximately 20,700, resulting in an estimated revenue decrease of $8,000,000 during the year.

        Due to the acquisition of four physician organizations, our net patient service revenues (capitation and fee-for-service) increased to $128,407,011 from $65,596,729 for 2004 compared to 2003, or an increase of approximately 96%. During the year ended September 30, 2004, revenue attributable to the four acquired physician organizations totaled $66,198,697

        Management fees and other revenues accounted for approximately 1% of our total revenues for both 2004 and 2003. Our management fees and other revenues were $1,109,426, during 2004, compared to $944,973 for 2003, which increase corresponds to a comparable increase in the enrollment levels for the business on which we earn management fees.

        The cost of medical services for 2004 increased to $95,975,041 compared to $46,739,820 for 2003, or an increase of 105%. The increase in medical costs is the result of the acquisitions of four physician organizations. Our medical cost ratio for the 2004 period was 75% and the medical cost ratio for the 2003 period was 71%. Approximately 1% of the net increase in our medical cost ratio resulted from higher capitation expense incurred on our primary care physician providers and 2% of the net increase resulted from higher capitation expense incurred on our specialist providers. Our non-capitated medical costs also increased in relation to revenues and increased the medical cost ratio by 2% compared to the prior period. This was partially offset by a favorable change in estimate in 2004 related to 2003 and prior years, which lowered our medical cost ratio by approximately 2%. Our physician bonuses and salaries increased at a faster rate than our revenues, which had the effect of increasing our medical cost ratio by approximately 1%.

        General and administrative expenses for 2004 increased to $24,335,511 compared to $18,200,250 for 2003, or an increase of 34%. As a percentage of our total revenues, our general and administrative expense was 19% for 2004 compared to 27% for 2003. General and administrative expenses increased due to the acquisition of four physician organizations, but decreased as a percentage of revenues due to the economies of scale realized in consolidating the acquisitions.

        Operating income increased to $8,679,714, or an increase of approximately 385%, for 2004, as compared to $1,790,335 for 2003, primarily as the result of economies of scale we were able to achieve with the acquisition of four physician organizations.

        Depreciation and amortization expense for 2004 was $732,806 compared to $539,846 for 2003, or an increase of 36%, as a result of increased capital expenditures subsequent to the 2003 period and amortization of certain assets acquired in connection with the recent acquisitions.

        Interest expense (net of interest income) for 2004 decreased to $15,086 compared to $136,280 for 2003, as a result of increased cash balances in investment accounts and money market funds, and due to the continued principal reductions of our bank debt during 2004.

        Our income tax expense for 2004 increased to $3,524,704 compared to $683,056 for 2003, or an increase of approximately 416%, as a result of increased profits following the acquisition of four physician organizations. Our effective tax rate was 41% in 2004 and 2003.

        Our net income for 2004 was $5,127,243, or $0.68 per diluted share, as compared to $954,642 or $0.22 per diluted share, for 2003, which increase is the result of the changes discussed above.

Fiscal Year Ended September 30, 2003 Compared with Fiscal Year Ended September 30, 2002

        Our total revenues for 2003 decreased to $66,541,702 compared to $69,169,366 for 2002, or a reduction in total revenues of approximately 4%, due primarily to lower managed care enrollment (excluding the acquisition of Prospect Professional Care Medical Group, which was completed at the close of business on the last day of our 2003 fiscal year end).

        In 2003, our net patient service revenues (capitation and fee-for-service) decreased to $65,596,729 compared to $68,212,144 for 2002, a reduction of approximately 4%, due to lower managed care enrollment. Member exit surveys do not indicate significant dissatisfaction with the services of our affiliated physician organizations. We believe that the economic recession and the movement of HMO patients to preferred provider organization plans have been possible causes of the enrollment decline.

        Management fees and other revenues accounted for approximately 1% of our total revenues for 2003 compared to approximately 1% for 2002. In 2003, our management fees and other revenues were $944,973 compared to $957,222 for 2002, or an insignificant decrease of approximately 1%.

        The cost of medical services for 2003 decreased to $46,739,820 compared to $49,929,187 for 2002, or a reduction of approximately 6%. Our medical cost ratio for the 2003 period was 71% compared to 73% for 2002. The decrease in our medical cost ratio in 2003 compared to 2002 and the decrease in our cost of medical services at a rate greater than the decrease in our net patient service revenues. This resulted from favorable developments in our claims experience and our continued close monitoring and control of medical costs for our affiliated physician organizations.

        General and administrative expenses for 2003 increased to $18,200,250 compared to $17,248,172 for 2002, or an increase of approximately 6%. As a percentage of our total revenues, our general and administrative expenses were 27% for 2003 compared to 25% for 2002. The increase was due to the reduction of capitation revenue and our decision not to reduce our excess administrative staff in anticipation of our growth through the acquisition of Prospect Professional Care Medical Group by Prospect Medical Group which was completed on the last day of our 2003 fiscal year.

        Operating income decreased to $1,790,335 or a reduction of approximately 7% for 2003, as compared to $1,923,394 for 2002, due to lower enrollment.

        Depreciation and amortization expense for 2003 was $539,846 compared to $579,495 for 2002.

        Interest expense (net of interest income) for 2003 decreased to $136,280 compared to $170,680 for 2002, primarily due to principal reductions of our bank debt.

        Our income tax expense for 2003 increased to $683,056 versus $483,284 for 2002. Our effective tax rate was 41% in 2003 and 28% in 2002. The increase in income tax for 2003 as compared to 2002 was due to the elimination of non-deductible expenses for income tax purposes, primarily the amortization of goodwill, as a result of our adoption of SFAS No. 142.

        Our net income for 2003 was $954,642, or $0.22 per diluted share, as compared to $1,260,713 or $0.26 per diluted share for 2002. Diluted earnings per share decreased 15% in 2003 compared to 2002 due to a combination of the events described above and an increase in the weighted average number of shares due to the issuance of stock, stock options and warrants during fiscal year 2003.

Liquidity and Capital Resources

General

        We require capital primarily to facilitate our acquisition strategy and to develop the infrastructure necessary to effectively manage our affiliated physician organizations.

        Our primary sources of cash have been funds provided by borrowing under our credit facility, by the issuance of equity securities, and by cash flow from operations.

        Our primary sources of cash from operations are healthcare capitation revenues earned by our affiliated physician organizations, fee-for-service revenues earned by our affiliated physician organizations and management services revenues earned by our management subsidiaries.

        Our primary uses of cash include healthcare capitation payments made by our affiliated physician organizations, healthcare claims payments made by our management subsidiaries, administrative expenses, repayment of borrowings, acquisitions, costs associated with the integration of acquired businesses and information systems development costs. Our affiliated physician organizations generally receive capitation revenue in advance of having to make capitation and claims payments to their providers.

        Our investment strategies are designed to provide safety and preservation of capital, sufficient liquidity to meet cash flow needs, the integration of investment strategy with our business operations and objectives, and attainment of a competitive after-tax total return. A substantial portion of our recurring cash requirements is funded by advances from our management subsidiaries and affiliated physician organizations, some of which are subject to financial stability, tangible net worth and other requirements of the HMOs with which we do business.

        Certain details of cash flows from operating activities, investing activities and financing activities for the fiscal years ended September 30, 2003 and 2004 are described below.

        In the future, we expect some level of increasing cash flow from operations due to the inclusion of earnings from acquired companies for the full fiscal year, some additional savings derived from the elimination of duplicate functions and related costs, and some amount of revenue enhancements as a result of increased rates from HMO contract renewals. These expected positive impacts on operating cash flows derived from acquisitions will be offset by ongoing loss of member enrollment, especially at newly acquired medical groups undergoing transition to our affiliated physician organizations. Future cash flows could also be impacted by the outcome of litigation matters currently pending, especially the St. Jude litigation where we have received payments in excess of $2 million related to matters currently under appeal. If the appeal rulings are unfavorable to us or our affiliated physician organizations, some or all of these monies would have to be repaid and additional significant legal expenses incurred. Also, if our profitably increases, we will incur, and have to fund, an increased tax burden. With each new acquisition, we also acquire new operating and other obligations, which have to be funded. Since we target profitable companies, we currently expect that the additional obligations resulting from our recent acquisitions will be serviceable through cash flow generated by the acquired entities.

        Additional liquidity and capital resource considerations in the future include the anticipation that we will be investing significantly more in property, improvements and equipment as we integrate the acquisitions of Prospect Professional Care Medical Group, Prospect NWOC Medical Group, and the Gateway entities, which are StarCare Medical Group, APAC Medical Group and Pinnacle Health Resources. We are also implementing an automated claims processing and online eligibility system which, although it is expected to create offsetting annual cost savings, will initially require approximately $700,000 to implement. These additional investments will be funded from existing cash reserves and cash generated from operations. Further, we continue to evaluate potential acquisition candidates that can be accretive to our earnings and strategic direction. Because any future acquisitions will be funded through some combination of cash, borrowings and our stock, we continue to evaluate a variety of equity and borrowing sources. However, no definitive acquisition, borrowing or equity agreements are currently pending.

        We are also periodically required to provide letters of credit in favor of the HMOs with which we do business. Letters of credit totaling approximately $500,000 are currently secured by certificates of deposit and a $1,000,000 letter of credit is secured by escrow monies belonging to the former shareholders of Prospect Professional Care Medical Group. During fiscal 2005, the arrangement to use the escrow funds of the former shareholders of Prospect Professional Care Medical Group will terminate and we will have to make arrangements to secure a newly negotiated letter of credit which will be secured by a certificate of deposit. The HMOs may also seek increased letter of credit levels, which we will have to fund from our cash reserves. Additionally, our Chief Executive Officer has historically provided a personal guarantee in the event of a tangible net equity shortfall at our affiliated physician organization, Prospect Medical Group, in order to meet certain contracting requirements with the HMOs. This personal guarantee arrangement was terminated effective January 19, 2005, following the Company's assessment that it was no longer needed in order for the Company to meet its tangible net equity requirements. In the event that we were challenged to meet the tangible net equity requirements of Prospect Medical Group in the future, the absence of this personal guarantee would impact our liquidity.

        As more fully discussed elsewhere in this registration statement, we are subject to certain financial covenants and other conditions required by our loan agreement with Residential Funding Corporation ("RFC"), including a maximum senior debt/EBITDA ratio, minimum fixed charge coverage ratio, minimum consolidated net worth, minimum liquidity and a limit on capital expenditures. We exceeded the 1.50 maximum senior debt/EBITDA ratio as of September 30, 2004 and December 31, 2004. Our actual senior debt/EBITDA ratio as of those two dates was 1.57 and 1.51, respectively. RFC has waived those covenant violations effective April 7, 2005. RFC has, in addition, agreed to exclude certain items from the covenant computations for a twelve month period. The exclusion of certain items enabled us to meet the minimum fixed charge coverage ratio at December 31, 2004. However, there can be no assurance that we will be able to meet all of the financial covenants and other conditions required by our loan agreement. RFC may not grant waivers of future covenant violations and could also require full repayment of the loan, which would negatively impact our liquidity and preclude us from making further acquisitions.

        In February 2005, we paid $475,000 to renew and expand the software licenses for our IDX management information system for a ten year period.

Three months Ended December 31, 2004, Compared with Three Months Ended December 31, 2003

        As of December 31, 2004, cash and cash equivalents were $17,560,776, a decrease of $3,282,665 from September 30, 2004. The more significant components of this net decrease in cash are discussed below.

        Net cash used by operating activities was $2,564,747 for the three months ended December 31, 2004, compared with net cash provided of $3,649,566 for the three months ended December 31, 2003. Net cash used by operating activities for the three months ended December 31, 2004 was comprised primarily of net income of $1,086,697, offset by (i) increases in risk pool and other receivables of $1,385,499 resulting mainly from increased risk pool settlements over the prior period and a higher level of physician overpayment recoveries in the 2004 period, and (ii) a reduction in accounts payable and other accrued liabilities of $2,517,144, the major components of which were paying down prior fiscal year, and acquired, tax obligations of approximately $1,300,000 and paying down accounts and other payables by approximately $1,200,000, which included paying physician bonuses accrued as of September 30, 2004.

        Net cash used in investing activities totaled $37,626 for the three months ended December 31, 2004, compared with $364,605 for the three months ended December 31, 2003. Net cash used in investing activities for the three months ended December 31, 2004 was comprised primarily of purchases of property, improvements and equipment.

        Net cash used by financing activities totaled $680,292 for the three months ended December 31, 2004, compared with net cash used by financing activities of $2,493,475 for the three months ended December 31, 2003. Net cash used by financing activities for the three months ended December 31, 2004 was comprised primarily of term debt repayments of approximately $509,000 and costs incurred in connection with the private placement offering of approximately $171,000.

Fiscal Year Ended September 30, 2004 Compared with Fiscal Year Ended September 30, 2003

        As of September 30, 2004, cash and cash equivalents were $20,843,441, an increase of $14,066,663 over September 30, 2003. The more significant components of this net increase in cash are discussed below.

        Net cash used by operating activities was $70,448 for the year ended September 30, 2004, compared with net cash provided of $2,460,342 for the year ended September 30, 2003. Net cash used by operating activities for the year ended September 30, 2004 was comprised primarily of net income of $5,127,243, a net decrease in risk pool receivables of $1,201,254 resulting mainly from receipt of $1,098,132 in risk pool settlements from acquired risk pool receivables, a decrease in accrued medical claims (exclusive of acquired balances) of $1,579,942 resulting mainly from resolution of prior claims and lower enrollment, and a decrease in accounts payable and other accrued liabilities of $5,314,932, primarily due to outstanding checks, which had previously been reflected as a liability, now being reflected as a decrease in cash, as a result of a change in the structure and funding of our checking accounts in conjunction with our new GMAC credit facility.

        Net cash used in investing activities totaled $4,391,155 for the year ended September 30, 2004, compared with $1,719,975 for the year ended September 30, 2003. Net cash used in investing activities for the year ended September 30, 2004 was comprised primarily of purchases of property, improvements and equipment of $767,299; cash paid for the acquisition of Prospect NWOC Medical Group, Starcare Medical Group, APAC Medical Group and Pinnacle Health Resources, net of cash received, of $3,318,171; and expenses related to these acquisitions, of $305,685.

        Net cash provided by financing activities totaled $18,528,266 for the year ended September 30, 2004, compared with net cash used by financing activities of $1,470,593 for the year ended September 30, 2003. Net cash provided by financing activities for the year ended September 30, 2004 was comprised primarily of borrowings under the new GMAC credit facility, totaling $10,000,000 in a long term note and $5,000,000 in a line of credit, and net proceeds of $10,184,163 from a private placement of preferred stock and common stock issuances, less repayment of existing debt of $7,505,949.

        On February 1, 2004, we completed the acquisition of Prospect NWOC Medical Group. The purchase price was $2,000,000, and we borrowed $1,750,000 through our bank line of credit to finance the acquisition. As a part of the acquisition agreement, we required that Prospect NWOC Medical Group have cash equal to its liabilities as of the closing date. On February 2, 2004, we repaid the $1,750,000 we borrowed from our bank.

        On March 31, 2004, we completed the final closing of a private offering of our Preferred Stock at $5.50 per share. We raised total gross proceeds of $12,458,802. We received $10,019,741, net of fees and expenses incurred through September 30, 2004. The proceeds were used by Prospect Medical Group to complete the acquisitions of StarCare Medical Group and APAC Medical Group, and we used a portion of the net proceeds to acquire Pinnacle Health Resources, which were all owned by the same stockholder. The purchase price was $8,500,000 for the three entities. The acquisitions were completed on February 1, 2004 and we required that the consolidated three entities have tangible assets equal to their liabilities. The remaining net proceeds from the private offering were used to repay the $1,750,000 to our bank in connection with our acquisition of Prospect NWOC Medical Group, and for general working capital purposes.

Fiscal Year Ended September 30, 2003 Compared with Fiscal Year Ended September 30, 2002

        As of September 30, 2003, cash and cash equivalents were $6,776,778, an increase of $2,210,960 over September 30, 2002. The more significant components of this net increase in cash are discussed below.

        Net cash provided by operating activities was $2,460,342 for the year ended September 30, 2003, compared with $1,928,435 for the year ended September 30, 2002. Net cash provided by operating activities for the year ended September 30, 2003 was comprised primarily of net income of $954,642; a net decrease in other receivables of $1,576,399 resulting mainly from receipt of $1,492,000 in connection with the St. Jude litigation; a decrease in accrued medical claims (exclusive of acquired balances) of $1,408,543 resulting mainly from resolution of prior claims and lower enrollment and per member per month health care expenses at acquired groups; and an increase in accounts payable and other accrued liabilities of $988,658 resulting mainly from recording a legal reserve in the amount of $700,000.

        Net cash used in investing activities totaled $1,719,975 for the year ended September 30, 2003, compared with $454,818 for the year ended September 30, 2002. Net cash used in investing activities for the year ended September 30, 2003 was comprised primarily of purchases of property, improvements and equipment of $439,852; cash paid for the acquisition of Prospect Professional Care Medical Group, net of cash received of $1,032,869; and expenses related to the Prospect Professional Care Medical Group acquisition of $247,254.

        Net cash provided by financing activities totaled $1,470,593 for the year ended September 30, 2003, compared with net cash used by financing activities of $3,359,185 for the year ended September 30, 2002. Net cash provided by financing activities for the year ended September 30, 2003 was comprised primarily of net borrowings under notes payable and our line of credit of $2,800,000, which were used to partially fund the Prospect Professional Care Medical Group acquisition, and payments under our term loan with Comerica Bank totaling $1,285,495.

        As of September 30, 2003, we completed the acquisition of Prospect Professional Care Medical Group. The purchase price was $7,050,000, and we advanced $3,800,000, through our bank line of credit, to assist Prospect Medical Group in the financing of the acquisition, which utilized its cash resources along with our advance, to complete the acquisition. As part of the acquisition agreement, we required that Professional Care Medical Group have cash at least equal to its liabilities as of the closing date. We had planned to use a portion of the cash accounts of Prospect Professional Care Medical Group to repay our short-term acquisition loans. However, a portion of Prospect Professional Care Medical Group's cash had been invested in annuities and mutual funds that could not be liquidated on a timely basis. As a result, our Chief Executive Officer, Dr. Terner, advanced $1,400,000 to Prospect Medical Group at an interest rate of 5.00% per annum until the investment accounts were fully liquidated. Subsequently, the Prospect Professional Care Medical Group's accounts were liquidated and Dr. Terner and the bank were repaid.

Working Capital

        We had negative working capital of $2,488,376, $3,141,414, $16,695,740 and $9,768,534 at December 31, 2004 and September 30, 2004, 2003 and 2002, respectively. We had cash and cash equivalents of $17,560,776, $20,843,441, $6,776,778 and $4,565,818 at December 31, 2004 and

September 30, 2004, 2003 and 2002, respectively. Our working capital ratio (current assets divided by current liabilities) was .90, .89, .34 and .43 at December 31, 2004, and September 30, 2004, 2003 and 2002, respectively.

        As of the fiscal years ended 2000, 2001, 2002, 2003 and 2004, and December 31, 2004, our indebtedness for capital leases, subordinated seller notes, loans from our Chief Executive Officer, and notes to our bank totaled $8,300,111, $8,110,377, $4,752,705, $6,267,210, $15,008,554 and $14,500,000, respectively. We have historically used cash reserves and cash flow from operations and equity offerings to reduce our indebtedness and fund acquisitions. This, and our recording of reserves for incurred but not reported healthcare expense claims, have been the primary reasons for our negative working capital position.

Credit Facilities

        Until repaid on September 28, 2004, we had a credit facility with Comerica Bank—California that consisted of a term loan and a revolving credit facility. These loans were made pursuant to a revolving credit agreement dated July 3, 1999, a revolving promissory note dated July 3, 1999 in the original principal amount of $11,500,000 and a term loan promissory note dated October 25, 2000 in the original principal amount of $5,000,000. Interest per annum under the revolving credit agreement and the promissory notes were at a rate equal to the prime rate of interest plus a margin that varied from 50 to 150 basis points. The revolving credit agreement and the promissory notes were amended from time to time as described below.

        As of the fiscal years ended 2003, 2002 and 2001, the amount outstanding under the term loan was $1,862,682, 3,062,682 and $4,335,561 respectively. In 2000, when our term loan was originated, our bank amended the revolving credit agreement to change, among other things, the margin component of the interest rate to 3%. Our term loan required repayment of principal installments of $41,666 per month, plus interest at the rate provided by the revolving credit agreement, which was prime plus 300 basis points. In January 2001, we voluntarily increased the principal installments on the term loan to $100,000 per month plus interest, and in July 2002, the increased principal installments were memorialized with the bank in conjunction with a loan extension through October 3, 2003. On September 24, 2003, our bank extended the term loan through October 3, 2004, and reduced our interest rate from the prime rate of interest plus 300 basis points to prime plus 75 basis points.

        In July 2000, we renewed and reduced our revolving credit facility from $11,500,000 to $10,500,000, and in October 2000, the credit line was further reduced to $4,000,000. In February 2002, we further reduced our revolving credit facility to $2,000,000, and in July 2002, our bank extended our maturity date to October 3, 2003. On September 24, 2003, our bank renewed our revolving credit facility through October 3, 2004, and reduced the interest rate to prime plus 75 basis points. In connection with the acquisition of Prospect Professional Care Medical Group, Inc., our bank provided a 14-day bridge loan to us by increasing the revolving credit facility to $4,000,000, with a requirement that the commitment would automatically revert back to the original $2,000,000, 14-days after completion of the acquisition.

        Additionally, in connection with the Gateway Acquisition effective February 1, 2004, we entered into a $500,000 revolving credit facility with Wells Fargo Bank, bearing interest at prime minus 1% and maturing on July 1, 2005.

        On September 27, 2004, we entered into a new senior secured credit facility with Residential Funding Corporation (RFC, a subsidiary of General Motors Acceptance Corporation) that consists of a $10,000,000 term loan and a $5,000,000 revolving credit facility.

        The term loan requires repayment of principal installments of $166,667 per month until September 27, 2007, at which time the entire remaining unpaid balance is due. Amounts outstanding under the term loan bear interest at a rate of prime plus 2% per annum.

        We may borrow, make repayments and re-borrow under the revolving credit facility until September 27, 2007. Amounts outstanding under the revolving credit facility bear interest at a rate of prime plus 0.5% per annum. The company is charged an unused line fee of 0.25% per annum payable monthly, calculated on the difference between the average daily usage of the revolving credit facility during each month and $5,000,000, the maximum amount of the revolving credit commitment.

        We may borrow under the revolving credit facility an amount based on a percentage of capitation payments received by the company over the prior two months, as reduced by the principal amount then outstanding under the term loan as well as by amounts already outstanding under the revolving credit facility. In no event may total borrowings under the revolving credit facility exceed $5,000,000.

        Both the term loan and the revolving credit facility are secured by substantially all of the company's assets, including the rights to receive capitation payments under HMO contracts.

        A portion of the proceeds of our new credit facility were used to pay off our prior credit facility with Comerica Bank. Prior to entering into our new credit facility, we also retired our revolving credit facility with Wells Fargo Bank.

        We are also allowed to use the proceeds of the new facility for our ordinary working capital and general corporate needs. We may not use loan proceeds for acquisitions, stock repurchases or dividend payments without the prior written consent of the lender.

        We are subject to certain financial covenants under the loan agreement, including a maximum senior debt/EBITDA ratio, minimum fixed charge coverage ratio, minimum consolidated net worth, minimum liquidity and a limit on capital expenditures. We are also restricted, without the lender's consent, from using net proceeds of any sale of equity securities except to pay down indebtedness under the loan agreement.

        We exceeded the 1.50 maximum senior debt/EBITDA ratio as of September 30, 2004 and December 31, 2004. Our actual senior debt/EBITDA ratio as of those two dates was 1.57 and 1.51, respectively. Effective April 7, 2005, RFC waived these covenant violations. RFC has, in addition, agreed to exclude certain items from the covenant computations for a twelve month period. The exclusion of certain items enabled us to meet the minimum fixed charge coverage ratio at December 31, 2004.

        Since 1997, we have primarily funded our acquisition program with draws on our credit facility, the sale of our common stock, and cash flow from operations. The assets that we and our affiliated physician organizations have acquired have been largely goodwill and intangible assets. The acquisition of physician organizations consists primarily of HMO contracts, primary care and specialist physician contracts and the right to manage each physician organization through a management services agreement which is assigned to one of our wholly owned subsidiaries. The physician organizations we acquire generally do not have significant tangible net equity. Therefore, our acquired assets are predominantly goodwill.

Additional Financing

        We believe that our current credit facility at our bank, cash flow from operations and the net proceeds we received from the private offering of our Preferred Stock will be sufficient to fund our operations for the next twelve months.

        As we continue to pursue our acquisition strategy, additional financing will be required and we intend to seek a new credit facility from a bank or other source for term debt and a revolving credit facility to finance new acquisitions.

        We anticipate financing future acquisitions and potential business expansion with a combination of debt, the issuance of our common stock and cash flow from operations.

        In addition, in order to meet our long-term liquidity needs, we may incur, from time to time, additional bank indebtedness. Banks and traditional commercial lenders do not generally make loans to companies without substantial tangible net worth. Since, by the very nature of our business segment, we develop substantial goodwill on our balance sheet, it may be difficult for us to obtain this type of financing in the future. We may issue additional equity and debt securities, the availability and terms of which will depend upon market and other conditions. Our ability to issue any debt or equity instruments in a public or private sale may also be restricted under certain circumstances pursuant to contractual restrictions in agreements with our commercial lender. There can be no assurance that such additional financing will be available upon terms acceptable to us, if at all. The failure to raise the funds necessary to finance our future cash requirements could adversely affect our ability to pursue our strategy and could adversely affect our results of operations for future periods.

Contractual Obligations

        In the table below, we set forth our contractual obligations, including long term debt and other obligations and commitments, as of September 30, 2004, which are payable in our fiscal years ending September 30:

	Total	2005	2006	2007	2008	2009 and Thereafter
	(000's eliminated)
Line of credit(1)	$5,000	$5,000	$—	$—	$—	$—
Long term debt(1)	10,000	1,833	2,000	6,167	—	—
Due to equipment finance company	9	9	—	—	—	—
Operating lease commitments(2)	5,391	1,095	1,019	979	857	1,441
Interest	1,444	617	484	343	—	—

	$21,844	$8,554	$3,503	$7,489	$857	$1,441

(1)
The line of credit and long term debt due to our bank matures on September 27, 2007. See Note 6 to the consolidated financial statements for a description of our long term debt. The line of credit borrowing is reported as due in fiscal 2005 since the full amount was repaid on October 4, 2004.

(2)
See Note 8 to the September 30, 2004 consolidated financial statements for a description of our minimum lease commitments under non-cancelable operating leases.

Quantitative and Qualitative Disclosures Regarding Market Risks

        At December 31, 2004, our cash equivalents were invested in money market funds, which are not typically subject to material market risk. Assuming a hypothetical 10% change in interest rates, there would be no material impact on our future earnings and cash flows related to these instruments and would have an immaterial impact on the fair value of these instruments. Our credit facility is interest rate sensitive, however. A 100 basis point adverse movement (increase) in interest rates would have decreased our net income for the three months ended December 31, 2004, and for fiscal 2004, 2003 and 2002 by approximately $10,000, $17,000, $25,000 and $45,000, respectively.

BUSINESS

        Prospect Medical Holdings, Inc. (we, or the "company") is a health care management services organization. We provide management services to affiliated physician organizations that operate as independent physician associations ("IPAs") or medical clinics. Our affiliated physician organizations enter into agreements with health maintenance organizations ("HMOs") to provide enrollees of the HMOs with a full range of medical services in exchange for fixed, prepaid monthly fees known as "capitation" payments.

        The IPAs contract with physicians (primary care and specialist) and other health care providers to provide all of their medical services. The medical clinics employ their primary care physicians, which provide the vast majority of their medical services, while contracting with specialist physicians and other health care providers to provide other required medical services.

        Through our three management subsidiaries—Prospect Medical Systems, Sierra Medical Management and Pinnacle Health Resources—we have entered into long-term agreements to provide management services to each of our affiliated physician organizations in exchange for a management fee. The management services we provide include negotiation of contracts with physicians and HMOs, physician recruiting and credentialing, human resources services, claims administration, financial services, provider relations, member services, case management including utilization management and quality assurance, data collection, and management information systems. For further discussion of these services, see "Business—Management Services Agreements."

        Our three management subsidiaries currently provide management services to twelve affiliated physician organizations, including Prospect Medical Group, ten other affiliated physician organizations that Prospect Medical Group owns or controls, and one affiliated physician organization that is a joint venture in which Prospect Medical Group owns a 50% interest. We have utilized Prospect Medical Group, which was our first affiliated physician organization, to acquire the ownership interest in all of our other affiliated physician organizations. Thus, while Prospect Medical Group is itself an affiliated physician organization that does the same business in its own service area as all of our other affiliated physician organizations do in theirs, Prospect Medical Group also serves as a holding company for our other affiliated physician organizations.

        We have designated Jacob Y. Terner, M.D., our Chairman and Chief Executive Officer, to be the owner of all of the capital stock of Prospect Medical Group. As such he indirectly controls Prospect Medical Group's ownership interest in each of our other affiliated physician organizations. Dr. Terner is also the Chief Executive Officer of Prospect Medical Group and all of our other affiliated physician organizations that Prospect Medical Group owns. Dr. Terner is the Chief Executive Officer of one of the two general partners of our joint venture affiliated physician organization.

        We control each affiliated physician organization through an assignable option agreement that we have entered into through our management subsidiary, Prospect Medical Systems, with Dr. Terner and Prospect Medical Group. The assignable option agreement gives us the right to designate a successor physician to buy the capital stock of Prospect Medical Group from Dr. Terner for nominal consideration. The assignable option agreement allows us to control who owns the stock of Prospect Medical Group and indirectly control each affiliated physician organization that Prospect Medical Group controls. We refer to this arrangement as a "single shareholder model."

        For financial reporting purposes, we are also deemed to control Prospect Medical Group under U.S. generally accepted accounting principles (see "Management's Discussion and Analysis of Financial Condition and Results of Operations and Critical Accounting Policies—Consolidation of Financial Statements") and are therefore required to consolidate the financial statements of Prospect Medical Group with those of our management subsidiaries.

        The twelve affiliated physician organizations that we currently manage through our subsidiaries include Prospect Medical Group, which is an IPA wholly owned by Dr. Terner, seven IPAs wholly owned by Prospect Medical Group, two medical clinics wholly owned by Prospect Medical Group, one IPA in which Prospect Medical Group has a 55% controlling interest, and one IPA which is a joint venture in which Prospect Medical Group owns a 50% interest through another affiliated physician organization. In July 1999, we entered into the joint venture partnership agreement with an unrelated third party, AMVI/IMC Health Network, Inc. ("AMVI"), in order to aggregate sufficient Medicaid enrollees to qualify for participation in the CalOPTIMA Medicaid (Medi-Cal in California) program in Orange County, California. We own a 50% interest in the joint venture partnership, although our portion of the business is operated autonomously. In accordance with the joint venture partnership agreement, profits and losses are not split in accordance with the partnership ownership interest, but rather, are directly tied to whatever results are generated by our portion of the business. Separate from any earnings we generate from our portion of business within the joint venture, we also earn fees for management services we provide to our partner in the joint venture. We account for our interest in the joint venture using the equity method of accounting. We include in our financial statements only the net results attributable to those Medicaid enrollees specifically identified as assigned to us, together with the management fee that we charge for managing those Medicaid enrollees specifically assigned to the other joint venture partner. Operations for the joint venture are similar to our other affiliated physician organizations, with the distinction that all enrollees are Medicaid beneficiaries. That enrollee assignment is determined at the time an individual applies for Medicaid health coverage and the local agency (CalOPTIMA) asks the individual to choose a primary care provider ("PCP"). AMVI/INC Health Network and Prospect have no common PCP's, so when CalOPTIMA notifies the joint venture of the new enrollee and the name of their PCP, it is clear which of the joint venture partners' businesses the new enrollee has been assigned to. In a very limited number of cases, the member omits to select a PCP, and CalOPTIMA simply assigns the member to one of the, geographically appropriate, organizations participating in the CalOPTIMA program. In those few cases where there is no identified PCP, the joint venture looks first at the zip code of the new member and secondly at the nationality of the new member, then assigns them to a PCP. The appropriate assignment in these few cases is simplified by the fact that AMVI, which is short for American Vietnamese, operates in a largely Vietnamese area, using largely Vietnamese PCPs to serve almost exclusively Vietnamese enrollees; whereas Prospect's membership in the CalOPTIMA program more closely parallels the overall ethnic makeup of the CalOPTIMA program as a whole.

        For discussion of the various agreements between our management subsidiaries and our affiliated physician organizations, see page 6 (security agreement), pages 15-16 (assignable option agreement), and pages 17-19 (management services agreements).

        Information about our twelve affiliated physician organizations is listed in the table below:

Affiliated Physician Organizations of Prospect Medical Holdings

Name of Affiliated Physician Organization	Type	Owned By	Managed By(1)
Prospect Medical Group	IPA	Jacob Y. Terner, M.D. (100%)	Prospect Medical Systems
Prospect Health Source Medical Group	IPA	Prospect Medical Group (100%)	Prospect Medical Systems
Prospect Professional Care Medical Group	IPA	Prospect Medical Group (100%)	Prospect Medical Systems
Prospect NWOC Medical Group	IPA	Prospect Medical Group (100%)	Prospect Medical Systems

Santa Ana/Tustin Physicians Group	IPA	Prospect Medical Group (100%)	Prospect Medical Systems
Nuestra Familia Medical Group	IPA	Prospect Medical Group (55%)	Prospect Medical Systems
AMVI Prospect Health Network	IPA	Prospect Medical Group, through Santa Ana/Tustin Physician's Group (50% joint venture)	Prospect Medical Systems
Sierra Primary Care Medical Group	Medical Clinic	Prospect Medical Group (100%)	Sierra Medical Management
Pegasus Medical Group	Medical Clinic	Prospect Medical Group (100%)	Sierra Medical Management
Antelope Valley Medical Associates	IPA	Prospect Medical Group (100%)	Sierra Medical Management
APAC Medical Group	IPA	Prospect Medical Group (100%)	Pinnacle Health Resources
StarCare Medical Group	IPA	Prospect Medical Group (100%)	Pinnacle Health Resources

(1)
Prospect Medical Systems and Sierra Medical Management are wholly owned direct subsidiaries of Prospect Medical Holdings. Pinnacle Health Resources is a wholly-owned subsidiary of Prospect Medical Systems.

        The twelve affiliated physician organizations provide medical services to a combined total of approximately 191,000 HMO enrollees at December 31, 2004. AMVI Prospect Health Network enrollees include approximately 5,600 enrollees that we manage for our own economic benefit, and 7,100 enrollees that we manage for the economic benefit of our partner in this joint venture, for which we earn management fee income. Currently, our affiliated physician organizations have contracts with approximately ten HMOs, from which our revenue is primarily derived. HMOs offer a comprehensive health care benefits package in exchange for a capitation fee per enrollee that does not vary through the contract period regardless of the quantity of medical services required or used. HMOs enroll members by entering into contracts with employer groups or directly with individuals to provide a broad range of health care services for a prepaid charge, with minimal deductibles or co-payments required of the members. All of the contracts between our affiliated physician organizations and the HMOs provide for the provision of medical services by the affiliated physician organization to the HMO enrollees in consideration for the prepayment of the fixed monthly capitation fee per enrollee paid by the HMOs.

        We, through our management subsidiaries, control the expense for the medical component of the costs of our affiliated physician organizations by "sub-capitating" all primary care physicians and many of the specialist physicians that provide the medical services to the HMO enrollees. Sub-capitation is an arrangement that exists when an organization being paid under capitated contracts with an HMO, in turn contracts with other providers on a capitated basis, sharing a portion of the original capitated premium. For those specialties for which we cannot, or do not, choose to obtain a sub-capitated contract, we negotiate discounted fee-for-service contracts. By contract, our affiliated physician organizations generally do not assume responsibility for the costs of providing medical services ("medical costs") that occur outside of their service area, which has been defined as a 30-mile radius around the office of the HMO enrollee's primary care physician. All non-emergent care requires prior authorization in order to limit unnecessary procedures and to direct the HMO enrollee requiring care to the physicians of our affiliated physician organizations and the most cost effective facility. Our affiliated physician organizations utilize board certified pulmonologists and internists, trained in intensive care to maintain control over the patient's stay in the hospital, reducing unnecessary consultations and facilitating the patient's treatment and discharge. We also review medical costs monthly on a region by region basis and compare those costs to the trend of patient utilization of medical services in each region. In those instances where the patient utilization is trending very low, we determine whether it would be less expensive for our affiliated physician organizations to pay their providers on a discounted fee-for-service basis rather than a fixed capitation payment for each enrollee per month. See "Business—Risk Management."

        Our consolidated business has grown through the acquisition of IPAs by Prospect Medical Group. Our plan is for Prospect Medical Group to continue to acquire additional IPAs. We do not intend to further acquire any individual or small medical practices, clinics or medical group practices.

        We believe that different IPAs present different medical cultures and are best served by local medical management. Therefore, we typically attempt to retain the senior medical management of the entities that we acquire or with which we affiliate.

        We have chosen to concentrate our growth geographically by limiting our acquisitions to IPAs in Orange County, California and Los Angeles County, California.

        Prospect Medical Group's most recent acquisitions include the following four IPAs. The enrollment noted here is the ending enrollment at December 31, 2004 for each of the acquisitions:

Name of IPA	Enrollment as of December 31, 2004	Date of Acquisition
Professional Care Medical Group(1)	36,600	September 30, 2003
StarCare Medical Group	32,500	February 1, 2004
APAC Medical Group	4,100	February 1, 2004
Northwest Orange County Medical Group(2)	12,200	February 1, 2004

Total Increased Enrollment—As of the quarter ended December 31, 2004	85,400

(1)
Effective with the acquisition, the name was changed to Prospect Professional Care Medical Group, Inc.

(2)
Effective with the acquisition, the name was changed to Prospect NWOC Medical Group, Inc.

        Our profit growth as a consolidated business is primarily driven by increasing our revenue through acquisitions by Prospect Medical Group, and in parallel, reducing the administrative expenses of our affiliated physician organizations and management subsidiaries. We select our acquisition candidates based in large part on a history of profitable operations or where we can foresee a synergy, such as, opportunities for economies of scale through a consolidation of management functions, a competitive environment with respect to hospital and physician services, and a geographic proximity to current operations or a material share of the potential acquisition candidate's own local market. Upon completion of every IPA acquisition, one of our management subsidiaries enters into a long-term management services agreement with the newly-acquired physician organization.

        In effecting an acquisition, our affiliated physician organizations generally acquire medical assets, including such things as HMO contracts, provider contracts and patient records. If related non-medical assets are to be acquired as part of the acquisition, such as, management contracts, furniture, fixtures or equipment, non-medical personnel or real property leases, these are acquired by one of our management subsidiaries. In some cases, the stock of an acquisition candidate is acquired rather than its assets.

        With respect to any acquisition of assets or stock of an acquisition candidate that is being acquired by one of our affiliated physician organizations, we, or one or more of our affiliated entities, may advance cash, or in some cases stock or options, to that affiliated physician organization, for use in consummating the acquisition.

        Advances from our management subsidiaries to the affiliated physician organization are covered by the terms of the respective management services agreement, which obligate the affiliated physician organization to repay the advance. Specifically, our management services agreements give the manager the authority to advance funds to the affiliated physician organization in order for the affiliated physician organization to meet its financial obligations. The management services agreements allow the manager and the affiliated physician organization to set the terms of such advances. The advances, initially evidenced through the issuance of a Note between the entities, are deemed loans that are reflected as a payable or receivable, as applicable, in the financial statements of each entity and are repayable upon demand. Cash advances among our affiliated physician organizations are inter-company in nature and are eliminated in consolidation in our financial statements.

        Furthermore, Prospect Medical Group, our affiliate physician organization which is the owner of all or a significant portion of the capital stock of each of our other affiliated physician organizations, has executed a security agreement with its manager, Prospect Medical Systems, covering all of Prospect Medical Group's obligations to Prospect Medical Systems under its management services agreement. The collateral pledged under such security agreement is all accounts and other assets of Prospect Medical Group. The manager could technically foreclose on such collateral if its loan was not repaid. However, because of our affiliate relationship with the physician organizations that we manage, we are able to control the timing of the repayment of any loans by our affiliated physician organizations. The security interest of Prospect Medical Systems has, however, been subordinated to our loans under our senior secured credit facility until such time as the loans under our credit facility have been paid in full.

        Advances from our affiliated physician organization to us or one of our management subsidiaries are covered by the terms of a cash management agreement, which obligates the recipient of the advance to repay it. These advances, like advances from our management subsidiaries to our affiliated physician organizations, are reflected in an intercompany note and are reflected in the financial statements of each entity as a payable or receivable, as applicable.

        Our executive management team consists of seasoned operational, physician, financial, contracting, and administration executives, who have extensive experience in the healthcare industry. Jacob Y. Terner, M.D., our Chairman, Chief Executive Officer and a Director since November 1996, has held positions as a physician, medical professor, and corporate executive. Dr. Terner was a member of the voluntary faculty at the University of Southern California, School of Medicine for approximately thirty years and holds the title of Emeritus Clinical Professor of Obstetrics and Gynecology. Prior to his tenure with our company, Dr. Terner served as Chairman of the Board and Chief Executive Officer of Century MediCorp, Inc., a publicly-traded HMO and vertically integrated health-management organization until its October 1992 merger with Foundation Health Corporation. Each of our senior executives has more than ten years of general business and/or health care experience.

        Our principal executive offices are located at 6083 Bristol Parkway, Suite 100, Culver City, CA 90230. Our telephone number is (310) 338-8677. Our web site address is www.prospectmedicalholdings.com. A copy of this registration statement is posted on our web site. Other information contained in or accessible through our website is not a part of this registration statement.

        A chart of the organizational structures of both the company and Prospect Medical Group is set forth on the next page.

ORGANIZATIONAL STRUCTURE OF OUR BUSINESS

Affiliated Physician Organizations
Jacob Y. Terner, M.D.
100% owner of PMG; Chairman & CEO of PMG and all of the Affiliated Physician Organizations owned 100% by PMG
Chairman & CEO of PMH and its subsidiaries
Prospect Medical Holdings, Inc. ("PMH") A Delaware corporation (holding company for all management company subsidiaries)
Assignable Option Agreement granted by Dr. Terner & PMG to PMS
Sierra Medical Management ("SMM") A Delaware corporation (management company wholly owned by PMH)
SMM provides management services under contracts with:
1. Sierra Primary Care Medical Group
2. Pegasus Medical Group
3. Antelope Valley Medical Associates
Prospect Medical Systems ("PMS") A Delaware corporation (management company wholly owned by PMH)
PMS provides management services under contracts with:
1. Prospect Medical Group
2. Prospect Health Source Medical Group
3. Prospect Professional Care Medical Group
4. Nuestra Familia Medical Group
5. Prospect NWOC Medical Group
6. Santa Ana/Tustin Physicians Group
7. AMVI/Prospect Heath Network
Pinnacle Health Resources ("PHR") A California corporation (management company wholly owned by PMS)
PHR provides management services under contracts with:
1. APAC Medical Group
2. StarCare Medical Group
Prospect Medical Group ("PMG") A California professional medical corporation (affiliated physician organization and holding company for all other affiliated physician organizations)
Prospect Health Source Medical Group A California professional medical corporation (wholly owned by PMG)
Prospect Professional Care Medical Group A California professional medical corporation (wholly owned by PMG)
Nuestra Familia Medical Group A California professional medical corporation (55% owned by PMG)
APAC Medical Group A California professional medical corporation (wholly owned by PMG)
Prospect NWOC Medical Group A California professional medical corporation (wholly owned by PMG)
Sierra Primary Care Medical Group A California professional medical corporation (wholly owned by PMG)
StarCare Medical Group A California professional medical corporation (wholly owned by PMG)
Pegasus Medical Group A California professional medical corporation (wholly owned by PMG)
Antelope Valley Medical Associates A California professional medical corporation (wholly owned by PMG)
Santa Ana/Tustin Physicians Group A California professional medical corporation (wholly owned by PMG)
AMVI Prospect Health Network A joint venture partnership owned 50% by Santa Ana/Tustin Medical Group and 50% by AMVI/IMC Health Network, Inc. (an unrelated California professional medical corporation)

Summary of the Structure of our Business

1.
Jacob Y. Terner is the nominee shareholder of PMG; CEO of PMH, SMM, and PHR; Secretary and Director of Nuestra Familia Medical Group, which is 55% owned by Prospect Medical Group; and CEO of Santa Ana-Tustin Physicians Group, which is a 50% joint venture partner in AMVI/Prospect Health Network.

2.
PMG is an affiliated physician organization and owns 100% of the stock of all of our other affiliated physician organizations, 55% of Nuestra Familia Medical Group, and a 50% interest in AMVI/Prospect Health Network.

3.
PMS, PMG and Dr. Terner are parties to an Assignable Option Agreement whereby PMS can change the owner/shareholder of PMG at any time. PMS and PMH are deemed to control all the affiliated physician organizations, except AMVI/Prospect Health Network, for financial accounting purposes, dictating a consolidation of the financial statements of all these entities with PMH and its management subsidiaries. We account for our interest in AMVI/Prospect Health Network using the equity method of accounting and we record only the net results derived from our specifically identified portion of the joint venture's operations. In addition, we record the management fee revenue we earn for providing management services to our partner's specifically identified portion of the joint venture operations.

4.
All of the affiliated physician organizations operate as independent physician associations (IPAs) except Sierra Primary Care Medical Group and Pegasus Medical Group, which operate as medical clinics.

Managed Care Industry Overview

        We operate our business in the rapidly evolving managed health care industry. Historically, the substantial majority of medical services were provided on a fee-for-service (indemnity) basis, with insurance companies or individuals assuming responsibility for paying all or a portion of such fees. The costs of medical services have historically risen at a higher rate than the consumer price index. As a result, insurers, employers, state and federal governments and other health insurance payers have sought to reduce or control the sustained increases in health care costs. The response to these cost increases has been a shift away from the traditional fee-for-service method of paying for health care to managed health care models, such as HMOs, that rely on the concept that pre-payment based on prior negotiation is an effective way of controlling health care costs.

        HMOs offer a comprehensive health care benefits package in exchange for a fixed prepaid monthly fee or premium per enrollee that does not vary through the contract period regardless of the quantity of medical services required or used. HMOs enroll members by entering into contracts with employer groups or directly with individuals to provide a broad range of health care services for a prepaid charge, with minimal deductibles or co-payments required of the members. HMOs contract directly with medical clinics, independent physician associations, hospitals and other health care providers to provide medical care to HMO enrollees. In California, it is customary for the HMOs to delegate the responsibility for managing the provision of medical services to independent physician associations or medical clinics with which the HMOs have contracts. In states such as California, a provider can only accept risk from an HMO for those services that the provider is authorized to perform within the scope of its licensure. For example, a physician organization cannot accept risk for the provision of hospital services, and a hospital cannot accept risk for professional medical services. The affiliated physician organization contracts with the HMOs provide for payment to the affiliated physician organizations of a fixed monthly fee per enrollee, which is called a capitation payment. Once negotiated, the total payment is based on the number of enrollees covered, regardless of the actual need for and utilization of covered services. Under these contracts, we, through our affiliated physician organizations and management subsidiaries, assume the financial risk that all necessary health care services and the management costs associated with the provision of those services can be provided at a cost less than the amount paid to our affiliated physician organizations by the HMOs.

        The management services we provide, through our management subsidiaries, include the negotiation of contracts with physicians and HMOs, physician recruiting and credentialing, human resources services, claims administration, financial services, provider relations, member services, medical management including utilization management and quality assurance, data collection and management information systems. Physicians have not been equipped by training or experience to handle all of these functions. Accordingly, physicians have either hired staff and purchased the necessary equipment to support these functions within their practice, or hired an outside management company.

        Physicians, including those in small to mid-sized physician groups, find themselves at a competitive disadvantage in the current managed care environment. They generally do not have a significant market presence and lack the capital to purchase sophisticated management information systems required to manage risk arrangements. Administrative burdens have been exacerbated by the presence of multiple HMOs, requiring physicians to comply with multiple formats for claims processing, credentialing and medical management. Additionally, a proliferation of state and federal regulations has increased the paper-work burden and hampered the application of the traditional controls used by managed care organizations. Physicians increasingly are responding to these pressures within the managed care industry by affiliating with organizations such as our company to mitigate their economic risk and perform the non-medical management and administrative tasks that arise from the delegated managed care model.

Our Strategy

        Our business strategy is to target geographical regions with many IPAs and to achieve growth and scale within those regions, primarily through the acquisition of selected IPAs by Prospect Medical Group.

        As of December 31, 2003, there were approximately 170 small, medium and large IPAs in California. Many of these IPAs cannot obtain or have been unwilling to pursue the acquisition of capital with which to enhance their facilities or the human resources and information technology in order to grow. Smaller IPAs are disadvantaged in that they have fewer members and revenue over which to spread high fixed costs and the increasing cost of governmental regulation. Additionally, and because of their size, many smaller IPAs do not have as much leverage in physician and HMO contracting. Owners of IPAs that fall into this category likewise may be more amenable to considering fair offers for their businesses.

        As Prospect gets larger in the markets in which we operate, our increasing size should allow us to absorb the high fixed costs and cost of governmental regulation, while also providing additional leverage in our physician and HMO contracting.

        To date, we have focused on acquisition candidates in Southern California. We have identified potential IPA acquisition candidates in Southern California having an aggregate of approximately 200,000 HMO enrollees, although no assurance can be given of our ability to acquire any of those IPAs. We select acquisition candidates based in large part on the following broad criteria:

  •
  A history of profitable operations or a predictable synergy such as opportunities for economies of scale through a consolidation of management functions;

  •
  A competitive environment with respect to a high concentration of hospitals and physicians; and

  •
  A geographic proximity to current operations or a material share of the potential acquisition candidate's own local market.

        Our subsidiary Prospect Medical Systems conducts more than 95% of its operations in Orange and Los Angeles Counties of Southern California, while our subsidiary Sierra Medical Management conducts certain medical management operations in the Antelope Valley region in northern Los Angeles County, and shares some functions with Prospect Medical Systems in Orange County. As of February 1, 2004, we acquired Pinnacle Health Resources, which provided management services exclusively to StarCare Medical Group and APAC Medical Group. By our fiscal year ended September 30, 2004, we had consolidated substantially all of Pinnacle Health Resources' functions with

Prospect Medical Systems. As of December 31, 2004, our affiliated physician organizations are listed below:

Affiliated Physician Organizations	Percentage Owned By Prospect Medical Group, Inc.(1)	Area of Operations
Prospect Medical Group, Inc.(1)(4)	—	Orange, Los Angeles and Riverside Counties
Sierra Primary Care Medical Group, Inc.(2)	100%	Antelope Valley (Los Angeles County)
Santa Ana-Tustin Physicians Group, Inc.(4)(5)	100%	Orange County
Pegasus Medical Group, Inc.(2)	100%	Antelope Valley (Los Angeles County)
Antelope Valley Medical Associates, Inc.(4)	100%	Antelope Valley (Los Angeles County)
Nuestra Familia Medical Group, Inc.(4)	55%	East Los Angeles
AMVI/Prospect Health Network(3)(4)	50%	Orange County
Prospect Health Source Medical Group, Inc.(4)	100%	West Los Angeles
Prospect Professional Care Medical Group, Inc.(4)(6)	100%	North Orange County and East Los Angeles
Prospect NWOC Medical Group, Inc.(4)(7)	100%	North Orange County
StarCare Medical Group, Inc.(4)(7)	100%	North Orange County
APAC Medical Group, Inc.(4)(7)	100%	Central Orange County

(1)
A medical corporation owned by a single shareholder, currently, Jacob Y. Terner, M.D.

(2)
Medical clinic.

(3)
Joint venture partnership with AMVI/IMC Health Network to service only enrollees of CalOPTIMA which are all Medi-Cal enrollees.

(4)
IPA.

(5)
Consolidated into Prospect Medical Group, Inc. (November 1998).

(6)
Acquired as of September 30, 2003.

(7)
Acquired as of February 1, 2004.

        To support our growth strategy, we have invested over $2,000,000 in the expansion of our operational infrastructure by purchasing a sophisticated management information system called IDX Systems Managed Care Application ("IDX"). In addition, we pay monthly IDX maintenance fees of approximately $11,000. We recently renewed our IDX licenses for existing and additional software modules. In February 2005, we paid $475,000 to renew all required software licenses for a ten year period. Purchase of the licenses to operate additional software modules will also increase our monthly maintenance fees to approximately $16,000. IDX processes and monitors virtually all facets of our management operations. IDX provides our company all the pertinent details regarding claims management eligibility of our affiliated physician organizations. IDX also integrates several different functions of our management operations into one and provides all the information on a timely basis so that we can make rapid management decisions by identifying trends as soon as possible.

        Additionally, we have developed significant knowledge capital with separate departments to manage the key areas of our affiliated physician organizations operations. These departments include:

  •
  Clinical operations, including case management, medically related member services and quality control;

  •
  Claims, including financially related member services;

  •
  Contracting and credentialing, including provider relations;

  •
  Eligibility;

  •
  Finance and accounting;

  •
  HMO relations;

  •
  Information technology;

  •
  Physician networks, including business development and marketing.

        On behalf of our affiliated physician organizations, we manage data for approximately 191,000 HMO enrollees as of December 31, 2004. We estimate that our IDX system has the capacity to process the data of at least an additional 350,000 HMO enrollees. Therefore, we believe that the cost per enrollee of adding a large number of new enrollees would be significantly less than our current cost per enrollee.

Our Market

        Southern California is a mature managed care market. According to the California Department of Finance (Demographic Research Unit), the California population was 36,144,000 as of January 1, 2004. According to the latest survey by Cattaneo and Stroud, Inc. (a for-profit California managed care industry research group funded, in part, by the California Healthcare Foundation), 17,056,235 individuals, or approximately 47% of California residents were enrolled in HMOs as of March 2004, representing a decrease of 653,832 HMO enrollees compared to March 2003. HMO enrollment in California has declined over the past three years, which has been attributed to the economy, unemployment, and a consumer move to preferred provider organizations ("PPOs"), which are another type of managed care plan modeled after the original fee-for-service indemnity plans, but require physicians to accept discounted fees. PPO customers experience higher premiums, co-payments and increased deductibles in exchange for lower initial premiums and the ability to choose their own physicians, whereas HMO enrollees receive virtually all necessary healthcare coverage with minimal co-payments.

        Another reason we believe that California offers more economic opportunity for us is because physicians and hospitals have established practice and referral patterns that are consistent with providing services within a managed care framework. With a substantial portion of the California population utilizing either an HMO or a PPO (discounted fee-for-service), managed care is commonplace.

        So far Prospect Medical Group has limited its acquisition of physician organizations to the following organizations in Orange County, California and Los Angeles County, California:

	As of December 31, 2004
Affiliated Physician Organizations	Primary Care Physicians	Specialists	Enrollees	Area of Operations
Prospect Medical Group, Inc.	291	640	37,600	Orange, Los Angeles & Riverside Counties
Prospect Health Source Medical Group, Inc.	92	99	23,200	West Los Angeles
Sierra Primary Care Medical Group, Inc.(1)	7	154	13,200	Antelope Valley (Los Angeles County)
Pegasus Medical Group, Inc.	5	132	3,500	Antelope Valley (Los Angeles County)
Nuestra Familia Medical Group, Inc.	77	154	6,300	East Los Angeles
Antelope Valley Medical Associates, Inc.	15	129	9,400	Antelope Valley (Los Angeles County)
AMVI / Prospect Health Network(5)	163	175	12,700	Orange County
Prospect Professional Care Medical Group(2)	188	378	36,600	East Los Angeles & Orange County
Prospect NWOC Medical(3) Group, Inc.	140	249	12,200	North Orange County
StarCare Medical Group, Inc.(3)(4)	168	413	32,500	North Orange County
APAC Medical Group, Inc.(3)(4)	168	334	4,100	Central Orange County

Totals	1,314	2,857	191,300

(1)
Excludes 11 full time physicians and 2 part time physicians employed by Sierra Primary Care Medical Group and Pegasus Medical Group.

(2)
Acquisition completed as of September 30, 2003.

(3)
Acquisition completed as of February 1, 2004.

(4)
StarCare and APAC share specialist physicians.

(5)
Includes approximately 5,600 enrollees that we manage for our own economic benefit, and 7,100 enrollees that we manage for the economic benefit of our partner in this joint venture, for which we earn management fee income.

Enrollment Statistics
As of September 30 (and December 31, 2004)

	1996	1997	1998	1999	2000	2001	2002	2003	2004	December 31, 2004
Commercial	33,100	62,000	83,000	87,000	83,000	105,000	102,000	136,200	168,500	162,500
Medicare	1,700	7,300	8,200	8,800	7,800	9,800	7,000	11,200	15,500	14,500
Medi-Cal	—	6,000	6,700	7,600	6,700	6,300	8,500	13,700	14,400	14,300

Totals	34,800	75,300	97,900	103,400	97,500	121,100	117,500	161,100	198,400	191,300

        The Medi-Cal enrollment statistics above include both enrollees that we manage for our own economic benefit, and enrollees that, starting in 1999, we manage for the economic benefit of our partner in the AMVI/Prospect Health Network joint venture. The number of enrollees included in the above table for which we provide management services to our joint venture partner, but in which we have no beneficial ownership interest, was 4,300, 4,200, 4,000, 5,600, 7,100, 7,100 and 7,100 as of September 30, 1999, 2000, 2001, 2002, 2003, 2004 and December 31, 2004, respectively.

Revenue Concentration Statistics of our Affiliated Professional Organizations
For the Fiscal Years Ended September 30, 2003 and 2004 and the three months ended December 31, 2004

        For the fiscal years ended September 30, 2003 and 2004 and the three months ended December 31, 2004, our affiliated physician organizations recognized capitation revenue of $63,512,597, $125,860,567 and $32,518,763, respectively. During those periods, the four largest clients of our affiliated physician organizations, PacifiCare of California, Health Net of California, Blue Cross of California and Blue Shield of California accounted for approximately 84%, 80% and 78% of total capitation revenue, respectively:

					Capitation Revenue
	Capitation Revenue		Capitation Revenue
					Three Months Ended December 31, 2004
	Year Ended September 30, 2003	% of Total Capitation Revenue	Year Ended September 30, 2004	% of Total Capitation Revenue		% of Total Capitation Revenue
PacifiCare	$19,238,866	30%	$40,903,464	32%	$9,846,718	30%
Health Net	15,318,402	24%	25,933,742	21%	6,515,274	20%
Blue Cross	11,850,966	19%	19,899,135	16%	5,456,749	17%
Blue Shield	7,399,387	11%	13,467,152	11%	3,646,655	11%

Totals	$53,807,621	84%	$100,203,493	80%	$25,465,396	78%

        See "Risk Factors" and "Business—Competition" for additional details regarding concentration.

        As of November 30, 2004, the most recent date for which market share data was available, our affiliated physician organizations had a combined market share (based on number of HMO enrollees served) of approximately 7.3 percent in Orange County (109,561 enrollees compared to 1,492,920 total enrollees in Orange County), and approximately 1.7 percent in Los Angeles County (85,025 enrollees compared to 4,934,216 total enrollees in Los Angeles County).

Management Fees and Revenue Generation

        We, through our management subsidiaries, provide management and administrative support services to each of our affiliated physician organizations in return for management fees generally ranging from 8.5% to 15% of each organization's gross revenues. The specific management fee paid by each affiliated physician organization is set forth below:

Affiliated Physician Organization	Management Fee
Prospect Medical Group	15%
Nuestra Familia Medical Group	12%
AMVI/Prospect Health Network(1)	8.5%
Prospect Health Source Medical Group	12.5%
Prospect Professional Care Medical Group	15%
Prospect NWOC Medical Group	15%
Starcare Medical Group	15%
APAC Medical Group	15%
Sierra Primary Care Medical Group	15%
Pegasus Medical Group, Inc.	15%
Antelope Valley Medical Associates	15%

(1)
AMVI/Prospect Health Network has an agreement with Prospect Medical Systems which is based upon a per member/per month management fee that equates to approximately 8.5% of AMVI/Prospect Health Network's gross revenues.

        In addition to the management fees described above, we also receive an incentive bonus based on the net profit or loss of each wholly-owned affiliated physician organization. With the exception of Prospect Health Source Medical Group, we are allocated a 50% residual interest in the profits above 8% of the profits or a 50% residual interest in the net losses, after deduction for costs to the management subsidiary and physician compensation. For Prospect Health Source Medical Group, we are allocated a 40% residual interest in its profits or losses.

        Because of the ownership of a controlling financial interest by Prospect Medical Group or Dr. Terner in all of our affiliated physician organizations, other than AMVI/Prospect Health Network, should we determine that an adjustment to our management fees is appropriate (other than AMVI/Prospect Health Network), we are able to accomplish this adjustment due to our controlling financial interest in the affiliated physician organization. In the case of AMVI/Prospect Health Network, because Prospect Medical Group's ownership interest is a 50% interest, in the event we determine that an adjustment of the management fee for AMVI/Prospect Health Network is appropriate, an adjustment would require negotiation with the joint venture partner.

        Notwithstanding our ability to control the management fee adjustment process, we are limited by laws affecting management fees of health care management service companies. Such laws require that our management fees reflect fair market value for the services being rendered, giving consideration however to the costs of providing the services. Such laws also limit our ability to increase our management fees more frequently than once a year.

        The management fees received by our management subsidiaries and the revenue of our affiliated physician organizations (other than AMVI/Prospect Health Network) are consolidated in our financial statements due to our controlling financial interest. In the case of AMVI/Prospect Health Network, only that portion of the results which are allocated to us are consolidated in the accompanying financial statements, together with the management fee that we charge our joint venture partner, AMVI, for managing AMVI's share of the joint venture operations.

        The management fee percentage listed above for the AMVI/Prospect Health Network joint venture approximates the following specifically determined management fees. There are two primary CalOPTIMA programs; basic Medicaid and a related program called Healthy Families, focused on health coverage for children. For the management services we provide to enrollees assigned to AMVI's division of the joint venture, one of our management companies, Prospect Medical Systems, is compensated $4.36 per member per month for the Medicaid enrollees, and 11% of hospital capitation revenues received by them for Healthy Families enrollees. We record these amounts as revenue. For the management services we provide to enrollees assigned to our division of the joint venture, Prospect Medical Systems is compensated $4.70 per member per month for the Medicaid enrollees and 11% of hospital capitation revenues received for Healthy Families enrollees. We eliminate these intercompany amounts in consolidation. The fee we charge AMVI is lower than our own, as a result of matching a competing management services proposal that AMVI received from another management company. AMVI does not receive any management fees from the joint venture.

        Revenues of our affiliated IPAs and affiliated medical clinics are generated under their contracts with the HMOs. Substantially all of the capitation revenue paid by the HMOs is received by our IPAs between the 10th and the 25th day of each month. The amount of the revenue is determined by the contract with the various HMOs, which pay the affiliated physician organizations a predetermined amount of money per enrollee, per month (known as a capitation payment).

        Our three management subsidiaries have the right, under their management services agreements, to control the depository accounts of the affiliated physician organizations they manage. Our management subsidiaries make disbursements on behalf of each affiliated physician organization to pay for all physician medical expenses for the HMO enrollees.

        The payments include primary care and specialist sub-capitation, and fee-for-service payments for those physicians who are not sub-capitated. Sub-capitation is an arrangement whereby a physician accepts a single payment per patient per month which is a portion of the capitation payment received by the affiliated physician organizations from the HMO in exchange for which the physician provides all services in his area of expertise or specialty.

Risk Management

        We must control the medical expense or medical risk of our affiliated physician organizations. We use sub-capitation as one technique to control this risk. Approximately 50% of the medical costs of our affiliated physician organizations are sub-capitated. Another 20% of the medical costs are not sub-capitated because the patient utilization is so low that sub-capitation would be counter-productive. The remaining 30% of the medical costs of our affiliated physician organizations are controlled in the following ways:

  •
  FLEXIBILITY:    As a general policy, we do not undertake the management of IPAs which we do not control through the single shareholder model. As a result, we can better control costs due to the absence of competing interests or diverse agendas between the affiliated IPAs and our management subsidiaries.

  •
  SUB-CAPITATING AND CONTRACTING:    For those specialties for which our affiliated physician organizations cannot or do not choose to obtain a sub-capitated contract, we negotiate discounted fee-for-service contracts. The reimbursement mode of these contracts is approximately 80% of the amount Medicare allows. The range is 65% to 120% of Medicare allowable.

  •
  SERVICE AREA RESTRICTION:    In negotiating contracts for our affiliated physician organizations with the HMOs, we have been able to define the service area of our affiliated physician organizations as a 30-mile radius around the office of the HMO enrollee's primary care physician. By contract, our affiliated physician organizations generally do not assume responsibility for medical costs that occur outside of their service area. The out-of-area and non-physician components of hospitalization costs are generally the responsibility of the HMO.

  •
  REFERRAL REVIEW:    All non-emergent care requires the prior authorization of our affiliated physician organizations. Consequently, our affiliated physician organizations have the ability to limit unnecessary procedures and to direct the enrollees requiring care to their contracted physicians and the most cost effective facility.

  •
  AUTOMATION:    Our information technology systems allow us generally to analyze medical cost distribution by the fifteenth day following the month in which claims are paid, facilitating a rapid response to any perceived distortion in medical costs.

  •
  EFFICIENT USE OF HOSPITALS:    Our affiliated physician organizations contract with hospitalists to see all of our physician groups' patients who are hospitalized. Hospitalists are board certified pulmonologists and internists who are trained in intensive care. They effectively maintain control over the patient's stay in the hospital, cutting down unnecessary consultations and facilitating the patient's treatment and discharge.

        In addition, our affiliated physician organizations' agreements with HMOs and hospitals contain risk-sharing arrangements under which the affiliated physician organizations can earn additional compensation by coordinating the provision of high quality, cost-effective health care to enrollees, but they may also be required to assume a portion of any loss sustained from these arrangements. Risk-sharing arrangements are based upon the cost of hospital services or other services for which our physician organizations are not capitated. The terms of the particular risk-sharing arrangement allocate responsibility to the respective parties when the cost of services exceeds a budget, which results in a "deficit," and permit the parties to share in any amounts remaining in the budget, known as a "surplus," which occurs when actual cost is less than the budgeted amount. The amount of non-capitated and hospital costs in any period could be affected by factors beyond our control, such as changes in treatment protocols, new technologies and inflation. To the extent that such non-capitated and hospital costs are higher than anticipated, revenue paid to our affiliated physician organizations may not be sufficient to cover the risk-sharing deficits they are responsible for paying, which could reduce our revenues and profitability. It is our experience that "deficit" amounts for hospital costs are applied to offset any "surplus" amount we would otherwise be entitled to receive. We have historically not been required to reimburse the HMOs for any hospital cost deficit amount. Most of our contracts with HMOs specifically provide that we will not have to reimburse the HMO for hospital cost deficit amounts.

        In addition to hospital risk-sharing arrangements, many HMOs also provide a risk-sharing arrangement for pharmaceutical costs. Unlike hospital pools where nearly all the HMO contracts mandate participation by our affiliated physician organizations in the risk sharing for hospital costs, a lesser number of the HMO contracts mandate participation in a pharmacy risk-sharing arrangement, and although (unlike hospital pools) our affiliated physician organizations are generally responsible for their 50% allocation of pharmacy cost deficits, the deficit amounts of pharmacy costs have to date not been material.

        HMOs often insist on withholding negotiated amounts from the affiliated physician organizations' professional capitation payments, which the HMOs are permitted to retain, in order to cover the affiliated physician organizations' share of any risk-sharing deficits; and hospitals often demand cash settlements of risk sharing deficits as a "quid pro quo" for joining in these arrangements. Whenever possible, we seek to contractually reduce or eliminate our affiliated physician organizations' liability for risk-sharing deficits.

Our Affiliated Physician Organizations

        Our affiliated physician organizations consist of affiliated IPAs and affiliated medical clinics. Our affiliated IPAs contract with physicians (primary care and specialist) and other health care providers, to provide all of their medical services. Our affiliated medical clinics employ their primary care physicians to provide the vast majority of their medical services, while contracting with specialist physicians and other health care providers to provide other required medical services.

        All of our affiliated physician organizations enter into contracts with HMOs to provide medical services to enrollees of the HMOs. Most of the HMO agreements have an initial term of two years renewing automatically for successive one-year terms. However, because the HMO agreements generally do not provide for any increased capitation rates after the initial term, we generally renegotiate the HMO agreements on behalf of our affiliated physician organizations at the end of the initial term of such HMO agreements and enter into new agreements or amendments for additional two-year terms. This provides our affiliated physician organizations with more favorable rates than allowing their HMO agreements to renew pursuant to the automatic successive renewal provisions which would require our affiliated physician organizations to continue to provide services at the same rates as the initial term during such successive term(s).

        The HMO agreements generally provide for a termination by the HMOs for cause at any time, although we have never experienced a for cause termination. The HMO agreements generally allow either the HMOs or the affiliated physician organizations to terminate the HMO agreements without cause within a four to six month period immediately preceding the expiration of the term of the agreement.

        Our management subsidiaries provide management services to our affiliated IPAs and affiliated medical clinics under management services agreements that transfer control of all non-medical components of the business of the affiliated physician organizations to our management subsidiaries to the full extent permissible under federal and state law. When combined with the single shareholder model, which includes the assignable option agreement among Prospect Medical Systems, Prospect Medical Group and Dr. Terner, we have an established affiliate relationship with our affiliated physician organizations.

        As of December 31, 2004, our affiliated physician organizations employed 13 physicians (including two part time physicians), and had independent contracts with approximately 4,171 physicians.

        The physicians of the affiliated physician organizations are exclusively in control of and responsible for all aspects of the practice of medicine, subject to specialist guideline referrals developed by multi-specialty medical committees composed of our contracted physicians and chaired by one of our medical directors.

        We have entered into a management services agreement with each of our affiliated physician organizations, each of which is for a ten to thirty year term. When our existing affiliated physician organizations acquire other affiliated physician organizations that have contracts with HMOs, we enter into a management services agreement with each newly acquired affiliated physician organization as well.

        The management of our affiliated physician organizations is conducted by our three management subsidiaries, Prospect Medical Systems, Sierra Medical Management and Pinnacle Health Resources.

Assignable Option Agreement

        The assignable option agreement is an essential element of our "single shareholder model." The assignable option agreement provides our management subsidiary, Prospect Medical Systems, the right at will and on an unlimited basis, to designate a successor physician to purchase the capital stock of Prospect Medical Group for nominal consideration ($1,000) and thereby determine the ownership of Prospect Medical Group. There is no limitation on whom we may name as a successor shareholder except that any successor physician must be duly licensed as a physician in the State of California or otherwise be permitted by law to be a shareholder of a professional corporation.

        As a result of the assignable option agreement and our control of Prospect Medical Systems, we have control over the ownership of Prospect Medical Group. Because Prospect Medical Group is the owner of all or a significant amount of the capital stock of all of the other affiliated physician organizations, control over the ownership of Prospect Medical Group ensures that we can control the ownership of each of our affiliated physician organizations.

        Execution of the assignable option agreement was a requirement of the management services agreement between Prospect Medical Systems and Prospect Medical Group. We paid nominal consideration ($100.00) for the assignable option agreement. The management services agreement and the assignable option agreement with Prospect Medical Group were executed in 1996 when we commenced our affiliation with Prospect Medical Group. The assignable option agreement terminates or expires coterminous with the management services agreement, which has a thirty-year term with successive automatic ten-year renewal terms. The assignable option agreement additionally provides that if the management services agreement is terminated for any reason, then Prospect Medical Systems' assignable option is automatically and immediately exercised. Through Prospect Medical Systems, we intend to continue the term of the management services agreement with Prospect Medical Group for successive ten-year terms after the completion of the initial thirty-year term. We believe the automatic term renewal provisions of the management services agreement, coupled with the protections afforded us by the automatic option exercise provision in the assignable option agreement, will ensure the continued availability of the option under the assignable option agreement.

        Jacob Y. Terner, M.D. is currently the sole shareholder, sole director and Chief Executive Officer of Prospect Medical Group, as well as a director and Chief Executive Officer of Prospect Medical Holdings, Inc., each of our management company subsidiaries except PMS, and each of our other affiliated physician organizations, except for AMVI/Prospect Health Network and Nuestra Familia Medical Group. Between October 1996 and December 1999, the shares of Prospect Medical Group were held by Gregg DeNicola, M.D. under the assignable option agreement. In January 2000, after having received Dr. DeNicola's resignation, we exercised our rights under the assignable option agreement, and for nominal consideration, Dr. DeNicola transferred the shares of Prospect Medical Group to Dr. Terner.

        Furthermore, since Dr. Terner is also an officer and director of each of the company, our management subsidiaries and our affiliated physician organizations, Dr. Terner has a fiduciary duty to protect the interests of each entity and its shareholders.

        At any time when Prospect Medical Systems determines that it is necessary to change the sole shareholder of Prospect Medical Group, with or without cause, Prospect Medical Systems may exercise its rights under the assignable option agreement and replace the sole shareholder of Prospect Medical Group with another licensed physician selected by our Board of Directors. Since we and Prospect Medical Systems are fully aware of the revenues which are earned by Prospect Medical Group (as well as the other affiliated physician organizations) and the expenses to be paid from such revenue, and further since we prepare regular financial statements and reports of Prospect Medical Group, we are confident that we would be well aware of any potential insolvency, liquidation or dissolution of Prospect Medical Group before it occurred, and if we conclude that this situation, or any other type of situation, necessitated the removal of Dr. Terner as the sole shareholder of Prospect Medical Group, then Prospect Medical Systems would exercise its option under the assignable option agreement and appoint a successor to Dr. Terner.

        We believe, although there can be no assurance that, in the event of a liquidation or bankruptcy of Prospect Medical Group, Prospect Medical Systems would likely be appointed to continue as the management company, thereby continuing to earn management service revenue. Additionally, as a result of the substantial amount that would be due to Prospect Medical Systems for the remaining term of its 30-year management services agreement, it is possible that they would become the single largest unsecured creditor of Prospect Medical Group, thus placing Prospect Medical Systems in likely control of a creditors committee.

        Prospect Medical Group has executed an inter-company note and security agreement in favor of Prospect Medical Systems for advances made by Prospect Medical Systems to Prospect Medical Group. As a result of the security agreement, those obligations would make Prospect Medical Systems a secured creditor of Prospect Medical Group.

        We believe that the cumulative effect of the assignable option agreement and the fiduciary duty imposed on the single physician shareholder of Prospect Medical Group is sufficient to safeguard our control over all business decisions of the affiliated physician organizations, including any currently unforeseeable insolvency, liquidation or dissolution of Prospect Medical Group.

Provider Agreements

        The physicians of the affiliated physician organizations are exclusively in control of and responsible for all aspects of the practice of medicine, and are subject to specialist guideline referrals developed by multi-specialty medical committees composed of our contracted physicians and chaired by one of our medical directors. Each affiliated physician organization enters into the following types of contracts for the provision of physician and ancillary health services:

Primary Care Physician Agreement

        A primary care physician agreement provides for primary care physicians contracting with independent physician associations to be responsible for both the provision of primary care services to enrollees and for the referral of enrollees to specialists affiliated with the independent physician association, when appropriate. Primary care physicians receive monthly sub-capitation for the provision of primary care services to enrollees. An independent physician association can terminate the primary care physician agreement immediately upon the occurrence of certain specified events, including suspension, restriction or revocation of the physician's license to practice medicine in California, denial, restriction or revocation of medical staff privileges at any hospital for medical disciplinary reasons, and the loss of professional liability insurance. Either party to the primary care physician agreement may terminate the agreement without cause upon ninety days' prior written notice.

Specialist Agreement

        A specialist agreement provides for a specialty care physician contracting with the independent physician association to receive either sub-capitated payments or discounted fee-for-service payments for the provision of specialty services to those enrollees referred to them by the independent physician association's primary care physician. An independent physician association can terminate the specialist agreement immediately upon the occurrence of certain specified events, including suspension, restriction or revocation of the physician's license to practice medicine in California, denial, restriction or revocation of medical staff privileges at any hospital for medical disciplinary reasons, and the loss of professional liability insurance. Either party to a specialist agreement may terminate the agreement without cause, usually upon ninety days' prior written notice.

Ancillary Provider Agreement

        An ancillary provider agreement provides for ancillary service providers—generally non-physician providers such as physical therapists, laboratories, etc.—to contract with an independent physician association to receive either monthly sub-capitated, discounted fee-for service or case rate payments for the provision of service to enrollees on an as-needed basis. Generally, either party can terminate the ancillary provider agreement with or without cause upon sixty or ninety days' written notice.

Management Services Agreements

        Our management subsidiaries, Prospect Medical Systems, Sierra Medical Management and Pinnacle Health Resources, enter into exclusive ten to thirty year management services agreements with each of our affiliated physician organizations, pursuant to which we, through such subsidiaries, provide them with management and administrative support services in return for management fees generally ranging from 8.5% to 15% of each affiliated physician organization's gross revenues. We also receive an incentive bonus approximating 40% of the profit of our affiliated physician organizations; in the event of a loss, our management fee is reduced by approximately 50% of the affiliated physician organization's loss.

        The management services agreements with our affiliated physician organizations that are 100% owned by Prospect Medical Group or Dr. Terner each have a thirty-year term and renew automatically for successive ten-year terms unless either party elects to terminate them 90 days prior to the end of their term. The management services agreements with those affiliated physician organizations in which we Prospect Medical Group has only a 50% interest (or slightly more, in the case of Nuestra Familia) have different terms. Our contract with Nuestra Familia is for only ten years; however, because Prospect Medical Group is a 55% shareholder, any renewal or termination must be approved by us. Similarly, our joint venture with AMVI is year-to-year, but because Prospect Medical Group is a 50% owner of that joint venture, we cannot be terminated without approval of the board of directors, of which Prospect Medical Group represents 50%. The management services agreements are terminable by the unilateral action of the particular physician organization prior to their normal expiration if we materially breach our obligations under the agreements or become subject to bankruptcy-related events, and we are unable to cure the material breach within sixty days of the occurrence. All management fees are eliminated in the consolidation in our financial statements.

        Under the management services agreements, we, through our management subsidiaries, provide management functions only. Under these agreements, each affiliated physician organization delegates to us the non-physician support activities that are required by the affiliated physician organizations in the practice of medicine. The management services agreements require us to provide suitable facilities, fixtures and equipment and non-physician support personnel to each affiliated physician organization. The primary services that we provide under management services agreements include the following:

  •
  Utilization Management and Quality Assurance.  We assist each affiliated physician organization with the development and implementation of a utilization and quality management plan. We implement systems, programs and procedures necessary for the affiliated physician organizations and their physicians to perform utilization and quality management, organize procedures for prior authorization of elective procedures, urgent and emergent outpatient ambulatory surgery and hospital procedures, assist the physicians with their prospective, concurrent and retrospective reviews of medical procedures in accordance with their policies and HMO health plan requirements, provide data on the use of outpatient and inpatient services by the physicians to the affiliated physician organizations and the use of non-contracting physicians, and assist the medical director and the utilization review/quality assurance committee of each affiliated physician organization in responding to HMO member grievances, based on the instructions of the medical director.

  •
  Medical Management.  We have a medical management department that administers the processes by which referrals to specialists and ancillary health care providers are evaluated, coordinated and implemented on an ongoing basis for both acute illnesses and enrollees experiencing chronic disability, complex medical cases or problems requiring long-term care. The goal of medical management is to provide a continuum of quality care throughout the enrollee's treatment period.

  •
  Physician Contracting.  We negotiate agreements with primary care physicians, specialists and ancillary service providers on behalf of our affiliated physician organizations. We also negotiate agreements with hospitals and hospital based physicians for those hospital costs that are the financial responsibility of the affiliated physician organization.

  •
  Physician Credentialing.  Our physician credentialing program seeks to screen physician's credentials prior to their entry into the independent physician association network, and maintain credentialing standards once the physician has been accepted into the independent physician association through a re-credentialing process every three years. The physician credentialing program includes the investigation and verification of physicians' qualifications, credentials, proof of malpractice insurance and medical staff privileges at the time they are brought into the network, as well as periodically reviewing competency and continuing medical education.

  •
  HMO Contracting.  We evaluate, negotiate and administer agreements with HMOs on behalf of our affiliated physician organizations. The contracts with the HMOs generally contain two-year terms, and can be terminated by the HMO with cause, subject to notice provisions. The contracts can also generally be terminated without cause within four to six months immediately preceding the end of the term. Many of these HMO contracts were first entered into by our affiliated physician organizations ten to twenty years ago, and are renegotiated 90-180 days in advance of the contract expiration dates. Negotiations with HMOs include increased capitation rates, the division of financial responsibility, which describes the HMO enrollee's covered benefits that our affiliated physician organizations will be financially responsible for, as opposed to the covered benefits which are the responsibility of the HMO, along with various other terms and conditions.

  •
  Claims Administration.  We possess complete medical claims processing capabilities including determining whether enrollees are eligible and whether services are authorized, identifying appropriate benefits, issuing payments to providers and analyzing encounter data.

  •
  Financial Services.  We have exclusive decision-making authority with respect to the establishment and preparation of annual budgets for each of our affiliated physician organizations. In consultation with each affiliated physician organization, we establish bank accounts for the deposit of all sums received by each affiliated physician organization for services provided to its enrollees. In addition, we may endorse all checks made payable to each of our affiliated physician organizations and make deposits to its bank account, prepare financial statements on a monthly basis, calculate primary care and specialist sub-capitation payments, pay claims by non-capitated providers, invoice other payers for the coordination of benefits and other third party liability payments, such as workers' compensation claims and automobile insurance claims, administer capitation and other distributions from HMOs including auditing and monitoring of HMO incentive payments, negotiate and settle the affiliated physician organization's share of such payments, and establish and maintain reserves for our affiliated physician organizations.

  •
  Provider Relations.  We maintain a provider relations department that orients individual providers to managed care policies and procedures, assists each of our affiliated physician organizations in developing and updating provider operations manuals, and resolves day-to-day operational situations that may arise.

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  Management Information Systems.  Our management information system, IDX, is a software system specifically designed with a managed care application. The management information system maintains an on-line database that provides inpatient and outpatient utilization statistics and patient encounter reporting. Patient encounter reporting consists of the information received from each physician on patient encounter forms for each patient visit, which sets forth what services the patient received from the physician during that visit. Utilization statistics are the patterns of patient encounters for various procedures for specific segments of the patient population. The availability of timely information on utilization patterns improves physician effectiveness. This data also plays an integral role in the physician utilization control process by enabling the medical directors and utilization management nurses to monitor medical management decisions, evaluate patient outcomes and monitor utilization trends. In addition, the management information system is capable of performing various administrative functions including enrollee eligibility verification, outside service referrals and verifications, and claims processing.

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  Patient Eligibility and Services.  We provide a variety of services related to patient eligibility, including obtaining eligibility lists from HMOs, assisting with the determination of eligibility of patients for health care coverage prior to the provision of medical services, maintaining a computerized eligibility database to distribute eligibility reports, and insuring that enrollee eligibility and HMO capitation payments are synchronized.

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  Member Services.  Our staff is trained to aid patients in understanding managed care and the nature and extent of health plan coverage, assist patients in making informed decisions concerning their medical care and treatment alternatives, and provide support in resolving patient-physician difficulties and/or qualified financial issues.

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  Physician Recruiting.  We seek to recruit primary care physicians in each of our affiliated physician organizations. Additionally, we add specialists in each of our affiliated physician organizations as vacancies arise or based upon financial considerations.

Marketing and Public Relations

        Our marketing, public relations and advertising of health care services is conducted in accordance with the laws, rules, regulations and guidelines of all applicable governmental and quasi-governmental agencies, including but not limited to the Medical Board of California. In addition to primary care physician recruitment, our marketing staff seeks to increase enrollment through attendance at employer group health fairs and HMO enrollment meetings.

Competition

        The managed care industry is highly competitive and is subject to continuing changes with respect to the manner in which services are provided and how providers are selected and paid. We are subject to significant competition both with respect to physicians affiliating with our physician organizations and in seeking contracts to manage other physician organizations. Generally, both we and our affiliated physician organizations compete with any entity that enters into contracts with HMOs for the provision of prepaid health care services, including:

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  Other companies that provide management services to health care providers but do not own the affiliated physician organization;

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  Hospitals that affiliate with one or more physician organizations;

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  HMOs that contract directly with physicians; and

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  Other physician organizations.

        Additionally, our affiliated physician organizations compete with other medical practices in the areas in which we do business or expect to do business in the future. Pressures to reduce the cost of medical care, through legal reform of the health care system or through market forces such as the continued expansion of managed care, could adversely impact our revenues and the revenues of our affiliated physician organizations. Further, increased enrollment in prepaid plans due to health care reform, increased participation by physicians in group practices and other factors may attract new entrants into the managed care industry, resulting in increased competition.

        We believe that we offer competitive services in the Southern California managed care market based upon three primary factors:

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  Stability.  When physician groups fail or are perceived to be on the brink of failure (a condition of material breach in virtually all HMO contracts), HMOs respond by canceling their contract with the failed group and transferring the enrollees to other physician organizations. Physicians in the failing organization will have their patients assigned to other doctors in unrelated physician organizations, often causing significant economic hardship. We attempt to keep our affiliated physicians apprised of our financial and operational strength to assure our contracted physicians that their income streams are protected and not in jeopardy. We achieve this through our provider relations contacts and by our consistent record of timely payments, and by meeting health plan guidelines for tangible net equity and current IBNR (incurred but not reported) calculations. In the past, we have acquired and restructured several weak or failing physician organizations, which further demonstrated our ability to survive in the competitive managed care business.

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  Competitive Compensation.  Relative to other organizations, we offer competitive reimbursement to our primary care physicians, including a bonus distribution to those physicians in our networks. The amount of the bonus distribution varies with each affiliated physician organization depending on profitability and the level of acquisition debt assigned to each IPA. In certain of our affiliated physician organizations, specialty physicians have also received bonuses.

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  Service.  We attempt to provide the highest quality of service to both providers and patients. Emphasis is placed on telephone answering etiquette. Referrals to specialists are made in a timely manner. Many specialist visits do not require prior authorization or a referral request, but rather a simple patient permit form when completed by the primary care physician, allowing direct access, without delay, to the more commonly used specialists. As stated above, we maintain separate departments of provider and customer (patient) relations to help maintain the quality of our service.

        There is competition for patients and primary care physicians in every market in which our affiliated physician organizations operate. The number of significant competitors varies in each region. The following summary of information about our competitors and their estimated enrollment in various markets is based on a recent report published by Cattaneo and Stroud, Inc., consultants to the California managed care industry. Enrollment numbers that follow differ from updated enrollment numbers of our affiliated entities provided elsewhere in this filing, due to differing dates of presentation.

        In Beverly Hills/West Los Angeles, California we believe we have two major competitors, Cedars Sinai Medical Care Foundation (an IPA controlled by Cedars Sinai Hospital) and an independent physician association with medical clinics called Bay Area Community Medical Group.

Competition	Estimated Enrollment	% of Total Enrollment of Major Competition Including Prospect
Cedars Sinai Medical Care Foundation	62,500	54%
Bay Area Community Medical Group	30,400	26%
Sub-Total	92,900	80%
Prospect Health Source Medical Group	23,400	20%
Grand Totals	116,300	100%

        In Orange County, California, we have three major competitors: St. Joseph Heritage Healthcare (controlled by the St. Joseph Health Care System), Affiliated Doctors of Orange County and Genesis Healthcare.

Competition	Estimated Enrollment	% of Total Enrollment of Major Competition Including Prospect
Genesis Healthcare	13,000	4%
Affiliated Doctors of Orange County	61,000	16%
St. Joseph Heritage Healthcare	192,000	51%
Sub-Total	266,000	71%
Prospect Affiliates
Prospect Medical Group	35,600	10%
AMVI/Prospect Health Network	13,100	3%
Prospect Professional Care Medical Group	18,300	5%
Prospect NWOC Medical Group	4,600	1%
Star Care Medical Group	33,800	9%
APAC Medical Group	4,100	1%
Sub-Total—Prospect	109,500	29%
Grand Totals	375,500	100%

        In the Antelope Valley region of Los Angeles County we have one major competitor, High Desert Medical Group, an affiliate of Heritage Provider Network.

Competition	Estimated Enrollment	% of Total Enrollment of Major Competition Including Prospect
High Desert Medical Group	70,000	73%
Prospect Affiliates
Sierra Primary Care Medical Group	13,600	14%
Antelope Valley Medical Group	8,600	9%
Pegasus Medical Group	4,200	4%
Sub-Total—Prospect	26,400	27%
Grand Total	96,400	100%

        In the East Los Angeles County region, which includes the cities of Downey, Whittier and Montebello, we have two major competitors, Bright Medical Associates and Caremore Medical Group.

Competition	Estimated Enrollment	% of Total Enrollment of Major Competition Including Prospect
Bright Medical Associates	41,000	30%
Caremore Medical Group	72,000	52%
Sub-Total	113,000	82%
Prospect Affiliates
Nuestra Familia Medical Group	6,000	4%
Prospect Professional Care Medical Group	19,000	14%
Sub-Total—Prospect	25,000	18%
Grand Total	138,000	100%

        According to Cattaneo and Stroud, between 1996 and December 1, 2004, 172 medical groups and independent physician associations throughout California have closed, with 50% of the closures due to financial problems. This has reduced the number of competitors in our service area and in our opinion, this consolidation among physician organizations will likely continue. Cattaneo and Stroud reports that, at December 31, 2003, there were 304 medical groups and independent physician associations in California, including 169 small, medium and large, independent physician associations.

        Additionally, the California Department of Managed Health Care ("DMHC") intends to mandate certain financial statement solvency requirements of medical groups and independent physician associations including cash equal to claims plus IBNR reserves, $1.00 of positive working capital and $1.00 of positive net worth for all groups. We believe a number of smaller groups will not be able to achieve the financial solvency requirements of the DMHC, which will create additional consolidation opportunities for us.

        Based on December 2004 Cattaneo and Stroud current estimates, total HMO enrollment in Los Angeles County was approximately 4,900,000. We have approximately 85,000 enrollees located throughout Los Angeles County, which represents approximately 1.7% of the total enrollment in Los Angeles County. The estimated current HMO enrollment in Orange County is approximately 1,500,000. We have approximately 110,000 enrollees located in Orange County, which represents approximately 7.3% of the total enrollment in Orange County.

        Los Angeles and Orange Counties are very large regions, and there are areas or cities within each county that may have IPAs larger than our affiliated physician organizations or larger than our competitors described above. However, we do not conduct our business operations in those service areas or cities at this time, those IPAs do not conduct business operations in our service areas or cities, and we do not consider those IPAs competition.

        Based on recent Cattaneo and Stroud studies, we believe that the combined enrollment of our affiliated physician organizations is the fifth largest in California.

Physician Organization	Service Area	Estimated Enrollment
Prospect Medical Group And Subsidiaries	Los Angeles County Orange County	195,000
Primecare Medical Network	Los Angeles County Riverside County San Bernardino County	236,000
Heritage Provider Network	Los Angeles County Riverside County San Bernardino County	240,000
Healthcare Partners Medical Group	Los Angeles County Orange County	417,000
Hill Physicians Medical Group	Alameda County Contra Costa County Placer County Sacramento County San Francisco County Solano County	418,000

        Some of our competitors are larger than we are, have greater resources and may have longer-established relationships with buyers of such services, giving them greater leverage in contracting with physicians and HMOs. Such competition may make it difficult to enter into affiliations with physician organizations on acceptable terms and to sustain profitable operations.

Regulation

        Both we and our affiliated physician organizations are subject to numerous federal and state statutes and regulations that are applicable to the management and provision of health care services and to businesses generally, as summarized below.

Practice of Medicine and Professional Licensing

        Federal and state laws specify who may practice medicine and limit the scope of relationships between medical practitioners and other parties. Under these laws, we are prohibited from practicing medicine or exercising control over the provision of medical services. We do not employ physicians to provide medical services, exert control over medical decision-making or represent to the public that we offer medical services. We have entered into management services agreements with our affiliated physician organizations that reserve exclusive control and responsibility for all aspects of the practice of medicine and the delivery of medical services to the physician organizations. Some states have interpreted management agreements with physicians as unlawful fee splitting. We do not believe that our contractual arrangements with physician networks, hospitals, or physician groups will subject us to these types of claims. Changes in the laws may necessitate modifications in our relationships with our clients.

        State law also imposes licensing requirements on individual physicians and on facilities operated by physicians. Federal and state laws regulate HMOs and other managed care organizations with which physician organizations may have contracts. Some states also require licensing of third-party administrators and collection agencies. This may affect our operations in states in which we may seek to do business in the future. In connection with our existing operations, we believe we are in compliance with all such laws and regulations and current interpretations thereof. Our ability to operate profitably will depend, in part, upon our ability and the ability of our affiliated physician organizations to obtain and maintain all necessary licenses and other approvals and operate in compliance with applicable health care laws and regulations, including any new laws and regulations or new interpretations of existing laws and regulations.

Anti-Kickback

        Federal law commonly known as the "Anti-kickback Statute" prohibits the knowing or willful offer, solicitation, payment or receipt of anything of value (direct or indirect, overt or covert, in cash or in kind) which is intended to induce the referral of patients covered by federal reimbursement programs, or the ordering of items or services reimbursable under those programs. This law also prohibits remuneration that is intended to induce the recommendation of, or furnishing, or the arranging for, the provision of items or services reimbursable under federal reimbursement programs. This law has been broadly interpreted by a number of courts to prohibit remuneration that is offered or paid for otherwise legitimate purposes if the circumstances show that one purpose of the arrangement is to induce referrals. The penalties for violations of this law include criminal sanctions and exclusion from the federal healthcare program.

        To address concerns about the implementation of the Anti-kickback Statute, the federal government adopted regulations with exceptions, or "safe harbors," for some transactions and activities that will not be deemed to violate the Anti-kickback Statute, such as sales of physician practices, management and personal services agreements, employee relationships, and referrals within group practices consisting of "active" investors. The failure to qualify under a safe harbor, while potentially subjecting the activity to greater regulatory scrutiny, does not render the activity illegal per se. One safe harbor on which we rely applies to management contracts meeting specified criteria.

        There are several aspects of our relationships with physicians to which the Anti-kickback Statute may be relevant. The government may construe some of the marketing and managed care contracting activities that we historically performed as arranging for the referral of patients to the physicians with whom we had a management agreement. Furthermore, at the request of professional corporations with which we have a management agreement, we arranged a limited provider network for the provision of ancillary services which the professional medical corporations and their contracted physicians desire to make available to their patients in the physician's office. The services that were provided by the ancillary providers are generally not reimbursable by federal reimbursement programs.

        We believe our business activities are not in violation of the anti-kickback legislation. Further, we believe that the business operations of our affiliated physician organizations do not involve the offer, payment, solicitation or receipt of remuneration to induce referrals of patients, because compensation arrangements between the physician organizations and the primary care physicians who make referrals are designed to discourage referrals to the extent they are medically unnecessary. These physicians are paid either on a sub-capitation or fee-for-service basis and do not receive any financial benefit from making referrals.

        Noncompliance with, or violation of, the federal anti-kickback legislation can result in exclusion from the Medicare and Medicaid (Medi-Cal in California) programs and civil and criminal penalties. Many states, including California, have similar anti-kickback prohibitions with similar penalties. Although we believe our activities to be in compliance, if we were found to be in violation of the anti-kickback legislation, we could suffer civil penalties, criminal fines, imprisonment or possible exclusion from participation in the reimbursement programs, which could reduce our revenues, increase our costs and decrease our profitability.

Self-Referral

        The Stark Self-Referral Law prohibits a physician from referring a patient to a health care provider for some designated health services reimbursable by the Medicare or Medicaid programs if the physician has a financial relationship with that provider, including an investment interest, a loan or debt relationship or a compensation relationship. The designated services covered by the law include, among others, radiology services, infusion therapy, radiation therapy, outpatient prescription drugs and hospital services. In addition to the conduct directly prohibited by the law, the statute also prohibits "circumvention schemes" that are designed to obtain referrals indirectly that cannot be made directly. The penalties for violating the law include a refund of any Medicare or Medicaid payments for services that resulted from an unlawful referral, civil fines and exclusion from the Medicare and Medicaid programs.

        On January 4, 2001, the Health Care Financing Administration, now known as the Centers for Medicare & Medicaid Services issued a partial final rule, known as the Phase I Final Regulations, regarding certain provisions of the Stark Law with an effective date for the relevant portions of January 4, 2002. The Phase I Final Regulations expand upon the statutory exceptions and contemplate that designated health services may be provided by a physician practice or by another corporation if the relevant exceptions delineated in the regulations apply. In any event, the federal regulatory authorities have indicated through various charges brought recently against providers that they consider the Stark Law to be sufficiently self-implementing that charges may be brought when violations of unambiguous elements of the Stark Law are found. A second rulemaking, Phase II of the Stark Law regulations, that would address the remaining sections of the Stark Law is pending. It is not known when these additional final regulations will be adopted.

        The self-referral prohibition applies to our services, and we believe our relationships comply with the law. We believe our business arrangements do not involve the referral of patients to entities with whom referring physicians have an ownership interest or compensation arrangement within the meaning of federal and state self-referral laws, because referrals are made directly to other providers rather than to entities in which referring physicians have an ownership interest or compensation arrangement. We further believe our financial arrangements with physicians fall within exceptions to state and federal self-referral laws, including exceptions for ownership or compensation arrangements with managed care organizations and for physician incentive plans that limit referrals. In addition, we believe that the methods we use to acquire existing physician organizations and to recruit new physicians do not violate such laws and regulations. Nevertheless, if we were found to have violated the self-referral laws, we could be subject to denial of reimbursement, forfeiture of amounts collected in violation of the law, civil monetary penalties, and exclusion from the Medicare and Medicaid programs, which could reduce our revenues, increase our costs and decrease our profitability. Many states, including California, have similar self-referral laws that provide for similar penalties.

Fraud and Abuse

        The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") broadened the scope of fraud and abuse laws by adding several criminal provisions for health care fraud offenses that apply to all health benefit programs. This Act also created new enforcement mechanisms to combat fraud and abuse, including the Medicare Integrity Program and an incentive program under which individuals can receive up to $1,000 for providing information on Medicare fraud and abuse that leads to the recovery of at least $100 of Medicare funds. In addition, federal enforcement officials now have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed health care fraud, even if the officer or managing employee had no knowledge of the fraud. HIPAA was followed by the Balanced Budget Act of 1997, which created additional fraud and abuse provisions, including civil penalties for contracting with an individual or entity that the provider knows or should know is excluded from a federal health care program.

HIPAA Administrative Simplification and Privacy Requirements

        The Administrative Simplification Provisions of HIPAA require the use of uniform electronic data transmission standards for health care claims and payment transactions submitted or received electronically. These provisions are intended to encourage electronic commerce in the health care industry. On August 17, 2000, the Department of Health and Human Services ("HHS") published final regulations establishing electronic data transmission standards that all health care providers must use when submitting or receiving certain health care transactions electronically. Compliance with these regulations became mandatory on October 16, 2002. However, entities that filed for an extension before October 16, 2002 had until October 16, 2003 to comply with the regulations. We filed for the extension before October 16, 2002, and contracted with health plan designated clearinghouses to ensure compliance with the standards by October 16, 2003.

        HIPAA also requires HHS to adopt standards to protect the privacy and security of individually identifiable health-related information. HHS released final regulations containing privacy standards in December 2000 and published revisions to the final regulations in August 2002. Compliance with these regulations was required by April 14, 2003. The privacy regulations regulate the use and disclosure of individually identifiable health-related information, whether communicated electronically, on paper or orally. The regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed. HHS released final security regulations on February 20, 2003. The security regulations will become mandatory on April 20, 2005 and will require health care providers to implement administrative, physical and technical practices to protect the security of individually identifiable health information that is maintained or transmitted electronically.

        Our affiliated physician organizations are covered entities subject to these regulations. As a business associate of such entities and contracted health plans, we are also subject to many of the Health Insurance Portability and Accountability Act requirements pursuant to a business associate contract required between covered entities and their business associates. We are also subject to state regulations regarding privacy and medical information.

        Violations of HIPAA could result in civil penalties of up to $25,000 per type of violation in each calendar year and criminal penalties of up to $250,000 per violation. In addition, there are numerous legislative and regulatory initiatives at the Federal and state levels addressing patient privacy concerns. We will continue to remain subject to any Federal or state privacy-related laws that are more restrictive than the privacy regulations issued under HIPAA. These statutes vary and could impose additional penalties.

        We believe we have achieved compliance with the privacy and electronic health care transaction standards of the Health Insurance Portability and Accountability Act. To date, the cost of compliance with these regulations has not been material. We believe that the ongoing cost of compliance with these regulations will not have a material adverse effect on our business, financial position, results of operations or cash flows.

False Claims Act

        We are also subject to federal and state laws prohibiting individuals or entities from knowingly and willfully making claims for payment to Medicare, Medicaid, or other third party payers that contain false or fraudulent information. These laws provide for both criminal and civil penalties. Health care providers submitting claims that they knew or should have known were false or fraudulent, or for items or services that were not provided as claimed, may be excluded from Medicare and Medicaid participation, may be required to repay previously collected amounts, and may be subject to substantial civil monetary penalties.

Antitrust

        Federal and state antitrust laws prohibit agreements in restraint of trade, the exercise of monopoly power and other practices that are considered to be anti-competitive. We believe that we are in material compliance with federal and state antitrust laws in connection with the operation of our physician relationships.

Health Plan Licensing and Regulation

        On January 1, 2001, legislation was adopted to create a new Department of Managed Health Care, in California. On July 1, 2001, the Department of Managed Health Care became responsible for licensing and regulating health plans in California under the Knox-Keene Health Care Service Plan Act of 1975.

        Our affiliated physician organizations typically enter into contracts with HMOs, pursuant to which the affiliated physician organizations are paid on a capitated (per member/per month) basis. Under capitation arrangements, health care providers bear the risk, subject to specified loss limits, that the total costs of providing medical services to members will exceed the premiums received. To the extent that the affiliated physician organizations subcontract with physicians or other providers for their services on a fee-for-service basis, the physician organizations may be deemed, under state law, to be in the business of insurance. If the physician organizations are deemed to be insurers, they will be subject to a variety of regulatory and licensing requirements applicable to insurance companies or HMOs, resulting in increased costs and corresponding reduced revenue for us.

        Our affiliated physician organizations contract with health plans ("HMOs") to provide physician and certain ancillary services to the health plans' enrollees. The Knox-Keene Act imposes numerous requirements on health plans regarding the provision of care to health plan enrollees. HMOs, in turn, require their contracted physician organizations to comply with those requirements, where applicable. Health plans also require their contracted physician organizations to ensure compliance with applicable Knox-Keene Act requirements on the part of the organizations' sub-contracted physicians. Thus, our physician organizations are indirectly subject to many of the requirements of the Knox-Keene Act. While health plans are bound by the provisions of the Knox-Keene Act directly, our physician organizations are bound by many of these same provisions as embodied in their contracts with plans.

Proposed Financial Solvency Regulations

        The California Department of Managed Health Care ("DMHC") has proposed financial solvency regulations mandated by California Senate Bill 260. The proposed regulations are intended to provide a formal mechanism for monitoring the financial solvency of capitated physician groups. Management believes that if the proposed regulations were currently in effect, our affiliated physician organizations that would be subject to these regulations would be in compliance with them. However, if adopted, the proposed regulations could limit the Company's ability to use its cash resources to make future acquisitions.

        Under the proposed regulations, our affiliated physician organizations' health plan contracts would be amended to require the physician organizations to comply with specific criteria, including the following:

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  Maintain, at all times, a minimum "cash-to-claims ratio" (where "cash-to-claims ratio" means the organization's cash, marketable securities and certain qualified receivables, divided by the organization's total unpaid claims liability. The currently proposed regulations require a cash-to-claims ratio of 0.60 beginning January 1, 2006; 0.65 beginning July 1, 2006; and 0.75 beginning January 1, 2007.

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  Submit periodic reports to the DMHC containing various data and attestations regarding performance and financial solvency, including IBNR (incurred but not reported) calculation and documentation, and attestations whether or not the organization was in compliance with Know-Keene Act requirements related to claims payment timeliness, had maintained positive tangible net equity; and had maintained positive working capital.

        In a case where an organization is not in compliance with any of the above criteria, the organization would be required to describe in the report submitted to the DMHC the reasons for non-compliance and actions to be taken to bring the organization into compliance.

        Further, under the proposed regulations, the DMHC would make public some of the information contained in the reports, including, but not limited to, whether or not a particular physician organization met each of the criteria.

        In the event the proposed financial solvency regulations are adopted, and we are not able to meet certain of their requirements, then fail to meet subsequent corrective action plans, we could be subject to sanction, or limitations on, or removal of, our ability to do business in California.

Government Investigations

        The government increasingly examines arrangements between health care providers and potential referral sources to ensure that they are not designed to exchange remuneration for patient care referrals. Investigators are increasingly willing to look behind formalities of business transactions to determine the underlying purpose of payments. Enforcement actions have increased and are highly publicized.

        In addition to investigations and enforcement actions initiated by governmental agencies, we could become the subject of an action brought under the False Claims Act by a private individual on behalf of the government. Actions under the False Claims Act, commonly known as "whistleblower" lawsuits, are generally filed under seal to allow the government adequate time to investigate and determine whether it will intervene in the action, and defendant health care providers often have no knowledge of such actions until the government has completed its investigation and the seal is lifted.

        To our knowledge, we, and our affiliated physician organizations, are not currently the subject of any investigation or action under the False Claims Act. Any such future investigation or action could result in sanctions and unfavorable publicity that could reduce potential revenues and profitability.

Balanced Budget Act

        Each state operates a Medicaid (Medi-Cal in California) program funded in part by the federal government. The states may customize their programs within federal limitations. Each state program has its own payment formula and recipient eligibility criteria. In recent years, changes in Medicare and Medicaid programs have resulted in limitations on, and reduced levels of, payment and reimbursement for a substantial portion of health care goods and services. For example, the federal Balanced Budget Act of 1997 (even after the restoration of some funding in 1999) continues to cause significant reductions in spending levels for the Medicare and Medicaid programs.

        Laws governing Medicare, Medicaid and other governmental programs may change, and various administrative rulings, interpretations and determinations make compliance difficult. Any changes could materially increase or decrease program payments or the cost of providing services. Final determinations of government program reimbursement often take years because of audits, providers' rights of appeal and numerous technical requirements. We believe we make adequate provision for adjustments. However, future reductions in reimbursement could reduce our revenues and profitability.

Health Care Reform

        The U.S. health care industry continues to attract much legislative interest and public attention. In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the health care system. Proposals that have been considered include changes in Medicare, Medicaid and other programs, a prescription drug benefit for Medicare, cost controls on hospitals and mandatory health insurance coverage for employees. The costs of implementing some of these proposals would be financed, in part, by reduction of payments to health care providers under Medicare, Medicaid, and other government programs. We cannot predict the course of future health care legislation or other changes in the administration or interpretation of governmental health care programs. However, future legislation, interpretations, or other changes to the health care system could reduce our revenues and profitability.

General Regulatory Requirements

        In addition to the regulations referenced above, our operations and the operations of our affiliated physician organizations are subject to state and federal statutes and regulations governing workplace health and safety, dispensing of controlled substances and the disposal of medical waste. Our operations may also be affected by changes in ethical guidelines and operating standards of professional and trade associations such as the American Medical Association. Changes in existing laws and regulations, adverse judicial or administrative interpretations of such laws and regulations, or enactment of new legislation could require us to make costly changes to our business that would reduce our profitability.

Insurance

        We maintain general liability, property, automobile and workers' compensation insurance as well as directors and officers insurance, which includes employee practices liability insurance. Our annual policy limits are $1,000,000 per occurrence and $2,000,000 in the aggregate for general liability coverage, $3,972,500 for property coverage, $1,000,000 for automobile coverage, the amounts required by state law for workers' compensation, $1,000,000 for employment practices liability and $7,000,000 in the aggregate (primary and excess) for directors and officers liability.

        Our affiliated physician organizations maintain managed care errors and omissions insurance (professional liability) in a minimum coverage amount of $1,000,000 per claim and $1,000,000 in the aggregate. The managed care errors and omissions policy covering Prospect Professional Care Medical Group, Inc., AMVI/Prospect Health Network, Antelope Valley Medical Associates, Nuestra Familia Medical Group, Inc., APAC Medical Group, Inc., Prospect Health Source Medical Group, Inc., Prospect NWOC Medical Group, Inc., Santa Ana-Tustin Physicians Group, Inc. and Prospect Medical Group, Inc. also provides directors and officers insurance for the corporate entity in a minimum coverage amount of $1,000,000 per claim and $1,000,000 in the aggregate. The managed care errors and omissions policies cover the professional services provided by our affiliated physician associations.

        We also require the physicians that our affiliated physician organizations contract with as independent contractors to maintain malpractice insurance with minimum policy limits of $1,000,000 million per claim and $3,000,000 in the aggregate. The employed physicians at Sierra Medical Group and Pegasus Medical Group are currently insured under policies with annual policy limits of $1,000,000 per claim and $1,000,000 in the aggregate, that cover malpractice on a "claims made" basis, which includes vicarious coverage for each entity (covers the corporate entity as well as the physician).

        Our insurance, and the insurance of our affiliated physician organizations, contain customary exclusions and exceptions from coverage. Additionally, we are at risk for our self-insured retention ("deductible") on certain policies such as $1,000 for our property policy and $25,000 for the managed care errors and omissions insurance for Prospect Professional Care Medical Group, Inc., AMVI/Prospect Health Network, Antelope Valley Medical Associates, Nuestra Familia Medical Group, Inc., APAC Medical Group, Inc., Prospect Health Source Medical Group, Inc., Prospect NWOC Medical Group, Inc., Santa Ana-Tustin Physicians Group, Inc. and Prospect Medical Group, Inc., and $175,000 for the managed care errors and omissions insurance for StarCare Medical Group, Pegasus Medical Group, and Sierra Primary Care Medical Group.

        We believe that the lines and amounts of insurance coverage that we and our affiliated physician organizations maintain, and that we require our contracted physician providers to maintain, are customary in our industry and adequate for the risks insured. We cannot assure, however, that we will not become subject to claims not covered or that exceed our insurance coverage amounts.

History and Development of Our Business

        In October 1986 Prospect Medical Group was formed by physician shareholders of another professional corporation called Yorba Linda Medical Group to provide a vehicle for the physician shareholders to focus on managed care, while Yorba Linda Medical Group continued its focus on fee-for-service patients. Our Chief Executive Officer prior to Dr. Terner, Dr. DeNicola, was a shareholder of Yorba Linda Medical Group and Prospect Medical Group. In 1996 the shares of Prospect Medical Group owned by all of the Yorba Linda Medical Group physicians (other than Dr. DeNicola) were redeemed and the former shareholders were issued shares of common stock of Prospect Medical Systems, which is now one of our management subsidiaries. Prospect Medical Systems had been formed in 1995 to acquire all of Prospect Medical Group's non-professional assets and assume all of its administrative and management functions. Prospect Medical Systems had nominal operations until 1996.

        As part of the 1996 transaction with Prospect Medical Group and Prospect Medical Systems, a wholly owned subsidiary of the company was merged into Prospect Medical Systems, with Prospect Medical Systems being the surviving corporation and a wholly owned subsidiary of the company. The company, then called Med-Search, Inc., changed its name to Prospect Medical Holdings. Med-Search, Inc. was incorporated on May 12, 1993 as a Delaware corporation and was the successor by merger to a corporation called Energy Search Inc., a Utah public corporation. Prior to the 1996 merger, we, as Med-Search, provided managed care and medical practice management services to a California professional corporation, Interstate Care Providers, doing business in Ventura County, California.

        The physician shareholders of Prospect Medical Systems ultimately exchanged their shares in Prospect Medical Systems with those of Prospect Medical Holdings. The exchange of shares was treated as a reorganization of companies under common control. As the shareholders of Prospect Medical Group became the majority stockholders in the merged company through these transactions, under applicable financial reporting requirements, Prospect Medical Group is considered the predecessor entity to the company for periods prior to July 31, 1996 for financial statement reporting purposes.

        Following the 1996 merger, we began to implement our growth strategy through a series of acquisitions and affiliations, primarily through Prospect Medical Group.

        Since the 1996 merger, Prospect Medical Group has acquired twelve physician organizations for the aggregate consideration of approximately $40,608,000 in cash, promissory notes in the aggregate principal amount of $3,500,000 and the issuance of approximately 830,000 shares of our common stock. These acquisitions, summarized below, have provided us with substantial concentration of managed care enrollees in our three service areas of Southern California—North and Central Orange County, West Los Angeles and the Antelope Valley region of Los Angeles County.

        On July 14, 1997, Prospect Medical Group acquired Santa Ana-Tustin Physicians Group for cash consideration of $5,000,000. At that time, Santa Ana-Tustin Physicians Group had approximately 12,000 HMO enrollees. Concurrent with the acquisition, Santa Ana-Tustin Physicians Group executed a management services agreement with Prospect Medical Systems.

        In August 1997, Prospect Medical Group purchased a small independent physician association, Sequoia Medical Group, with approximately 800 HMO enrollees, which was fully consolidated into Prospect Medical Group for cash consideration of $24,750 and an assumption of liabilities in the approximate aggregate amount of $35,000.

        On September 25, 1997, Prospect Medical Group acquired all of the outstanding stock of Sierra Primary Care Medical Group for $5,625,000 in cash, a promissory note in the principal amount of $2,250,000, and options to purchase 31,500 shares of our common stock at an exercise price of $5.00 per share. At that time, Sierra Primary Care Medical Group had approximately 15,000 HMO enrollees. Concurrently, through the merger of Sierra Medical Management with a wholly owned subsidiary of the company, we acquired Sierra Medical Management, which provided the non-physician related management services for Sierra Primary Care Medical Group, for consideration of $625,000 in cash, a promissory note in the principal amount of $250,000, 600,000 shares of our common stock then valued at $2.00 per share, and options to purchase 3,500 shares of our common stock. Sierra Medical Management became a wholly owned subsidiary of Prospect Medical Holdings as a result of the merger.

        On October 31, 1997, Prospect Medical Group created a wholly owned subsidiary, Pegasus Medical Group, to acquire the assets of A.V. Western Medical Group, Inc. for aggregate cash consideration of $700,000. A.V. Western Medical Group, Inc. had approximately 5,000 HMO enrollees. Concurrently, Pegasus Medical Group signed a management services agreement with Sierra Medical Management.

        On June 1, 1998, Prospect Medical Group formed Antelope Valley Medical Associates (which became a division of Sierra Primary Care Medical Group) in order to acquire the assets of Antelope Valley Medical Group, Inc. for cash consideration of $25,000. Antelope Valley Medical Group, Inc. had approximately 12,000 HMO enrollees and some exclusive contracts with primary care physicians. At the time of the acquisition of Antelope Valley Medical Group, we through our management subsidiary, Sierra Medical Management, acquired certain assets of the related management company of Antelope Valley Medical Associates for cash consideration of $475,000, a promissory note in the principal amount of $500,000 and the issuance of 200,000 shares of common stock of Prospect Medical Holdings valued at a price of $5.00 per share. Antelope Valley Medical Associates signed a management contract with Sierra Medical Management.

        On January 1, 1999 and May 1, 1999, Prospect Medical Group divested its medical clinics located in Orange County and Santa Barbara County, California. The medical clinics had been acquired as part of the original Prospect Medical Group acquisition.

        On June 1, 1999, Prospect Medical Group completed its acquisition of the assets of Premier Medical Group, Inc., a Central Orange County, California independent physician association for consideration of $630,000 in cash. Concurrent with its closing, approximately 3,200 HMO enrollees were transferred to and consolidated with Prospect Medical Group.

        On July 1, 1999, Prospect Medical Group issued notice to HMOs and contracted providers in Ventura County and Santa Barbara County, California that it was terminating all activities in both counties. This decision was based upon management's determination that we could not obtain a material share of, or earn a profit in, those regions.

        On December 6, 1999, Prospect Medical Group completed an acquisition of assets from Sherman Oaks Affiliated Physicians, Inc., located in the San Fernando Valley section of Los Angeles County for payment of $28,000 in cash and assumption of $151,800 in debt owed to Sherman Oaks Hospital and

Health Center by Sherman Oaks Affiliated Physicians. Prospect Medical Group also assumed the provider contracts and the name of this start-up independent physician association venture, which had no HMO contracts and no enrollees at the time of acquisition. As of September 30, 2003 this network had 1,300 enrollees.

        On December 10, 2000, the U.S. Bankruptcy Court in the Central District of California approved the sale of the assets of Health Source Medical Group to Prospect Medical Group for consideration of $1,000,000, and the sale was effective on January 1, 2001. Concurrent with the acquisition of the assets, Prospect Health Source Medical Group was formed as a subsidiary of Prospect Medical Group and the assets of Health Source Medical Group were transferred to Prospect Health Source Medical Group. At the same time, Prospect Health Source Medical Group entered into a management agreement with Prospect Medical Systems. At that time, Prospect Health Source Medical Group had approximately 35,000 HMO enrollees.

        Health Source Medical Group owned two medical clinics that Prospect Medical Group acquired as part of the asset purchase. We sold these medical clinics in May and July of 2001 for nominal cash consideration, with an agreement by the purchasing physicians to assume all liabilities for the medical clinics and an agreement to maintain an exclusive contract with Prospect Health Source Medical Group.

        On September 30, 2003, Prospect Medical Group completed the acquisition of Professional Care Medical Group for cash consideration of $7,050,000. As a result of the acquisition, Professional Care Medical Group became a wholly owned subsidiary of Prospect Medical Group operating under the name "Prospect Professional Care Medical Group." At the same time, Prospect Professional Care Medical Group entered into a management agreement with Prospect Medical Systems. At the time of the acquisition, Prospect Professional Care Medical Group had approximately 45,000 HMO enrollees.

        On February 1, 2004, Prospect Medical Group completed the acquisition of Northwest Orange County Medical Group for consideration of $50,000 in cash and Prospect Medical Systems completed the acquisition of the related management company rights of the manager of Northwest Orange County Medical Group for cash consideration of $1,950,000. As a result of the acquisition, Northwest Orange County Medical Group became a wholly owned subsidiary of Prospect Medical Group operating under the name "Prospect NWOC Medical Group. At the same time, Prospect NWOC Medical Group entered into a management agreement with Prospect Medical Systems. At the time of the acquisition, Prospect NWOC Medical Group had approximately 14,000 HMO enrollees.

        On February 1, 2004, Prospect Medical Group completed the acquisitions of StarCare Medical Group and APAC Medical Group, which were "sister" medical groups owned by the same physician for an aggregate cash consideration of $4,050,000, and Prospect Medical Systems acquired the related management company named Pinnacle Health Resources and its management contract rights for cash consideration of $4,450,000 (collectively the "Gateway Acquisition"). As a result of the Gateway Acquisition, StarCare Medical Group and APAC Medical Group became wholly owned subsidiaries of Prospect Medical Group and Pinnacle Health Resources became a wholly owned subsidiary of Prospect Medical Systems. StarCare Medical Group and APAC Medical Group continue to be managed by Pinnacle Health Resources under the management agreement that was in existence at the time of the Gateway Acquisition. At the time of the Gateway Acquisition, the combined enrollment of StarCare Medical Group and APAC Medical Group was approximately 44,000 HMO enrollees.

        StarCare Medical Group owned three clinics at the time of the acquisition. On April 1, 2004, we sold the three clinics for cash consideration of $300,000, promissory notes in the aggregate amount of $1,068,247 and the assumption of all operating commitments pertaining to the medical clinics. We retained StarCare Medical Group in its capacity as an IPA. As a condition of StarCare Medical Group's sale of the medical clinics, the acquiring buyer executed a provider agreement with StarCare

Medical Group in StarCare's capacity as an IPA, which includes, among other things, specific non-diversion and non-solicitation language as to the enrollees served by StarCare Medical Group.

Properties

        We do not own any real property. We, or our affiliated physician organizations, currently lease space for administrative and medical offices, some of which is shared space, as follows:

Medical or Independent Practice Association Offices

			Lease Term; Renewal	Monthly Rent
Prospect Medical Group(1)	Santa Ana, CA	Shares space with Prospect Medical Systems.	6 years; 2010	$32,958
Sierra Primary Care Medical Group(3)	Lancaster, CA	Shares space with Antelope Valley Medical Associates and Sierra Medical Management.	5 years; 2008	$15,415
Sierra Primary Care Medical Group(3)	Palmdale, CA	Medical Clinic	5 years; 2007	$13,110
Pegasus Medical Group(3)	Palmdale, CA	Medical Clinic	5 years; 2007	$7,150
StarCare Medical Group(4)	Irvine, CA	Shares space with Pinnacle Health Resources.	6 months; 2004	$22,000
APAC Medical Group(4)	Irvine, CA	Shares space with Pinnacle Health Resources.	Same as above	Same as above
Administrative Offices
			Lease Term; Renewal	Monthly Rent
Prospect Medical Holdings	Culver City, CA	Corporate headquarters.	5 years; 2005	$7,555
Prospect Medical Holdings	Santa Ana, CA	Warehouse/Storage Space	5 years; 2009	$17,134
Prospect Medical Systems(2)	Santa Ana, CA	Shares space with Prospect Medical Group.	7 years; 2005	$32,958
Sierra Medical Management(3)	Lancaster, CA	Shares space with Sierra Primary Care Medical Group and Antelope Valley Medical Associates.	5 years; 2008	$15,415

(1)
Prospect Medical Group includes all affiliated physician organizations that are wholly-owned subsidiaries of Prospect Medical Group, including the acquisitions of Prospect Professional Care Medical Group and Prospect NWOC Medical Group.

(2)
On January 27, 2004, Prospect Medical Systems executed a 6th Addendum to its office lease that provided for an increase in space of 5,298 square feet effective November 1, 2004, at which date, the base rent increased to $41,464.

(3)
Sierra Primary Care Medical Group, Antelope Valley Medical Associates and Pegasus Medical Group have their own facilities through Sierra Medical Management but they each share certain services provided by Prospect Medical Systems.

        We believe that this office space is sufficient for our operational needs for the foreseeable future, although we may need to acquire additional space to accommodate our plans for future growth, if successful.

Employees

        At December 31, 2004, we and our affiliated physician organizations had a total of 348 employees. The employees are not subject to any collective bargaining agreements. We believe that employee relations are good.

Legal Proceedings

        In 1998, Prospect Medical Group, Inc. filed a petition to compel arbitration against St. Jude Medical Center and PacifiCare of California in Orange County Superior Court (Prospect Medical Group, Inc. v. St. Jude Medical Center and PacifiCare of California). The action arose due to the failure by St. Jude Medical Center to provide an accurate accounting of the hospital incentive pools for the years 1997, 1998 and 1999. The petition to compel arbitration was granted by the Orange County Superior Court.

        In November 2001, the Arbitrator awarded Prospect $1,200,000, plus interest at 10% per annum from January 1, 1999 until paid, plus legal fees of approximately $1,000,000. PacifiCare was dismissed from the Prospect claim, and Prospect was ordered to pay PacifiCare's legal fees of approximately $125,000. Included in fiscal 2000 net patient service revenue is the $1,200,000 award as this represents the realization of a receivable that existed as of September 30, 2000.

        In a counter-claim, the Arbitrator awarded St. Jude $275,000, plus interest at 10% per annum from January 1, 1999 until paid. These amounts are included in the fiscal 2001 financial statements. Net interest receivable and legal fees to be reimbursed have also been recorded.

        In November 2001, Prospect received a partial payment of $925,000 related to the above amounts. St. Jude filed a petition to vacate the award, and Prospect filed a cross-petition to confirm the award. In December 2002, the Orange County Superior Court granted Prospect's petition and entered judgment in favor of Prospect in conformity with the arbitration award. St. Jude has filed an appeal from the judgment. Oral argument in the California Court of Appeal was conducted on June 18, 2004. On September 30, 2004, the Court issued an order requiring supplemental briefs to be filed within 60 days of the date of the order. The supplemental briefs were filed and the matter was resubmitted to the Court on February 4, 2005.

        On January 31, 2003, St. Jude paid Prospect approximately $1,492,000, reflecting the remaining amount due and owing under the arbitration award, including interest and attorneys' fees. The payment was made subject to Prospect's agreement to repay this amount in the event the arbitration award is ultimately vacated as a result of further judicial proceedings.

        Pending the final outcome of this matter, we have reserved against a portion of the amounts received. Management believes that such reserves are adequate as of December 31, 2004.

        We and our affiliated physician organizations are parties to other legal actions arising in the ordinary course of business. We believe that liability, if any, under these claims will not have a material adverse effect on our consolidated financial position or results of operations.

MANAGEMENT

Executive Officers and Directors

        The following table summarizes the name, age, title and business experience for the past five years of each of our directors and executive officers. Other than as described below, no family relationships exist between or among any of our directors or officers.

Name	Age	Position
Jacob Y. Terner, M.D	70	Chairman, Chief Executive Officer and Director
Catherine S. Dickson	35	President, Chief Operating Officer and Director
Mike Heather	46	Chief Financial Officer
R. Stewart Kahn	53	Executive Vice President and Secretary
Linda Hodges	60	Executive Vice President of Compliance
Howard H. Levine	55	Senior Vice President, Independent Physician Association Network Management
Michael A. Terner	43	Vice President, Business Development and Health Plan Relations
Donna Vigil	56	Vice President, Finance
Karunyan Arulanantham, M.D	63	President of Sierra Medical Management
David Levinsohn	70	Director
Kenneth Schwartz	69	Director
Joel S. Kanter	48	Director
Gene E. Burleson	64	Director

        Jacob Y. Terner, M.D.    Jacob Y. Terner, M.D. has served as our Chairman, Chief Executive Officer and a member of our Board of Directors since July 31, 1996. Dr. Terner is also the Chief Executive Officer and a Director of each of our management subsidiaries and is the Chief Executive Officer, President, Treasurer and a Director of each of our affiliated physician organizations except for AMVI/Prospect Health Network, which is a joint venture partner where Dr. Terner is Chief Executive Officer, President, Treasurer and a Director of one of the two general partners; Sierra Primary Care Medical Group, where Dr. Terner serves as Chief Executive Officer, Treasurer and a Director; and Nuestra Familia Medical Group, where Dr. Terner serves as Secretary and a Director. Dr. Terner held the position of Clinical Professor of Obstetrics and Gynecology at the University of Southern California School of Medicine from 1972 to 2001. Dr. Terner is currently Emeritus Clinical Professor of Obstetrics and Gynecology. Dr. Terner also served as Chairman and Chief Executive Officer of Century MediCorp, Inc., a publicly-traded, integrated health-management organization from June 24, 1988 until its October 1992 merger with Foundation Health Corporation. Following this merger, Dr. Terner was named to Foundation's Board of Directors and served as its Executive Vice President and as a Director until his resignation in December 1992.

        Catherine S. Dickson.    Catherine S. Dickson serves as our President and Chief Operating Officer, positions she has held since July 2003. In February 2004, Ms. Dickson was elected as a member of our Board of Directors. Ms. Dickson is also the President and Chief Operating Officer of Prospect Medical Systems and Pinnacle Health Resources. Prior to Ms. Dickson's appointment as our President and Chief Operating Officer, Ms. Dickson served as Vice President of Contracting and Credentialing for

Prospect Medical Systems since February 2000. Ms. Dickson has been with Prospect Medical Systems since January 1998. Ms. Dickson has significant experience across a broad range of managed care divisions, including contract negotiation and implementation, claims adjudication, eligibility, utilization management and credentialing. Before joining Prospect Medical Systems, Ms. Dickson served as an Associate Contract Administrator for Orange Coast Managed Care Services, Inc., the health care management company for the Sisters of St. Joseph Health Organization independent physician association.

        Mike Heather.    Mike Heather was appointed Chief Financial Officer of the company and each of our management subsidiaries in April 2004. Mr. Heather also serves as Chief Financial Officer of each of our affiliated physician organizations except for AMVI/Prospect Health Network, which is a joint venture partner where Mr. Heather is Chief Financial Officer of one of the two general partners. Most recently, Mr. Heather served as Co-Chief Executive Officer of WebVision, Inc. from March 2001 to June 2002, and served as the Chief Financial Officer of WebVision beginning in June 2000 and continuing through June 2002. Prior to joining WebVision, Mr. Heather was a partner at Deloitte & Touche which he joined in 1980, and was the founder and Partner-in-Charge of the Healthcare Services Practice of Deloitte & Touche in Orange County.

        R. Stewart Kahn.    R. Stewart Kahn has served as our Executive Vice President since March 1998 and as our Secretary since July 1998. Mr. Kahn is also the Executive Vice President and Secretary of each of our management subsidiaries, and is the Secretary of each of our affiliated physician organizations except for Nuestra Familia Medical Group, where Mr. Kahn serves as Vice President, and AMVI/Prospect Health Network, which is a joint venture partner where Mr. Kahn is the Secretary of one of the two general partners. Mr. Kahn has responsibility for mergers and acquisitions and routine day-to-day business operations of the company and its management subsidiaries. From 1987 to 1999, Mr. Kahn was the President and Chief Executive Officer of Legend Capital Corporation, a consulting firm specializing in financial, marketing, lending and accounting services to the health care industry. Mr. Kahn has more than 30 years of experience in the commercial finance and equipment leasing industry and is intimately familiar with asset based lending, leveraged buyouts, merger and acquisition financing, contractual and business matters.

        Linda Hodges.    Linda Hodges has served as our Executive Vice President of Compliance since August 1, 2003. Previously, Ms. Hodges served as President and Chief Operations Officer of Prospect Medical Systems from November 1998 to July 31, 2003, and she has performed a number of other senior management functions for Prospect Medical Systems since 1996. Ms. Hodges has over 20 years of health care related experience in management and operations. Ms. Hodges has also served in positions such as Interim Chief Executive Officer of VivaHealth Plan, Executive Director of Foundation Health Corporation (Southern California Region), and President of Loma Linda Health Plan, a wholly owned subsidiary of Century MediCorp, Inc.

        Howard H. Levine.    Howard H. Levine has served as our Senior Vice President for Independent Physician Association Network Management since 1998. Mr. Levine has over twenty-five years of hospital management experience, having managed hospitals in both the for-profit and non-profit sectors. Mr. Levine's hospital career includes nine years at Beth Israel Medical Center in New York City (934 beds), where he served as Senior Associate Director for Operations, Staten Island University Hospital in New York (650 beds), where he served as Senior Vice President & Chief Operating Officer, The Robert Wood Johnson Jr. Rehabilitation Institute of the John F. Kennedy Medical Center in Edison, New Jersey (415 beds), where he served as Administrator, Chapman Medical Center in Orange, California (135 beds) as Chief Executive Officer, and Columbia West Hills Medical Center in West Hills, California (250 beds), where he served as Chief Executive Officer. Mr. Levine received his BBA Degree in Marketing from Bernard M. Baruch College in New York City and his MPH Degree in

Health Care Administration from UCLA. Mr. Levine has served on the faculty of the NYU Graduate School of Public Administration and the Bernard M. Baruch College/Mount Sinai School of Medicine.

        Donna Vigil.    Donna Vigil has served as our Vice President of Finance since April 2004, prior to which she served as our Chief Financial Officer commencing July 1998. Ms. Vigil served as Chief Financial Officer of NetSoft, a privately held, $20 million software development company with five European subsidiaries, from October 1989 to September 1997. Ms. Vigil was Acting Chief Financial Officer/Consultant of Strategic HR Services, the staffing division for a large real estate developer in Southern California, from October 1997 to May 1998.

        Michael A. Terner.    Michael A. Terner has served as our Vice President of Business Development and Health Plan Relations since October 1, 2003. From 1998 to 2003, Mr. Terner was a portfolio manager for Ocean Park Capital Management, LLC, a private investment company. From 1994 through 1998, Mr. Terner was an independent financial consultant for various entities including Prospect Medical Holdings and the Columbia Charitable Foundation. From 1991 to 1993, he was the Business Development Executive with Century Medicorp, and from 1990 to 1991, Mr. Terner was involved in the health care consulting practice of KPMG Peat Marwick. From 1983 to 1988, Mr. Terner was a risk arbitrage trader with LF Rothschild, Unterberg and Laterman Co. Mr. Terner received his MBA from the Anderson Graduate School of Management at UCLA in 1990, and his BA Degree from Harvard College in 1983. Mr. Terner is the son of Jacob Y. Terner, our Chief Executive Officer.

        Karunyan Arulanantham, M.D.    Karunyan Arulanantham, M.D. has served as the President of Sierra Primary Care Medical Group and President of Sierra Medical Management since September 1997. Dr. Arulanantham was a shareholder, practicing physician and officer of Sierra Primary Care Medical Group from its formation in 1984 to the date of its acquisition by Prospect Medical Group. Dr. Arulanantham is Board-certified in Pediatrics, Pediatric Endocrinology and Quality Assurance and Utilization Review. Dr. Arulanantham is a Fellow of the American Academy of Pediatrics and the American College of Endocrinologists. He currently serves as an Assistant Clinical Professor of Pediatrics at the University of California at Los Angeles.

        David Levinsohn.    David Levinsohn has served as a member of our Board of Directors since July 1996 and as a member of the Audit Committee of our Board of Directors since 1996. Mr. Levinsohn has been the President and Chief Executive Officer of Sherman Oaks Health Systems, Inc. d/b/a Sherman Oaks Hospital and Medical Center since March 1995. Prior to being named to those positions, Mr. Levinsohn served as the Chief Operating Officer of Sherman Oaks Health Systems since May 1994. From November 1993 to May 1994, Mr. Levinsohn was the Vice President of Encino Tarzana Medical Center. From 1989 until November 1993, Mr. Levinsohn was Executive Director of Sherman Oaks Hospital. Mr. Levinsohn currently serves on the Board of Directors of the Coalition of Burn Centers of America.

        Kenneth Schwartz.    Kenneth Schwartz has served as a member of our Board of Directors since June 1998. Mr. Schwartz served as a Director of Deloitte & Touche LLP from December 1990 to June 1998. Mr. Schwartz previously served as a member of the National Management Committee and Managing Partner of the Los Angeles office of Spicer & Oppenheimer.

        Joel S. Kanter.    Mr. Kanter was elected as a member of our Board of Directors in February 2004. Mr. Kanter has been the President of Windy City, Inc., since 1986, a privately held investment firm and the President of Chicago Advisory Group, Inc., since 1999, a private equity financing and consulting firm. From 1995 to 1999, Mr. Kanter was the Chief Executive Officer and President of Walnut Financial Services, Inc., a publicly traded company (NMS:WNUT). Mr. Kanter's past experience includes serving as a Legislative Assistant for former Congressman Abner J. Mikva (D-Illinois), Special Assistant to the National Association of Attorneys General, Staff Director of the House Rules Committee's Subcommittee on Legislative Process and Managing Director of The Investors'

Washington Service. Mr. Kanter serves on the Board of Directors of Encore Medical Corporation (NMS: ENMC), I-Flow Corporation (NASDAQ: IFLO), Logic Devices Incorporated (NMS: LOGC), and Magna-Lab, Inc. (OTC Bulletin Board: MAGLA.OB). Mr. Kanter is also a Trustee at the Georgetown Day School (Washington, D.C.) and a past President of the Board of Trustees of The Langley School (McLean, Virginia).

        Gene E. Burleson.    Mr. Burleson was selected by Spencer Trask, the placement agent in the offering of our preferred stock which was completed on March 31, 2004, as its designate to our Board of Directors. Mr. Burleson was formally seated by the Board of Directors in July 2004. Mr. Burleson served as Chairman of the Board of Directors of Mariner Post-Acute Network Inc., an operator of long-term care facilities from January 2000 to June 2002. Mr. Burleson also served as Chairman of the Board of Directors of Alterra Healthcare Inc., a developer and operator of assisted living facilities and is on the Board of Deckers Outdoor Corporation Inc. In addition he is involved with several private health care companies as an investor and director. Mr. Burleson served as Chairman of the Board of GranCare Inc. from October 1989 to November 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare Inc. from December 1990 to February 1997. Upon completion of the merger of GranCare's pharmacy operations with Vitalink Pharmacy Services Inc. in February 1997, he became Chief Executive officer and a Director of Vitalink Pharmacy Services Inc. Mr. Burleson resigned as Chief Executive Officer and a director of Vitalink Pharmacy Services in August 1997. From June 1986 to March 1989 Mr. Burleson served as President, Chief Operating Officer and a director of American Medical International Inc. ("AMI"), an owner and operator of acute care hospitals. Based in London from May 1981 to June 1986, Mr. Burleson served as Managing Director of AMI's international operations.

Terms of Office

        Directors are elected annually by our stockholders and hold office until their successors are elected and qualified, or until their earlier resignation or removal. Our Board of Directors currently consists of five members.

        In connection with our recent private offering, the placement agent was granted the right, until the second anniversary of the effective date of our Securities Act registration statement to designate one person (the "Designee") reasonably acceptable to us to serve, at the placement agent's sole discretion, on our Board of Directors. Mr. Gene Burleson was selected as the Designee and now sits on our Board of Directors. He also serves as a member of the Compensation Committee to authorize stock option grants by our company; provided, however, that any proposed stock option grants by our company to senior management will also be subject to the specific approval of the Designee, which approval will not be unreasonably withheld or delayed.

        Officers are elected by and serve at the discretion of our Board of Directors. They hold office until their successors are chosen and qualified, or until they resign or have been removed from office. The Board of Directors may appointment, or empower the Chief Executive Officer to appoint or terminate, such other officers and agents as the business of the corporation may require, each of whom shall hold office of such period, and have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Committees of our Board of Directors

        Audit Committee.    The Audit Committee of our Board of Directors makes recommendations to management concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Mr. Schwartz is the Chairman of the Audit Committee, and Mr. Levinson, Mr. Kanter and Mr. Burleson serve as members of the Audit Committee.

        Compensation Committee.    The Compensation Committee of our Board of Directors determines salaries and incentive compensation for our executive officers and administers our employee benefits plans. Mr. Kanter is Chairman of the Compensation Committee, and Mr. Levinsohn, Mr. Schwartz and Mr. Burleson serve as members of the Compensation Committee.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee identify and recommend to the Board nominees for election as directors at each annual meeting of stockholders, fill vacancies on the Board, develop and recommend to the Board corporate governance principles, and establish evaluation procedures for the Board and its committees that conduct self-evaluation. Mr. Levinsohn serves as Chairman of the Corporate Governance and Nominating Committee. Dr. Terner, Mr. Kanter, Mr. Schwartz and Mr. Burleson serve as members of the Corporate Governance and Nominating Committee.

        Steering Committee.    The Steering Committee has responsibility for overseeing and coordinating all internal control activities. Dr. Terner and Mr. Heather serve as members of the Steering Committee.

        Disclosure Committee.    The Disclosure Committee establishes disclosure controls and procedures in order to ensure that all public filings, announcements and other disclosures are made on an accurate, timely and complete basis. Dr. Terner, Ms. Dickson, Mr. Heather and Ms. Vigil serve as members of the Disclosure Committee.

Executive Compensation

        The tables and discussion below set forth information about the compensation of our Chief Executive Officer and our other named executive officers for each of the last three fiscal years.

Annual compensation
Name and principal position	Fiscal year ended September 30,					Long-term compensation awards Shares underlying options
		Salary		Bonus
Jacob Y. Terner, M.D Chief Executive Officer	2004 2003 2002	$ $ $	185,417 150,000 150,000	$ $ $	0 5,000 0	40,000 35,000 70,000	(2)
Catherine Dickson President and Chief Operating Officer	2004 2003 2002	$ $ $	142,958 101,667 84,000	$ $ $	0 5,000 0	34,375 88,000 35,500
Donna Vigil(3) Vice President of Finance	2004 2003 2002	$ $ $	133,792 130,000 130,000	$ $ $	0 5,000 0	25,000 24,000 55,000
R. Stewart Kahn Executive Vice President	2004 2003 2002	$ $ $	136,771 135,000 132,500	$ $ $	0 5,000 0	25,000 24,000 72,500
Linda Hodges Executive Vice President of Compliance	2004 2003 2002	$ $ $	130,300 121,000 106,000	$ $ $	0 5,000 0	5,000 10,000 60,000

(1)
Does not include options to purchase 800,000 shares of common stock that were granted to Dr. Terner, not as employee compensation, but as consideration for his personal guarantee of corporate obligations as described in "Certain Relationships and Related Transactions."

(2)
Ms. Vigil served as Chief Financial Officer until April 2004, when she was named Vice President of Finance and Mike Heather was appointed Chief Financial Officer. Mr. Heather's partial year compensation for the most recent fiscal year was not sufficient to include him as a "named executive officer" in the above table of Executive Compensation, the following tables of Option Grants in Last Fiscal Year and Aggregate Option Exercises and Fiscal Year-End Values, or the table of certain beneficial owners and management under "Security Ownership." However, Mr. Heather's complete employment arrangement is described at "Employment Agreements" below.

Option Grants in Last Fiscal Year

        The table below sets forth information about option grants to our Chief Executive Officer and our other named executive officers during the last fiscal year ended September 30, 2004.

					Potential Realizable Value at Assumed Annual (Compounded) Rates of Stock Price Appreciation for the Option Term
	Number of Securities Underlying Options Granted (#)
		Percent of Total Options Granted to Employees in last Fiscal Year
Name			Exercise Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Jacob Y. Terner, M.D. Chief Executive Officer	35,000	6%	$5.00	5/7/2007	$48,349	$106,839
Catherine Dickson President and COO	83,000	14%	$5.00	5/7/2007	$114,657	$253,362
Donna Vigil(1) Vice President of Finance	24,000	4%	$5.00	5/7/2007	$33,154	$73,261
R. Stewart Kahn Executive Vice President	24,000	4%	$5.00	5/7/2007	$33,154	$73,261
Linda Hodges Executive Vice President, Compliance	10,000	2%	$5.00	5/7/2007	$13,814	$30,526

(1)
Ms. Vigil served as Chief Financial Officer until April 2004, when she was named Vice President of Finance and Mike Heather was appointed Chief Financial Officer.

Aggregate Option Exercises and Fiscal Year-End Option Values

        The following table shows, as to the individuals named in the Summary Compensation Table above, information about the year-end value of options and the value of unexercised options at that date. No options were exercised by these officers during fiscal year ended September 30, 2004.

	Number of Securities Underlying Unexercised Options at September 30, 2004 (#)		Value of Unexercised In-the-Money Options at September 30, 2004 ($)(1)
	(Exercisable/Unexercisable)		(Exercisable/Unexercisable)
Jacob Y. Terner, M.D. Chief Executive Officer	1,001,667/23,333	(2)	$4,715,583/60,667
Catherine Dickson President and COO	126,500/22,222		459,900/57,200
Donna Vigil Vice President of Finance	98,000/16,000		434,800/41,600
R. Stewart Kahn Executive Vice President	110,500/16,000		492,300/41,600
Linda Hodges Executive Vice President, Compliance	103,333/6,667		468,667/17,333

(1)
Using a stock price of $7.60 at September 30, 2004.

(2)
Includes (i) options to purchase 800,000 shares of common stock that were granted to Dr. Terner, not as employee compensation, but as consideration for his personal guarantee of corporate obligations and (ii) options to purchase 150,000 shares of common stock whose term was scheduled to expire on October 15, 2002 but was extended to October 16, 2006 in August 2002

Employment Agreements

        We have an employment agreement with our Chief Executive Officer, Jacob Y. Terner, which is for a three-year term ending on August 1, 2005. The agreement provides for compensation of $200,000 per year, which was increased to $250,000 per year by the Compensation Committee effective October 1, 2004. The agreement further provides that if we terminate Dr. Terner's employment without cause, we will be required to pay him $12,500 for each month of past service as our Chief Executive Officer, commencing as of July 31, 1996. Effective September 8, 2004, the Company's maximum contingent obligation under this termination provision was frozen at $1,237,500.

        We also have an employment agreement with our Chief Financial Officer, Mike Heather, whose employment commenced April 19, 2004. The employment agreement provides for a minimum one-year term and provides for a salary of $180,000 per year. Mr. Heather was also awarded options to purchase 300,000 shares of common stock, at $5.00 per share, as part of his employment compensation. 100,000 of these options are immediately exercisable, with the balance vesting at the rate of 8,333 per month commencing with the month following the end of the first year of his employment.

        We do not currently have a written employment agreement with any of our other executive officers, who are employed at will. However, our Board of Directors approved a payment to Ms. Dickson equal to six months of salary (equal to $100,000 at September 30, 2004) as a severance package in the event of her termination by us.

Stock Option Plans

        We currently have one stock option plan, the 1998 Stock Option Plan (the "Plan"), although in the past, and most recently on April 19, 2004 as additional employment compensation to our Chief

Financial Officer, Mike Heather, and on May 7, 2004 as compensation to our board members for service on the company's Board of Directors, we have also granted non-qualified stock options outside the Plan. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance through awards of stock options. Under the Plan, stock options may be granted to our directors, officers, employees, consultants, independent contractors and advisers, or those of our subsidiaries or affiliated physician organizations. We also use stock options as signing bonuses to attract key employees. By encouraging stock ownership, we seek to attract, retain and motivate such persons and to encourage them to devote their best efforts to our business and financial success.

        As last amended, effective as of May 7, 2004, the Plan provides for a continuous pool of 2,040,000 shares of our common stock for allocation to previously issued and outstanding stock option awards under the Plan and future stock option grants under the Plan. Options which have terminated, whether by forfeiture or otherwise, or alternatively have been exercised, no longer have shares allocated to them and therefore do not count against the 2,040,000 pool amount. The 2,040,000 share pool amount is to consist at all times of the aggregate of:

  •
  the number of shares which correspond to options previously issued and remain outstanding under the Plan (the "Outstanding Option Grants") and

  •
  the number of shares derived by subtracting the Outstanding Option Grants from 2,040,000 shares.

        Therefore, at any time, the total number of shares reserved and available for grant and issuance pursuant to the Plan can be derived by subtracting the Outstanding Option Grants from 2,040,000.

        The Plan is administered by the Compensation Committee of our Board of Directors. We propose option grants to the Compensation Committee, and the Compensation Committee may approve, reject or amend the proposed option grants. The Compensation Committee then presents the final proposed option grants to the entire Board of Directors for final approval.

        Options granted under the Plan may be qualified incentive stock options or non-qualified stock options and each grant is evidenced by a written stock option agreement. The exercise price to be paid for shares upon exercise of each option granted under the Plan is determined by our Board of Directors at the time the option is granted, but may not be less than the fair market value of the stock, as determined on the date of grant. The maximum term of each option is ten years. The aggregate fair market value of shares of common stock with respect to which qualified incentive stock options are exercisable for the first time by any single optionee in any calendar year is limited to $100,000.

        An option under the Plan terminates 90-days after the holder ceases to be employed by us, except in the case of death or disability. In the case of death or disability, the option may be exercised within twelve months by the holder or the holder's legal representative, executor, administrator, legatee or heirs, as the case may be.

Director Compensation

        Independent directors receive $750 for each meeting of our Board of Directors that they attend. The members of our Audit Committee and the Compensation Committee receive $375 for each committee meeting they attend. The Chairman of the Audit Committee also receives $12,000 annual compensation, for service on that committee. Employees or consultants that serve as directors receive no compensation for their service as directors or committee members. All of our directors are eligible to receive options under the Plan.

        On May 1, 2002 and November 22, 2002, Mr. Levinsohn, a non-employee director, was granted options to purchase a total of 50,000 shares of our common stock at an exercise price of $3.00 per share for his services as a member of our Board of Directors during fiscal years 2001 and 2002. On May 7, 2004, Mr. Levinsohn was granted options to purchase a total of 50,000 shares of our common stock at an exercise price of $5.00 per share for services on the Board of Directors during the company's 2003 and 2004 fiscal years. The options for service for fiscal year 2004 vested on September 30, 2004.

        On May 1, 2002 and November 22, 2002, Mr. Schwartz, a non-employee director, was granted options to purchase a total of 50,000 shares of our common stock at an exercise price of $3.00 per share for his services as a member of our Board of Directors during fiscal years 2001 and 2002. On May 7, 2004, Mr. Schwartz was granted options to purchase a total of 50,000 shares of our common stock at an exercise price of $5.00 per share for his services on the Board of Directors during the company's 2003 and 2004 fiscal years. The options for service for fiscal year 2004 vested on September 30, 2004.

        On May 7, 2004, Mr. Kanter, a non-employee director, was granted options to purchase a total of 30,000 shares of our common stock at an exercise price of $5.00 per share for his services on the Board of Directors during fiscal year 2004. The options for service for fiscal year 2004 vested on September 30, 2004.

        On July 14, 2004, Mr. Burleson, a non-employee director, received options to purchase a total of 30,000 shares of our common stock at an exercise price of $5.00 per share for his services as a member of the Board of Directors during fiscal year 2004. The options for service for fiscal year 2004 vested on September 30, 2004.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We have an employment agreement with our Chief Executive Officer, Jacob Y. Terner, which is for a three-year term ending on August 1, 2005. The agreement provided for compensation of $200,000 per year, which was increased to $250,000 per year by the Compensation Committee effective October 1, 2004. The agreement also provides that, in the event that we terminate Dr. Terner's employment without cause, we will be required to pay him $12,500 for each month of past service as the Chief Executive Officer, commencing as of July 31, 1996. Effective September 8, 2004, the Company's maximum contingent obligation under this termination provision was frozen at $1,237,500. Since we have not indicated any intention to terminate Dr. Terner, no such potential liability is accrued in our financial statements.

        On September 29, 2003 Dr. Terner advanced $500,000 to Prospect Medical Group and on October 3, 2003 Dr. Terner advanced $900,000 to Prospect Medical Group at an interest rate of 5% per annum. The advance was used as short-term bridge financing in order to help fund the acquisition of Professional Care Medical Group. All amounts advanced were repaid in October 2003.

        Prospect Medical Group, whose accounts are consolidated in the company's financial statements under EITF 97-2, maintains an intercompany account receivable due from Prospect Medical Holdings. The intercompany receivable was created in connection with previous acquisitions. In the event that Prospect Medical Group is required by the HMOs or regulatory agencies to maintain a positive tangible net equity and positive working capital, Dr. Terner has personally agreed to guarantee the intercompany account receivable due from Prospect Medical Holdings up to a level sufficient to enable Prospect Medical Group to attain positive tangible net equity and working capital. Dr. Terner's personal guarantee is supported through the pledge of his personal assets.

        On June 1, 2003, in consideration for Dr. Terner's personal guarantee and pledge, the Compensation Committee of the Board of Directors granted to Dr. Terner a six-year, non-qualified stock option to purchase 800,000 shares of common stock at $3.00 per share. Dr. Terner has agreed to maintain his personal guarantee and collateral in effect until Prospect Medical Group has a positive tangible net equity.

        Effective April 19, 2004, Prospect Medical Holdings entered into an employment agreement with our Chief Financial Officer, Mike Heather. The employment agreement provides for a minimum one-year term and provides for a salary of $180,000 per year. Under the agreement, Mr. Heather was awarded options to purchase 300,000 shares of common stock, at $5.00 per share, as part of his employment compensation. A total of 100,000 of those options were immediately vested, and the balance vests at the rate of 8,333 per month commencing with the month following the end of the first year of his employment.

        Effective April 1, 2004, Prospect Medical Holdings entered into a consulting contract with The Equity Group, Inc., a New York corporation, pursuant to which The Equity Group agreed to provide financial public relations and investor relations services to us for a monthly fee plus reimbursable expenses. The base monthly fee is $6,000 for the first year, $7,000 for the second year and $8,000 for the third year. Robert Goldstein, who beneficially owns over 5% of our outstanding shares of common stock, is president and sole shareholder of The Equity Group.

        One of our affiliated physician organizations, Sierra Primary Care Medical Group ("Sierra"), has a consulting agreement dated March 1, 1998 with Dr. Sinnadurai Moorthy and Dr. Moorthy's professional medical corporation, S. E. Moorthy, M.D., Inc., pursuant to which Sierra has agreed to pay the medical corporation $84,400 per year and the medical corporation has agreed to provide administrative services to Sierra and to cause Dr. Moorthy to provide medical services to Sierra as mutually agreed upon by Dr. Moorthy and Sierra. Dr. Moorthy currently owns more than 5% of our outstanding shares of common stock. He is a former director of Prospect Medical Holdings and was a shareholder of Sierra prior to its acquisition by Prospect Medical Group.

        We believe that the related party transactions described above were on terms at least as favorable as could have been obtained from unrelated third parties.

SECURITY OWNERSHIP

        The following table sets forth the beneficial ownership of our class of common stock and our class of preferred stock as of May 9, 2005, by each stockholder we know to own beneficially more than 5% of each class, and by each director, each named executive officer and all directors and executive officers as a group.

        Except as indicated otherwise, each person named has sole voting and investment power over the shares they beneficially own, except to the extent they share that power with their spouse. Unless otherwise stated, the address of each person in the table is 6083 Bristol Parkway, Suite 100, Culver City, California 90230.

Class of Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Kevin Kimberlin 535 Madison Avenue 18th Floor New York, New York 10022	739,979	(2)	13.7
Spencer Trask Investment Partners, LLC 535 Madison Avenue 18th Floor New York, New York 10022	439,604	(3)	8.7
Paul Amir, Trustee, Herta and Paul Amir Family Trust 8730 Wilshire Blvd, Suite 300 Beverly Hills, California 90211	554,129	(4)	11.7
Sinndurai E. Moorthy 42813 19th Street West Lancaster, California 93534	389,740	(5)	8.2
Castlerigg Master Investments Ltd. c/o Sandell Asset Management Corp. 40 W. 57th Street 26th Floor New York, New York 10019	300,000	(6)(23)	6.0
Robert Goldstein 784 Park Avenue New York, New York 10021	234,907	(7)	5.0
Jacob Y. Terner, M.D.	1,487,185	(8)	25.7
Catherine S. Dickson	160,875	(9)	3.3
R. Stewart Kahn	160,500	(10)	3.3
Linda Hodges	108,333	(11)	2.3
Donna Vigil	123,000	(12)	2.6
David A. Levinsohn	368,211	(13)	7.6
Kenneth Schwartz	120,000	(14)	2.5
Joel S. Kanter	80,000	(15)	1.7
Gene E. Burleson	30,000	(16)	0.6
All executive officers and directors as a group (13 persons)	3,582,873	(8)-(17)	49.6

Class of Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Kevin Kimberlin 535 Madison Avenue 18th Floor New York, New York 10022	295,373	(18)	14.5
Castlerigg Master Investments Ltd. c/o Sandell Asset Management Corp. 40 W. 57th Street 26th Floor New York, New York 10019	300,000	(19)	15.4
CIBC Trust Company (Bahamas) Limited as Trustee of T-555 8000 Towers Crescent Drive, Suite 1070 Vienna, Virginia 22182	175,000		9.0
Joel S. Kanter	49,800	(20)	2.6
All executive officers and directors as a group (13 persons)	49,800		2.6

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that a stockholder have or share voting or investment power with respect to the securities in question. Shares of common stock issuable upon exercise of options and warrants or conversion of Preferred Stock that are exercisable or convertible within 60 days of the date of this table are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to these tables, we believe that each stockholder named in these tables has sole voting and investment power with respect to the shares indicated as beneficially owned by them. As of May 9, 2005 the company had 4,677,882 shares of common stock and 1,943,473 shares of Preferred Stock issued and outstanding.

(2)
Includes 89,919 shares of common stock issuable upon conversion of Preferred Stock that is issuable upon exercise of warrants held by Spencer Trask Ventures, Inc., 66,667 shares of common stock and 372,939 shares of common stock issuable upon exercise of warrants held by Spencer Trask Investment Partners, LLC, 81,818 shares of common stock issuable upon conversion of Preferred Stock held by Spencer Trask Private Equity Fund I LP, 40,909 shares of common stock issuable upon conversion of Preferred Stock held by Spencer Trask Private Equity Fund II LP, 51,818 shares of common stock issuable upon conversion of Preferred Stock held by Spencer Trask Private Equity Accredited Fund III LLC, and 30,909 shares of common stock issuable upon conversion of Preferred Stock held by Spencer Trask Illumination Fund LLC.

(3)
Includes 372,939 shares of common stock issuable upon exercise of warrants. Spencer Trask Investment Partners, LLC is an affiliate of Spencer Trask Ventures, Inc, the placement agent for the company's private placement transactions for the Preferred Stock that was completed on March 31, 2004 (the "Placement Agent"). The Placement Agent disclaims beneficial ownership of the shares held by Spencer Trask Venture Investment Partners, LLC. Kevin Kimberlin exercises voting, investment and Dispositive power over these securities.

(4)
Includes 72,816 shares of common stock issuable upon exercise of warrants.

(5)
Includes 58,250 shares of common stock issuable upon exercise of options and 29,127 shares of common stock issuable upon exercise of warrants.

(6)
Includes 300,000 shares of common stock issuable upon conversion of Preferred Stock.

(7)
Includes 14,563 shares of common stock issuable upon exercise of options.

(8)
Includes 1,041,667 shares of common stock issuable upon exercise of options (not including 23,333 shares underlying unvested options) and 72,816 shares of common stock issuable upon exercise of warrants. Beneficial ownership of 81,407 shares of common stock is shared by Jacob Y. Terner and Sandra W. Terner as co-trustees of the Terner Family Trust.

(9)
Includes 160,875 shares of common stock issuable upon exercise of options (not including 22,000 shares underlying unvested options).

(10)
Includes 135,500 shares of common stock issuable upon exercise of options (not including 16,000 shares underlying unvested options).

(11)
Includes 108,333 shares of common stock issuable upon exercise of options (not including 6,667 shares underlying unvested options).

(12)
Includes 123,000 shares of common stock issuable upon exercise of options (not including 16,000 shares underlying unvested options).

(13)
Includes 160,000 shares of common stock issuable upon exercise of options.

(14)
Includes 100,000 shares of common stock issuable upon exercise of options.

(15)
Includes 49,800 shares of common stock issuable upon conversion of Preferred Stock, beneficial ownership of which is shared as to 44,900 shares with the Kanter Family Foundation and 30,000 shares of common stock issuable upon exercise of options.

(16)
Includes 30,000 shares of common stock issuable upon exercise of options.

(17)
Includes 377,817 outstanding shares of common stock, 501,417 shares of common stock issuable upon exercise of options (not including 47,333 shares underlying unvested options) and 65,535 shares of common stock issuable upon exercise of warrants held by executive officers who are not named in the table.

(18)
Includes 89,919 shares of Preferred Stock issuable upon exercise of warrants held by Spencer Trask Ventures, Inc., 81,818 shares of Preferred Stock held by Spencer Trask Private Equity Fund I LP, 40,909 shares of Preferred Stock held by Spencer Trask Private Equity Fund II LP, 51,818 shares of Preferred Stock held by Spencer Trask Private Equity Accredited Fund III LLC, and 30,909 shares of Preferred Stock held by Spencer Trask Illumination Fund LLC.

(19)
Castlerigg Master Investments Ltd. is controlled by Castlerigg International Holdings Limited, which in turn is controlled by Castlerigg International Limited. As such, Castlerigg Master Investments Ltd. shares voting and investment power over the 300,000 shares with each of these entities. Voting and investment power over the 300,000 shares is also shared by Sandell Asset Management Corp., which manages each of the Castlerigg entities, and by Thomas E. Sandell, who is the sole owner and chief executive officer of Sandell Asset Management Corp. and a director of each of the Castlerigg entities.

(20)
Includes 44,900 shares as to which beneficial ownership is shared with the Kanter Family Foundation. Other than Mr. Kanter, no director or named executive officer owns any Preferred Stock.

SALES BY SELLING STOCKHOLDERS

        The selling stockholders are offering under this prospectus a total of 2,718,284 shares of Prospect Medical Holdings common stock. The following table is based on information supplied to us by the selling stockholders. The table sets forth, as of the date of the prospectus, the name of each of the selling stockholders, the number of shares of common stock that each selling stockholder beneficially owns as of May 9, 2005, the number of shares of common stock beneficially owned by each selling stockholder that may be offered for sale from time to time by this prospectus and the number of shares and percentage of common stock to be held by each such selling stockholder assuming the sale of all the common stock offered hereby.

        Except as indicated, none of the selling stockholders has held any position or office or had a material relationship with Prospect Medical Holdings other than as a result of the ownership of Prospect Medical Holdings common stock. Prospect Medical Holdings may amend or supplement this prospectus from time to time to update the disclosures set forth herein.

Name of Selling Stockholder	Securities Beneficially Owned Prior to Offering(1)	Securities Offered for Sale	Securities Beneficially Owned After Offering(2)	Percentage Ownership After Offering(3)
Adair, Lincoln & Adair, Sally	5,000.	5,000.	0	*
C.R. Alexander TTEE, C.R. Alexander Trust dtd 9/4/79(4)	4,545.455	4,545.455	0	*
Al-Mousa,Waddah	8,181.82	8,181.82	0	*
Amco Investments Ltd.	30,000.	30,000.	0	*
Anderson AA, LP	4,000.	4,000.	0	*
Blue & Gold Enterprises LLC(5)	60,000.	60,000.	0	*
Anasazi Partners III, LLC(6)	10,000.	10,000.	0	*
Anasazi Partners III Offshore Ltd.(6)	10,000.	10,000.	0	*
Baker, Christopher	20,000.	20,000.	0	*
Joe N. & Jamie Behrendt Revocable Trust 10/20/96(7)	5,000.	5,000.	0	*
Bell, Lon	20,000.	20,000.	0	*
Bennie, Robert	5,000.	5,000.	0	*
Benton, Jeffrey	20,000.	20,000.	0	*
Robert Berger T/A Retail Advisory Group(8)	2,000.	2,000.	0	*
Berger, Roger	2,000.	2,000.	0	*
Delaware Charter GTY & TR C/F Sep IRA Istvan Boksay M.D.(9)	2,727.273	2,727.273	0	*
Delaware Charter G&T Co FBO Elizabeth H. Bone SEP IRA(10)	3,000.	3,000.	0	*
Santa Olivia Properties, LLC(11)	20,000.	20,000.	0	*
Performance Capital Group, LLC(12)	20,000.	20,000.	0	*
Burris, Don	2,000.	2,000.	0	*
Cadenasso, Richard & Marian	5,000.	5,000.	0	*
Callahan, William J. & Joan M.	40,000.	40,000.	0	*
Caspersson, Jr., Sten	2,727.273	2,727.273	0	*
Chiamulera, Paul	2,000.	2,000.	0	*
Gallenberger, Linda	45,000.	45,000.	0	*
Christie, James F.	3,000.	3,000.	0	*
CIBC Trust Company (Bahamas) Limited as Trustee of T-555	175,000.	175,000.	0	*

Cleary, John	4,600.	4,600.	0	*
Cohen, Stephen	4,000.	4,000.	0	*
J.M.O Colton(13)	2,000.	2,000.	0	*
Conroy, Kevin	20,000.	20,000.	0	*
Paul Cosgrave Retirement Plan(14)	9,090.91	9,090.91	0	*
Kenneth & Sharon Crouse Trust(15)	3,636.36	3,636.36	0	*
D' Addario, David	4,545.46	4,545.46	0	*
Davis, Bruce A & Barbara K	4,000.	4,000.	0	*
Delore, Gerard	2,000.	2,000.	0	*
Dent, David	20,000.	20,000.	0	*
DeWaay Holding Co.	5,000.	5,000.	0	*
Spencer Trask Private Equity Fund II(16)	40,909.09	40,909.09	0	*
Spencer Trask Private Equity Accredited Fund III, LLC(17)	51,818.184	51,818.184	0	*
Spencer Trask Illumination Fund(18)	49,090.91	49,090.91	0	*
Garfield Associates LLC(19)	4,545.455	4,545.455	0	*
Spencer Trask Private Equity Fund I(20)	81,818.18	81,818.18	0	*
Lincoln Associates LLC(21)	4,545.455	4,545.455	0	*
Duch, Michael R. & Deborah	4,545.455	4,545.455	0	*
FTC & Co., Nominee FBO Wayne Edgerton—FT IRA(22)	10,000.	10,000.	0	*
First Tracks Equity Ventures, Inc.(23)	20,000.	20,000.	0	*
Bel Air Associates, LLC(24)	9,090.909	9,090.909	0	*
Epstein, David	4,546.	4,546.	0	*
Fabiani, Joseph	3,500.	3,500.	0	*
Donald Farley Inter-Vivos Trust, U/A/D 7/31/98(25)	9,090.909	9,090.909	0	*
Robert & Jeanne Faust Trust(26)	3,636.36	3,636.36	0	*
Fenske, Reiner	5,000.	5,000.	0	*
Fenton, David M. & Elizabeth Jane	4,545.46	4,545.46	0	*
Meadowbrook Capital Corp. Profit Sharing Plan(27)	20,000.	20,000.	0	*
Finley, W. Thomas & Wendy W.	3,000.	3,000.	0	*
Finzi, Michel	4,000.	4,000.	0	*
Fleisig, Jonathan	40,000.	40,000.	0	*
Fragetti, Gerard	5,000.	5,000.	0	*
John P. Funkey Revocable Trust 2/26/90(28)	4,000.	4,000.	0	*
John P Funkey Revocable Trust 2/26/90(29)	5,000.	5,000.	0	*
Crisostomo B. Garcia Trust(30)	5,000.	5,000.	0	*
Gault, Harold	20,000.	20,000.	0	*
Denis R. Giblin (Dec'd) Trust(31)	2,000.	2,000.	0	*
Gilbert, Alfred	2,000.	2,000.	0	*
Gilbert, Alfred	2,000.	2,000.	0	*
Gilson, David	6,000.	6,000.	0	*
Ginsburg, Jerome	10,000.	10,000.	0	*
Goekjian, Samuel	5,000.	5,000.	0	*
Gould, Peter	5,000.	5,000.	0	*

Gozlan, Maurice & Stacy	5,500.	5,500.	0	*
Gross, Donald	4,545.455	4,545.455	0	*
The Brice T. Hall Family Trust(32)	3,000.	3,000.	0	*
Hartigan, Joseph & Mary Ellen	5,000.	5,000.	0	*
Robert Hauptfuhrer Family Partnership(33)	20,000.	20,000.	0	*
Harold A. Havekotte Inc. Pension Plan 11/28/80(34)	2,000.	2,000.	0	*
DCG&T c/f Robert G. Heidenreich IRA(35)	4,000.	4,000.	0	*
Fritas AS(36)	20,000.	20,000.	0	*
Hughey, Byron C & Julie L.	3,000.	3,000.	0	*
Hutchison, Ronald & Lisa	2,272.727	2,272.727	0	*
Cedar Cresent Holdings, Ltd.(37)	80,000.	80,000.	0	*
Johnson, Craig & Young, Kimberly	10,000.	10,000.	0	*
Kanter Family Foundation	45,000.	45,000.	0	*
Kanter, Joel S.(38)	5,000.	5,000.	0	*
Kanter, Joshua	5,000.	5,000.	0	*
John J. Kealy Revocable Trust dated 8/15/96, John J. Kealy Trustee(39)	3,000.	3,000.	0	*
Keenan, Steven & Marilyn	20,000.	20,000.	0	*
Kenny, TG	4,000.	4,000.	0	*
Delaware Charter G&T Co. FBO Benjamin King IRA(40)	5,000.	5,000.	0	*
Delaware Charter G&T Co. FBO Benjamin King IRA(41)	2,000.	2,000.	0	*
Klein, Robert	20,000.	20,000.	0	*
Klingenstein, William	40,000.	40,000.	0	*
Kokales, John	3,000.	3,000.	0	*
Kostal, Kenneth	4,545.46	4,545.46	0	*
Athanasios Koukoulis(42)	1,000.	1,000.	0	*
DCG&T Co. FBO Warren Kramer IRA(43)	4,000.	4,000.	0	*
Kroening, John C.	10,000.	10,000.	0	*
Lamb, J Allen	10,000.	10,000.	0	*
Lebwohl, Mark	5,000.	5,000.	0	*
DCG&T c/f Scott Leishman IRA Rollover(44)	2,272.727	2,272.727	0	*
Link, Matthew	2,000.	2,000.	0	*
Loegering, Charles	5,000.	5,000.	0	*
Mandell, Richard	5,000.	5,000.	0	*
Robert F. Mann Revocable Trust U/A/D 1/29/91(45)	2,000.	2,000.	0	*
Robert F. Mann Revocable Trust U/A/D 1/29/91(46)	3,000.	3,000.	0	*
Marsden, Malcolm	3,000.	3,000.	0	*
FTC & Co. Nominee FBO Sophia Martin(47)	5,272.73	5,272.73	0	*
FTC & Co. Nominee FBO Larry E. Martin(48)	9,000.	9,000.	0	*
Schreuder, Fredrik	10,000.	10,000.	0	*
Mernick, Robert	20,000.	20,000.	0	*
Mid-Pacific Investment Group	15,000.	15,000.	0	*

FTC & Co. Nominee FBO Rodney Miller(49)	3,636.36	3,636.36	0	*
Miller, Matthew	10,000.	10,000.	0	*
Milne, Lawrence W. & Debra J.	3,272.727	3,272.727	0	*
Milne, Lawrence W. & Debra J.	1,600.	1,600.	0	*
Delaware Charter Guarantee and Trust Co. FBO Richard Mish IRA(50)	2,272.727	2,272.727	0	*
Mish, Richard J.	2,272.727	2,272.727	0	*
Mittleman, Gary	5,000.	5,000.	0	*
Frank & Linda Mobley Trust(51)	4,000.	4,000.	0	*
E.A. Moos & CO LP(52)	20,000.	20,000.	0	*
Muster, Franz	10,000.	10,000.	0	*
Nance, Robert	2,000.	2,000.	0	*
Nichols, Michael	18,181.82	18,181.82	0	*
O.T. Finance, SA	5,000.	5,000.	0	*
Mel Okeon M.D. Med. Corp Profit Sharing Trust(53)	20,000.	20,000.	0	*
Oliphant, James	4,545.45	4,545.45	0	*
Olsen, Elizabeth	1,000.	1,000.	0	*
Omenn, Gilbert	10,000.	10,000.	0	*
Oppenheimer & Marchitelli Profit Sharing Plan(54)	3,000.	3,000.	0	*
Oppenheimer, Peter & Sandi	3,000.	3,000.	0	*
Orlando, John	10,000.	10,000.	0	*
Mallory M. Parmerlee Trust Share Mallory M. & Judy Parmerlee Co Trustees UTDA 3/7/89(55)	3,636.36	3,636.36	0	*
Parsons, Roger D.	4,000.	4,000.	0	*
Patel, Suresh	3,000.	3,000.	0	*
Perl, Sheldon & Ruth	10,000.	10,000.	0	*
Peterson, Ronald & Judy	20,000.	20,000.	0	*
The Paul F Petrus Rev Trust of 1988 UAD 4-15-88(56)	5,000.	5,000.	0	*
Radin, H.W.	10,000.	10,000.	0	*
Raju, Dr. V.J.L.K. & Dr. Govind S	4,545.455	4,545.455	0	*
Rigg, Mikell	4,545.455	4,545.455	0	*
Rothman, Elisha	10,000.	10,000	0	*
Russey, Richard	2,727.273	2,727.273	0	*
Saker, Wayne	10,000.	10,000.	0	*
Castlerigg Master Investment Ltd.(57)	300,000.	300,000.	0	*
Hanam Capital Corporation(58)	5,000.	5,000.	0	*
Allen H. Schaper Trust(59)	4,000.	4,000.	0	*
Scheffel, Richard	2,000.	2,000.	0	*
Schloss, Stephen	5,000.	5,000.	0	*
Schreuder, Fredrik	30,000.	30,000.	0	*
Schulman Associates	5,000.	5,000.	0	*
Schulman Associates	2,000.	2,000.	0	*
Schwartz, Larry	2,000.	2,000.	0	*

Schwartz-Giblin, Susan	2,000.	2,000.	0	*
Seiden, Donald	5,000.	5,000.	0	*
Sessoms, Allen	2,000.	2,000.	0	*
Shemaria, Barry	5,000.	5,000.	0	*
Shrawder, J. Edward	4,545.46	4,545.46	0	*
Sidhu, Harinder & Suzanne	5,000.	5,000.	0	*
Delaware Charter GTY & TR Penni Broersma Sodi(60)	2,272.727	2,272.727	0	*
Sweetland L.L.C.(61)	4,000.	4,000.	0	*
Soyak, James & Deborah	14,400.	14,400.	0	*
Stoecker, Randall	9,090.91	9,090.91	0	*
Strang, Robert	4,545.455	4,545.455	0	*
Sutton, Patrick	5,000.	5,000.	0	*
Ship Commodities International Inc.(62)	5,454.	5,454.	0	*
Ship Commodities International Inc.(63)	4,545.455	4,545.455	0	*
Thorpe, Kenneth E.	2,000.	2,000.	0	*
Tripodi, Daniel & Sharon	3,000.	3,000.	0	*
Delaware Charter Guarantee & Trust Co. c/f Charles T. Tully(64)	10,000.	10,000.	0	*
Sam V. Vail CGM IRA Rollover Custodian(65)	4,545.455	4,545.455	0	*
Darrell D. Vore & Marilyn Trust(66)	5,000.	5,000.	0	*
Wales, Thomas G.	4,000.	4,000.	0	*
Weinger, Jerry & Lili	20,000.	20,000.	0	*
Weir, Paul J.	4,545.455	4,545.455	0	*
Weisbeck, Kevin	3,000.	3,000.	0	*
Weissman, Walt	36,364.	36,364.	0	*
Wells, Bill G. & Anita J	5,000.	5,000.	0	*
Wells Yachts Inc. Pen/Plan DTD 1/1/83, Clinton Wells TTEE(67)	2,000.	2,000.	0	*
William C. Wetzel TTEE for the Livingston, Berger, Brandt & Schroeder Self Employment Ret Plan DTD 9/30/94 FBO Richard E. Stites(68)	5,000.	5,000.	0	*
DIYR Plans Inc. Money Purchase Plan Trust as adopted by Don Wheeler Enterprises, Inc.(69)	20,000.	20,000.	0	*
Williams, Clinton	2,000.	2,000.	0	*
Ralph C. Wintrode Trust dtd May 9, 2001(70)	4,000.	4,000.	0	*
Lester O. Wuerfl Tr.(71)	3,545.46	3,545.46	0	*
Alexander, Bruce	4,077+	4,077+	0	*
Aquilina, Charles	680+	680+	0	*
Aquino, Arnel	680+	680+	0	*
Aviles, Sharon	846+	846+	0	*
Bachthaler, Helen	272+	272+	0	*
Baselice, Donna	2,039+	2,039+	0	*
Baumberger, Roger	4,077+	4,077+	0	*
Benedict, James	4,077+	4,077+	0	*

Cabo, Laura	252+	252+	0	*
Caffarone, Deanna	680+	680+	0	*
Cardone, Scott	680+	680+	0	*
Cates, Troy	680+	680+	0	*
Cubeiro-Iglesias, Rosa	475+	475+	0	*
De Vienne, Arnaud	1,427+	1,427+	0	*
DeWaay Holding Co LP	5,112+	5,112+	0	*
DiGiacinto, David	4,077+	4,077+	0	*
Dioguardi, William	7,411+	7,411+	0	*
Donahue, Heather	867+	867+	0	*
Ellis, Diann	680+	680+	0	*
Farley, Donald	4,757+	4,757+	0	*
Gatti Jr., Joseph	680+	680+	0	*
Goldblatt, Janine	680+	680+	0	*
Hanley, Tara	680+	680+	0	*
Happel, Kathryn	152+	152+	0	*
Harrigan, Todd	4,374+	4,374+	0	*
Heidenreich, John	1,213+	1,213+	0	*
Hermann, Timothy	6,946+	6,946+	0	*
Heuer, Kenneth	1,586+	1,586+	0	*
Higgins, John	6,116+	6,116+	0	*
Hochman, David	4,757+	4,757+	0	*
Hoffmann, Susan	2,008+	2,008+	0	*
Landskowsky, David	680+	680+	0	*
Latchford, Paul	4,757+	4,757+	0	*
Lederer, William	1,586+	1,586+	0	*
Lerer, Bruno	4,757+	4,757+	0	*
Liberty Associates	400+	400+	0	*
Loury, Kirk	86+	86+	0	*
Luken, Ronald	4,077+	4,077+	0	*
Manning, Robert	1,586+	1,586+	0	*
McCarthy, Erika	680+	680+	0	*
Meinichuk, Rosemarie	692+	692+	0	*
Michael, David	206+	206+	0	*
Mish, Richard	6,431+	6,431+	0	*
Nicholson, Steve	466+	466+	0	*
Olsen, Elizabeth	2,039+	2,039+	0	*
Paul, Eric	2,039+	2,039+	0	*
Peress, Tanya	680+	680+	0	*
Phillips, Jessica	2,039+	2,039+	0	*
Piccinonno, Angela	408+	408+	0	*
Porfeli, Joseph	4,757+	4,757+	0	*
Provence, Alida	680+	680+	0	*
Ramlall, Richard	4,077+	4,077+	0	*
Read, Susan	680+	680+	0	*
Rubenstein, Eric	389+	389+	0	*
Santos, Antonio	680+	680+	0	*

Schulte, Scott	2,468+	2,468+	0	*
Segal, Aaron	7,320+	7,320+	0	*
Segura, Spencer	115,262+	115,262+	0	*
Siek, Michael	15,485+	15,485+	0	*
Silverman, Michael	2,340+	2,340+	0	*
Snelling, Allen	9,360+	9,360+	0	*
Soler, Lydia	1,386+	1,386+	0	*
Spencer Trask & Co.	89,919+	89,919+	0	*
Spongberg, Donald	11,188+	11,188+	0	*
Stern, Adam	58,120+	58,120+	0	*
Terzini, Christopher	2,039+	2,039+	0	*
Thomas, Matthew	5,842+	5,842+	0	*
Vail, Samuel	5,549+	5,549+	0	*
VSR Financial Services Inc.	430+	430+	0	*
Waters, Rachael	680+	680+	0	*
Wisotsky, Joshua	2,394+	2,394+	0	*
Woodfield, William	3,398+	3,398+	0	*
Zervoulei, Carol	1,757+	1,757+	0	*

*
Less than 1%.

+
Issuable upon the conversion of Preferred Stock that is purchasable upon exercise of warrants.

(1)
Except as otherwise noted herein, the number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(2)
Assumes the sale of all shares of common stock offered hereby.

(3)
Assumes that a total of 6,621,355 shares of common stock will be outstanding at the completion of the offering (calculated by adding the 4,677,882 shares outstanding as of May 9, 2004 and approximately 1,943,473 additional shares that will be issued upon the conversion of outstanding shares of Preferred Stock when the registration statement of which this prospectus is a part is made effective.

(4)
Cliff Alexander has investment and voting control over the shares held by C.R. Alexander TTEE, C.R. Alexander Trust dtd 9/4/79

(5)
Steve Antebi has investment and voting control over the shares held by Blue & Gold Enterprises LLC

(6)
Christopher Baker has investment and voting control over the shares held by Anasazi Partners III, LLC and Anasazi Partners III Offshore Ltd.

(7)
Joe & Jamie Behrendt have investment and voting control over the shares held by Joe N. & Jamie Behrendt Revocable Trust 10/20/96

(8)
Robert Berger has investment and voting control over the shares held by Roger Berger T/A Retail Advisory Group

(9)
Istvan Boksay has investment and voting control over the shares held by Delaware Charter GTY & TR C/F Sep IRA Istvan Boksay M.D.

(10)
Elizabeth Bone has investment and voting control over the shares held by Delaware Charter G&T Co FBO Elizabeth H. Bone SEP IRA

(11)
James Bonvissuto has investment and voting control over the shares held by Santa Olivia Properties, LLC

(12)
Matthew Brand has investment and voting control over the shares held by Performance Capital Group, LLC

(13)
Jessee Colton has investment and voting control over the shares held by J.M.O Colton

(14)
Paul Cosgrave has investment and voting control over the shares held by Paul Cosgrave Retirement Plan

(15)
Kenneth & Sharon Crouse have investment and voting control over the shares held by Kenneth & Sharon Crouse Trust

(16)
William Dioguardi has investment and voting control over the shares held by Spencer Trask Private Equity Fund II

(17)
William Dioguardi has investment and voting control over the shares held by Spencer Trask Private Equity Accredited Fund III, LLC

(18)
William Dioguardi has investment and voting control over the shares held by Spencer Trask Illumination Fund

(19)
William Dioguardi has investment and voting control over the shares held by Garfield Associates LLC

(20)
William Dioguardi has investment and voting control over the shares held by Spencer Trask Private Equity Fund I

(21)
William Dioguardi has investment and voting control over the shares held by Lincoln Associates LLC

(22)
Wayne Edgerton has investment and voting control over the shares held by FTC & Co., Nominee FBO Wayne Edgerton—FT IRA

(23)
Arlo Ellison has investment and voting control over the shares held by First Tracks Equity Ventures, Inc.

(24)
Jerry Engel has investment and voting control over the shares held by Bel Air Associates, LLC

(25)
Donald Farley has investment and voting control over the shares held by Donald Farley Inter-Vivos Trust, U/A/D 7/31/98

(26)
Robert & Jeanne Faust have investment and voting control over the shares held by Robert & Jeanne Faust Trust

(27)
Louis Ferrari has investment and voting control over the shares held by Meadowbrook Capital Corp. Profit Sharing Plan

(28)
John P. Funkey has investment and voting control over the shares held by John P. Funkey Revocable Trust 2/26/90

(29)
John P. Funkey has investment and voting control over the shares held by John P Funkey Revocable Trust 2/26/90

(30)
Crisostomo B. Garcia has investment and voting control over the shares held by Crisostomo B. Garcia Trust

(31)
Denis R. Giblin has investment and voting control over the shares held by Denis R. Giblin (Dec'd) Trust

(32)
Brice T. Hall has investment and voting control over the shares held by The Brice T. Hall Family Trust

(33)
Robert Hauptfuhrer has investment and voting control over the shares held by Robert Hauptfuhrer Family Partnership

(34)
Harold A. Havekotte has investment and voting control over the shares held by Harold A. Havekotte Inc. Pension Plan 11/28/80

(35)
Robert G. Heidenreich has investment and voting control over the shares held by DCG&T c/f Robert G. Heidenreich IRA

(36)
Ove Hoegh has investment and voting control over the shares held by Fritas AS

(37)
Ezzat Jallad has investment and voting control over the shares held by Cedar Cresent Holdings, Ltd.

(38)
Joel S. Kanter is a director of Prospect Medical Holdings

(39)
John J. Kealy has investment and voting control over the shares held by John J. Kealy Revocable Trust dtd 8/15/96 John J. Kealy TTEE

(40)
Benjamin King has investment and voting control over the shares held by Delaware Charter G&T Co. FBO Benjamin King IRA

(41)
Benjamin King has investment and voting control over the shares held by Delaware Charter G&T Co. FBO Benjamin King IRA

(42)
Tommy Koukoulis has investment and voting control over the shares held by Athanasios Koukoulis

(43)
Warren Kramer has investment and voting control over the shares held by DCG&T Co. FBO Warren Kramer IRA

(44)
Scott Leishman has investment and voting control over the shares held by DCG&T c/f Scott Leishman IRA Rollover

(45)
Robert F. Mann has investment and voting control over the shares held by Robert F. Mann Revocable Trust U/A/D 1/29/91

(46)
Robert F. Mann has investment and voting control over the shares held by Robert F. Mann Revocable Trust U/A/D 1/29/91

(47)
Sophia Martin has investment and voting control over the shares held by FTC & Co. Nominee FBO Sophia Martin

(48)
Larry E. Martin has investment and voting control over the shares held by FTC & Co. Nominee FBO Larry E. Martin

(49)
Rodney Miller has investment and voting control over the shares held by FTC & Co. Nominee FBO Rodney Miller

(50)
Richard Mish has investment and voting control over the shares held by Delaware Charter Guarantee and Trust Co. FBO Richard Mish IRA

(51)
Frank Mobley has investment and voting control over the shares held by Frank & Linda Mobley Trust

(52)
Edward Moos has investment and voting control over the shares held by E.A. Moos & CO LP

(53)
Mel Okeon has investment and voting control over the shares held by Mel Okeon M.D. Med. Corp Profit Sharing Trust

(54)
Roberto Marchitelli has investment and voting control over the shares held by Oppenheimer & Marchitelli Profit Sharing Plan

(55)
Mallory M. Parmerlee has investment and voting control over the shares held by Mallory M. Parmerlee Trust Share Mallory M. & Judy Parmerlee Co Trustees UTDA 3/7/89

(56)
Paul Petrus has investment and voting control over the shares held by THE PAUL F PETRUS REV TRUST OF 1988 UAD 4-15-88

(57)
Thomas Sandell has investment and voting control over the shares held by Castlerigg Master Investment Ltd.

(58)
Robert Schairer has investment and voting control over the shares held by Hanam Capital Corporation

(59)
Allen H. Schaper has investment and voting control over the shares held by Allen H. Schaper Trust

(60)
Penni Sodi has investment and voting control over the shares held by Delaware Charter GTY & TR Penni Broersma Sodi

(61)
Louis Southworth has investment and voting control over the shares held by Sweetland L.L.C.

(62)
Celia Tate has investment and voting control over the shares held by Ship Commodities International Inc.

(63)
Celia Tate has investment and voting control over the shares held by Ship Commodities International Inc.

(64)
Chuck Tully has investment and voting control over the shares held by Delaware Charter Guarantee & Trust Co. c/f Charles T. Tully

(65)
Sam Vail has investment and voting control over the shares held by Sam V. Vail CGM IRA Rollover Custodian

(66)
Darrell D. Vore has investment and voting control over the shares held by Darrell D. Vore & Marilyn Trust

(67)
Clinton Wells has investment and voting control over the shares held by Wells Yachts Inc. Pen/Plan DTD 1/1/83, Clinton Wells TTEE

(68)
William Wetzel has investment and voting control over the shares held by William C. Wetzel TTEE for the Livingston, Berger, Brandt & Schroeder Self Employment Ret Plan DTD 9/30/94 FBO Richard E. Stites

(69)
Donald Wheeler has investment and voting control over the shares held by DIYR Plans Inc. Money Purchase Plan Trust as adopted by Don Wheeler Enterprises, Inc.

(70)
Ralph Wintrode has investment and voting control over the shares held by Ralph C. Wintrode Trust dtd May 9, 2001

(71)
Lester O. Wuerfl has investment and voting control over the shares held by Lester O. Wuerfl Tr.

PLAN OF DISTRIBUTION

        The shares offered by this prospectus may be offered and sold by the selling stockholders named in this prospectus, by their donees or transferees, or by their other successors in interest. Prospect Medical Holdings will not receive any of the proceeds from the sale of the shares pursuant to this prospectus.

        Prospect Medical Holdings has agreed to bear the expenses of the registration of the shares, including legal and accounting fees and up to $5,000 of fees and disbursements of one counsel for the selling stockholders but excluding any underwriting discounts and selling commissions applicable to the sale of the shares.

        The selling stockholders may offer and sell their respective shares from time to time in transactions on the American Stock Exchange, in negotiated transactions, or both. These sales may occur at fixed prices that are subject to change, at prices that are determined by prevailing market prices, or at negotiated prices.

        Alternatively, the selling stockholders may elect to sell their respective shares that are covered by this prospectus in transactions that comply with the requirements of Rule 144 under the Securities Act.

        The selling stockholders have advised Prospect Medical Holdings that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders. Sales may be made directly or to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation may be in excess of customary commissions.

        From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this prospectus (except, in some cases, if the pledgees or secured parties are broker-dealers or are affiliated with broker-dealers). The selling stockholders may also transfer and donate shares in other circumstances, in which case the transferees and donees may offer and sell the shares from time to time by this prospectus (except, in some cases, if the transferees or donees are broker-dealers or are affiliated with broker-dealers).

        The number of shares beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus. If we are notified that a donee, pledgee or other successor in interest of a selling stockholder intends to sell more than 500 shares of our common stock, we will file a supplement to this prospectus that includes all of the information required to be disclosed by Item 507 of Regulation S-K. Further, Prospect Medical Holdings will file a post-effective amendment to this registration statement upon any change in the plan of distribution.

        The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of the shares as principals may be deemed underwriting compensation under the Securities Act of 1933.

        Prospect Medical Holdings has agreed to indemnify the selling stockholders against liabilities they may incur as a result of any untrue statement or alleged untrue statement of any material fact in the registration statement of which this prospectus forms a part, or any omission or alleged omission herein to state a material fact necessary in order to make the statements herein not misleading. Such indemnification includes liabilities that such selling stockholders may incur under the Securities Act of 1933. Prospect Medical Holdings does not have to give such indemnification if the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to Prospect Medical Holdings by the selling stockholder for use in the registration statement.

        Prospect Medical Holdings has advised the selling stockholders of (1) the requirement for delivery of this prospectus in connection with any sale of the shares, and (2) the relevant cooling off period specified by Regulation M and restrictions upon the selling stockholders' bidding for or purchasing securities of Prospect Medical Holdings during the distribution of shares.

        Our management personnel who are also stockholders of the company, and all stockholders who beneficially own 5% or more of our capital stock, have agreed not to sell any Prospect Medical Holdings securities they hold without the consent of Spencer Trask Ventures, Inc., whose consent cannot be unreasonably withheld, for a period ending 90 days after the effectiveness of the registration statement of which this prospectus is a part.

DESCRIPTION OF SECURITIES

General

        Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Of the authorized preferred stock, 3,240,000 shares have been designated as Series A Convertible Preferred Stock, par value $0.01 per share. No other series of preferred stock have been designated.

        As of May 9, 2005, there are 4,677,882 shares of common stock outstanding, with approximately 234 holders of record and 456 beneficial owners, and 1,943,473 shares of Preferred Stock outstanding, with 127 holders of record. There are also outstanding warrants exercisable for 1,162,946 shares of common stock and outstanding options exercisable for an aggregate of 3,001,050 shares of common stock, all but 368,700 of which are vested. In addition, there are warrants outstanding for the purchase of 453,047 shares of Preferred Stock.

Common Stock

        The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders of common stock are entitled to vote. The holders of common stock are entitled to receive, ratably, dividends when, as and if declared by our Board of Directors out of funds legally available for payment of dividends. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled, subject to the participating rights of the holders of Preferred Stock, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, having preference over the common stock (including the Preferred Stock).

        The holders of common stock have no preemptive or conversion rights and they are not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

        Our Certificate of Incorporation currently authorizes the issuance of up to 5,000,000 shares of preferred stock, $.01 par value, which may be issued from time to time in one or more series as determined by the Board of Directors without stockholder approval. The Board of Directors has been authorized to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions on each series. Preferred stock could be given voting and conversion rights which would dilute the voting power and equity of holders of common stock and could rank prior to the common stock or a newly created series of preferred stock with respect to dividend rights, rights on liquidation or other rights.

        To date, the Board of Directors has designated the terms of our Series A Convertible Preferred Stock ("Preferred Stock"). The following is a summary of the material provisions of the Preferred Stock.

Conversion

        Each holder of Preferred Stock may convert the shares of Preferred Stock into shares of our common stock at any time based upon a conversion ratio equal to the $5.50 per share purchase price of the Preferred Stock divided by the conversion price in effect at the time of conversion. The conversion price is currently $5.50 per share, thereby making the initial conversion ratio one share of our common stock for each share of Preferred Stock.

        Each share of Preferred Stock will automatically convert into common stock when we have obtained:

  •
  the listing of our common stock on a national securities exchange, the NASDAQ National Market or the NASDAQ SmallCap Market, and

  •
  the effectiveness of a registration statement under the Securities Act, covering all shares of common stock issuable upon conversion of the Preferred Stock.

        The conversion price (and therefore the conversion ratio) is subject to anti-dilution adjustments as the result of the payment of dividends (and other distributions) in common stock on the outstanding shares of common stock and subdivisions, combinations and reclassifications of common stock. Specifically, if we declare or pay any dividend on our common stock payable in common stock (or other securities directly or indirectly exercisable for our common stock) or effect a subdivision or split of our outstanding shares of common stock, the conversion price will be arithmetically decreased. If we combine or consolidate outstanding shares of our common stock into a lesser number of shares, then the conversion price will be arithmetically increased.

        Holders of Preferred Stock are entitled to weighted average price protection. The conversion ratio is subject to adjustment on a weighted average basis for certain issuances of our common stock at a purchase price less than the then-effective conversion price, which issuances exclude:

  •
  the issuance of capital stock to our employees, consultants, officers or directors directly or pursuant to stock option or restricted stock plans approved by our Board of Directors;

  •
  the issuance of securities in connection with certain merger or acquisition transactions;

  •
  the issuance of securities pursuant to currently outstanding options, warrants or other rights to acquire securities of our company;

  •
  stock splits, stock dividends or like transactions; and

  •
  certain equity issuances to strategic or institutional investors.

        If within thirty days after the later to occur of

  •
  the date on which this registration statement has become effective, and

  •
  the date on which the SEC staff has advised us that the staff has no further comments on this registration statement,

we have not filed a registration statement on Form S-1 under the Securities Act covering the public sale of the holders' Registrable Securities, then for each subsequent thirty day period (or pro rata for any portion thereof) that the Securities Act registration statement has not been filed, the holders of Preferred Stock will receive, upon conversion, an additional 1% of shares of our common stock above the number they otherwise would have received.

        If we fail to use commercially reasonable efforts to cause the Securities Act registration statement to become effective not later than February 28, 2005, then for each subsequent thirty day period (or pro rata for any portion thereof) that the registration statement has not become effective, the holders of Preferred Stock will receive, upon conversion, an additional 1% of shares of our common stock above the number they otherwise would have received.

Voting Rights

        Each share of Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such shares of Preferred Stock is convertible based on the then-applicable conversion price and shall be entitled to vote with the holders of common stock (except where a separate class is required by law or by the terms of the Certificate of Designation) as one class on all matters submitted to a vote of the stockholders of our company.

        The holders of a majority of the Preferred Stock have the right to approve or disapprove the creation of any new security by our company that is senior to or on a parity with the Preferred Stock with respect to dividends and/or rights on liquidation.

Dividends

        We will pay dividends on the Preferred Stock only as, if and when our Board of Directors declares dividends in its sole discretion. Dividends on the Preferred Stock will not accrue and are not cumulative. This means that holders of Preferred Stock will not have any claim against our company if dividends are not paid during any period unless declared.

Liquidation Preference

        Upon any liquidation, dissolution or winding-up of our company, holders of the Preferred Stock will be entitled to receive a liquidation preference of one times the original purchase price—$5.50 per share—plus an amount equal to any declared and unpaid dividends. Preferred Stockholders will be entitled to receive this distribution before any distributions are made in respect of our common stock. In the event that the net assets of our company are insufficient to pay holders of Preferred Stock the entire liquidation preference to which they are entitled, the entire net assets of our company will be distributed to such holders ratably in proportion to the full preferential amounts to which each such holder would otherwise be entitled. After the holders of the Preferred Stock are paid the full amount of their liquidation preference, the holders will not be entitled to any further distributions on liquidation. Consolidations, mergers and other business combinations in which our company is not the surviving entity may be deemed, upon the affirmative vote of the holders of a majority of the shares of Preferred Stock, a liquidation of our company entitling the holders of the Preferred Stock to receive their liquidation preference.

Preemptive Rights

        The holders of Preferred Stock have preemptive rights to acquire equity securities offered by us in certain future private offerings in order to maintain their respective ownership percentages. Such rights will not apply with respect to equity securities issued or sold:

  •
  as a stock dividend or upon any subdivision, split or combination of the outstanding shares of capital stock,

  •
  pursuant to subscriptions, warrants, options, convertible securities, convertible notes or other rights that are disclosed in this Memorandum as being issued or outstanding on the date thereof,

  •
  pursuant to the grant of options, or the exercise of options, to purchase equity securities granted to our directors, officers, employees or consultants in connection with their service to our company, and pursuant to our 1998 Stock Option Plan, subject to limitations imposed by our Board of Directors (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like),

  •
  pursuant to the issuance and/or exercise of the Placement Agent's warrants issued in connection with the offering of the Preferred Stock, and the issuance of such warrants, and any similar warrants issued in connection with any future financing,

  •
  in connection with any merger, acquisition, business combination or other reorganization,

  •
  in connection with equity issuances to strategic or institutional investors, as determined by the Placement Agent and our Board of Directors, and

  •
  in connection with the issuance of any so-called "equity kickers" to banks or institutional investors.

        Such rights will expire upon the earlier of the automatic conversion of the Preferred Stock or the occurrence of an "Extraordinary Event" (as such term is defined in the Stockholders' Agreement).

Redemption

        Neither we, nor the holders, have any right to redeem shares of the Preferred Stock.

Anti-takeover Effect of Provisions in Our Certificate of Incorporation and Bylaws

        Our Certificate of Incorporation and Bylaws include provisions that may have the effect of delaying, deterring or preventing a change in control, even if a change in control would be beneficial to stockholders. For example, a special meeting of the stockholders may be called only by a majority of our Board of Directors, a committee of our Board of Directors authorized to do so, the Chairman of our Board of Directors, or the President. No other person may call a special meeting, including any stockholder who might want to call a special meeting to seek stockholder approval of a change-of-control transaction. In addition, unless otherwise allowed by statute or by our Certificate of Incorporation, a director or the entire Board of Directors may be removed from office at any time only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. This provision may make it more difficult to remove and replace members of our Board of Directors in an effort to change or influence control. Members of our Board of Directors may also have interests in relation to a change of control that differ from yours. These interests could cause them to resist a change in control that would help you better realize the value of your investment.

        Our Certificate of Incorporation also authorizes our Board of Directors to issue preferred stock without stockholder approval and upon such terms as our Board of Directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of the outstanding common stock. We currently have 3,240,000 shares of Series A Convertible Preferred Stock authorized, of which 1,943,473 shares are outstanding. No other shares of preferred stock are presently outstanding, and we have no present plans to issue any additional shares of preferred stock.

        Our Certificate of Incorporation gives broad discretion to our Board of Directors when evaluating any offer of another party to make a tender or exchange offer for any of our voting stock or to effect any merger, consolidation, or sale of all or substantially all of our assets. In exercising its judgment regarding these types of transactions, the Board of Directors is authorized to give due consideration to such factors as the Board determines to be relevant, including, without limitation:

  •
  The interests of our stockholders;

  •
  Whether the proposed transaction might violate federal or state laws;

  •
  The consideration being offered in the proposed transaction, not only in relation to the then current market price for our outstanding capital stock, but also to the market price for our capital stock over a period of years; the estimated price that might be achieved in a negotiated sale of the company as a whole or in part or through orderly liquidation; the premiums over market price for the securities of other corporations in similar transactions; current political, economic and other factors bearing on securities prices; and our financial condition and future prospects; and

  •
  The social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with us, and the communities in which we conduct our business.

        In connection with any such evaluation, the Board of Directors is also authorized to use its discretion in conducting investigations and engaging in legal proceedings. Because the Board is authorized to exercise broad discretion in evaluating transactions, the Board may not necessarily approve any proposed transactions that would offer stockholders a premium for their shares over current share prices.

        Under our Certificate of Incorporation, we have opted out of coverage of the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless the business combination is approved in the prescribed manner.

Provisions of California Law

        Prospect Medical Holdings is a corporation organized under the laws of Delaware. Generally, the laws of the state of incorporation govern the corporate operations of a corporation and the rights of its stockholders. However, some provisions of the California Corporations Code may become applicable to a corporation incorporated outside of California if:

  •
  The corporation transacts intrastate business in California and the average of its California property, payroll and sales factors, as defined in the California Revenue and Taxation Code, with respect to it is more than 50% during its latest fiscal year;

  •
  More than one-half of its outstanding voting securities are held of record by persons having addresses in California; and

  •
  The corporation is not otherwise exempt.

        An exemption is provided if the corporation has outstanding securities listed on the New York Stock Exchange or American Stock Exchange or designated as qualified for trading on the NASDAQ National Market. Our common stock was recently approved for listing on the American Stock Exchange on May 9, 2005 and trading on the exchange commenced on May 11, 2005.

        Provisions of California law which could be applicable to us if we meet these tests and are not exempt as a listed company include, without limitation, those provisions relating to stockholders' right to cumulative votes in elections of directors (cumulative voting is mandatory under California law), and our ability to eliminate liability of directors and to indemnify officers, directors and employees, which is more limited in California than in Delaware. Nevertheless, a corporation may provide for a classified board of directors or eliminate cumulative voting, or both, if it is a listed corporation.

Stockholders' Agreement and Registration Rights

        We have entered into a Stockholders' Agreement with the holders of our Preferred Stock and certain of our significant stockholders and members of management. We have also entered into a Registration Rights Agreement with the holders of our Preferred Stock. The following description summarizes the material provisions of the Stockholders' Agreement and the Registration Rights Agreement.

Stockholders' Agreement

        The Stockholders' Agreement requires any party to such agreement who desires to sell shares of our company's equity securities to notify us in writing of the proposed transfer and effect any disposition of such shares in accordance with the terms of such agreement, including providing, if requested by the company, an opinion of counsel reasonably satisfactory to the company to the effect that a proposed transfer may be effected without registration under the Securities Act and any state securities laws. Under the Stockholders' Agreement, certain dispositions of such shares are exempt from the transfer restrictions, including, for example, transfers to family members and transfers upon death, transfers made pursuant to an offering registered under the Securities Act and transfers made pursuant to valid exemptions from registration under the Securities Act. Pursuant to the Stockholders' Agreement, stockholders beneficially owning a total of 5,658,354 shares of common stock (including shares underlying options and warrants) have agreed not to sell or transfer any of the company's securities without the consent of the Placement Agent, whose consent shall not be unreasonably withheld, until 90 days following the effective date of a Securities Act registration statement covering the public sale of shares of common stock issued or issuable upon conversion of the Preferred Stock.

        The Stockholders' Agreement also entitles the holders of Preferred Stock to purchase securities in future private offerings of our equity securities, subject to certain exemptions, based on the total number of shares to be sold in such an offering multiplied by each such stockholder's shareholdings as a percentage of our company's then issued and outstanding equity securities. Such rights will expire upon the earlier of the automatic conversion of the Preferred Stock or the occurrence of an "Extraordinary Event" (as such term is defined in the Stockholders' Agreement).

        Under the Stockholders' Agreement, certain management stockholders and stockholders who or that, prior to the first closing of the offering in which the Preferred Stock was sold, owned 5% or more of our company's equity securities agreed to vote, as stockholders, their shares of our equity securities for the election, as a director of our company, of the person designated by the Placement Agent pursuant to the Placement Agency Agreement. Gene E. Burleson has been designated by the Placement Agent for membership on our Board of Directors and was appointed to the Board in July 2004.

Registration Rights Agreement

        Under the terms of the Registration Rights Agreement, the holders of Preferred Stock are entitled to certain rights to have the sale of shares of common stock issued or issuable upon conversion of their shares of preferred stock (the "Registrable Securities") registered under the Securities Act.

        Under the Registration Rights Agreement, we are required to file a registration statement on Form S-1 under the Securities Act covering the public sale of the Registrable Securities not later than thirty days after the later to occur of:

  •
  the date on which this registration statement on Form 10 under the Exchange Act has become effective, and

  •
  the date on which the SEC staff has advised us that the staff has no further comments on our Exchange Act registration statement (the "Securities Act Filing Period").

        If we have not filed the Securities Act registration statement within the Securities Act Filing Period, then for each subsequent thirty day period (or pro rata for any portion thereof) that the Securities Act registration statement has not been filed, the holders of Preferred Stock will receive, upon conversion, an additional 1% of shares of our common stock above the number they otherwise would have received.

        We are required to use commercially reasonable efforts to cause the Securities Act registration statement to be declared effective by the SEC not later than February 28, 2005 (the "Registration Period"). If we fail to use commercially reasonable efforts to cause the Securities Act registration statement to become effective within the Registration Period, then for each subsequent thirty day period (or pro rata for any portion thereof) that the registration statement has not become effective, the holders of Preferred Stock will receive, upon conversion, an additional 1% of shares of our common stock above the number they otherwise would have received.

        The Registration Rights Agreement will also entitle holders of Preferred Stock to include their Registrable Securities in any other registered public offering of securities that we are making for our account or the account of any of our stockholders until such time as their Registrable Securities may otherwise be sold freely pursuant to an exemption from registration under the Securities Act. This "piggy-back" registration right will not apply to registrations relating solely to employee benefit plans, business combination transactions and registrations that do not permit resales.

        The ability of holders to include their Registrable Securities in a "piggy-back" registration is subject to certain limitations, including those imposed if an underwriter is of the good faith opinion that such inclusion would adversely affect the success of such an underwriting.

        We will pay all expenses, if any, in connection with any registration statement filed under the Registration Rights Agreement, except for underwriting discounts and selling commissions.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and our preferred stock is American Stock Transfer & Trust Company, New York, New York.

LEGAL MATTERS

        Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for Prospect Medical Holdings by Miller & Holguin, attorneys at law, Los Angeles, California. Partners of Miller & Holguin hold in the aggregate 229,150 shares of common stock and warrants to buy 105,469.5 shares of common stock of Prospect Medical Holdings.

EXPERTS

        The following financial statements and schedule appearing in this prospectus and registration statement have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing:

        Consolidated financial statements and schedule of Prospect Medical Holdings, Inc. as of September 30, 2003 and 2004 and for each of the three years in the period ended September 30, 2004;

        Combined financial statements of StarCare Medical Group, Inc. dba Gateway Medical Group, APAC Medical Group, Inc. dba Gateway Physicians Medical Associates and Pinnacle Health Resources (collectively "Gateway Medical Group") as of December 31, 2002 and September 30, 2003 and for the years ended December 31, 2001 and 2002 and nine months ended September 30, 2003; and

        Financial statements of Professional Care Medical Group IPA as of December 31, 2002 and for the year ended December 31, 2002 and nine months ended September 30, 2003.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement.

        You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement and any reports, statements or other information in the files of the public reference room at the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the Internet website maintained by the SEC at http://www.sec.gov.

        We are subject to the information and reporting requirements of the Securities Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors.

INDEX TO FINANCIAL STATEMENTS
AND FINANCIAL STATEMENT SCHEDULE

Page
Index to Audited Consolidated Financial Statements of Prospect Medical Holdings, Inc. included in this Form S-1:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of September 30, 2003 and 2004	F-3
Consolidated Statements of Income for the Years Ended September 30, 2002, 2003 and 2004	F-4
Consolidated Statements of Shareholders' Equity for the Years Ended September 30, 2002, 2003 and 2004	F-5
Consolidated Statements of Cash Flows for the Years Ended September 30, 2002, 2003 and 2004	F-6
Notes to Consolidated Financial Statements	F-7
Report of Independent Registered Public Accounting Firm	F-30
Schedule II—Valuation and Qualifying Accounts	F-31
Index to Unaudited Consolidated Financial Statements of Prospect Medical Holdings, Inc. included in this Form S-1:
Condensed Consolidated Balance Sheet as of December 31, 2004	F-32
Condensed Consolidated Statements of Income for the Three Months Ended December 31, 2003 and 2004	F-33
Condensed Consolidated Statement of Shareholders' Equity for the Three Months Ended December 31, 2004	F-34
Condensed Consolidated Statements of Cash Flows for the Three Months Ended December 31, 2003 and 2004	F-35
Notes to Condensed Consolidated Financial Statements	F-36

Index to Audited Combined Financial Statements of StarCare Medical Group, Inc. dba Gateway Medical Group, APAC Medical Group, Inc. dba Gateway Physicians Medical Associates and Pinnacle Health Resources (collectively "Gateway Medical Group") included in this Form S-1:
Report of Independent Registered Public Accounting Firm	F-41
Audited Financial Statements
Combined Balance Sheets as of December 31, 2002 and September 30, 2003	F-42
Combined Statements of Income for the years ended December 31, 2001 and 2002 and nine months ended September 30, 2003	F-43
Combined Statements of Shareholder's Equity for the years ended December 31, 2001 and 2002 and nine months ended September 30, 2003	F-44
Combined Statements of Cash Flows for the years ended December 31, 2001 and 2002 and nine months ended September 30, 2003	F-45
Notes to Combined Financial Statements	F-46
Index to Audited Financial Statements of Professional Care Medical Group IPA included in this Form S-1:
Report of Independent Registered Public Accounting Firm	F-56
Audited Financial Statements
Balance Sheet as of December 31, 2002	F-57
Statements of Operations for the year ended December 31, 2002 and nine months ended September 30, 2003	F-58
Statement of Shareholder's Equity for the year ended December 31, 2002	F-59
Statements of Cash Flows for the year ended December 31, 2002 and nine months ended September 30, 2003	F-60
Notes to Combined Financial Statements	F-61
Index to Unaudited Pro Forma Financial Information of Prospect Medical Holdings, Inc. included in this Form S-1:
Summary Unaudited Pro Forma Financial Information for the Year Ended September 30, 2004	F-66
Unaudited Pro Forma Financial Information for the Year Ended September 30, 2004	F-67
Unaudited Pro Forma Income Statement for the Year Ended September 30, 2004	F-68
Notes to Unaudited Pro Forma Income Statement	F-69

Prospect Medical Holdings, Inc.

Audited Consolidated Financial Statements and Financial Statement Schedule

Years Ended September 30, 2002, 2003 and 2004

Prospect Medical Holdings, Inc.

Unaudited Consolidated Financial Statements

Six Months Ended December 30, 2004

Report of Independent Registered Public Accounting Firm

Board of Directors
Prospect Medical Holdings, Inc.

        We have audited the consolidated balance sheets of Prospect Medical Holdings, Inc. (the Company), as of September 30, 2003 and 2004, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prospect Medical Holdings, Inc., at September 30, 2003 and 2004, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2004, in conformity with U.S. generally accepted accounting principles.

                      /s/  ERNST & YOUNG LLP

Los Angeles, California
January 21, 2005, except for Note 6,
as to which the date is April 7, 2005

Prospect Medical Holdings, Inc.

Consolidated Balance Sheets

	September 30
	2003	2004
Assets
Current assets:
Cash and cash equivalents	$6,776,778	$20,843,441
Risk pool receivables	121,571	87,979
Other receivables, net of allowances of $448,000 and $662,000 at September 30, 2003 and 2004	743,450	1,122,864
Notes Receivable, current portion	—	281,064
Prepaid expenses and other	108,869	607,077
Deferred income taxes, net	917,371	1,605,478

Total current assets	8,668,039	24,547,903
Property, improvements and equipment:
Land	40,620	40,620
Leasehold improvements	670,435	714,619
Equipment	3,090,391	3,291,307
Furniture and fixtures	374,124	536,869

	4,175,570	4,583,415
Less accumulated depreciation and amortization	(3,153,379)	(2,977,411)

Property, improvements and equipment, net	1,022,191	1,606,004
Notes receivable, long term less current portion	—	617,545
Deposits	53,693	102,958
Goodwill	23,841,931	31,461,303
Other intangible assets, net	1,002,997	1,952,291

Total assets	$34,588,851	$60,288,004

Liabilities and shareholders' equity
Current liabilities:
Accrued medical claims and other health care costs payable	$10,557,426	$13,323,622
Accounts payable and other accrued liabilities	9,209,413	7,523,808
Current maturities of long-term debt and capital leases	5,596,940	6,841,887

Total current liabilities	25,363,779	27,689,317
Long-term debt and capital leases, less current maturities	670,270	8,166,667
Deferred income taxes	647,360	796,427
Other long-term liabilities	685,000	685,000

Total liabilities	27,366,409	37,337,411
Minority interest	80,403	63,653
Shareholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, 2,265,237 issued and outstanding at September 30, 2004	—	22,652
Common stock, Class A, $.01 par value, 38,000,000 shares authorized, 4,163,705 and 4,344,525 issued and outstanding at September 30, 2003 and 2004	41,637	43,445
Common stock, Class B, $.01 par value, 2,000,000 shares authorized, none issued	—	—
Additional paid-in capital	8,153,978	18,630,525
Deferred compensation	(349,522)	(232,871)
Retained earnings (deficit)	(704,054)	4,423,189

	7,142,039	22,886,940

Total liabilities and shareholders' equity	$34,588,851	$60,288,004

See accompanying notes.

Prospect Medical Holdings, Inc.

Consolidated Statements of Income

	Year ended September 30
	2002	2003	2004
Revenues	$69,169,366	$66,541,702	$129,516,437
Cost of Revenues	49,929,187	46,739,820	95,975,041

Gross margin	19,240,179	19,801,882	33,541,396
Operating expenses:
General and administrative	17,248,172	18,200,250	24,335,510
Depreciation and amortization	579,495	539,846	732,806

	17,827,667	18,740,096	25,068,316

Operating income from unconsolidated joint venture	510,882	728,549	206,634

Operating income	1,923,394	1,790,335	8,679,714
Investment income	151,430	59,038	75,717
Interest expense	(322,110)	(195,318)	(90,803)

Interest expense, net	(170,680)	(136,280)	(15,086)

Income before income taxes	1,752,714	1,654,055	8,664,628
Income tax provision	483,284	683,056	3,524,704

Net income before minority interest	1,269,430	970,999	5,139,924
Minority interest	(8,717)	(16,357)	(12,681)

Net income	$1,260,713	$954,642	$5,127,243

Net earnings per common share (Note 1):
Basic:
Basic earnings per share	$0.26	$0.23	$1.19
Weighted average number of common shares outstanding	4,870,879	4,157,341	4,321,799
Diluted:
Diluted earnings per share	$0.26	$0.22	$0.68
Weighted average number of common and common dilutive shares outstanding	4,870,879	4,297,823	7,547,140

See accompanying notes.

Prospect Medical Holdings, Inc.

Consolidated Statements of Shareholders' Equity

	Class A Number of Shares	Common Stock	Class B Number of Shares	Common Stock	Preferred Shares	Preferred Stock	Additional Paid-in Capital	Deferred Compensation	Retained Earnings (Deficit)	Total
Balance at September 30, 2001	4,458,483	$44,585	533,846	$5,338	—	—	$7,469,822	$—	$(2,919,409)	$4,600,336
Surrender of stock per settlement with Caduceus	(854,618)	(8,546)	—	—	—	—	8,546	—	—	—
Issuance of Class A common stock	1,017	10	—	—	—	—	3,550	—	—	3,560
Conversion of Class B to Class A	533,846	5,338	(533,846)	(5,338)	—	—	—	—	—	—
Change in deferred compensation	—	—	—	—	—	—	472,500	(436,154)	—	36,346
Net income	—	—	—	—	—	—	—	—	1,260,713	1,260,713

Balance at September 30, 2002	4,138,728	41,387	—	—	—	—	7,954,418	(436,154)	(1,658,696)	5,900,955
Issuance of Class A common stock	25,000	250	—	—	—	—	76,500	—	—	76,750
Dissolution of fractional shares	(23)	—	—	—	—	—	—	—	—	—
Change in deferred compensation	—	—	—	—	—	—	123,060	86,632	—	209,692
Net income	—	—	—	—	—	—	—	—	954,642	954,642

Balance at September 30, 2003	4,163,705	41,637	—	—	—	—	8,153,978	(349,522)	(704,054)	7,142,039
Issuance of Class A common stock	150,820	1,508	—	—	—	—	378,002	—	—	379,510
Issuance of Preferred Shares	—	—	—	—	2,265,237	22,652	9,997,089	—	—	10,019,741
Options Exercised	30,000	300	—	—	—	—	64,571	—	—	64,871
Change in deferred compensation	—	—	—	—	—	—	36,885	116,651	—	153,536
Net income	—	—	—	—	—	—	—	—	5,127,243	5,127,243

Balance at September 30, 2004	4,344,525	$43,445	—	—	2,265,237	$22,652	$18,630,525	$(232,871)	$4,423,189	$22,886,940

See accompanying notes.

Prospect Medical Holdings, Inc.

Consolidated Statements of Cash Flows

	Year ended September 30
	2002	2003	2004
Operating activities
Net income	$1,260,713	$954,642	$5,127,243
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	579,495	539,846	732,806
Provision for bad debts	103,113	18,931	214,757
Loss on disposal of assets	—	—	13,589
Deferred income taxes, net	(522,381)	(673,559)	(385,617)
Change in deferred compensation	36,346	86,632	116,651
Compensatory common stock issuance	3,560	199,810	316,395
Changes in assets and liabilities:
Risk pool receivables	1,080,698	117,429	1,098,132
Other receivables	(446,714)	1,576,399	(147,498)
Notes receivable	—	—	169,637
Inventory	—	—	5,399
Prepaid expenses and other	(98,198)	42,420	(424,240)
Recoverable income taxes	331,273	21,200	—
Deposits	—	(3,522)	(12,828)
Accrued medical claims and other health care costs payable	(1,200,086)	(1,408,543)	(1,579,942)
Accounts payable and other accrued liabilities	800,616	988,658	(5,314,932)

Net cash provided by (used in) operating activities	1,928,435	2,460,342	(70,448)
Investing activities
Purchase of property, improvements and equipment	(449,049)	(439,852)	(767,299)
Cash paid for acquisitions, net of cash received	(5,769)	(1,032,869)	(3,318,171)
Capitalized expenses related to acquisitions	—	(247,254)	(305,685)

Net cash used in investing activities	(454,818)	(1,719,975)	(4,391,155)
Financing activities
Proceeds from sale of medical clinics	—	—	300,000
Repayment of note payable to shareholder	—	—	(500,000)
Proceeds from issuance of note payable	—	—	10,000,000
Cash paid for deferred financing costs	—	(50,000)	(254,424)
Net repayments—notes payable and line of credit	(2,000,000)	2,800,000	1,200,000
Reduction of note payable to bank and capital leases	(1,357,672)	(1,285,495)	(2,401,923)
Issuance of common and preferred stock	—	—	10,184,613
Other financing activities, net	(1,513)	6,088	—

Net cash provided by (used in) financing activities	(3,359,185)	1,470,593	18,528,266

Increase (decrease) in cash and cash equivalents	(1,885,568)	2,210,960	14,066,663
Cash and cash equivalents at beginning of year	6,451,385	4,565,818	6,776,778

Cash and cash equivalents at end of year	$4,565,818	$6,776,778	$20,843,441

Supplemental disclosure of cash flow information
Details of businesses acquired:
Fair value of assets acquired	$5,769	$12,929,583	$19,161,171
Liabilities assumed or created	—	(5,879,583)	(8,661,171)
Less cash acquired	—	(6,017,131)	(7,181,829)

Net cash paid for acquisition	$5,769	$1,032,869	$3,318,171

Common stock issued in exchange for services rendered	$—	$76,750	$279,510

See accompanying notes.

PROSPECT MEDICAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2004

1.     Operations and Significant Accounting Policies

Business and Basis of Presentation

        Prospect Medical Holdings, Inc. (Prospect or the Company) a Delaware corporation, was incorporated on May 12, 1993. The Company is a health care management services organization that develops integrated delivery systems, and provides medical management systems and services to affiliated medical organizations. The affiliated medical organizations employ and/or contract with physicians and professional medical corporations, and contract with managed care payors.

        Prospect currently manages the provision of prepaid health care services for its affiliated medical organizations in Southern California. The Network consists of the following medical organizations as of September 30, 2004 (each, an "Affiliate"):

  Prospect Medical Group, Inc. (PMG)
  Sierra Primary Care Medical Group, a Medical Corporation (SPCMG)
  Santa Ana-Tustin Physicians Group, Inc. (SATPG)
  Pegasus Medical Group, Inc. (PEG)
  Antelope Valley Medical Associates, Inc. (AVM)
  Prospect Health Source Medical Group, Inc. (PHS)
  Prospect Professional Care Medical Group, Inc. (PPM)
  Prospect Northwest Medical Group, Inc. (PNW)
  Starcare Medical Group, Inc. (PSC)
  APAC Medical Group, Inc. (APA)
  Nuestra Famila Medical Group, Inc. (Nuestra)
  AMVI/Prospect Health Joint Venture (AMVI/Prospect)

        PMG is owned by a nominee physician shareholder who is also an employee, member of management and a shareholder of Prospect. All of these entities are wholly-owned by PMG, with the exception of Nuestra, which is 55% owned by PMG and AMVI/Prospect which is a 50/50 Joint Venture between AMVI and PMG. The results of all of these entities, with the exception of AMVI/Prospect, are consolidated in the accompanying financial statements.

        The Joint Venture was formed for the sole purpose of combining enrollment in order to meet minimum enrollment levels required for participation in the CalOPTIMA Medicaid ("Medi-Cal in California) program in Orange County, California. The joint venture ownership is set at 50/50 to prevent either party from exerting control over the other; however, AMVI and Prospect's businesses are operated autonomously, and enrollees, financial results and cash flows are each separately tracked and recorded. In accordance with the joint venture partnership agreement, profits and losses are not split in accordance with the partnership ownership interest, but rather, are directly tied to the results generated by our portion of the business. Separate from any earnings we generate from our portion of business within the joint venture, we also earn fees for management services we provide to our partner in the other joint venture. We account for our interest in the joint venture partnership using the equity method of accounting. We include in our financial statements only the net results attributable to those Medicaid enrollees specifically identified as assigned to us, together with the management fee that we charge for managing those Medicaid enrollees specifically assigned to the other joint venture partner. Note 11 contains summarized unaudited financial information for the joint venture.

        Prospect Medical Systems, one of the Company's management company subsidiaries (PMS), has entered into an assignable option agreement with PMG and the nominee physician shareholder of PMG. Under the assignable option agreement, Prospect acquired an assignable option for a nominal amount from PMG and the nominee shareholder to purchase all or part of PMG's assets (the Asset Option) and the right to designate the purchaser (successor physician) for all or part of PMG's issued and outstanding stock held by the nominee physician shareholder (the Stock Option) in its sole discretion. The Company may also assign the assignable option agreement to any person. The assignable option agreement has an initial term of 30 years and is automatically extended for additional terms of 10 years each, as long as the terms of the related management services agreement described below (the Management Agreement) is automatically extended. Upon termination of the Management Agreement with PMG, the related Asset Option and Stock Option are automatically and immediately exercised. The Asset and Stock Options may be exercised separately or simultaneously for a purchase price of $1,000 each. Under these nominee shareholder agreements, Prospect has the unilateral right to establish or effect change of the nominee, at will, and without consent of the nominee, on an unlimited basis and at nominal cost throughout the term of the Management Agreement. In addition to the Management Agreement with PMG, Prospect, through one of its management company subsidiaries, has a management agreement with each Affiliate. The term of the Management Agreements are generally 30 years. Prospect has an employment agreement with the current nominee shareholder of PMG in his capacity as the Chief Executive Officer of the Company. The employment agreement, which is for a term of three years, ending August 1, 2005 and cannot be terminated without cause, provides for a base compensation and certain customary benefits. Since the agreement is only for the employment of the nominee shareholder as the President of Prospect and not in his capacity as the nominee shareholder of PMG, the agreement does not affect Prospect's ability to change the nominee shareholder at will. PMG is the nominee shareholder of SPCMG, SATPG, PEG, AVM, PHS, PPM, PNW, PSC, APA and Nuestra (as to a 55% interest).

        The Company's Affiliates have each entered into a Management Agreement whereby the Affiliate has agreed to pay a management fee to PMS or Sierra Medical Management, Inc. (SMM), as applicable (each of which is a wholly owned subsidiary of Prospect). The fee is based in part on the costs to the management company and on a percentage of revenues the Affiliate receives (i) for the performance of medical services by the Affiliate's employees and independent contractor physicians and physician extenders, (ii) for all other services performed by the Affiliates, and (iii) as proceeds from the sale of assets or the merger or other business combination of the Affiliate. The management fee also includes a fixed fee for marketing and public relations services. The revenue from which this fee is determined includes medical capitation, all sums earned from participation in any risk pools and all fee-for-service revenue earned. Except in the case of Nuestra and AMVI/Prospect, the Management Agreements have initial terms of 30 years renewable for successive 10-year periods thereafter unless terminated by either party for cause. In the case of Nuestra, its Management Agreement has an initial 10 year terms renewable for successive 1 year terms. In the case of AMVI/Prospect, its Management Agreement has a 1 year term with successive 1 year renewal terms. In return for payment of the management fee, Prospect has agreed to provide financial management, information systems, marketing, advertising and public relations, risk management, and administrative support for utilization review and quality of care. The Company has exclusive decision-making authority with respect to the establishment and preparation of operating and capital budgets, and the establishment of policies and procedures for the Affiliates, and makes recommendations for the development of guidelines for selection and hiring of health care professionals, compensation payable to such personnel, scope of services to be provided, patient acceptance policies, pricing of services, and contract negotiation and execution. At its cost, Prospect has assumed the obligations for all facilities, medical and non-medical supplies, and employment of non-physician personnel of its affiliated medical clinics. All remaining funds are remitted to the Affiliate, from which the Affiliate pays for the cost of all medical services. The management fee earned by Prospect fluctuates based on the profitability of each wholly-owned

Affiliate. With the exception of PHS, Prospect is allocated a 50% residual interest in the profits above 8% of the profits or a 50% residual interest in the losses of the Affiliate, after deduction for costs to the management company and physician compensation. Prospect is allocated a 40% residual interest in the profits or losses of PHS. The remaining balance is retained by the Affiliate.

        The Management Agreements are not terminable by the Affiliates except in the case of gross negligence, fraud or other illegal acts of Prospect, or bankruptcy of the Company. Through the Management Agreements and the Company's relationship with the nominee shareholder of each Affiliate, Prospect has exclusive authority over all decision-making related to the ongoing major or central operations of the physician practices. The Company, however, does not engage in the practice of medicine.

        Further, Prospect's rights under the Management Agreements are unilaterally salable or transferable. Based on the provisions of the Management Agreements and the assignable option agreement with PMG, Prospect has determined that it has a controlling financial interest in the Affiliates. Consequently, under applicable accounting principles, Prospect consolidates the revenues and expenses of all the Affiliates except AMVI/Prospect from the respective dates of execution of the Management Agreements. All significant inter-entity balances have been eliminated in consolidation. In the case of AMVI/Prospect, only that portion of the results which are contractually identified as Prospect's are recognized in the financial statements, together with the management fee that the Company charges AMVI for managing AMVI's share of the Joint Venture operations.

        The Company consolidates all controlled subsidiaries, which control is effectuated through ownership of voting common stock or by other means. The subsidiaries which have been consolidated using EITF 97-2 would also be consolidated under the provisions of FIN 46. The underlying entities (subsidiaries) have been determined to be variable interest entities due to the existence of a call option under which the Company has the ability to require the holders of all of the voting common stock of the underlying subsidiaries to sell their shares at a fixed nominal price ($1,000) to another designated physician chosen by the Company. This call option agreement represents rights provided through a variable interest other than the equity interest itself that caps the returns that could be earned by the equity holders. In addition, the Company has a management agreement with the subsidiaries and the holders of the voting common stock of the subsidiaries which allows the Company to direct all of the activities of the subsidiaries, retain all of the economic benefits and assume all of the risks associated with ownership of the subsidiaries. In this manner, the Company has all of the economic benefits and risks associated with the subsidiaries, but has disproportionately few voting rights (based on the terms of the equity). Substantially all of the activities of the subsidiaries are conducted on behalf of the Company and as such, the subsidiaries are variable interest entities due to the fact that they violate the anti-abuse clause provisions in FIN 46. As the Company retains all of the economic benefits and assumes all of the risks associated with ownership of the subsidiaries, the Company is considered to be the primary beneficiary of the activities of the subsidiaries. As a result, the Company must consolidate the underlying subsidiaries under FIN 46. All significant intercompany transactions have been eliminated in consolidation.

        As of September 30, Prospect managed health care services to the following number of enrollees under contracts with various health plans:

	Commercial	Senior	MediCal
2004	168,500	15,500	14,400
2003	136,200	11,200	13,700
2002	102,000	7,000	8,500

Related Party Transactions

        The Company has an employment agreement with our Chief Executive Officer, Jacob Y. Terner, which is for a three-year term ending on August 1, 2005. Effective October 1, 2005, the agreement provides for compensation of $250,000 per year. The agreement further provides that if the Company terminates Dr. Terner's employment without cause, the Company will be required to pay him $12,500 for each month of past service as the Chief Executive Officer, commencing as of July 31, 1996.The contingent termination obligation was capped at $1,237,500, effective September 30, 2004. Since the Company has not indicated any intention to terminate Dr. Terner, no liability is accrued as of September 30, 2004.

        On September 29, 2003 Dr. Terner advanced $500,000 to the Company and on October 3, 2003 Dr. Terner advanced $900,000 to the Company at an interest rate of 5% per annum. The advance was used as short-term bridge financing in order to help fund the acquisition of Professional Care Medical Group. All amounts advanced were repaid in October 2003.

        PMG, which is wholly owned by Dr. Terner, and whose accounts are consolidated in these financial statements, maintains an intercompany account receivable due from Prospect Medical Holdings, Inc. The intercompany receivable was created in connection with previous acquisitions. In the event that PMG is required by the HMO's or regulatory agencies to maintain a positive tangible net equity and positive working capital, Dr. Terner has personally agreed to guarantee the intercompany account receivable due from Prospect Medical Holdings, Inc. up to a level sufficient to enable PMG to attain positive tangible net equity and working capital. Dr. Terner's personal guarantee is supported through the pledge of his personal assets.

        On June 1, 2003, in consideration for Dr. Terner's personal guarantee and pledge, the Compensation Committee of the Board of Directors granted to Dr. Terner a six-year, non-qualified stock option to purchase 800,000 shares of common stock at $3.00 per share. (See also Note 5.) Dr. Terner has agreed to maintain his personal guarantee and collateral in effect until PMG has a positive tangible net equity.

        See Notes 3 and 7 regarding stock transactions.

Liquidity and Capital Resources

        The Company produced earnings before income taxes of $1,752,713, $1,654,055, and $8,664,628 in fiscal 2002, 2003, and 2004 respectively.

        The Company's current ratio (current assets divided by current liabilities) improved from 0.34 at September 30, 2003 to 0.89 at September 30, 2004. Although the Company has historically had a current ratio of less than one, the Company has, to date, been able to generate sufficient cash flow to service its debt and grow the Company. During fiscal 2004, the Company completed two acquisitions for an aggregate purchase price of $10.5 million, while debt outstanding increased from approximately $6.3 million at September 30, 2003 to approximately $15 million at September 30, 2004. The Company's debt to equity ratio (total liabilities divided by total equity) decreased from 3.84 at September 30, 2003 to 1.63 at September 30, 2004. The term loan and the Company's revolving credit facility contain financial covenants. The Company was in compliance with all covenants of its term loan and revolving credit facility as of September 30, 2004.

        On March 31, 2004, the Company completed a private placement of its Series A Preferred Stock, which realized net cash proceeds of approximately $10 million. The proceeds were used to pay-off debt, to fund the acquisitions and for working capital purposes. Although there can be no assurance, management believes that the Company will continue to generate sufficient cash flows to service its debt and pay its obligations through at least September 30, 2005.

Medical Revenues and Cost Recognition

        Revenues are comprised of the following amounts:

	Year Ended September 30
	2002	2003	2004
Capitation	$66,392,980	$63,512,597	$125,860,567
Fee for service	1,819,164	2,084,132	2,546,444
Management fees	599,259	793,667	841,152
Other	357,963	151,306	268,274

Total revenues	$69,169,366	$66,541,702	$129,516,437

        Operating revenue of the Company consists primarily of fees for medical services provided by the Affiliates under capitated contracts with various managed care providers including health maintenance organizations (HMOs) or under fee-for-service arrangements. Capitation revenue under HMO contracts is prepaid monthly to the Affiliates based on the number of enrollees electing any one of the Affiliates as their health care provider. HMO contracts also include provisions to share in the risk for hospitalization whereby the Affiliate can earn additional incentive revenue or incur penalties based upon the utilization of hospital services. Any shared risk deficits are not payable until and unless the Company generates future risk sharing surpluses, or if the HMO withholds a portion of the capitation revenue to fund any risk share deficits. At the termination of the HMO contract, any accumulated risk share deficit is extinguished. Estimated shared-risk amounts receivable from the HMOs are recorded based upon estimated hospital utilization and estimated associated costs incurred by assigned HMO enrollees, compared to budgeted costs. Differences between actual contract settlements and estimated receivables relating to HMO risk-sharing arrangements are recorded in the year of final settlement.

        See "Concentrations of Credit Risks" below for details of significant portion of revenue received from four HMOs.

        Fiscal 2002, 2003 and 2004, net patient service revenues include approximately $(60,000), $76,000 and $555,000 respectively, of additional (reduced) revenues due to favorable (unfavorable) settlements on prior year risk-sharing arrangements.

        Capitation revenue under HMO contracts is recognized in the month in which the Affiliates are obligated to provide services. Fee-for-service revenues are recognized when the services have been performed. Management fee revenue is earned in the month the services have been delivered. Fee for service revenues are recorded net of allowances to reduce billed amounts to estimated contractually entitled amounts. All receivables are recorded net of an allowance for bad debts. Uncollectible amounts are written off when collection efforts have ceased, or amounts have been turned over to an outside collection agency.

        Management fee arrangements provide for compensation ranging from 8.5% of revenues to 15% of revenues. The Company also provides management services to affiliated providers whose results are consolidated in the Company's financial statements under management fee arrangements based on cost, a fixed marketing fee, a percentage of revenues and a percentage of net income or loss. Revenues and expenses relating to these inter-entity agreements have been eliminated in consolidation.

        We present segment information externally the same way management uses financial data internally to make operating decisions and assess performance. Because we manage health care services that are contracted for as part of bundled managed care products to members of all ages, we have one reportable operating segment.

        In connection with providing services to HMO enrollees, the Affiliates are responsible for the medical services their affiliated physicians provide to assigned HMO enrollees. The cost of health services is recognized in the period in which it is provided and includes an estimate of the cost of services which have been incurred but not yet reported. The estimate for accrued medical costs is based on projections of costs using historical studies of claims paid and adjusted for seasonality, and utilization trends. These estimates are subject to trends in loss severity and frequency. Although considerable variability is inherent in such estimates, management records its best estimate of the amount of medical claims incurred at each reporting period. Estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, differences are reflected in current operations.

        We also regularly evaluate the need to establish premium deficiency reserves for the probability that anticipated future health care costs could exceed future capitation payments from HMOs. To date, we have determined that no premium deficiency reserves have been necessary.

Property, Improvements and Equipment

        Property, improvements and equipment are stated on the basis of cost. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets, and amortization of leasehold improvements is provided using the straight-line basis over the shorter of the lease period or the estimated useful lives of the leasehold improvements. Leasehold improvements are depreciated over five years, equipment is depreciated over three to five years and furniture and fixtures is depreciated over five to seven years. Capitalized lease obligations are amortized over the life of the lease. Amortization for capitalized assets under lease agreements is included in depreciation expense.

Goodwill and Other Intangible Assets

        Goodwill and related intangible assets totaling $28,748,645 and $37,278,016 at September 30, 2003 and 2004, respectively (see tables below under this heading), arose primarily as the result of the acquisition of Santa Ana-Tustin Physicians Group, Inc., Sierra Primary Care Medical Group, Inc, AV Western Medical Group, Inc., Antelope Valley Medical Group, Inc., Prospect Health Source Medical Group, Inc., Prospect Professional Care Medical Group, Inc, Prospect NWOC Medical Group, Inc., and Pinnacle Health Resources, Starcare Medical Group, Inc. and APAC Medical Group (collectively called Gateway). Related intangible assets consist of the fair value of acquired HMO contracts, covenants not-to-compete and enrollee membership.

        Goodwill represents the excess of the consideration paid and liabilities assumed over the fair value of the assets acquired including identifiable intangible assets. In conjunction with these acquisitions, management of the Company has reviewed the allocation of the excess of costs (including costs incurred related to the acquisitions) over net assets acquired and has determined, to date, that these costs (goodwill) are allocable primarily to the operating platforms acquired which allowed the Company to expand its geographical territory through the addition of the existing renewable HMO contracts included in the acquisitions. These HMO contracts have historically been renewed each year with the acquired physician organizations and the HMOs are currently not offering additional contracts to similarly situated physician organizations in the same territories. Such acquisitions are discussed further in Note 2 below.

        Goodwill and related intangible assets have been recorded at cost and were, through September 30, 2001, being amortized on the straight-line method over an average life of 20 years. Related identifiable intangible assets, consisting of $2,120,000 ascribed to enrolled member accounts that were being amortized over 48 months, had been fully amortized as of September 30, 2001.

        Effective October 1, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." Upon adoption, goodwill and other intangible assets with indefinite useful lives are no longer amortized; rather they are reviewed annually for impairment or more frequently if impairment indicators arise. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. A two-step impairment test is used to identify potential goodwill impairment and to measure the amount of goodwill impairment loss to be recognized (if any).

        In accordance with SFAS No. 142, the Company has determined that the affiliated physician organizations comprise a single operating segment, with each affiliated physician organization a component of the operating segment. While each affiliated physician organization earns revenues, incurs expenses and produces discrete financial information (including balance sheets and statements of operations), the affiliated physician organizations are similarly organized and operated to provide managed health care services. They share similar characteristics in the enrollees they serve, the nature of services provided and the method by which medical care is rendered. The affiliated physician organizations are centrally managed, sharing assets and resources, including executive management, payor and provider contracting, claims and utilization management, information technology, legal, financial and accounting, risk management and human resource support. The affiliated physician organizations are also subject to similar regulatory environment and long-term economic prospects. They form an integrated medical network that support and benefit from each other in delivering care to the Company's patient base. Since goodwill is recoverable from these affiliated physician organizations working in concert, the groups have been aggregated into a single reporting unit for the purpose of goodwill impairment testing in accordance with SFAS No. 142. Similarly, the Company has also determined that the affiliated physician organizations represent a single operating segment for financial reporting under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," since the Company presents segment information externally the same way management uses financial data internally to make operating decisions, allocate resources and assess performance.

        The Company tests for goodwill impairment in the fourth quarter of each year, or sooner if events or changes in circumstances indicate that the carrying amount may exceed the fair value. In evaluating whether indicators of impairment exist, we consider adverse changes in market value and/or stock price, laws and regulations, profitability, cash flows, our ability to maintain enrollment and renew payor contracts at favorable terms. The goodwill impairment test is a two-step process. The first step consists of estimating the fair value of the reporting unit based on a weighted combination of (i) the guideline company method that utilizes revenue multiples for comparable publicly-traded companies, and (ii) a discounted cash flow model that utilizes future cash flows, the timing of these cash flows, and a discount rate (or weighted average cost of capital which considers the cost of equity and cost of debt financing expected by a typical market participant) representing the time value of money and the inherent risk and uncertainty of the future cash flows. If the estimated fair value of the reporting unit is less than its carrying value, a second step is performed to compute the amount of the impairment by determining the "implied fair value" of the goodwill, which is compared to its corresponding carrying value.

        The annual impairment test, performed at September 30, 2003 and 2004, indicated that the fair value of the Company's net assets exceeded the carrying value; thus goodwill was not impaired.

        A summary schedule of the Company's acquisition costs and accumulated amortization of goodwill related to the acquisitions at September 30, 2003 and 2004 is as follows:

	Purchase Price	(Net Assets) Liabilities Assumed	Total Purchase Consideration in Excess of Net Tangible Assets Acquired	Professional Fees and Other Related Costs	Total
2003
Santa Ana/Tustin Physicians Group	$5,000,000	$(116,473)	$4,883,527	$197,816	$5,081,343
Sierra Medical Group	10,200,000	717,544	10,917,544	216,584	11,134,128
AV Western Medical Group	700,000	—	700,000	53,310	753,310
Antelope Valley Medical Group	2,000,000	—	2,000,000	104,425	2,104,425
Premier	630,000	—	630,000	68,153	698,153
Sherman Oaks	28,000	151,800	179,800	—	179,800
Prospect Health Source Medical Group	1,000,000	—	1,000,000	182,855	1,182,855
Prospect Professional Care Medical Group	7,050,000	256,401	7,306,401	168,136	7,474,537
Other	—	—	—	140,094	140,094

	$26,608,000	$1,009,272	$27,617,272	$1,131,373	28,748,645

Accumulated amortization					(3,956,714)

					$24,791,931

	Purchase Price	(Net Assets) Liabilities Assumed	Total Purchase Consideration in Excess of Net Tangible Assets Acquired	Professional Fees and Other Related Costs	Total
2004
Santa Ana/Tustin Physicians Group	$5,000,000	$(116,473)	$4,883,527	$197,816	$5,081,343
Sierra Medical Group	10,200,000	717,544	10,917,544	216,584	11,134,128
AV Western Medical Group	700,000	—	700,000	53,310	753,310
Antelope Valley Medical Group	2,000,000	—	2,000,000	104,425	2,104,425
Premier	630,000	—	630,000	68,153	698,153
Sherman Oaks	28,000	151,800	179,800	—	179,800
Prospect Health Source Medical Group	1,000,000	—	1,000,000	184,055	1,184,055
Prospect Professional Care Medical Group	7,050,000	119,009	7,169,009	200,419	7,369,428
Prospect NWOC	2,000,000	(1,770,882)	229,118	40,795	269,913
Gateway	8,500,000	(488,682)	8,011,318	351,324	8,362,642
Other	—	—	—	140,819	140,819

	$37,108,000	$(1,387,684)	$35,720,316	$1,557,700	37,278,016

Accumulated amortization					(4,168,846)

					$33,109,170

        As part of the acquisition of Prospect Professional Care Medical Group, Prospect NWOC Medical Group and Gateway, the Company purchased $950,000, $200,000 and $660,000, respectively, of identifiable intangible assets (included in the above table), which are being amortized on a straight-line basis over 90 to 100 months, or approximately $229,867 per year. The period over which identifiable intangibles is being amortized was determined by management based on attrition rates for the underlying membership enrollment, as determined in the acquisition valuation studies. The Company monitors the actual post-acquisition membership attrition rates, to determine whether any write down or accelerated amortization of identifiable intangibles may be indicated. Through September 30, 2004, such attrition rates were in line with management's expectations.

        As part of the acquisition of Gateway, the Company paid $50,000 for a covenant not to compete (included in the above table), which will be amortized on a straight-line basis over 2 years, or approximately $25,000 per year.

        Additional intangible assets unrelated to the acquisitions consisted of net deferred financing costs were $52,977 and $304,424 as of September 30, 2003 and 2004, respectively.

Medical Malpractice Liability Insurance

        Certain of the Affiliates maintain claims-made basis medical malpractice insurance coverage on employed physicians of up to $1,000,000 per incident and $3,000,000 in the aggregate on an annual basis. Claims-made coverage covers only those claims reported during the policy period. An estimate of losses, if any, for incurred but unreported claims is recorded based upon historical experience. It has been the Company's experience that substantially all claims are reported within a year of the incident date. The Company maintains tail coverage for its claims-made policy to insure against losses incurred prior to the policy period and that are reported after the policy period.

        The individual physicians who contract with the Affiliates carry their own medical malpractice insurance.

Earnings per Share

        Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding, after giving effect to potentially dilutive shares computed using the treasury stock method. Such shares are excluded if determined to be anti-dilutive. Common stock issued at below estimated fair value on the issuance date is included in weighted average number of common shares as if such shares have been outstanding for all periods presented.

        During fiscal 2002, the Class B common stock was split on a 1.667:1 basis. The Class B common stock was then converted to Class A common stock. All amounts related to the Class B shares, and their conversion, have been adjusted retroactively to reflect the stock split in these financial statements.

        The following is a reconciliation of the numerators and denominators used in the calculation of basic and diluted earnings per share for each period presented in the financial statements.

	Year ended September 30
	2002	2003	2004
Basic earnings per common share:
Numerator—net income	$1,260,713	$954,642	$5,127,243

Denominator—
Weighted average number of common shares outstanding	4,870,879	4,157,341	4,321,799

Basic earnings per common share	$0.26	$0.23	$1.19

Diluted earnings per common share:
Numerator—net income	$1,260,713	$954,642	$5,127,243

Denominator—
Weighted average number of common shares outstanding	4,870,879	4,157,341	4,321,799
Dilutive stock options, warrants and preferred shares	—	140,482	3,225,341

	4,870,879	4,297,823	7,547,140
Diluted earnings per common share	$0.26	$0.22	$0.68

Stock Options

        SFAS No. 123, "Accounting for Stock-Based Compensation," provides an alternative to Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees." SFAS No. 123 encourages, but does not require, that compensation expense for grants of stock, stock options and other equity instruments to employees be based on the fair value of such instruments. The statement also allows companies to continue to measure compensation expense using the intrinsic value method prescribed by APB Opinion No. 25.

        The Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

        On October 13, 2004, the Financial Accounting Standards Board concluded that Statement No. 123R, "Share-Based Payment," which requires all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies for interim or annual periods beginning after June 15, 2005. SFAS No. 123R will eliminate the Company's ability to account for share-based compensation using the intrinsic value method permitted under APB Opinion No. 25. The Company will utilize the modified prospective method, recognizing compensation cost for share-based awards to employees based on their grant-date fair values from the beginning of the year in which the recognition provisions are first applied as if the fair value-based method had been used to account for all employee awards. Under this transition approach, compensation cost will be recognized for all awards granted, modified or settled after the date of adoption as well as to any awards that were not fully vested as of that date. Any adjustments to recognize share-based liabilities at fair value from the beginning of the year through the date of adoption will be recognized as a cumulative effect of a change in accounting principle. The Company intends to apply the new rules beginning July 1, 2005. The impact of adopting SFAS No. 123R has not yet been determined.

        In December 2002, SFAS No. 148 "Accounting for Stock-Based Compensation—Transition and Disclosure," was issued. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation. It also amends and expands the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effect of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS No. 148 does not require companies to account for employee stock options using the fair-value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair-value method of SFAS No. 123 or the intrinsic-value method of APB Opinion No. 25. SFAS No. 148's amendment of the transition and annual disclosure requirements of SFAS No. 123 is effective for fiscal years ending after December 15, 2002. The Company has adopted the disclosure requirement under SFAS No. 148. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions for the years ended September 30, 2002, 2003 and 2004.

	2002	2003	2004
Net income, as reported	$1,260,713	$954,642	$5,127,243
Add stock-based compensation under the intrinsic value method, included in net income as reported	26,533	123,718	96,662
Less stock-based compensation under the fair-value method	(249,480)	(446,257)	(259,585)

Pro forma net income (loss)	$1,037,766	$632,103	$4,964,320

Basic earnings per share:
As reported	$0.26	$0.23	$1.19
Pro forma	$0.21	$0.15	$1.15
Diluted earnings per share:
As reported	$0.26	$0.22	$0.68
Pro forma	$0.21	$0.15	$0.66

        The fair value for the options granted in 2002, 2003 and 2004 was estimated at the date of grant using a Minimum Value option pricing model with the following weighted average assumptions: expected market price of the Company's common stock of $1.25, $3.07 and $5.05, respectively, on the date of grant, a weighted average expected life of the options of four years and 4.5 to six years, risk-free interest rate of 6% and 3%, respectively, and dividend yield of 0%. With respect to stock options granted at an exercise price that is less than the fair market value on the date of grant, the difference between the option exercise price and market value at date of grant is charged to operations on a straight line basis over the period the options vest. Income tax benefits attributable to stock options are credited to additional paid-in capital when exercised.

        The Minimum Value option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

Cash and Cash Equivalents

        Cash equivalents are considered to be all liquid investments with maturities of three months or less when purchased.

Fair Value of Financial Instruments

        The financial instruments reported in the accompanying consolidated balance sheets consist primarily of cash and cash equivalents, accounts receivable, notes payable and capital lease obligations and all other liabilities. The carrying amounts of current assets and liabilities approximate their fair value due to the relatively short period of time between the origination of the instruments and their expected realization.

        The carrying amounts of notes payable and capital lease obligations approximate fair value since the outstanding debt relates primarily to a revolving bank loan and a bank term loan that bear interest at the prime rate plus applicable margin. The bank term loan and revolving loan were consummated in September 2004.

Concentrations of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist of shared-risk receivables. The Company's credit risk with respect to shared-risk receivables is limited since amounts are generally due from large HMOs.

        For the fiscal years ended September 30, 2002, 2003 and 2004, our affiliated physician organizations recognized capitation revenue of $66,392,980, $63,512,597 and $125,860,567, respectively. The four largest clients of our affiliated physician organizations, PacifiCare of California, Health Net of California, Blue Cross of California and Blue Shield of California accounted for approximately 83%, 84% and 80% of total capitation revenue for the fiscal years ended September 30, 2002, 2003 and 2004, respectively:

	Capitation Revenue Year Ended September 30, 2002	% of Total Capitation Revenue	Capitation Revenue Year Ended September 30, 2003	% of Total Capitation Revenue	Capitation Revenue Year Ended September 30, 2004	% of Total Capitation Revenue
PacifiCare	$25,222,546	38%	$19,238,866	30%	$40,903,464	32%
Health Net	11,359,750	17%	15,318,402	24%	25,933,742	21%
Blue Cross	11,121,514	17%	11,850,966	19%	19,899,135	16%
Blue Shield	7,697,469	11%	7,399,387	11%	13,467,152	11%

Totals	$55,401,279	83%	$53,807,621	84%	$100,203,493	80%

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the financial statements are prepared. Actual results could differ from those estimates.

Reclassifications

        Certain prior year amounts have been reclassified to conform to the current year presentation.

2.     Acquisitions

Prospect Professional Care Medical Group

        On September 30, 2003, PMG acquired the assets, and assumed the liabilities of Professional Care Medical Group, Inc. for $7,050,000 through a merger with Prospect LA Medical Group, Inc., a wholly owned subsidiary of PMG. The name of the surviving corporation was immediately changed to Prospect Professional Care Medical Group, Inc. (PPM) and is a wholly owned subsidiary of Prospect Medical Group, Inc. $950,000 of the purchase consideration was allocated to Identifiable Intangibles, specifically enrolled member accounts, which is being amortized over 90 months. Related acquisition costs totaled $200,419. Simultaneous with this purchase transaction, PPM entered into a management service agreement with PMS with an initial 30-year term, renewable for additional 10-year terms thereafter.

        Revenues and expenses for this acquisition have been included in our consolidated results starting October 1, 2003.

        In connection with this acquisition, the sellers were required to place a total of $2,000,000 into an escrow account. Of this amount, $1,000,000 was used to secure a letter of credit to PacifiCare on behalf of PMG. This $1,000,000 escrow deposit, and the related letter of credit, mature on March 31, 2005. At that time, the escrow deposit will be returned to the sellers and PMG, to the extent PacifiCare still requires it, will have to fund the letter of credit using its own funds. The second $1,000,000 placed in escrow was to secure certain seller indemnifications made pursuant to the purchase agreement. These escrow monies are to be released, subject to any purchaser demands made on them, at the rate of $250,000 on September 30, 2004 (released during October 2004), $250,000 on March 31, 2005 and $500,000 on September 30, 2005. None of these escrow amounts are included in the accompanying financial statements as they do not belong to the Company.

Prospect NWOC Medical Group

        On February 1, 2004, PMG acquired the assets and assumed the liabilities of Northwest Orange County Medical Group, Inc. for $2,000,000. The name was simultaneously changed to Prospect NWOC Medical Group, Inc. (PNW), a wholly owned subsidiary of PMG. Related acquisition costs totaled $40,795. $200,000 of the purchase consideration was allocated to identifiable intangibles, specifically enrolled member accounts, which is being amortized over 100 months. Effective February 28, 2004, PNW then entered into a new management services agreement with PMS with an initial 30-year term, renewable for additional 10-year terms thereafter. Revenues and expenses for this acquisition have been included in our consolidated results starting February 1, 2004.

Starcare Medical Group, Inc., APAC Medical Group, Inc. and Pinnacle Health Resources (the "Gateway" entities)

        On February 1, 2004, Prospect Medical Group, Inc., acquired the assets and assumed the liabilities of Starcare Medical Group, Inc. (StarCare) and APAC Medical Group for a total of $4,000,000. Both entities became wholly owned subsidiaries of PMG. Also on that date, Prospect Medical Systems, Inc. acquired the management company for these medical groups, Pinnacle Heath Resources, for $4,450,000. $660,000 of the purchase consideration was allocated to identifiable intangibles, specifically enrolled member accounts, which is being amortized over 100 months. An additional $50,000 was paid for a covenant not to compete, which is being amortized over 24 months. Related acquisition costs totaled $351,324. Revenues and expenses for this acquisition have been included in our consolidated results starting February 1, 2004.

        StarCare Medical Group owned three clinics at the time of the acquisition. On April 1, 2004, we sold the three clinics for cash consideration of $300,000, promissory notes in the aggregate amount of $1,068,247 and the assumption of all operating commitments pertaining to the medical clinics. A nominal gain of $12,009 was recorded on the sale. We retained StarCare Medical Group in its capacity as an independent practice association (IPA). As a condition of StarCare Medical Group's sale of the medical clinics, the acquiring buyer executed a provider agreement with StarCare Medical Group in StarCare's capacity as an IPA.

Nuestra Familia Medical Group

        During fiscal 2004 the Company increased its stake in Nuestra Familia Medical Group (Nuestra) from 50.2% to 55.02%. The purchase was in the form of a cash payment of $99,855 to certain of minority shareholders of Nuestra. The results of Nuestra have been included in the accompanying consolidated financial statements at the higher ownership percentage effective the date of the share purchase. The impact of this was not significant.

        The following table summarizes the estimated fair values of the assets acquired and liabilities assumed, as of the date of acquisition, for Professional Care Medical Group, Inc. (PPM), the Gateway entities (Gateway) and Northwest Orange County Medical Group, Inc. (PNW):

	PPM	Gateway	PNW
Current assets	$6,030,162	$6,318,057	$3,514,923
Property, improvements and equipment	—	1,029,317	—
Goodwill	6,219,009	7,301,318	24,118
Identifiable intangibles	950,000	710,000	200,000
Other assets acquired		58,437

Total assets	13,199,171	15,417,129	3,744,041

Current liabilities	6,149,171	6,368,562	1,744,041
Long-term liabilities	—	548,567	—

Total liabilities assumed	6,149,171	6,917,129	1,744,041

Net assets acquired	$7,050,000	$8,500,000	$2,000,000

        The following unaudited pro forma information for the year ended September 30, 2004 gives effect to the PNW and Gateway acquisitions as if they had occurred on October 1, 2003. The unaudited pro forma information for the year ended September 30, 2003 give effect to the acquisitions of ProCare, PNW and Gateway as if each had occurred on October 1, 2002. Such unaudited pro forma information is based on historical financial information with respect to the acquisition and does not include operational or other changes that might have been effected by the Company.

	Year ended September 30
	2003	2004
	(unaudited)
Net revenue	$160,300,955	$144,861,104
Net income	2,044,929	5,402,438
Basic earnings per share	$0.48	$1.25
Diluted earnings per share	$0.29	$0.64

3.     Private Placement

        The Company entered into a Private Placement Agreement effective November 1, 2003. Per the terms of the agreement, the Company offered for sale through Spencer Trask Ventures, Inc., and its selected dealers, as exclusive agent for the Company, a minimum of 69 units and a maximum of 104 units, plus an additional 31 units to cover over subscriptions. Each unit consisted of 20,000 shares at $5.50 per share of the Company's Series A Convertible Preferred Stock, $0.01 par value per share. The preferred stock is non-redeemable and is entitled to a number of votes equal to the number of common shares into which the preferred stock is convertible. Dividends are not cumulative and are payable if and when declared at the sole discretion of the board of directors. The preferred stock carries a liquidation preference of $5.50, plus any accrued and unpaid dividends that may have been declared thereon. These shares are convertible into common shares on a 1 to 1 basis, however the holders of the preferred stock may obtain a greater number of common shares upon conversion in the event that the Company fails to meet, or fails to use commercially reasonable efforts to meet, certain specified deadlines for filing specified registration statements. To date the Company has met these registration statement filing requirements. Sufficient authorized and unissued shares of common stock have been set aside for this purpose.

        In conjunction with the Private Placement, the Company issued warrants to purchase 659,409 shares of the Company's common stock at $1.00 per share to Spencer Trask Ventures, Inc. as a promotional fee. These warrants are exercisable at any time and expire on September 19, 2010.

        In addition to commissions and expenses, and the $1.00 warrants discussed above, Prospect also agreed to issue warrants to purchase, at an exercise price of $5.50, a number of shares equal to twenty percent of the shares sold in the Private Placement offering. Warrants to purchase 453,047 shares were issued between January 15, 2004 and March 31, 2004. These warrants are exercisable at any time and expire 10 years from the date of issuance.

        This offering was finalized on March 31, 2004, whereby a total of 2,265,237 shares of preferred stock were sold for gross proceeds of $12,458,802, related expenses of $2,439,061, and net cash proceeds of $10,019,741. The proceeds were used to complete the acquisitions of Starcare Medical Group, Inc., APAC Medical Group, Inc. and Pinnacle Health Resources, Inc. for $8,500,000 and to repay $1,750,000 borrowed through our bank line of credit to finance a portion of the cost to acquire Northwest Orange County Medical Group, Inc.

4.     Notes Receivable

        In connection with the April 1, 2004 sale of three clinics previously owned by StarCare Medical Group we received promissory notes in the aggregate amount of $1,068,247. There are three separate notes, each bearing interest at 5% per annum. The first note, in the original principal amount of $400,000, requires monthly principal and interest payments of $34,243 through April 1, 2005. The second note, in the original principal amount of $424,994, requires monthly principal and interest payments of $5,448 through March 1, 2009 and a balloon payment of $181,155 on April 1, 2009. The third note, in the original principal amount of $243,253, is due in two payments of $121,626 on May 1, 2007 and $177,790 on April 1, 2009. The notes receivable are secured by all of the clinic assets and are personally guaranteed by each of the purchasers.

        Current and non-current portions of the notes receivable as of September 30, 2004 were as follows:

Total principal outstanding	$898,609
Less current maturities	(281,064)

Non-current portion	$617,545

        Future minimum payments required under the notes receivable as of September 30, 2004 are as follows:

2005	$310,519
2006	65,370
2007	186,996
2008	65,370
2009	391,630

Gross payments	1,019,885
Amount representing interest	(121,276)

Total principal outstanding	$898,609

5.     Income Taxes

        The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), under which deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting bases of assets and liabilities based on enacted tax rates and laws.

        The components of the provision for income tax for the year ended September 30 are as follows:

	2002	2003	2004
Current:
Federal	$761,036	$1,054,374	$3,112,220
State	244,629	302,241	913,266

	$1,005,665	$1,356,615	$4,025,486

Deferred:
Federal	$(463,416)	$(514,174)	$(358,650)
State	(58,965)	(159,385)	(142,132)

	$(522,381)	$(673,559)	$(500,782)

Total:
Federal	$297,620	$540,200	$2,753,570
State	185,664	142,856	771,134

	$483,284	$683,056	$3,524,704

        Temporary differences and carryforward items that result in deferred income tax balances as of September 30 are as follows:

	2003	2004
State tax benefit	$93,648	$257,108
Amortization	(939,038)	(827,635)
Depreciation	291,678	(13,873)
Risk pool settlement	299,880	299,880
Net operating loss	93,873	44,608
Allowances for bad debts	190,503	283,432
Deferred compensation	105,520	149,058
Vacation accrual and other	100,070	177,569
Accrued physician bonuses	—	352,750
Creditor reserve	—	85,680
AMT credit	32,000	—
Charitable contributions	1,877	474

Net deferred income tax asset	$270,011	$809,051

        The differences between the provision for income tax expense at the federal statutory rate of 34% and that reflected in the consolidated statements of operations are summarized as follows for the years ended September 30:

	2002	2003	2004
Tax provision at statutory rate	34%	34%	34%
State taxes, net of federal benefit	7	6	6
Goodwill	(10)	1	—
Other	(4)	—	1

	27%	41%	41%

        Taxes paid totaled approximately $1,055,000, $1,148,000 and $3,932,000 for the years ended September 30, 2002, 2003 and 2004, respectively. As of September 30, 2004, the Company had used all operating loss carryforwards for federal and state income tax return purposes.

6.     Long-Term Debt

        Long-term debt consists of the following:

	September 30
	2003	2004
Term loan	$1,862,682	$10,000,000
Revolving credit facility, interest at prime rate plus applicable margin	3,800,000	5,000,000
Note payable to shareholder	500,000	0
Equipment loan (net of amount representing interest)	104,528	8,554

	6,267,210	15,008,554
Less current maturities	(5,596,940)	(6,841,887)

	$670,270	$8,166,667

        Until repaid on September 28, 2004, the Company had a term loan and revolving credit facility with Comerica Bank-California. The term loan was originally for $5 million and required monthly principal installments of $100,000, plus interest on the unpaid balance at the current prime rate of interest plus 0.75% per annum. The revolving credit facility was originally for $11.5 million and bore interest on the balance at prime plus .75%, with a facility fee of 0.5% per year on the unused balance. On September 28, 2004, the Company repaid all amounts due to Comerica Bank in connection with entering into the new term loan and revolving credit facility discussed below.

        On September 27, 2004, the Company entered into a new senior secured credit facility with Residential Funding Corporation (RFC, a subsidiary of General Motors Acceptance Corporation) that consists of a $10,000,000 term loan and a $5,000,000 revolving credit facility. The term loan requires repayment of principal installments of $166,667 per month until September 27, 2007, at which time the entire remaining unpaid balance is due. Amounts outstanding under the term loan bear interest at a rate of prime plus 2% per annum. The Company may borrow, make repayments and re-borrow under the revolving credit facility until September 27, 2007. Amounts outstanding under the revolving credit facility bear interest at a rate of prime plus 0.5% per annum. The Company is charged an unused line fee of 0.25% per annum payable monthly, calculated on the difference between the average daily usage of the revolving credit facility during each month and $5,000,000, the maximum amount of the revolving credit commitment. Both the term loan and the revolving credit facility are secured by substantially all of the Company's assets, including the rights to receive capitation payments under HMO contracts. The Company is subject to certain financial covenants under the loan agreement, including a maximum senior debt/EBITA ratio, maximum fixed charge coverage ratio, minimum consolidated net worth, minimum liquidity and a limit on capital expenditures. The Company is also restricted, without the lender's consent, from using net proceeds of any sale of equity securities except to pay down indebtedness under the loan agreement.

        On September 28, 2004, the Company borrowed $10,000,000 on the RFC term loan and paid off the Comerica Bank term loan and revolving credit facility. The Company borrowed $5,000,000 on the RFC revolving credit facility on September 29, 2004, which was repaid on October 4, 2004.

        The Company exceeded the 1.50 maximum senior debt/EBITDA ratio as of September 30, 2004. The actual senior debt/EBITDA ratio as of September 30, 2004 was 1.57. Effective April 7, 2005, RFC has waived this covenant violation. RFC has, in addition, agreed to exclude certain items from the covenant computations for a twelve month period.

        Interest paid totaled $322,110, $195,318, and $90,802 in fiscal 2002, 2003, and 2004 respectively.

        Scheduled payments under long-term debt, including capital lease agreements, as of September 30, 2004, are as follows:

2005	$6,841,887
2006	2,000,000
2007	6,166,667

Total minimum payments	15,008,554
Less amount representing interest	(81)

Present value of minimum payments	$15,008,473

7.     Stock Transactions and Option Plans

Stock Options

        The Company has stock option agreements with certain directors, officers and employees. A summary of the option agreements at September 30 is as follows:

	2002		2003		2004
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding, beginning of year	685,619	$2.39	327,119	$1.25	1,998,000	$2.82
Granted	—		1,880,500	3.00	739,700	5.00
Exercised	—		—		(30,000)	1.25
Forfeited	(208,500)		(92,500)	3.00	(26,200)	3.17
Expired	(150,000)		(117,119)	1.25	—	—

Outstanding, end of year	327,119	$1.25	1,998,000	$2.82	2,681,500	$3.43

Exercisable, end of year	327,119	$1.25	1,648,667	$2.78	2,353,502	$3.23

Price	$1.25		$1.25-$3.00		$1.25-$5.00

Weighted average fair value of options granted during the year	—		$3.00		$5.00

        The weighted average remaining contractual life of stock options outstanding at September 30, 2003 and 2004 was 52 and 44 months, respectively.

        In May 2002, the Company extended the contractual terms on 210,000 options for four years beyond their original expiration date to the end of fiscal 2006. This represented a material modification of the award and the recognition of a new measurement date. The intrinsic value of the options as of the new measurement date was determined (defined as the difference between the fair value at the modification date as determined by independent appraisers and the exercise price). Total deferred compensation is being amortized over the remaining future service period. Expense recognized during fiscal 2002, 2003 and 2004 was $36,346, $108,762 and $108,762, respectively.

        In November 2002 and June 2003, the Company issued options totaling 1,080,500 and 800,000, respectively, at an exercise price of $3.00 per share. In April, May and June 2004, the Company issued options totaling 300,000, 409,700 and 30,000, respectively, at an exercise price of $5.00 per share. Total deferred compensation is being amortized over the remaining future service period. Expense recognized during fiscal 2003 and 2004 was $100,930 and $44,773, respectively

Warrants

        In 1997, a warrant to purchase 132,375 shares of the Company's common stock at $5.00 per share was issued to the Company's lender in connection with obtaining a revolving credit facility. The warrant expired in July 2004. In 1998, another warrant to purchase 60,350 shares of the Company's common stock at $5.00 per share was issued to the Company's lender upon the amendment of the Company's credit facility. This warrant expires in February 2005. An additional warrant to purchase 40,000 shares of the Company's common stock at $3.00 per share was issued to the lender on July 3, 1999 in conjunction with a further amendment to the credit facility. This warrant expires in July 2006. All warrants issued to the bank were immediately exercisable.

        In 2000, the Company also issued warrants to purchase 480,461 shares of the Company's common stock at $5.00 per share to certain shareholders. The shareholders paid cash or converted outstanding loans in order to receive the warrants. The warrants were exercisable on January 31, 2002 and expire on January 31, 2007.

        No value was assigned to the issuance of these warrants as the exercise price exceeded the fair value of the underlying stock, estimated at $1.25 to $2.00 per share during this period, and there was either no or only nominal trading activity in the stock. Consequently, the Company determined that the fair value of the warrants was de minimis.

        In conjunction with the Private Placement (Note 3), the Company issued warrants to purchase 659,409 shares of the Company's common stock at $1.00 per share to Spencer Trask Ventures, Inc. as a promotional fee. These warrants are exercisable at any time and expire on September 19, 2010. On November 3, 2003, 100,000 warrants were exercised and 100,000 shares of common stock were issued. The original warrant certificate was cancelled and reissued for 559,409 warrants at the same terms and conditions.

        In addition to the $1.00 warrants discussed above, Prospect also agreed to issue warrants to purchase, at an exercise price of $5.50, a number of shares equal to twenty percent of the shares sold in the Private Placement offering. Warrants to purchase 453,047 shares were issued between January 15, 2004 and March 31, 2004. These warrants are exercisable at any time and expire 10 years from the date of issuance.

        On June 15, 2004, the Company issued warrants to purchase a total of 22,727 shares of common stock at a price of $5.50 per share to New Capital Advisors. These warrants were issued for services provided in connection with the Private Placement, are exercisable at any time, and expire on June 15, 2011.

8.     Commitments and Contingencies

Leases

        The Company leases certain buildings and equipment under operating leases. Certain building leases contain renewal options for two consecutive five-year periods at the then market rent.

        Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 2004 are as follows:

Operating Leases
2005	1,094,961
2006	1,018,746
2007	979,397
2008	857,436
2009	804,563
Thereafter	635,889

$5,390,992

        Consolidated rent expense for 2002, 2003, and 2004 was $1,170,550 and $1,172,936, $1,614,268 respectively.

Regulatory Matters

        Laws and regulations governing the Medicare program and health care generally are complex and subject to interpretation. Prospect and its affiliates believe that they are in compliance with all applicable laws and regulations and are not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

NASD Inquiry

        On February 3, 2004, the Company received a notice of inquiry from the National Association of Securities Dealers, Inc., concerning trading in its common stock that took place around the time that it announced the first closing of a private placement of its Series A Preferred Stock. The Company responded to an NASD request for documents on February 12, 2004, and has received no further contacts from the NASD since that date. However, it is possible that the NASD could continue its inquiry or open a formal investigation and that the NASD or other government agencies could imitate enforcement proceedings if the NASD concluded that improprieties occurred in connection with the trading.

St. Jude Medical Center Lawsuit

        In 1998, Prospect Medical Group, Inc. filed a motion to compel arbitration against St. Jude Medical Center and PacifiCare of California (PacifiCare), in Orange County Superior Court (Prospect Medical Group, Inc. v. St. Jude Medical Center and PacifiCare of California). The action arose due to the failure by St. Jude Medical Center to provide an accurate accounting of the hospital incentive pools for the years 1997, 1998 and 1999. The motion to compel arbitration was granted by the Orange County Superior Court.

        In November 2001, the Arbitrator awarded Prospect $1,200,000, plus interest at 10% per annum from January 1, 1999 until paid, plus legal fees of approximately $1,000,000. PacifiCare was released from the Prospect claim, and Prospect was ordered to pay PacifiCare's legal fees of approximately $125,000. Included in fiscal 2000 net patient service revenue is the $1,200,000 award as this represents the realization of a receivable which existed as of September 30, 2000.

        In a counter claim, the Arbitrator awarded St. Jude $275,000, plus interest at 10% per annum from January 1, 1999 until paid. These amounts are included in the fiscal 2001 financial statements. Net interest receivable and legal fees to be reimbursed have also been recorded.

        In November 2001, Prospect received a partial payment of $925,000, related to the above amounts. Even though the arbitrator's award was binding, nonetheless, St. Jude appealed the arbitrator's award and in May 2002, the Orange County Superior Court affirmed the award to Prospect. On January 31, 2003, the Company received approximately $1,492,000 from St. Jude to settle the amount due, including interest, notwithstanding the fact that St. Jude has appealed the judgment. Pending the final outcome of this matter, the Company has reserved against a portion of the amounts received. Management, in consultation with outside counsel, believes that such reserves are adequate as of September 30, 2004.

Other Litigation

        Prospect is involved in various legal proceedings in the ordinary course of business. Management believes that the ultimate resolution of such legal proceedings will not have a material adverse effect on the financial position and results of operations of the Company.

IDX Management Information System

        The company is currently negotiating the renewal of its IDX licenses for existing and additional software modules and expects to pay approximately $500,000 during its second fiscal 2005 quarter to renew all required software licenses for a ten year period

9.     Defined Contribution Plan

        The Company sponsors a defined contribution plan covering substantially all employees who meet certain eligibility requirements. Under the plan, employees can contribute up to 15% of their annual compensation. The Company matches 25% of the first 4% contributed. The total expense under the plan was $47,107 in 2002, $48,438 in 2003 and $49,099 in 2004,

10.   Incurred But Not Reported Claims Reserves

        The following table presents the roll-forward of incurred but not reported, or IBNR, claims reserves as of the periods indicated:

	Year ended September 30
	2002	2003	2004
IBNR as of beginning of year	$8,166,054	$6,965,969	$10,557,426
Health care claim expenses incurred during the period:
Related to current year	23,596,365	22,240,501	44,699,711
Related to prior year	117,852	(983,140)	(2,327,044)

Total incurred	23,714,217	21,257,361	42,372,667

Health care claims paid during the period:
Related to current year	(19,013,956)	(18,630,639)	(33,295,082)
Related to prior year	(5,900,346)	(4,535,265)	(7,268,752)

Total paid	(24,914,302)	(23,165,904)	(40,563,834)

IBNR acquired during the period	0	5,500,000	957,363

IBNR as of end of year	$6,965,969	$10,557,426	$13,323,622

        Following is a reconciliation of cost of medical services per our statement of income to healthcare claims expense reflected in the preceding table:

	Year ended September 30
	2002	2003	2004
Capitation Expense	$23,172,533	$22,350,492	$48,053,154
Fee-for-Service Claims Expense	23,714,217	21,257,361	42,372,667
Other Physician Compensation	2,489,023	2,606,124	4,495,641
Other Cost of Revenues	553,414	525,843	1,053,579

Total Cost of Revenues	$49,929,187	$46,739,820	$95,975,041

11.   Joint Venture

        As discussed at Note 1, the Company and an unrelated third party, AMVI/IMC Health Network, Inc. ("AMVI") formed a joint venture to participate in the CalOPTIMA Medicaid ("Medi-Cal in California) program in Orange County, California. The Company does not consolidate the joint venture. The Company includes in its financial statements only the net results attributable to those Medicaid enrollees specifically identified as assigned to it, together with the management fee that it charges for managing those Medicaid enrollees specifically assigned to AMVI. Costs incurred by the Company in managing the joint venture are included in general and administrative expenses in the accompanying consolidated financial statements.

        Summarized unaudited financial information for the unconsolidated joint venture at September 30, 2003 and 2004 and for the years then ended is as follows:

	2003	2004
Cash	$1,068,910	$1,308,587
Receivables	758,845	514,524
Total Assets	$1,827,755	$1,823,111

Accrued medical claims	$536,941	$659,807
Other payables	1,200,000	1,200,000
Other Partner's Capital	274,637	424,170
Prospect's Capital	(183,823)	(460,866)
Total liabilities and Partners' Capital	$1,827,755	$1,823,111

Revenues	$7,733,381	$8,801,565

Income before income taxes	$(440,988)	$344,972

Prospect's equity income	$728,549	$206,634

Management fees earned by Prospect	$793,667	$841,153

Report of Independent Registered Public Accounting Firm

        We have audited the consolidated financial statements of Prospect Medical Holdings, Inc. as of September 30, 2003 and 2004, and for each of the three years in the period ended September 30, 2004, and have issued our report thereon dated January 21, 2005 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 15(a) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Los Angeles, California
January 21, 2005

Prospect Medical Holdings, Inc.

Schedule II—Valuation and Qualifying Accounts

	Balance at the Beginning of the Period	Charges to Operations	Deductions	Balance at the End of the Period
2002 Allowance for Doubtful Accounts	$326,000	$103,000	$—	$429,000
2003 Allowance for Doubtful Accounts	$429,000	$116,000	$97,000	$448,000
2004 Allowance for Doubtful Accounts	$448,000	$215,000	$1,000	$662,000

Prospect Medical Holdings, Inc.

Condensed Consolidated Balance Sheet

December 31, 2004

(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$17,560,776
Risk pool receivables	237,980
Other receivables, net of allowance of $678,000	2,340,617
Notes receivable	237,441
Prepaid expenses and other	659,764
Income tax receivable	612,776
Deferred income taxes, net	1,327,779

Total current assets	22,977,133
Property, improvements and equipment, net	1,497,796
Notes receivable	552,239
Deposits	102,958
Goodwill	31,463,377
Other intangible assets, net	1,863,205

Total assets	$58,456,708

Liabilities and shareholders' equity
Current Liabilities:
Accrued medical claims and other health care costs payable	$13,458,846
Accounts payable and other accrued liabilities	5,006,663
Current maturities of long-term debt and capital leases	7,000,000

Total current liabilities	25,465,509
Long-term debt and capital leases, less current maturities	7,500,000
Deferred income taxes	910,873
Other long-term liabilities	685,000

Total liabilities	34,561,382
Minority interest	64,036
Shareholders' equity:
Preferred stock	22,652
Common stock	43,445
Additional paid in capital	18,458,788
Deferred compensation	(203,481)
Retained earnings	5,509,886

Total shareholders' equity	23,831,290

Total liabilities and shareholders' equity	$58,456,708

See accompanying notes.

Prospect Medical Holdings, Inc.

Condensed Consolidated Statements of Income

Three Months Ended December 31

(Unaudited)

	2003	2004
Revenues	$25,857,415	$33,280,836
Cost of revenues	18,884,342	24,800,612

Gross margin	6,973,073	8,480,224
Operating expenses:
General and administrative	5,164,324	6,572,811
Depreciation and amortization	116,126	233,230

	5,280,450	6,806,041

Income from unconsolidated joint venture	137,811	241,078

Operating income	1,830,434	1,915,261
Interest expense, net	16,113	100,021

Income before income taxes	1,814,321	1,815,240
Income tax provision	686,948	728,159

Net income before minority interest	1,127,373	1,087,081
Minority interest	5,305	384

Net income	$1,122,068	$1,086,697

Net earnings per common share
Basic:
Basic earnings per share	$0.26	$0.25
Weighted average number of common shares outstanding	4,254,115	4,344,525
Diluted:
Diluted earnings per share	$0.21	$0.13
Weighted average number of common shares and common dilutive shares outstanding	5,371,203	8,682,550

See accompanying notes.

Prospect Medical Holding, Inc.

Condensed Consolidated Statements of Shareholders' Equity

Three Months Ended December 31, 2004

(Unaudited)

	Class A Number of Shares	Common Stock	Class B Number of Shares	Common Stock	Preferred Number of Shares	Preferred Stock	Additional Paid-in Capital	Deferred Compensation	Retained Earnings	Total
Balance at September 30, 2004	4,344,525	$43,445	—	—	2,265,237	$22,652	$18,630,525	$(232,871)	$4,423,189	$22,886,940
Private placement offering costs	—	—	—	—	—	—	(171,737)	—	—	(171,737)
Change in deferred compensation	—	—	—	—	—	—	—	29,390	—	29,390
Net income	—	—	—	—	—	—	—	—	1,086,697	1,086,697

Balance at December 31, 2004	4,344,525	$43,445	—	—	2,265,237	$22,652	$18,458,788	$(203,481)	$5,509,886	$23,831,290

See accompanying notes.

Prospect Medical Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

Three Months Ended December 31

(Unaudited)

	2003	2004
Net cash provided (used) by operating activities	$3,649,566	$(2,564,747)
Investing activities:
Purchases of property, improvements and equipment	(238,402)	(35,937)
Other investing activities	(126,203)	(1,689)

Net cash used in investing activities	(364,605)	(37,626)
Financing activities:
Repayments made on line of credit, net	(2,050,000)	—
Reduction of note payable to bank and capital leases	(822,985)	(508,555)
Issuances of common and preferred stock and related expenses	379,510	(171,737)

Net cash used in financing activities	(2,493,475)	(680,292)

Increase (decrease) in cash and cash equivalents	791,486	(3,282,665)
Cash and cash equivalents, beginning of period	6,776,778	20,843,441

Cash and cash equivalents, end of period	$7,568,264	$17,560,776

See accompanying notes.

PROSPECT MEDICAL HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004

(Unaudited)

1.     Basis of Presentation

        Prospect Medical Holdings, Inc. is a health care management services organization that develops integrated delivery systems, and provides medical management systems and services to affiliated and unaffiliated medical organizations. The affiliated medical organizations employ and/or contract with physicians and professional medical corporations, and contract with managed care payors.

        Following the rules and regulations of the Securities Exchange Commission, or SEC, we have omitted footnote disclosures that would substantially duplicate the disclosures contained in our annual audited financial statements. The accompanying unaudited condensed consolidated financial statements should be read together with the consolidated financial statements and the notes included in our September 30, 2004 consolidated financial statements included elsewhere in this Form 10.

        The accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting solely of normal recurring adjustments, needed to present fairly the financial results for these interim periods. The condensed consolidated results of operations presented for the interim periods are not necessarily indicative of the results for a full year.

        All intercompany transactions and accounts are eliminated in consolidation.

        Certain prior year amounts in the accompanying condensed consolidated financial statements have been reclassified to conform to the 2004 presentation.

        Revenues are comprised of the following amounts:

	Three Months Ended December 31
	2003	2004
Capitation	$25,114,448	$32,518,763
Fee for service	527,720	500,281
Management fees	209,908	212,763
Other	5,339	49,029

Total revenues	$25,857,415	$33,280,836

2.     Stock Based Compensation

        SFAS No. 123, "Accounting for Stock-Based Compensation," provides an alternative to Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees." SFAS No. 123 encourages, but does not require, that compensation expense for grants of stock, stock options and other equity instruments to employees be based on the fair value of such instruments. The statement also allows companies to continue to measure compensation expense using the intrinsic value method prescribed by APB Opinion No. 25.

        The Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized, although in certain circumstances, the current market price has exceeded the exercise price, in which case we have recorded stock compensation expense equal to the difference between the market price and the exercise price over the vesting period.

        In December 2002, SFAS No. 148 "Accounting for Stock-Based Compensation—Transition and Disclosure," was issued. SFAS No. 148 amends SFAS No. 123 to provide, among other things, alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation.

        The Company has adopted the disclosure requirements under SFAS No. 148. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions for the three months ended December 31, 2003 and 2004.

	2003	2004
Net income, as reported	$1,122,068	$1,086,697
Add stock-based compensation under the intrinsic value method, included in net income as reported	27,191	29,389
Less stock-based compensation under the fair-value method	(70,419)	(277,943)

Pro forma net income	$1,078,840	$838,143

Basic earnings per share:
As reported	$0.26	$0.25
Pro forma	$0.25	$0.19
Diluted earnings per share:
As reported	$0.21	$0.13
Pro forma	$0.20	$0.10

        The fair value for the options granted in 2003 and 2004 was estimated at the date of grant using a Minimum Value option pricing model with the following weighted average assumptions: expected market price of the Company's common stock of $5.05 and $6.45, respectively, on the date of grant; a weighted average expected life of the options of four to six years and four years; risk-free interest rate of 3% and 3.5%; and a dividend yield of 0%. With respect to stock options granted at an exercise price that is less than the fair market value on the date of grant, the difference between the option exercise price and market value at date of grant is charged to operations on a straight line basis over the period the options vest. Income tax benefits attributable to stock options are credited to additional paid-in capital when exercised.

        The Minimum Value option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

        As discussed in the notes to the consolidated financial statements of the Company for the year ended September 30, 2004 included elsewhere in this Form 10, FASB Statement 123R has been issued and is effective for periods beginning after June 15, 2005. This statement requires the Company to adopt the fair value method of accounting for stock options.

        The following is a reconciliation of the numerators and denominators used in the calculation of basic and diluted earnings per share for each period presented in the financial statements.

	Three months ended December 31
	2003	2004
Basic earnings per common share:
Numerator—net income	$1,122,068	$1,086,697

Denominator—
Weighted average number of common shares outstanding	4,254,115	4,344,525

Basic earnings per common share	$0.26	$0.25

Diluted earnings per common share:
Numerator—net income	$1,122,068	$1,086,697

Denominator—
Weighted average number of common shares outstanding	4,254,115	4,344,525
Dilutive stock options, warrants and preferred shares	1,117,088	4,338,025

	5,371,203	8,682,550

Diluted earnings per common share	$0.21	$0.13

3.     Related Party Transactions

        The Company has an employment agreement with our Chief Executive Officer, Jacob Y. Terner, which is for a three-year term ending on August 1, 2005. The agreement provides for a specified annual compensation and in the event that the Company terminates Dr. Terner's employment without cause, the Company will be required to pay him $12,500 for each month of past service as the Chief Executive Officer, commencing as of July 31, 1996. The contingent termination obligation was capped at $1,237,500, effective September 30, 2004. Since the Company has not indicated any intention to terminate Dr. Terner, no such potential liability is accrued as of December 31, 2004.

        Prospect Medical Group, Inc. (PMG), which is wholly owned by Dr. Terner, and whose accounts are consolidated in these financial statements under EITF 97-2, maintains an intercompany account receivable due from Prospect Medical Holdings, Inc. The intercompany receivable was created in connection with previous acquisitions. In the event that PMG is required by the HMO's or regulatory agencies to maintain a positive tangible net equity and positive working capital, Dr. Terner has personally agreed to guarantee the intercompany account receivable due from Prospect Medical Holdings, Inc. up to a level sufficient to enable PMG to attain positive tangible net equity and working capital.

        On June 1, 2003, in consideration for Dr. Terner's personal guarantee and pledge, the Compensation Committee of the Board of Directors granted to Dr. Terner a six-year, non-qualified stock option to purchase 800,000 shares of common stock at $3.00 per share. During it's term, Dr. Terner's personal guarantee was supported through the pledge of certain of his personal assets. Dr. Terner agreed to maintain his personal guarantee and collateral in effect until PMG had positive tangible net equity. This personal guarantee arrangement was terminated by the Board of directors effective January 19, 2005.

4.     Long Term Debt

        Long-term debt at December 31, 2004 consists of the following:

Term loan	$9,500,000
Revolving credit facility, interest at prime rate plus applicable margin	5,000,000

14,500,000
Less current maturities	(7,000,000)

$7,500,000

        At December 31, 2003, the Company had a term loan and revolving credit facility with Comerica Bank. On September 27, 2004, the Company entered into a new credit facility with Residential Funding Corporation (RFC), comprised of a $5,000,000 revolving credit facility and a $10,000,000 term loan. Prior to entering into the new credit facility, the Company retired the Wells Fargo revolving credit facility.

        On September 28, 2004, the Company borrowed $10,000,000 on the RFC term loan and paid off the Comerica Bank term loan and revolving credit facility. The Company borrowed $5,000,000 on the RFC revolving credit facility on September 29, 2004, which was repaid on October 4, 2004.

        The RFC revolving credit facility commitment is for three years, with interest at prime plus 0.5% per annum and an unused line fee of 0.25% per annum. The RFC term loan is amortized over a five-year period with principal payments of $166,667 per month, plus interest payable monthly on the outstanding balance at prime plus 2.0% per annum. The remaining balance of the term loan is due and payable in full after 36 months. The Company is subject to certain financial covenants under the loan agreement, including a maximum senior debt/EBITDA ratio, minimum fixed charge coverage ratio, minimum consolidated net worth, minimum liquidity and a limit on capital expenditures. We are also restricted, without consent, from using net proceeds of any sale of equity securities except to pay down indebtedness under the loan agreement.

        The Company exceeded the 1.50 maximum senior debt/EBITDA ratio as of December 31, 2004. The actual senior debt/EBITA ratio as of December 31, 2004 was 1.51. Effective April 7, 2005, RFC has waived this covenant violation. RFC, in addition, agreed to exclude certain items from the covenant computations for a twelve month period. The exclusion of certain items enabled us to meet the minimum fixed charge coverage ratio at December 31, 2004.

StarCare Medical Group, Inc. dba Gateway Medical Group
APAC Medical Group, Inc. dba Gateway Physicians Medical Associates
Pinnacle Health Resources
Audited Combined Financial Statements and Financial Statement Schedule
Years ended December 31, 2001 and 2002 and Nine Months Ended September 30, 2003
Unaudited Combined Financial Statements
For Four Months Ended January 31, 2004

Contents

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-41
Audited Combined Financial Statements
Combined Balance Sheets	F-42
Combined Statements of Income	F-43
Combined Statement of Shareholder's Equity	F-44
Combined Statement of Cash Flows	F-45
Notes to Combined Financial Statements	F-46

Report of Independent Registered Public Accounting Firm

Board of Directors
Gateway Medical Group

        We have audited the combined balance sheets of Gateway Medical Group as of December 31, 2002 and September 30, 2003, and the related combined statements of income, shareholder's equity and cash flows for the years ended December 31, 2001 and 2002 and the nine month period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Gateway Medical Group at December 31, 2002 and September 30, 2003, and the combined results of its operations and its cash flows for the years ended December 31, 2001 and 2002, and for the nine months ended September 30, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP
June 23, 2004
Los Angeles, California

Gateway Medical Group

Combined Balance Sheets

	December 31, 2002	September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$6,179,110	$9,874,117
Accounts and notes receivables, net of allowances of $741,017 and $281,557 at December 31, 2002, and September 30, 2003	2,254,482	2,387,056
Prepaid expenses and other	172,381	215,862
Deferred income taxes	53,758	151,243

Total current assets	8,659,731	12,628,278
Property, improvements and equipment, net	1,322,023	998,428
Other assets	58,106	73,534
Goodwill, net	1,237,005	1,168,296

Total assets	$11,276,865	$14,868,536

Liabilities and shareholder's equity
Current liabilities:
Accrued medical claims	$3,489,185	$3,369,634
Accounts payable and accrued liabilities	2,005,664	3,853,348
Deferred rent	68,021	60,693
Income taxes payable	486,461	1,031,914
Current maturities of long-term debt and capital leases	109,634	85,251

Total current liabilities	6,158,965	8,400,840
Long-term debt and capital leases, less current maturities	452,396	394,558
Deferred income taxes	80,146	158,446
Due to officer	711,240	711,240

Total liabilities	7,402,747	9,665,084
Total equity	3,874,118	5,203,452

Total liabilities and shareholder's equity	$11,276,865	$14,868,536

See accompanying notes.

Gateway Medical Group

Combined Statements of Income

	Year Ended December 31
			Nine Months Ended September 30 2003	Four Months Ended January 31 2003	Four Months Ended January 31 2004
	2001	2002
				(Unaudited)	(Unaudited)
Revenues	$37,921,943	$41,759,834	$31,942,582	$14,204,102	$13,541,780
Cost of revenues	28,256,708	31,411,103	22,490,510	11,131,469	10,171,110

Gross margin	9,665,235	10,348,731	9,452,072	3,072,633	3,370,670
Operating expenses:
Salaries and other expenses	4,859,728	4,932,558	4,900,620	1,682,285	2,447,785
General and administrative	3,341,605	3,461,772	2,934,779	895,925	1,195,049
Depreciation and amortization	508,187	442,910	341,666	153,338	141,904

	8,709,520	8,837,240	8,177,065	2,731,548	3,784,738

Operating income (loss)	(955,715)	1,511,491	1,275,007	341,085	(414,068)
Nonoperating income (expense):
Interest expense	(49,705)	(28,265)	(16,513)	(9,963)	(6,320)
Interest income	—	3,376	11,071	4,154	9,456
Gain (loss) on disposal of property and equipment	—	—	355,481	—	(13,775)

Non-operating income (expense), net	(49,705)	(24,889)	350,039	(5,809)	(10,639)

Income (loss) before income taxes	906,010	1,486,602	1,625,046	335,276	(424,707)
Income tax provision	9,323	519,185	570,712	117,347	205,553

Net income (loss)	$896,687	$967,417	$1,054,334	$217,929	$(630,260)

See accompanying notes.

Gateway Medical Group

Combined Statements of Shareholder's Equity

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance at January 1, 2001	$2,000	$3,839,500	$(1,188,627)	$2,652,873
Capital distribution	—	(449,000)	—	(449,000)
Net income	—	—	896,687	896,687

Balance at December 31, 2001	2,000	3,390,500	(291,940)	3,100,560
Capital distribution	—	(193,859)	—	(193,859)
Net income	—	—	967,417	967,417

Balance at December 31, 2002	2,000	3,196,641	675,477	3,874,118
Capital contribution	—	275,000	—	275,000
Net income	—	—	1,054,334	1,054,334

Nonoperating income (expense):	$2,000	$3,471,641	$1,729,811	$5,203,452

See accompanying notes.

Gateway Medical Group

Consolidated Statements of Cash Flows

	Year Ended December 31
			Nine Months Ended September 30 2003	Four Months Ended January 31 2003	Four Months Ended January 31 2004
	2001	2002
				(Unaudited)	(Unaudited)
Operating activities
Net income (loss)	$896,687	$967,417	$1,054,334	$217,929	$(630,260)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	508,187	442,910	341,666	153,338	141,904
Deferred taxes	(6,485)	32,873	(19,185)	52,819	(47,299)
Gain on disposal of property and equipment	—	—	(355,481)	—	13,775
Changes in assets and liabilities:
Accounts and note receivables	989,845	(100,333)	(132,574)	(1,104,552)	648,396
Prepaid expenses and other	(78,696)	90,683	(43,481)	183,691	(64,869)
Other assets	(30,007)	18,727	(15,428)	16,692	15,097
Accrued medical claims	1,123,816	(20,059)	(119,551)	100,805	(171,172)
Accounts payable and accrued liabilities	(207,731)	551,813	2,385,809	417,545	(1,527,902)

Net cash provided by (used in) operating activities	3,195,616	1,984,031	3,096,109	38,267	(1,622,330)
Investing activities
Purchase of property, improvements and equipment	(239,163)	(139,046)	(111,881)	(54,630)	(186,251)
Other investing activities	—	—	518,000	—	—

Net cash (used in) provided by investing activities	(239,163)	(139,046)	406,119	(54,630)	(186,251)
Financing activities
Net repayments of note payable	(88,145)	(116,217)	(82,221)	(36,543)	(747,782)
Other financing activities, net	(449,000)	(193,859)	275,000	—	(2,707,248)

Net cash (used in) provided by financing activities	(537,145)	(310,076)	192,779	(36,543)	(3,455,030)

Increase (decrease) in cash and cash equivalents	2,419,308	1,534,909	3,695,007	(52,906)	(5,263,611)
Cash and cash equivalents at beginning of period	2,224,893	4,644,201	6,179,110	6,033,854	9,874,117

Cash and cash equivalents at end of period	$4,644,201	$6,179,110	$9,874,117	$5,980,948	$4,610,506

See accompanying notes.

1.     Operations and Significant Accounting Policies

Business and Basis of Presentation

        These financial statements present the combined financial position and results of operations of three organizations which are all under common ownership and management, and operate as one business enterprise. The three organizations are as follows: Pinnacle Health Resources, Inc., StarCare Medical Group, Inc., and APAC Medical Group, Inc. The combined group of Pinnacle Health Resource, StarCare (d.b.a. Gateway Medical Group, Inc., and APAC (d.b.a. Gateway Physicians Medical Associates, Inc.) is herein referred to as Gateway Medical Group or the Company, and each is owned by the same single physician shareholder who is also an employee, and member of management.

        The Company is a health care management services organization which develops integrated delivery systems, and provides medical management systems and services to affiliated and unaffiliated medical organizations. The affiliated medical organizations employ and/or contract with physicians and professional medical corporations, and contract with managed care payors.

        The Company's medical organizations (collectively, the Affiliates) each entered into a Management Agreement whereby the Affiliate has agreed to pay a management fee to Pinnacle Health Resources, Inc. (Pinnacle) as applicable. The fee is based on a percentage of revenues the Affiliate receives (i) for the performance of medical services by the Affiliate's employees and independent contractor physicians and physician extenders, (ii) for all other services performed by the Affiliates, (iii) as proceeds from the sale of assets or the merger or other business combination of the Affiliate, and (iv) for all other sources of revenue. The revenue from which this fee is determined includes medical capitation, all sums earned from participation in any risk pools and all fee-for-service revenue earned, and all other sources of revenue. The Management Agreements have initial terms of 1-year renewable for successive 1-year periods thereafter, unless terminated by either party for cause, or without cause at least ninety days prior to renewal date. In return for payment of the management fee, Pinnacle has agreed to provide financial management, information systems, marketing, advertising and public relations, risk management, and administrative support for utilization review and quality of care.

        All significant intercompany transactions, including the management fee charged by Pinnacle, have been eliminated in combination.

        As of December 31, 2002 and September 30, 2003, Gateway managed health care services to the following enrollees under contracts with various health plans:

	Commercial	Senior
2002	41,264	6,539
2003	40,010	6,140

Medical Revenues and Cost Recognition

        Operating revenue of the Company consists primarily of fees for medical services provided by the Affiliates under capitated contracts with various managed care payors including health maintenance organizations (HMOs) or under fee-for-service arrangements. Capitation revenue under HMO contracts is prepaid monthly to the Affiliates based on the number of enrollees electing any one of the Affiliates as their health care provider. Capitation revenue under HMO contracts is recognized in the month in which the Affiliates are obligated to provide services. Fee-for-service revenues are recognized when the services have been performed. HMO contracts also include provisions to share in the risk for hospitalization whereby the Affiliate can earn additional incentive revenue or incur penalties based upon the utilization of hospital services. Estimated shared-risk amounts receivable from the HMOs are recorded based upon estimated hospital utilization and estimated associated costs incurred by assigned HMO enrollees, compared to healthplan interim reporting of pools. Differences between actual contract settlements and estimated receivables relating to HMO risk-sharing arrangements are recorded in the year of final settlement. The Company also participates with the hospital in various full risk arrangements.

        In connection with providing services to HMO enrollees, the Affiliates are responsible for the medical services their affiliated physicians provide to assigned HMO enrollees. The cost of health services is recognized in the period in which it is provided and includes an estimate of the cost of services which have been incurred but not yet reported. The estimate for accrued medical costs is based on projections of costs using historical studies of claims paid. Estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, differences are reflected in current operations.

Gain from Sale of Assets

        In April 2003, the Company sold multiple assets of the La Mirada clinic for $418,000. The net pretax gain from the sale was $315,817. Additionally, employer-billing accounts receivable for this location was sold to the new owner at fifty percent of the gross receivables. The new owner assumed the lease of the La Mirada sale. However, the Company entered into a sub-lease arrangement to lease back the warehouse area for records storage.

        In April 2003, the Company sold multiple assets of the Stanton Clinic for $100,000. The net pre-tax gain from sale was $39,664. On May 1, 2003, all assets and the related business were transferred to the buyer's location in Westminster. The Company retained the closed location until the expiration of the lease on September 30, 2003.

        The net pre-tax gain of the two sales of $355,481 is included in gain from disposal of property and equipment in the September 30, 2003 statement of income.

Property, Improvements and Equipment

        Property, improvements and equipment are stated on the basis of cost. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets, and amortization of leasehold improvements is provided using the straight-line basis over the shorter of the lease period or the estimated useful lives of the leasehold improvements. Leasehold improvements are depreciated over the lease period, equipment is depreciated over three to five years and furniture and fixtures is depreciated over three to five years. Capitalized lease obligations are amortized over the life of the lease. Amortization for capitalized assets under lease agreements is included in depreciation expense.

        The following is a summary of property, improvements and equipment, at cost less accumulated depreciation, at December 31, 2002 and September 30, 2003 respectively:

	2002	2003
Machinery & Equipment	$517,824	$430,797
Office Equipment	974,043	970,719
Automobile	73,195	42,148
Leasehold Improvements	753,940	647,345
Software	503,671	556,977

Total	2,822,673	2,647,986
Less accumulated depreciation and amortization	(1,500,650)	(1,649,558)

	$1,322,023	$998,428

Goodwill and Other Intangible Assets

        Goodwill and related intangible assets totaling $1,167,899 and $1,235,899 at December 31, 2002 and September 30, 2003, respectively, (see tables below under this heading), arose primarily as the result of the initial acquisition of the Gateway affiliates from the affiliates of MedPartners. Related intangible assets consist of the fair value of acquired HMO contracts, covenants not-to-compete and workforce in place. Goodwill represents the excess of the consideration paid and liabilities assumed over the fair value of the assets acquired including identifiable intangible assets. In conjunction with these acquisitions, management of the Company has reviewed the allocation of the excess of costs (including costs incurred related to the acquisitions) over net assets acquired and has determined, to date, that these costs (goodwill) are allocable to the operating platforms acquired which allowed the Company to expand its geographical territory through the addition of the existing renewable HMO contracts included in the acquisitions. These HMO contracts have historically been renewed each year with the acquired physician organizations over the last decade and the HMOs are currently not offering additional contracts to similarly situated physician organizations in the same territories. Only immaterial amounts are allocable to identifiable intangible assets.

        Goodwill has been recorded at cost and was, through December 31, 2001, being amortized on the straight-line method over 20 years based on the estimated fair values of the net assets acquired. Accumulated amortization was $203,704 at December 31, 2002 and September 30, 2003.

        Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." Upon adoption, goodwill and other intangible assets with indefinite useful lives are no longer amortized; rather they are reviewed annually for impairment or more frequently if impairment indicators arise. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value. In accordance with (SFAS) No. 142 the Company has determined that none of the goodwill was impaired.

        The changes in the carrying amount of goodwill for the year ended December 31, 2002 and the nine months ended September 30, 2003, are as follows:

	2001	2002	2003
Balance as of January 1	$1,307,880	$1,237,005	$1,237,005
Amortization expense	70,875	—	—
Related to sale of business unit	—	—	68,709

Balance as of December 31	$1,237,005	$1,237,005	$1,168,296

        The following table reflects combined results as if the adoption of the SFAS No. 142 non-amortization of goodwill provisions occurred for the year ended December 31, 2001:

Net income, as reported	$896,687
Adjustment for goodwill amortization	71,981

Net income, as adjusted	$968,668

Medical Malpractice Liability Trust

        Certain of the Affiliates maintain membership in a medical malpractice trust organization (the Trust) for claims-made basis medical malpractice trust coverage on employed physicians of up to $1,000,000 per incident and $3,000,000 in the aggregate on an annual basis. Annual assessments are subject to retrospective increases at any time as determined by the Board of Trustees to cover any deficiency. The Board of Trustees has levied only one retrospective increase since inception and this amount was not significant. Claims-made coverage covers only those claims reported while affiliate and all employed physicians are member participants in the Trust. An estimate of losses, if any, for incurred but unreported claims is recorded based upon historical experience. It has been the Company's experience that substantially all claims are reported within a year of the incident date. The Company maintains tail coverage for its prior claims-made policy to insure against losses incurred prior to the policy period that are reported after the policy period and maintains tail coverage through the Trust for all physicians terminating employment arrangements for periods subsequent to the establishment of membership in the Trust.

        The individual physicians who contract with the Affiliates carry their own medical malpractice insurance.

Cash and Cash Equivalents

        Cash equivalents are considered to be all liquid investments with a maturity of three months or less when purchased. The Company places its temporary cash investments with high credit quality institutions. At times such investments may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

Accounts Receivable

        The Company provides an allowance for contractual/doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and review of the current status of accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

        Accounts receivable are presented net of all allowance for contractual/doubtful accounts of $741,017 and $281,557 at December 31, 2002 and September 30, 2003, respectively.

Fair Value of Financial Instruments

        The financial instruments reported in the accompanying combined balance sheets consist primarily of cash and cash equivalents, accounts receivable, accounts payable, claims payable, notes payable and capital lease obligations and all other liabilities. The carrying amounts of current assets and liabilities approximate their fair value due to the relatively short period of time between the origination of the instruments and their expected realization.

        The carrying amounts of notes payable and capital lease obligations approximate fair value since the outstanding debt relates primarily to revolving bank loans which bear interest at the prime rate plus or minus applicable margin. The carrying amounts of the remaining notes payable approximate their fair value as interest rates used in valuing these instruments approximate interest rates currently available to the Company.

Concentrations of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, shared-risk receivables and fee-for-service insurance receivables. The Company's credit risk with respect to these receivables is limited since amounts are generally due from large HMOs and other large insurers.

        During the year ended December 31, 2001, the Company received approximately 38%, 13%, 11%, and 9% of its total operating revenue from contracts with four HMOs.

        During the year ended December 31, 2002, the Company received approximately 29%, 15%, 15% and 14% of its total operating revenue from contracts with four HMOs.

        During the nine months ended September 30, 2003, the Company received approximately 35%, 15%, 14% and 11% of its total operating revenues from contracts with four HMOs.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the financial statements are prepared. Actual results could differ from those estimates.

2.     Income Taxes

        Pinnacle and APAC elected to be taxed as S corporations for federal income tax purposes. Under those provisions, the corporation does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on the corporation's taxable income. Pinnacle and APAC elected similar treatment for California franchise tax purposes. California adopted legislation similar to the federal S corporation provisions, except that it requires payment by the corporation of a 1.5% tax based on California taxable income.

        StarCare Medical Group, Inc. was taxed as an S corporation for federal and California tax purposes for the year ended December 31, 2001. Effective January 1, 2002, StarCare changed its income tax status from an S corporation to a C corporation. In 2002, as a C corporation, StarCare also became subject to the liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

        The components of the provision for income tax for the year ended December 31, 2001 and 2002, and for the nine months ended September 30, 2003, are as follows:

	2001	2002	2003
Current:
Federal	$—	$376,399	$469,360
State	9,323	116,398	120,537

	9,323	492,797	589,897
Deferred:
Federal	—	15,559	(17,647)
State	—	10,829	(1,538)

	—	26,388	(19,185)

Total:
Federal	—	391,958	451,713
State	9,323	127,227	118,999

	$9,323	$519,185	$570,712

        Temporary differences and carryforwards that result in deferred income tax balance as of December 31, 2002, and September 30, 2003, are as follows:

	2002	2003
Deferred income tax assets:
State tax benefit	$38,166	$44,141
Depreciation	15,592	—
Accrued expenses	—	107,102

	53,758	151,243
Deferred income tax liabilities:
Amortization	(80,146)	(123,921)
Depreciation	—	(34,525)

	(80,146)	(158,446)

Net deferred income tax liability	$26,388	$(7,203)

        The differences between the provision for income tax expense at the federal statutory rate of 34% and that reflected in the combined statements of operations are summarized as follows for the years ended December 31, 2001 and 2002, and for the nine months ended September 30, 2003:

	2001	2002	2003
Tax provision at statutory rate(1)	$—	$389,424	$457,690
State taxes, net of federal benefit	9,323	89,062	78,540
Other	—	40,699	34,482

	$9,323	$519,185	$570,712

(1)
In 2001, all of the consolidated entities were S corporations and therefore not subject to federal income taxes.

        During the four months ended January 31, 2004, the tax provision relates to taxable income earned by the C corporation entity, Starcare Medical Group, Inc. Losses incurred at the other two entities, both of which were S corporations, could not be offset against Starcare's taxable income, as the taxes are passed through directly to the Shareholders.

        Taxes paid during the years ended December 31, 2001 and 2002 and for the nine months ended September 30, 2003 totaled $6,755, $46,699 and $24,818, respectively.

3.     Long-Term Debt

        As of December 31, 2002, and September 30, 2003, long-term debt consists of the following:

	2002	2003
Term loans	$177,570	$95,349
Revolving credit facility, interest per annum at prime rate minus applicable margin	384,460	384,460
Less current maturities	(109,634)	(85,251)

	$452,396	$394,558

        In May 2002, the Company renewed and reduced its revolving credit facility from $750,000 to $500,000. In July 2003 the Company renewed its revolving credit facility and entered into a security agreement. The Company pays interest on the balance at prime minus 1% (4% at September 30, 2003).

        In November 2003, the Company entered into a third amendment of its revolving credit facility that extended the maturity date to July 1, 2005.

        The fair value of the revolving credit facility and the term loan approximate their carrying value due to their short-term nature and they bear interest at rates currently available to the Company under similar terms.

        As part of its agreement with the bank, the Company is expected to maintain average compensating cash balances based on a percentage of credit. The compensating balances are held under agreements that do not legally restrict funds, and therefore, the funds are not segregated on the face of the balance sheet. During the nine months ended September 30, 2003 the Company was substantially in compliance with the compensating balance requirements. Funds on deposit are subject to withdrawal; however the availability of the line of credit is dependent upon the maintenance of sufficient average compensating balances.

        Interest paid totaled $49,705, $27,256 and $16,513 for the years ended December 31, 2001 and 2002 and for the nine months ended September 30, 2003, respectively.

        Scheduled payments under long-term notes, including capital lease agreements, as of September 30, 2003 are as follows for the year ending September 30:

2004	$85,251
2005	10,098

Total minimum long-term note payments	$95,349

4.     Equity Accounts

        Following is a summary of the equity accounts of Pinnacle Health Resources, Inc., StarCare Medical Group, Inc. and APAC Medical Group, Inc. which have been combined in these financial statements due to their common ownership and management:

	Pinnacle		StarCare		APAC
	December 31, 2002	September 30, 2003	December 31, 2002	September 30, 2003	December 31, 2002	September 30, 2003
Common stock
Shares	1,000	1,000	—	—	1,000	1,000
Amount	$1,000	$1,000	$—	$—	$1,000	$1,000
Paid-in capital	15,500	290,500	3,131,141	3,131,141	50,000	50,000
Retained earnings	(829,384)	(673,499)	1,411,664	2,187,098	93,197	216,212

Total equity	$(812,884)	$(381,999)	$4,542,805	$5,318,239	$144,197	$267,212

5.     Commitments and Contingencies

Leases

        The Company leases certain buildings and equipment under long-term, non-cancelable operating lease agreements, some of which contain provisions for future defined rent increases, rent free periods, or periods in which rent payments are reduced (abated). The total amount of rental payments due over the lease term for these types of arrangements is being charged to rent expense on the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid is credited or charged to "Deferred rent" which is included in other liabilities in the accompanying balance sheet. The leases expire at various dates through 2010 and provide for renewal options ranging from three years to five years.

        Some of these leases provide for increases in future minimum annual rental payments based on defined increases in the Consumer Price Index, subject to certain maximum increases.

        Leases with related parties had future obligations totaling $370,000 as of September 30, 2003, and are included in the table below.

        Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 2003, are as follows:

Operating Leases
2004	$959,460
2005	957,540
2006	876,617
2007	810,396
2008	810,396
Thereafter	1,553,259

$5,967,668

        Rent expense for the years ended December 31, 2001 and 2002, and the nine months ended September 30, 2003, was $1,316,208, $1,349,033 and $999,128, respectively.

        The Company has entered into a professional liability trust contract whereby the Company is committed to pay future trust deposits for coverage of medical personnel. In return, the Company benefits from lower costs. Future minimum deposit payments required under this arrangement are as follows for year ended September 30:

2004	$50,431
2005	40,400
2006	33,923

$124,754

Regulatory Matters

        Laws and regulations governing the Medicare program and health care generally are complex and subject to interpretation. Gateway and its affiliates believe that they are in compliance with all applicable laws and regulations and are not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

Litigation

        The Company is involved in various legal proceedings in the ordinary course of business. Management believes that the ultimate resolution of such legal proceedings will not have a material adverse effect on the combined financial position, results of operations and cash flows of the Company.

6.     Employee Benefits

        The Company participates in a defined contribution 401(k) plan, which covers substantially all full-time salaried and clerical personnel. Eligible employees are permitted to contribute up to the maximum amount allowed by law. The Company makes discretionary matching contributions to the plan. The Company did not elect to match any contributions during any of the periods presented herein.

7.     Subsequent Events

        The Company was acquired as of the close of business, February 1, 2004 by Prospect Medical Group.

8.     Unaudited Interim Financial Information

        The accompanying unaudited combined financial statements for the four months ended January 31, 2004 reflect all adjustments, consisting solely of normal recurring adjustments, needed to present fairly the financial results for these interim periods. The combined results of operations presented for the interim period are not necessarily indicative of the results for the full year.

Professional Care Medical Group IPA

Audited Financial Statements

Year ended December 31, 2002
and nine months ended September 30, 2003

Contents

Page
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-56
Audited Financial Statements
Balance Sheet	F-57
Statements of Operations	F-58
Statement of Shareholder's Equity	F-59
Statement of Cash Flows	F-60
Notes to Combined Financial Statements	F-61

Report of Independent Registered Public Accounting Firm

Board of Directors
Professional Care Medical Group IPA

        We have audited the balance sheet of Professional Care Medical Group IPA as of December 31, 2002, and the statements of operations and cash flows for the nine months ended September 30, 2003, and the year ended December 31, 2002 and the statement of shareholder's equity for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Care Medical Group IPA at December 31, 2002, and the results of its operations and its cash flows for the nine months ended September 30, 2003, and the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.

                      /s/  ERNST & YOUNG LLP

June 23, 2004
Los Angeles, California

Professional Care Medical Group IPA

Balance Sheet

December 31, 2002

Assets
Current assets:
Cash and cash equivalents	$7,300,363
Other current assets	51,070

Total current assets	7,351,433
Long-term investment	800,000
Deferred income taxes	123,146

Total assets	$8,274,579

Liabilities and shareholder's equity
Current liabilities:
Accrued medical claims	$5,420,840
Accounts payable and accrued expenses	872,949
Deferred compensation	1,566,000

Total current liabilities	7,859,789
Shareholder's equity:
Common stock no par value; 800,000 shares authorized, 181,000 shares issued and outstanding	47,000
Retained earnings	367,790

Total shareholder's equity	414,790

Total liabilities and shareholder's equity	$8,274,579

See accompanying notes.

Professional Care Medical Group IPA

Statements of Operations

	Year ended December 31, 2002	Nine months ended September 30, 2003
Revenues:
Capitation revenue	$46,502,691	$32,526,633
Other operating revenue	108,758	212,983

Total Revenues	46,611,449	32,739,616
Expenses:
Primary care physician capitation	11,600,235	7,645,469
Specialty capitation	9,886,230	7,406,624
Medical claims expense	16,799,812	13,141,338
Other physicians' expense	913,664	504,000
Net stop-loss expense	460,261	219,544

Cost of Revenues	39,660,202	28,916,975

Net operating margin	6,951,247	3,822,641
General and administrative expenses	6,191,625	4,124,193

Operating income (loss)	759,622	(301,552)
Nonoperating income (expense):
Interest income (expense), net	290,223	64,874
Gain (loss) on disposal of assets	(11,365)	34,611

Income (loss) before taxes	1,038,480	(202,067)
Income taxes	424,739	(75,249)

Net income (loss)	$613,741	$(126,818)

See accompanying notes.

Professional Care Medical Group IPA

Statement of Shareholder's Equity

	Common Stock	Retained Earnings	Total Equity
Balance at January 1, 2002	$47,000	$(245,951)	$(198,951)
Net income	—	613,741	613,741

Balance at December 31, 2002	$47,000	$367,790	$414,790

See accompanying notes.

Professional Care Medical Group IPA

Statements of Cash Flows

	Year ended December 31, 2002	Nine months ended September 30, 2003
Operating activities
Net income (loss)	$613,741	$(126,818)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Changes in assets and liabilities:
Other current assets	862,187	38,039
Other assets	615,312	4,911
Accrued medical claims	(61,413)	279,160
Accounts payable and accrued expenses	86,056	2,278,524
Reserve for Caduceus claims	200,000	—

Net cash provided by (used in) operating activities	2,315,883	(2,083,232)
Investing activities
(Purchase) sale of investment	(800,000)	800,000

Net cash (used in) provided by investing activities	(800,000)	800,000

Net increase (decrease) in cash and cash equivalents	1,515,883	(1,283,232)
Cash and cash equivalents at beginning of period	5,784,480	7,300,363

Cash and cash equivalents at end of period	$7,300,363	$6,017,131

See accompanying notes.

1.     Operations and Significant Accounting Policies

Business and Basis of Presentation

        Professional Care Medical Group IPA (the Company or Procare) is a California professional corporation. The Company contracts with physicians and professional medical corporations, and contracts with managed care payors. The Company operates as an independent practice association that provides for the delivery of health care services on a capitation basis (i.e., a fixed amount per enrollee per month).

        North America Medical Management Incorporated (NAMM) is a physician practice management organization, which provides financial management, information systems, marketing, advertising and public relations, risk management, and administrative support for utilization review and quality of care to the Company under a management services agreement (MSA). Under the MSA, the Company has agreed to pay management fees at 11.5% of all IPA revenues (subject to limitations with respect to risk pool amounts over $500,000). NAMM is responsible for making payments, from Company funds, to contracted providers and noncontracted providers according to terms of agreements between the Company and providers. Consistent with state and federal requirements, NAMM is not obligated to make advances to the Company or expend its own funds for the benefit of the Company. In addition, the Company may pay additional management fees for services provided outside the scope of the MSA.

        Management fee expense for the year ending December 31, 2002, and the nine months ending September 30, 2003, was $5,432,908 and $3,796,936 and is included in general and administrative expenses.

Medical Revenues

        Medical revenues consist primarily of fees for medical services provided under capitated contracts with various managed care payors, including health maintenance organizations (HMOs). Capitation revenue under HMO contracts is recognized in the month in which the Company is obligated to provide services. HMO contracts include provisions to share in the risk for hospitalization whereby the Company can earn additional incentive revenue or incur penalties based upon the utilization of hospital services. The Company accrues estimated shared-risk revenues or expenses in the period in which it is contracted to provide services. Estimated shared-risk amounts receivable from the HMOs are recorded based upon hospital utilization. Differences between actual contract settlements and estimated receivables relating to HMO risk-sharing arrangements are recorded in the year of final settlement.

Cost of Medical Services

        The Company arranges for the provision of physician services to enrollees through contracts between the Company and independent primary care physicians and specialists. The Company contracts with the primary care physicians principally through capitation, a fixed monthly amount payable without regard to the frequency, extent, or nature of the physician services actually furnished by the physicians. Specialists are paid on either a capitated or fee-for-service basis. The Company is also responsible for certain ancillary services. Specialists and referral physicians and ancillary costs are included in the cost of medical services. The cost of medical services is recognized in the period in which they are provided and includes an estimate of the cost of services, which have been incurred, but not yet reported. The estimate for accrued medical costs is based on projections of costs using historical studies of claims paid. Estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, differences are reflected in current operations.

        The Company participates in reinsurance protection programs, which limit the amount of risk the Company ultimately bears by providing coverage once medical services provided to an individual enrollee exceed an agreed-upon deductible amount. Estimates of reinsurance recoveries are included in accounts receivable. The Company is not relieved of its primary obligation under any claims incurred as a result of its reinsurance program.

Long-Term Investment

        Long-term investment was $800,000 at December 31, 2002, and represents a long-term fixed rate annuity contract. This is a five-year, fixed rate investment. Withdrawal of the principal is allowed (i.e., without loss of interest or penalties) only under the specific circumstances. After the five-year term expires, the Company has a 60-day window to withdraw the funds from this investment. If this window passes without action by the Company, the investment is automatically renewed for an additional five-year term.

        Although some withdrawal of funds is allowed after one year, the intent of the Company is to make a long-term investment. Since the Company has the ability and intent to hold this investment to its maturity, it has been classified as held-to-maturity and is carried at amortized cost. The fair value of the investment as of December 31, 2002, is $807,865. This contract was cancelled as of September 30, 2003.

Insurance Coverage

        The individual physicians who contract with the Company are required to carry their own medical malpractice insurance.

        The Company carries claims made professional liability coverage for managed care companies with an individual limit of $1 million and an aggregate limit of $1 million.

Cash and Cash Equivalents

        Cash equivalents are considered to be all liquid investments with a maturity of three months or less when purchased.

Concentration of Credit Risk

        Financial instruments, which potentially subject the Company to concentrations of credit risk consist of accounts receivable and shared-risk receivables. The Company's credit risk with respect to accounts receivable and shared-risk receivables is limited since amounts are generally due from large HMOs, and primarily all amounts are paid in the month that enrollees are entitled to services.

        During the year ended December 31, 2002, the Company received approximately 44%, 14% and 11% of its total operating revenue from PacifiCare Health Systems, Inc., Blue Cross of California and Health Net, Inc., respectively.

        During the nine months ended September 30, 2003, the Company received approximately 44%, 15% and 12% of its total operating revenue from PacifiCare Health Systems, Inc., Blue Cross of California and Health Net, Inc., respectively.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the financial statements are prepared. Actual results could differ significantly from those estimates.

2.     Income Taxes

        The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109), under which deferred income tax assets and liabilities are recognized for the differences between financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws.

        The components of the provision (benefit) for income tax for the year ended December 31, 2002, and for the nine months ended September 30, 2003, are as follows:

	2002	2003
Current:
Federal	$422,355	$(680)
State	125,530	623

	547,885	(57)
Deferred:
Federal	(105,289)	(64,645)
State	(17,857)	(10,547)

	(123,146)	(75,192)

	$424,739	$(75,249)

        A reconciliation of the provision (benefit) for income tax with the amount computed using the federal statutory rate for the year ended December 31, 2002, and for the nine months ended September 30, 2003 is as follows:

	2002	2003
Federal rate (34%)	$353,083	$(68,702)
State tax, net of federal benefit	71,064	(6,550)
Permanent items	592	4

	$424,739	$(75,249)

        Deferred income taxes result from temporary differences between the tax basis of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. As of December 31, 2002 and September 30, 2003, the Company has recorded $123,146 and $118,235 of deferred tax assets, respectively, relating primarily to the reserve for Caduceus claims and state taxes.

        The Company's net operating loss for federal income tax purposes of $235,596 is available for carryback to its tax year ended December 31, 2002, and any amount not utilized in that year is available for carryforward through September 30, 2023. The Company's net operating loss for state purposes of $121,113 is available for carryforward through September 30, 2013.

        Taxes paid net of refunds received during the year ended December 31, 2002 during the nine months ended September 30, 2003 were $800 and $308,191, respectively.

3.     Commitments and Contingencies

Litigation

        At December 31, 2002 and September 30, 2003, the Company is involved in various legal proceedings in the ordinary course of business. Management believes that the ultimate resolution of such legal proceedings will not have a material adverse effect on the financial position and results of operations of the Company.

4.     Acquisition of the Company

        The Company was acquired as of the close of business, September 30, 2003, by Prospect Medical Group (PMG) for $7,050,000. The Company merged into Prospect LA Medical Group, Inc., a wholly owned subsidiary of Prospect Medical Group, Inc. (PMG). The name of the surviving corporation was immediately changed to Prospect Professional Care Medical Group, Inc. (PPM) and is a wholly owned subsidiary of PMG.

8.     Unaudited Interim Financial Information

        During the four months ended January 31, 2004, the Company paid discretionary bonuses to management of Pinnacle totaling approximately $1,045,000, and the shareholder contributed a like amount to the Company to fund the bonuses. Furthermore, the sole shareholder distributed to himself approximately $4,463,000 of excess cash on January 31, 2004.

Prospect Medical Holdings, Inc.

Unaudited Pro Forma Financial Information

Year Ended September 30, 2004

Summary Unaudited Pro Forma Financial Information

        Set forth below is the summary unaudited pro forma financial information for the year ended September 30, 2004. Such pro forma financial information does not purport to represent what the Company's actual results would have been as if the acquisitions had occurred on the date indicated, nor does such information purport to project the results of the Company for future periods. The summary unaudited pro forma financial information below should be read in conjunction with the "Unaudited Pro Forma Financial Information", "Selected Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements and the related notes thereto included elsewhere in this Form 10.

Pro Forma Year Ended September 30, 2004
Revenues	$144,861,104
Cost of Revenues	110,537,787

Gross margin	34,323,317

Operating expenses:
General and administrative	24,394,017
Depreciation and amortization	922,593

25,316,610

Income from unconsolidated joint venture	206,634

Operating income	9,213,341
Interest expense	(97,122)
Interest income	95,880
Loss on sale of fixed assets	(13,775)

Non operating expense, net	(15,017)

Income before income taxes	9,198,324
Income tax provision	3,783,206

Net income before minority interest	5,415,118
Minority interest	12,681

Net income	$5,402,437

Basic earnings per common share:
Earnings per share	$1.25

Weighted average number of shares	4,334,367

Diluted earnings per common share:
Earnings per share	$0.64

Weighted average number of shares	8,420,947

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma financial data for the year ended September 30, 2004 have been derived by the application of pro forma adjustments to the historical financial statements of Prospect Medical Holdings, Inc. included elsewhere in this Form 10. The acquisitions of Prospect Professional Care Medical Group ("Procare"), Prospect NWOC Medical Group ("NWOC") and the Gateway entities ("Gateway") were finalized effective September 30, 2003, February 1, 2004 and February 1, 2004, respectively. Accordingly, the September 30, 2004 balance sheet presented on pages F-3 and F-4 gives effect to these transactions and therefore a pro forma balance sheet is not presented. The pro forma income statement data for the year ended September 30, 2004 give effect to the NWOC and Gateway acquisitions as if they had occurred on October 1, 2003.

        The pro forma adjustments are based on available data and certain assumptions that management believes are reasonable. The unaudited pro forma financial data do not purport to represent what the Company's results of operations actually would have been as if the transactions described above had been consummated as of the dates and for the periods indicated above, what such results will be for any future date or future period, or what impact the Company's anticipated operational changes and cost reduction efforts will have. The unaudited pro forma financial data should be read in conjunction with "Selected Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements and the related notes thereto included elsewhere in this Form 10.

UNAUDITED PRO FORMA INCOME STATEMENT
Year Ended September 30, 2004

	Prospect	NWOC	Gateway	Total	Pro Forma Adjustments	Pro Forma
Revenues	$129,516,437	$3,631,726	$13,541,780	$146,689,943	$(1,828,839)	$144,861,104
Cost of Revenues	95,975,041	3,482,883	10,171,110	109,629,034	908,753	110,537,787

Gross margin	33,541,396	148,843	3,370,670	37,060,909	(2,737,592)	34,323,317
Operating expenses:
General and administrative	24,335,510	537,810	3,642,834	28,516,154	(4,122,137)	24,394,017
Depreciation and amortization	732,806		141,905	874,711	47,882	922,593

	25,068,316	537,810	3,784,739	29,390,865	(4,074,255)	25,316,610

Income from unconsolidated joint venture	206,634			206,634		206,634

Operating income (loss)	8,679,714	(388,967)	(414,069)	7,876,678	1,336,663	9,213,341
Interest expense	(90,802)		(6,320)	(97,122)		(97,122)
Interest income	75,716	10,708	9,456	95,880		95,880
Loss on sale of fixed assets			(13,775)	(13,775)		(13,775)

Non operating income (expense), net	(15,086)	10,708	(10,639)	(15,017)		(15,017)

Income (loss) before income taxes	8,664,628	(378,259)	(424,708)	7,861,661	1,336,663	9,198,324
Income tax provision	3,524,704	130,000	205,553	3,860,257	(77,051)	3,783,206

Net income (loss) before minority interest	5,139,924	(508,259)	(630,261)	4,001,404	1,413,714	5,415,118
Minority interest	12,681			12,681		12,681

Net income (loss)	$5,127,243	$(508,259)	$(630,261)	$3,988,723	$1,413,714	$5,402,437

Basic earnings per common share:
Earnings per share	$1.19					$1.25

Weighted average number of shares	4,321,799					4,334,367

Diluted earnings per common share:
Earnings per share	$0.68					$0.64

Weighted average number of shares	7,547,140					8,420,947

NOTES TO UNAUDITED PRO FORMA INCOME STATEMENT

        The following tables reconcile, by Income Statement category, the pro forma adjustments necessary to reflect the acquisitions of Procare, NWOC and Gateway as of the dates indicated. Following the tables are notes which provide additional details of the individual adjustments.

Pro Forma Journal Entries Recap
Year Ended September 30, 2004

		Patient Revenue	Medical Costs	General & Admin	Deprec & Amort	Income Taxes	Shares Basic	Shares Diluted
1)	To reflect the sale of the Gateway Clinics	$(1,828,839)	$908,753	$(3,077,224)	$(79,551)
2)	Special Sale Bonuses—Gateway employees			(1,044,913)
3)	Amortization of identifiable intangibles				127,433
4)	Adjust Income Taxes for:
	—Tax effect Gateway Clinic sale adjustments					$163,901
	—Adjust NWOC effective tax rate					(277,899)
	—Adjust Gateway effective tax rate					(371,613)
	—Tax effect Gateway employee sale bonuses					408,560
5)	To reflect shares issued upon Spencer Trask partial warrant conversion						12,568	12,568
6)	To reflect issuance of private placement shares							779,611
7)	To reflect dilutive Spencer Trask warrants							81,628

	Total of Pro Forma Adjustments	$(1,828,839)	$908,753	$(4,112,137)	$47,882	$(77,051)	12,568	873,807

(1)
Pro forma adjustment to reflect the sale of the Gateway Clinics, which were sold effective April 1, 2004, as if that transaction occurred as of the beginning of fiscal 2004. Prospect did not want to continue subsidizing the estimated $70,000 per month that these clinics required to operate. The pro forma adjustment eliminates general and administrative expense and depreciation expense. The pro forma adjustment also adds an estimate of additional medical costs to be incurred upon an earlier sale date for the clinics since, without the owned and subsidized clinics available to handle our enrollees' medical needs, we would have to pay, and currently do pay, monthly capitation to independent contracted physicians to take care of our enrollees' medical needs. Clinic General and Administrative expense is greater than clinic revenues primarily due to the fact that the clinics operated at a loss.

(2)
Pro forma adjustment to eliminate one-time bonuses paid to the Gateway employees immediately prior to the acquisition date. Such bonuses will not recur following Prospect's acquisition of Gateway.

(3)
Pro forma adjustment to reflect additional amortization expense for that portion of the purchase consideration allocated to Specifically Identifiable Intangibles, which are being amortized over 90 months in the case of Procare and 100 months in the case of NWOC and Gateway.

(4)
Pro forma adjustments to reflect the tax effect of the above entries.

(5)
Pro forma adjustment to reflect 100,000 shares issued upon Spencer Trask's partial warrant exercise as outstanding for the full period.

(6)
Pro forma adjustment to reflect the 2,265,237 shares of preferred stock issued in connection with the Spencer Trask private placement as outstanding for the full period.

(7)
Pro forma adjustment to reflect additional shares outstanding upon exercise of the remaining Spencer Trask warrants for the full period.

Note:
No pro forma adjustment was made regarding bonuses paid by the prior owner of Gateway to himself. Such bonuses totaled $507,250.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth an itemized statement of all expenses to be incurred in connection with the issuance and distribution of the securities that are the subject of this registration statement other than underwriting discounts and commissions. All such expenses will be paid by Prospect Medical Holdings, and such amounts, other than the SEC registration fee, are estimates only.

SEC registration fee	$2,096
Transfer agent fees	1,500
Printing expenses	3,500
Legal fees and expenses	20,000
Accounting fees and expenses	6,000
Other expenses	1,500

Total	$34,596

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Prospect Medical Holdings is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Section 145 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Additionally, Section 145 provides that indemnification pursuant to its provisions, known as "permissive indemnification," shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        The indemnification provided for in Sections 6.1 (third party actions) and 6.2 (action by or in the right of the corporation) of our Bylaws is substantially consistent with the permissive indemnification provisions of Section 145 of the Delaware General Corporation Law. Section 6.1 states that the right to indemnification in third party actions is a contract right between the person to be indemnified and the company.

        Section 145 further provides that, to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145's permissive indemnification provisions, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 6.3 of our Bylaws is consistent with this provision.

        In any suit brought against us to enforce these indemnification rights, it shall be a defense that the person seeking indemnification has not met the applicable standard of conduct set forth in the Delaware General Corporation Law.

        Section 145 provides that the indemnification provided by, or granted pursuant to, that section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A similar provision is included in Section 6.6 of our Bylaws.

        As authorized by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that a director of Prospect Medical Holdings shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law (which relates to liability of directors for unlawful dividend payments or unlawful stock purchases or redemptions), or for any transaction from which the director derived an improper personal benefit. This provision, in effect, eliminates the rights of the company and its stockholders (through stockholders' derivative suits on the corporation's behalf) to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director, except in the situations described. In addition, the Certificate of Incorporation does not alter the liability of directors under federal securities laws, and does not limit or eliminate the rights of the company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach in a director's duty of care.

        Because our business is operated in the State of California, some provisions of California corporate law apply to us even though we are a Delaware corporation. These provisions will continue to apply to us until such time as we are able to have our class of common stock listed for trading on the American Stock Exchange or another qualifying securities market. Sections 204(a)(10) and Section 317 of the California Corporations Code are the provisions of California corporate law that specify the extent to which liability may be eliminated for directors and liability may be indemnified for directors and officers. These California statutes are somewhat more restrictive than their counterparts under Delaware law and, as long as they apply to us, they could limit the extent to which we are can eliminate the liability of directors and can indemnify directors and officers under the provisions of our Certificate of Incorporation.

        We maintain a policy of Directors and Officers insurance in the amount of $2,000,000 per incident, with a retention amount of $100,000 per incident. The policy also contains coverage for Employee Practices Liability insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

        Except as otherwise indicated, management believes that each of the securities transactions from the last three years that is described in the table below was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) as a transaction not involving any public offering. In each case, the number of investors was limited, the investors were either accredited or otherwise qualified and had access to material information about the registrant, and restrictions were placed on the resale of the securities sold.

Date	Title	Amount	Consideration	Recipient(s)
5/2002	Options to buy common stock (issued under the 1998 Stock Option Plan	386,500 options	Services rendered as a employee and/or director to the company, one of the company's management subsidiaries and/or one of the company's affiliated physician organizations	Employees and directors of Prospect Medical Holdings and its subsidiaries and affiliated physician organizations
5/2002	Options to buy common stock (term extended)	150,000 options	Services rendered as a director of the company, one of the company's management subsidiaries and the company's affiliated physician organizations	Jacob Y. Terner, M.D.
5/2002	Options to buy common stock (term extended)	60,000 options	Services rendered as a director of the company	David Levinsohn
11/2002	Options to buy common stock (issued under the 1998 Stock Option Plan	638,000 options	Services rendered as a employee and/or director to the company, one of the company's management subsidiaries and/or one of the company's affiliated physician organizations	Employees and directors of Prospect Medical Holdings and its subsidiaries and affiliated physician organizations
1/2003	Common Stock	25,000 shares	Services rendered as a director of the company	David M. Frisch, M.D.

6/2003	Options to buy common stock	800,000 options	Pledge of assets and personal guaranty of inter- company accounts receivable in the amount of $4,747,194 as of March 31, 2004	Jacob Y. Terner, M.D.
6/2003	Options to buy common stock	1,000 options	Services rendered as a medical director of an affiliated physician organization	Alphonso Baez, M.D.
9/2003	Options to buy common stock	25,000 options	Signing bonus awarded upon commencement of employment with the company	Marty Miller
9/2003	Options to buy common stock	30,000 options	Signing bonus awarded upon commencement of employment with the company	Michael Terner
9/2003	Warrants to buy common stock	659,409 warrants	Services rendered to the company as placement agent in the company's offering of its preferred stock which was completed March 31, 2004	Spencer Trask Investment Partners, LLC
11/2003	Exercise of warrant to buy common stock	100,000 shares	$100,000 at $1.00 per share These were an exercise of 100,000 of the 659,409 warrants issued to the placement agent in our private placement of our preferred stock.	Spencer Trask Investment Partners, LLC
11/2003	Common stock	50,820 shares	Services rendered as contract physicians with our affiliated physician organization	Physicians of Prospect Health Source Medical Group, an affiliated physician organization(1)
1/2004	Exercise of options	30,000 shares	$37,500 at $1.25 per share	Michael Terner

1/2004 - 3/2004	Warrants to buy Series A Preferred Stock	453,047 warrants	Warrants issued pursuant to a contractual obligation to issue warrants as a result of the services rendered to the company by the placement agent in our offering of our preferred stock which was completed March 31, 2004	Spencer Trask Ventures, Inc.
1/2004 - 3/2004	Series A Preferred Stock	2,265,236.73 shares	$12,458,802 at $5.50 per share This was the sale of our preferred stock in the private placement that was completed March 31, 2004	Accredited private investors
4/2004	Options to buy Common Stock	300,000 options	Services rendered as an officer of the company	Mike Heather
5/2004	Options to buy common stock (issued under the 1998 Stock Option Plan)	226,700 options	Services rendered as a employee and/or director to the company, one of the company's management subsidiaries and/or one of the company's affiliated physician organizations	Employees and directors of Prospect Medical Holdings and its subsidiaries and affiliated physician organizations
5/2004	Options to buy Common Stock	180,000 options	Services rendered as a director of the company	Directors of Prospect Medical Holdings
5/2004	Options to buy Common Stock	1,000 options	Services rendered as a physician to one of the company's affiliated physician organizations	Deepal Ekanyakep
6/2004	Warrants to buy Common Stock	22,727 warrants	Services rendered as an adviser to the company	New Capital Advisors
7/2004	Options to buy Common Stock	30,000 options	Services rendered as a director of the company	Director of Prospect Medical Holdings

11/2004	Options to buy Common Stock	296,500 options	Services rendered	Employees of the company and its management subsidiaries and affiliated physician organizations
3/2005	Options to buy Common Stock	25,000 options	Services rendered	Konnie Krause
3/2005 - 5/2005	Common Stock	243,764 shares	Conversion of Series A Preferred Stock	Holders of Series A Preferred Stock(2)

(1)
The issuance of these shares of common stock was made in reliance on SEC Release No. 33-6188 (Feb. 1, 1980) to a broad class pursuant to a stock bonus plan and did not involve any "sale" of securities because the plan did not require any participant to make an investment decision.

(2)
These shares of common stock were issued upon conversion of outstanding shares of Series A Preferred Stock in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits

        The exhibits filed as part of this registration statement are set forth on the Index of Exhibits at the end of this registration statement.

(b)   Financial Statement Schedules

        Schedule II—Valuation and Qualifying Accounts is included on page F-28.

ITEM 17. Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, California, on May 13, 2005.

PROSPECT MEDICAL HOLDINGS, INC. (Registrant)
By:	/s/ JACOB Y. TERNER, M.D. Jacob Y. Terner, M.D. Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JACOB Y. TERNER Jacob Y. Terner	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2005
/s/ MIKE HEATHER Mike Heather	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2005
/s/ CATHERINE DICKSON Catherine Dickson	President, Chief Operating Officer and Director	May 13, 2005
/s/ DAVID A. LEVINSOHN David A. Levinsohn	Director	May 13, 2005
/s/ KENNETH SCHWARTZ Kenneth Schwartz	Director	May 13, 2005
/s/ JOEL S. KANTER Joel S. Kanter	Director	May 13, 2005
Gene E. Burleson	Director

INDEX OF EXHIBITS

                   The following exhibits are filed as part of this registration statement*:

2.1	Agreement for the Purchase and Sale of Assets of Health Source Medical Group, Inc. dated as of November 7, 2000 between Prospect Medical Group, Inc. and Health Source Medical Group, Inc.

Pursuant to Regulation S-K, Item 601(b)(2), the following schedules to the Agreement for the Purchase and Sale of Assets will be provided supplementally to the Commission upon request: Exhibit 1.1 Assets, Exhibit 1.1(a)(i) Prospect Health Source Medical Group, Inc. Exclusive Primary Care Physician Services Agreement, Exhibit 1.1(a)(ii) Prospect Health Source Medical Group, Inc. Nonexclusive Specialist Physician Services Agreement, Exhibit 1.1 (g) Management Services Agreement, Exhibit 1.3 Assumed Liabilities, Exhibit 2.2 Purchase Price Allocation, Exhibit 5.1 Noncompetition Agreement, Exhibit 7.2(a) Bill of Sale/Assignment and Assumption Agreement, Exhibit 7.5(i) Guaranty of Purchaser's Obligations by Prospect Medical Holdings, Inc., Exhibit 7.5(j) Prospect Health Source Medical Group, Inc. Organizational Documents, Schedule 3.3 Consents, Schedule 3.5 Accounts Receivable, Schedule 3.6 Title to Assets, Schedule 3.7(a) Inventory and Furniture, Fixtures, and Equipment at the Robertson Clinic, Schedule 3.7(b) Furniture, Fixtures, and Equipment used at Seller's Former Administrative Office, Schedule 3.8 Contracts, Schedule 3.9 Litigation, Schedule 3.10 Violation of Law, Schedule 3.12 Employees and Employee Benefits, Schedule 3.15 Intellectual Property
2.2
Agreement of Purchase and Sale of Assets of Health Source Medical Group, Inc. dated as of May 1, 2001 among David M. Frisch, M.D., Prospect Medical Group, Inc., Prospect Health Source Medical Group, Inc. and Prospect Medical Systems, Inc.

Pursuant to Regulation S-K, Item 601(b)(2), the following schedules to the Agreement for the Purchase and Sale of Assets will be provided supplementally to the Commission upon request: Exhibit 1.1 Assets, Exhibit 1.1(a) Exclusive Primary Care Physician Services Agreement, Exhibit 1.3 Assumed Liabilities, Schedule 3.3 Consents, Schedule 3.5 Inventory and Furniture, Fixtures and Equipment, Schedule 3.7 Litigation, Schedule 3.8 Violation of Law, Schedule 3.10 Employees and Employee Benefits
2.3
Agreement of Purchase and Sale of Assets of Health Source Medical Group, Inc. dated as of July 1, 2001 among James Daniel, M.D. & Dana Eisenman, M.D. Medical Corporation, Prospect Medical Group, Inc., Prospect Health Source Medical Group, Inc. and Prospect Medical Systems, Inc.

Pursuant to Regulation S-K, Item 601(b)(2), the following schedules to the Agreement for the Purchase and Sale of Assets will be provided supplementally to the Commission upon request: Exhibit 1.1 Assets, Exhibit 1.1(a) Exclusive Primary Care Physician Services Agreement, Exhibit 1.3 Assumed Liabilities, Exhibit 7.2(a) Bill of Sale/Assignment and Assumption Agreement, Exhibit 7.2 Sublease, Schedule 3.3 Consents, Schedule 3.5 Inventory and Furniture, Fixtures and Equipment, Schedule 3.5(a) Additional Furniture, Fixtures and Equipment used in the Sunset Practice, Schedule 3.7 Litigation, Schedule 3.8 Violation of Law, Schedule 3.10 Prospect Employees Through the Effective Date, Schedule 4.8 Employees Purchaser will Retain from the Effective Date Through the Closing Date

2.4
Agreement and Plan of Reorganization for Professional Care Medical Group, Inc. dated as of June 30, 2003 among Prospect Medical Group, Inc., Prospect LA Medical Group, Inc., Professional Care Medical Group, Inc. and the Shareholders of Professional Care Medical Group, Inc.
Pursuant to Regulation S-K, Item 601(b)(2), the following schedules to the Agreement and Plan of Reorganization will be provided supplementally to the Commission upon request:

Schedule 2.4, ProCare Consent Requirements, Schedule 2.6, List of Holders of Record and Number Held of ProCare Shares, Schedule 2.7, List of ProCare Financial Statements Delivered to Prospect, Schedule 2.12, Intellectual Property, Schedule 2.13, Contracts, Schedule 2.18, Insurance, Schedule 2.20, Bank Accounts, Schedule 3.3, Prospect/Sub Consent Requirements, Schedule 11.7, Notices, Exhibit "A," Shareholders of ProCare, Exhibit "B," Agreement of Merger, Exhibit "C," Acknowledgement by Escrow Agent
2.5
Amendment to Agreement and Plan of Reorganization for Professional Care Medical Group, Inc. dated as of September 30, 2003 among Prospect Medical Group, Inc., Prospect LA Medical Group, Inc., Professional Care Medical Group, Inc. and the Shareholders of Professional Care Medical Group, Inc.
2.6
Agreement of Merger for Northwest Orange County Medical Group, Inc. dated as of November 19, 2003 among Prospect Medical Group, Inc., Prospect NWOC Medical Group, Inc., Northwest Orange County Medical Group, Inc., the Shareholders of Northwest Orange County Medical Group, Inc., and Harriman-Jones Medical Group, Inc.
Pursuant to Regulation S-K, Item 601(b)(2), the following schedules to the Agreement of Merger will be provided supplementally to the Commission upon request:

Schedule 2.4, Northwest Consent Requirements, Schedule 2.6, List of Holders of Record and Number Held of Northwest Shares, Schedule 2.9, Tax Matters, Schedule 2.12, Intangible Property, Schedule 2.13, Contracts, Schedule 2.14, Legal Proceedings, Schedule 2.16, Officers and Directors, Schedule 2.17, Insurance, Schedule 2.18, Powers of Attorney, Schedule 2.24, Inspections, Schedule 2.28, Permits, Schedule 2.29, Fraud and Abuse, Schedule 2.33, Bank Accounts, Schedule 3.3, Consent Requirements—Prospect Parties, Schedule 4.7, North West Enrollees—August 2003 Enrollment, Exhibit "A," Agreement of Merger, Exhibit "B," Form of Escrow Agreement
2.7
Amendment to Agreement of Merger dated as of January 30, 2004 for Northwest Orange County Medical Group, Inc. among Prospect Medical Group, Inc., Prospect NWOC Medical Group, Inc., Northwest Orange County Medical Group, Inc., the Shareholders of Northwest Orange County Medical Group, Inc., and Harriman-Jones Medical Group, Inc.

2.8
Stock Purchase Agreement dated as of January 31, 2004 among Prospect Medical Group, Inc., Prospect Medical Systems, Inc., StarCare Medical Group, Inc. dba Gateway Medical Group, Inc, APAC Medical Group, Inc. dba Gateway Physicians Medical Associates, Inc., Pinnacle Health Resources and David Tsoong, M.D.
Pursuant to Regulation S-K, Item 601(b)(2), the following schedules to the Stock Purchase Agreement will be provided supplementally to the Commission upon request:

Schedule 1.2, StarCare Shares, Schedule 1.3, APAC Shares, Schedule 1.4, Pinnacle Shares, Schedule 1.6, Purchase Price Allocation, Schedule 2.4, StarCare, APAC and Pinnacle Consent Requirements, Schedule 2.5, Conflicts and/or Breaches as a Result of the Transaction, Schedule 2.8,Contingent Liabilities, Schedule 2.9, Actions and Proceedings for Taxes, Schedule 2.11(b), Leases and Subleases, Schedule 2.12(b), Aggregate Tangible Personal Property, Schedule 2.12(c), Excluded Tangible Personal Property, Schedule 2.12(d), Items Currently in Storage or Supply Rooms at 710 N. Euclid or Subleased Storage Space at La Mirada Clinic, Schedule 2.13, Intellectual Property, Schedule 2.13(b), Website Internet Portal Modem Fee, Schedule 2.14, Contracts, Schedule 2.15, Legal Proceedings: Existing and Threatened Claims, Schedule 2.17, Employee Information, Schedule 2.17(b), Employee Information, Schedule 2.17(c), Employee Information, Schedule 2.18, Insurance, Schedule 2.19, Management; Powers of Attorney, Schedule 2.24, Confidentiality and Non-Compete Agreements, Schedule 2.25, Inspections, Schedule 2.28, Permits, Schedule 2.29(a), Fraud and Abuse, Schedule 2.29(b), Fraud and Abuse, Schedule 2.35(a), Bank Accounts, Schedule 2.35(b), Letters of Credit or Other Security Pledged for StarCare Shared Risk Contracts, APAC Shared Risk Contracts or APAC Full Risk Contracts, Schedule 3.3, Group/Systems Consent Requirements, Schedule 5.2, Employees to Be Hired By Prospect Parties, Exhibit "A," October Interim Financial Statements, Exhibit "B," Form of Non-Competition Agreement, Exhibit "C," Legal Opinion Matters

2.9
Asset Purchase Agreement dated as of March 31, 2004 among StarCare Medical Group, Inc. dba Gateway Medical Group, Inc., Pinnacle Health Resources, Primary and Multi-Specialty Medical Clinics of Anaheim, Inc., and the shareholders of Primary and Multi-Specialty Medical Clinics of Anaheim, Inc.
Pursuant to Regulation S-K, Item 601(b)(2), the following schedules to the Asset Purchase Agreement will be provided supplementally to the Commission upon request:

Schedule 1.2(a), Clinic Assets, Attachment A to Schedule 1.2(a), Schedule 1.2(b), Excluded Clinic Assets, Schedule 1.3, Assumed Liabilities, Schedule 1.5, Wells Fargo Loans, Schedule 1.6, Accumulated PTO as of the Closing Date, Schedule 1.7, Purchase Price Allocation, Schedule 2.2, Group Consent Requirements, Schedule 2.3, Conflicts and Breaches, Schedule 2.4, Liens, Schedule 2.5(a), February Financial Statements, Schedule 2.5(b), March Estimated Partial Financial Statements, Schedule 2.7, Tangible Personal Property, Schedule 2.7(b), Assets in Storage, Schedule 2.8, Intellectual Property, Schedule 2.9, Contracts, Schedule 2.10 Legal Proceedings: Existing and Threatened Claims, Schedule 2.12, Employee Information, Schedule 2.16, Confidentiality, Non-Solicitation and Non-Compete Arrangements, Exhibit E, Covenant Not To Compete, Exhibit F-1, Industrial Medicine Client List, Schedule 2.19, Permits, Schedule 2.22, Insurance, Schedule 2.24, Tax Matters, Schedule 2.25, Inspection, Schedule 3.3, Buyer Consent Requirements, Schedule 4.1, Gateway Representations and Warranties, Schedule 4.6(b) , Non-Physician Acknowledgement, Schedule 4.6(c), StarCare Updated Patient Diversion Provisions, Schedule 4.6(d), Full Time Primary Care Physicians, Schedule 4.13, Prepaid Obligations, Schedule 4.17, Initial Trust Deposits with Cap-MPT, Exhibit "A," Secured Promissory Note (Purchase Price Note), Exhibit "B," Security Agreement, Exhibit "C," Guaranty, Exhibit "D," Secured Promissory Note (Additional Consideration Note), Exhibit "E," Guaranty, Exhibit "F," Secured Promissory Note (PTO Note), Exhibit "G," Guaranty, Exhibit "H," Form of Buyer/StarCare Provider Agreement, Exhibit "I," Form of Buyer/Prospect Provider Agreement, Exhibit "J," Form of Specialty Provider Agreement, Exhibit "K," Sublease for Anaheim Clinic, Exhibit "L," Sublease for Anaheim Hills Clinic, Exhibit "M," Sublease for Euclid Clinic and Clinic Corporate Office, Exhibit "N," Sublease for Clinic Storage Space, Exhibit "O," Guaranty, Exhibit "P," Bill of Sale/Assignment and Assumption Agreement
2.10
Omnibus Amendment to Asset Purchase Agreement and Other Documents Delivered in Connection with The Transactions Described Therein dated as of April 15, 2004 among StarCare Medical Group, Inc. d/b/a Gateway Medical Group, Inc., Pinnacle Health Resources, APAC Medical Group, Inc., Prospect Medical Group, Inc., Prospect Professional Medical Group, Inc., Prospect NWOC Medical Group, Inc., Primary and Multi-Specialty Clinics of Anaheim, Inc., and the Shareholders of Primary and Multi-Specialty Clinics of Anaheim, Inc.
3.1	Amended and Restated Certificate of Incorporation of Prospect Medical Holdings, Inc.
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Prospect Medical Holdings, Inc.
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Prospect Medical Holdings, Inc.
3.4	Certificate of Designation of Series A Convertible Preferred Stock of Prospect Medical Holdings, Inc.
3.5	Amended and Restated Bylaws of Prospect Medical Holdings, Inc.
3.6	First Amendment to Amended and Restated Bylaws of Prospect Medical Holdings, Inc.
4.1	Specimen Common Stock Certificate
4.2	Specimen Series A Preferred Stock Certificate
5.1	Opinion of Miller & Holguin (to be filed by amendment)

10.1	Warrant to Acquire Common Stock between Prospect Medical Holdings, Inc. and Spencer Trask Venture Investment Partners, LLC
10.2	Warrant Agreement for Series A Preferred Stock dated as of January 15, 2004 between Prospect Medical Holdings, Inc. and Spencer Trask Ventures, Inc.
10.3	Form of Registration Rights Agreement between Prospect Medical Holdings, Inc. and each Investor of Series A Convertible Preferred Stock
10.4	Agreement For The Purchase And Sale of Stock, dated as of January 13, 2000, between Jacob Y. Terner, M.D., and Gregg DeNicola, M.D.
10.5	Amended and Restated Assignable Option Agreement, made as of January 13, 2000, among Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Jacob Y. Terner, M.D.
10.6
Form of Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of June 4, 1996, between Prospect Medical Systems, Inc. and Prospect Medical Group, Inc.
10.7	Form of Amendment to Management Services Agreement, made as of October 1, 1998, between Prospect Medical Systems, Inc. and Prospect Medical Group, Inc.
10.8	Management Agreement dated as of January 1, 2003 between Pinnacle Health Resources Inc. and StarCare Medical Group, Inc. dba Gateway Medical Group, Inc.
10.9	Management Agreement dated as of January 1, 2003 between Pinnacle Health Resources Inc. and APAC Medical Group, Inc. dba Gateway Physicians Medical Associates, Inc.
10.10	Form of Management Services Agreement, made as of August 1, 1999, between Prospect Medical Systems, Inc. and Nuestra Familia Medical Group
10.11	Management Services Agreement, made as of July 1, 1999, between Prospect Medical Systems, Inc. and AMVI/Prospect Medical Group
10.12	Employment Agreement, dated as of August 1, 1999 between Prospect Medical Holdings, Inc. and Jacob Y. Terner, M.D.
10.13	Amendment to Employment Agreement, dated as of August 1, 2002 between Prospect Medical Holdings, Inc. and Jacob Y. Terner, M.D.
10.14
Investment Agreement dated as of July 31, 1996 between Jacob Y. Terner and Med-Search, Inc. (filed as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.15
Agreement dated as of July 31, 1996 among Jacob Y. Terner and Barbara Noble, both individually and as representative of Joseph W. Noble, M.D., deceased, and the Noble 1992 Family Trust (filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.16	Amended and Restated Revolving Credit Agreement, dated as of July 3, 1999, between Prospect Medical Holdings, Inc. and Imperial Bank
10.17	First Amendment to Amended and Restated Revolving Credit Agreement dated as of October 25, 2002 between Imperial Bank and Prospect Medical Holdings, Inc.
10.18
Third Amendment to Amended and Restated Revolving Credit Agreement dated as of November 3, 2001 between Comerica Bank-California, successor-by-merger to Imperial Bank and Prospect Medical Holdings, Inc.
10.19
Fourth Amendment to Amended and Restated Revolving Credit Agreement dated as of February 1, 2002 between Comerica Bank-California, successor-by-merger to Imperial Bank and Prospect Medical Holdings, Inc.

10.20	Fifth Amendment to Amended and Restated Revolving Credit Agreement dated as of July 31, 2002 between Comerica Bank-California, successor-by-merger to Imperial Bank and Prospect Medical Holdings, Inc.
10.21
Sixth Amendment to Amended and Restated Revolving Credit Agreement dated as of September 24, 2003, between Comerica Bank, successor-by-merger to Comerica Bank-California, successor-by-merger to Imperial Bank, and Prospect Medical Holdings, Inc.
10.22
Amended and Restated Security Agreement dated as of September 24, 2003, between Prospect Medical Holdings, Inc. and Comerica Bank, successor-by-merger to Comerica Bank-California, successor-by-merger to Imperial Bank
10.23
Continuing Guaranty, dated as of July 3, 1997, executed by Prospect Medical Systems, Inc. in favor of Imperial Bank (filed as Exhibit 10.12 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.24
Amended and Restated Security Agreement (Prospect Medical Systems, Inc.) dated as of September 24, 2003, between Prospect Medical Systems, Inc. and Comerica Bank, successor-by-merger to Comerica Bank-California, successor-by-merger to Imperial Bank
10.25
Security Agreement—Stock Pledge, dated as of July 3, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank (filed as Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.26
Security Agreement (Physician Group), dated as of July 3, 1997, between Prospect Medical Systems, Inc. and Prospect Medical Group, Inc. (filed as Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.27	Amendment Number One to Security Agreement dated as of July 6, 1999 between Prospect Medical Systems, Inc. and Prospect Medical Group, Inc.
10.28
Amended and Restated Warrant, dated as of July 3, 1997, issued by Prospect Medical Holdings, Inc. to Imperial Bank (filed as Exhibit 10.18 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.29	Warrant, dated as of July 3, 1999, issued by Prospect Medical Holdings, Inc. to Imperial Bancorp
10.30
Amended and Restated Assignable Option Agreement made as of September 2, 1998 and deemed to have been effective as of July 14, 1997, among Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Santa Ana/Tustin Physicians Group, Inc. (filed as Exhibit 10.19 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.31	Form of Management Services Agreement dated as of January 1, 2001 between Prospect Medical Systems, Inc. and Prospect Health Source Medical Group, Inc.
10.32	Form of Amendment to Management Services Agreement dated as of November 1, 2002 between Prospect Medical Systems, Inc. and Prospect Health Source Medical Group, Inc.
10.33	Form of Management Services Agreement dated as of October 1, 2003, by and between Prospect Medical Systems, Inc. and Prospect Professional Care Medical Group, Inc.
10.34	Form of Management Services Agreement dated as of March 1, 2004 by and between Prospect Medical Systems, Inc. and Prospect NWOC Medical Group, Inc.
10.35
Amendment Number One to Security Agreement, dated as of July 14, 1997, between Prospect Medical Systems, Inc. and Imperial Bank (filed as Exhibit 10.25 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)

10.36	Collateral Assignment of Transaction Documents dated as of October 1, 2003, by and between Prospect Medical Systems, Inc. and Comerica Bank
10.37
Collateral Assignment of Transaction Documents, dated as of July 14, 1997, between Prospect Medical Systems, Inc. and Imperial Bank (filed as Exhibit 10.29 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.38	Amendment Number One To Collateral Assignment of Transaction Documents, dated as of January 26, 2000, between Prospect Medical Systems, Inc. and Imperial Bank
10.39
Security Agreement (Physician Group), dated as of July 14, 1997, between Prospect Medical Systems, Inc. and Santa Ana/Tustin Physicians Group, Inc. (filed as Exhibit 10.30 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.40	Amendment Number One to Security Agreement dated as of July 1, 1999 between Santa Ana/Tustin Physicians Group, Inc. and Prospect Medical Systems, Inc.
10.41	Security Agreement dated as of October 1, 2003, between Prospect Professional Care Medical Group, Inc. and Prospect Medical Systems, Inc.
10.42
Amended and Restated Credit Succession Agreement, dated as of July 14, 1997, among Prospect Medical Holdings, Inc., Gregg DeNicola, M.D., Santa Ana/Tustin Physicians Group, Inc., Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Imperial Bank (filed as Exhibit 10.32 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.43
Form of Amendment Number One to Amended and Restated Credit Succession Agreement, dated as of April 6, 2000, among Jacob Y. Terner, M.D., Prospect Medical Holdings, Inc., Santa Ana/Tustin Physicians Group, Inc., Sierra Primary Care Medical Group, Inc., Prospect Medical Systems, Inc., Prospect Medical Group, Inc. and Imperial Bank
10.44
Joinder Agreement, dated as of January 26, 2000, among Sierra Medical Management, Inc., Jacob Y. Terner, M.D., Sierra Primary Care Medical Group, Inc., Gregg DeNicola, M.D., Prospect Medical Systems, Inc., Prospect Medical Group, Santa Ana/Tustin Physicians Group, Inc.
10.45
Amended and Restated Assignable Option Agreement, made as of September 2, 1998 and deemed to have been effective as of September 25, 1997, by and among Sierra Primary Care Medical Group, Inc., Sierra Medical Management, Inc. and Prospect Medical Group, Inc. (filed as Exhibit 10.33 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.46	Assignable Option Agreement dated as of October 1, 2003, by and among Prospect Medical Holdings, Inc., Prospect Professional Care Medical Group, Inc., and Prospect Medical Group, Inc.
10.47	Intentionally Omitted.
10.48
Form of Second Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of September 25, 1997, between Sierra Medical Management, Inc. and Sierra Primary Care Medical Group, Inc.
10.49	Amendment to Management Services Agreement, made as of October 1, 1998, between Sierra Medical Management, Inc. and Sierra Primary Care Medical Group, Inc.
10.50
Continuing Guaranty, dated as of September 25, 1997, delivered by Sierra Medical Management, Inc. to Imperial Bank (filed as Exhibit 10.54 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)

10.51
Amended and Restated Security Agreement (Sierra Medical Management, Inc.), dated as of September 24, 2003, between Sierra Medical Management, Inc., and Comerica Bank, successor-by-merger to Comerica Bank-California, successor-by-merger to Imperial Bank
10.52
Security Agreement—Stock Pledge, dated as of September 25, 1997, between Prospect Medical Holdings, Inc. and Imperial Bank (filed as Exhibit 10.56 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.53
Collateral Assignment of Transaction Documents, dated as of September 25, 1997, between Sierra Medical Management, Inc. and Imperial Bank (filed as Exhibit 10.58 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.54
Security Agreement, dated as of September 25, 1997, between Sierra Primary Care Medical Group, Inc. and Sierra Medical Management, Inc. (filed as Exhibit 10.59 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.55	Amendment Number One to Security Agreement dated as of September 6, 1999 between Sierra Primary Care Medical Group, Inc. and Sierra Medical Management, Inc.
10.56	Intentionally Omitted.
10.57
Form of Amended and Restated Management Services Agreement, made as of September 15, 1998 and deemed to have been effective as of October 31, 1997, by and between Sierra Medical Management, Inc. and Pegasus Medical Group, Inc.
10.58	Amendment to Management Services Agreement made as of October 1, 1998, by and between Sierra Medical Management, Inc. and Pegasus Medical Group, Inc.
10.59
Amended and Restated Assignable Option Agreement, made as of September 2, 1998 and deemed to have been effective as of October 31, 1997, among Sierra Medical Management, Inc., Pegasus Medical Group, Inc. and Prospect Medical Group, Inc. (filed as Exhibit 10.65 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.60
Assignment and Assumption Agreement, by Marvin L. Ginsburg, M.D. Medical Corporation d/b/a A.V. Western Medical Group, Inc. to Pegasus Medical Group, Inc. (filed as Exhibit 10.66 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.61
Collateral Assignment of Transaction Documents, dated as of October 31, 1997, between Sierra Medical Management, Inc. and Imperial Bank (filed as Exhibit 10.67 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.62
Security Agreement (Physician Group), dated as of October 31, 1997, between Pegasus Medical Group, Inc. and Sierra Medical Management, Inc. (filed as Exhibit 10.68 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.63	Amendment Number One to Security Agreement dated as of July 6, 1999 between Pegasus Medical Group, Inc. and Sierra Medical Management, Inc.
10.64	Intentionally Omitted.
10.65	Form of $11,500,000 Amended and Restated Secured Revolving Note, dated July 3, 1999, executed by Prospect Medical Holdings, Inc. and made payable to Imperial Bank

10.66	First Amendment to Amended and Restated Secured Revolving Note dated as of October 25, 2000 between Imperial Bank and Prospect Medical Holdings, Inc.
10.67	Third Amendment to Amended and Restated Secured Revolving Note dated as of October 25, 2000 between Comerica Bank-California, successor by merger to Imperial Bank and Prospect Medical Holdings, Inc.
10.68
Fifth Amendment to Amended and Restated Secured Revolving Note dated as of September 24, 2003, between Comerica Bank, successor-by-merger to Comerica Bank-California, successor-by-merger to Imperial Bank, and Prospect Medical Holdings, Inc.
10.69	Term Loan Note dated October 25, 2000 in the original principal amount of $5,000,000 by Prospect Medical Holdings, Inc. in favor of Imperial Bank
10.70	First Amendment to Term Loan Note entered into as of November 3, 2001 between Comerica Bank-California, successor-by-merger to Imperial Bank and Prospect Medical Holdings, Inc.
10.71	Second Amendment to Term Loan Note entered into as of February 1, 2002 between Comerica Bank-California, successor by merger to Imperial Bank and Prospect Medical Holdings, Inc.
10.72	Third Amendment to Term Loan Note dated as of July 12, 2002 between Comerica Bank-California, successor by merger to Imperial Bank and Prospect Medical Holdings, Inc.
10.73
Fourth Amendment to Term Loan Note dated as of September 24, 2003, between Comerica Bank, successor-by-merger to Comerica Bank-California, successor-by-merger to Imperial Bank, and Prospect Medical Holdings, Inc.
10.74
Amended and Restated Warrant, issued as of February 6, 1998, by Prospect Medical Holdings, Inc. to Imperial Bank. (filed as Exhibit 10.75 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.75
Consulting Agreement, dated as of March 1, 1998, between Sierra Primary Care Medical Group, Inc. and Sinnadurai E. Moorthy, M.D. (filed as Exhibit 10.77 to the Registrant's Registration Statement on Form S-1 Reg. No. 333-63801 and incorporated herein by reference)
10.76	Employment Agreement made as of April 8, 2004, but effective on April 19, 2004, between Prospect Medical Holdings, Inc. and Mike Heather
10.77	Form of Partnership Agreement dated July 1, 1999 between AMVI/MC Health Network, Inc. and Santa Ana/Tustin Physicians Group
10.78	Intentionally Omitted.
10.79	Forbearance Agreement, dated as of January 25, 2002, between Prospect Medical Group, Inc. and Prospect Medical Holdings, Inc.
10.80	Amendment to Forbearance Agreement, effective May 30, 2003, between Prospect Medical Group, Inc. and Prospect Medical Holdings, Inc.
10.81	Collateral Substitution Agreement, dated as of January 25, 2002, between Prospect Medical Group, Inc., Prospect Medical Holdings, Inc., Foothill City, Ltd.
10.82	Continuing Guaranty, effective May 30, 2003, by Jacob Y. Terner, M.D., in favor of Prospect Medical Group, Inc.
10.83	Amendment to Collateral Substitution Agreement, effective May 30, 2003, among Prospect Medical Group, Inc., Prospect Medical Holdings, Inc., and Jacob Y. Terner, M.D.
10.84	Pledge Agreement, effective May 30, 2003, between Prospect Medical Group, Inc. and Jacob Y. Terner, M.D.

10.85	Form of Placement Agency Agreement, dated November 1, 2003, between Prospect Medical Holdings, Inc. and Spencer Trask Ventures, Inc.
10.86	Form of Amendment No. 1 to Placement Agency Agreement, dated December 30, 2003, between Prospect Medical Holdings, Inc. and Spencer Trask Ventures, Inc.
10.87	Form of Finder's Fee Agreement, dated January 15, 2004, between Prospect Medical Holdings, Inc. and Spencer Trask Ventures, Inc.
10.88	Intentionally Omitted.
10.89
Form of Stockholders' Agreement, dated January 15, 2004, by and among Prospect Medical Holdings, Inc., Spencer Trask Ventures, Inc., private placement purchasers of Series A Preferred Stock, "management stockholders" including Jacob Y. Terner, M.D., Catherine Dickson, Donna Vigil, R. Stewart Kahn and Linda Hodges, and "principal stockholders" including Spencer Trask Venture Investment Partners LLC, Paul Amir and the Herta and Paul Amir Family Trust
10.90	Prospect Medical Holdings, Inc. 1998 Stock Option Plan
10.91	First Amendment to Prospect Medical Holdings, Inc. 1998 Stock Option Plan
10.92
Participating Physician Group Provider Services Agreement, effective March 1, 1999, between the Foundation Health Systems Affiliate(s) identified in Addendum A to the Agreement and Professional Care Medical Group IPA, a Participating Physician Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.93
Health Net Medicare+Choice (M+C) Addendum to the March 1, 1999 Participating Physician Group Provider Agreement between Health Net and Professional Care Medical Group IPA, effective October 1, 1999 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.94
Amendment to the March 1, 1999 Participating Physician Group Provider Services Agreement between Professional Care Medical Group IPA and Foundation Health Systems, Inc., effective July 1, 2000 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.95
Amendment to the March 1, 1999 Participating Physician Group Provider Services Agreement and all subsequent Amendments between Professional Care Medical Group IPA and Health Net Inc. Affiliates, formerly known as Foundation Health Systems Affiliates, effective October 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.96	Amendment to the March 1, 1999 Participating Physician Group Provider Services Agreement, between Professional Care Medical Group, IPA, and Health Net, Inc. Affiliates, effective April 14, 2003
10.97
Assignment and Delegation of Participating Physician Group Provider Services Agreement and Consent to Assignment, effective as of October 1, 2003, between Professional Care Medical Group, IPA, Prospect Medical Group, and Health Net, Inc. Affiliates
10.98
Amendment to the March 1, 1999 Participating Physician Group Provider Services Agreement between Professional Care Medical Group, IPA and Health Net, Inc. Affiliates, as subsequently amended, effective January 1, 2004 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)

10.99
CaliforniaCare Medical Services Agreement, effective November 1, 1999, between Blue Cross of California and Affiliates and Professional Care IPA Medical Group, Inc. (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)**
10.100
Amendment to the November 1, 1999 Blue Cross Medical Services Agreement between Blue Cross of California and its Affiliates and Professional Care IPA Medical Group executed November 29, 1999 and November 19, 1999, respectively
10.101
Amendment to the November 1, 1999 CaliforniaCare Medical Services Agreement between Blue Cross of California and its Affiliates and Professional Care IPA Medical Group, Inc. executed December 13, 1999 and November 30, 1999, respectively (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.102
Amendment to the November 1, 1999 CaliforniaCare Medical Services Agreement between Blue Cross of California and its Affiliates and Professional Care IPA, effective as of January 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.103	Business Associate Amendment supplementing November 1, 1999 CaliforniaCare Medical Services Agreement between Blue Cross of California and Professional Care IPA, effective April 14, 2003
10.104	Assignment and Consent to Assignment between Professional Care IPA Medical Group, Inc., Prospect Medical Group, Inc. and Blue Cross of California and its Affiliates, effective October 1, 2003
10.105
Blue Cross Senior Secure Medicare+Choice Medical Services Agreement, effective November 1, 1999, between Blue Cross of California and Affiliates and Professional Care IPA Medical Group, Inc. (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.106	Amendment to November 1, 1999 Blue Cross Senior Secure Medicare Risk Professional Services executed December 3, 1999 and November 19, 1999, respectively
10.107	Assignment and Consent to Assignment, effective October 1, 2003, between Professional Care IPA Medical Group, Inc., Prospect Medical Group, Inc. and Blue Cross of California and its Affiliates
10.108
AIM Medical Services Agreement, effective May 1, 2001, between Blue Cross of California and Affiliates and Professional Care IPA Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)**
10.109
PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation), effective June 1, 1999, between PacifiCare of California, Inc. and Professional Care IPA Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.110
Amendment Number One to the June 1, 1999 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California, Inc. and Professional Care IPA Medical Group, effective June 1, 1999 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)

10.111
Amendment Number 1 to the June 1, 1999 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California and Professional Care IPA Medical Group, effective January 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.112
Amendment to the June 1, 1999 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California and Professional Care IPA Medical Group, effective January 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.113	Claims Management Agreement, among Prospect Medical Group, Professional Care IPA Medical Group and PacifiCare of California, effective October 1, 2003
10.114	Notice Amendment to the June 1, 1999 PacifiCare of California Medical Group/IPA Services (Professional Capitation) Agreement, effective January 1, 2004
10.115
HMO IPA Agreement, effective January 1, 2003, between Professional Care IPA Medical Group and California Physicians' Service dba Blue Shield of California (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.116
Amendment No. 1 to HMO IPA/Medical Group Shared Provider Agreement between California Physicians' Service dba Blue Shield of California and Professional Care IPA Medical Group, effective January 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.117
Participating Physician Group Provider Services Agreement, effective January 1, 1998, between the Foundation Health Systems Affiliate(s) identified in Addendum A to the Agreement and Prospect Medical Group, Inc., a Participating Physician Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)**
10.118	Amendment to the January 1, 1998 Participating Physician Group Provider Services Agreement between Prospect Medical Group and Foundation Health Systems Affiliate(s), effective January 1, 1998
10.119
Amendment to the January 1, 1998 Participating Physician Group Provider Services Agreement between Prospect Medical Group and Foundation Health Systems Affiliates, effective July 1, 2000 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.120	Amendment to the January 1, 1998 Participating Physician Group Provider Services Agreement, between Prospect Medical Group and Health Net, Inc. Affiliates, effective February 19, 2001
10.121
Amendment to the January 1, 1998 Participating Physician Group Provider Services Agreement between Prospect Medical Group and Foundation Health Systems Affiliate(s), effective October 1, 2001 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)

10.122
Amendment to the January 1, 1998 Participating Physician Group Provider Services Agreement between Prospect Medical Group and Health Net, Inc. Affiliates, effective April 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.123
CaliforniaCare Medical Services Agreement, effective on January 1, 1997, between Blue Cross of California and Affiliates and Prospect Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)**
10.124	Letter of Agreement Serving as Addendum to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and Prospect Medical Group, effective January 1, 1997
10.125
Letter of Agreement Serving as Addendum to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and Prospect Medical Group, effective January 1, 1997 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.126	Amendment to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and Affiliates and Prospect Medical Group, effective May 1, 1997
10.127	Amendment to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and Affiliates and Prospect Medical Group, effective May 1, 1997
10.128
Amendment to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and its Affiliates and Prospect Medical Group, effective August 1, 1997 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.129	Amendment to the January 1, 1997 CaliforniaCare Medical Services Agreement by and between Blue Cross of California and its Affiliates and Prospect Medical Group, effective July 1, 1999
10.130	Amendment to the January 1, 1997 CaliforniaCare Medical Services Agreement by and between Blue Cross of California and its Affiliates and Prospect Medical Group, effective January 1, 1999
10.131
Amendment to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and its Affiliates and Prospect Medical Group, effective January 1, 2001 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.132
PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation), effective January 1, 2001, between PacifiCare of California, Inc. and Prospect Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.133
First Amendment to January 1, 2001 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California, Inc. and Prospect Medical Group, effective January 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)

10.134
Second Amendment to January 1, 2001 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California, Inc. and Prospect Medical Group, effective January 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.135	Notice Amendment to the January 1, 2001 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation)
10.136
HMO IPA/Medical Group Shared Savings Provider Agreement between Prospect Medical Group Inc. and California Physicians' Service, Inc. dba Blue Shield of California dated November 12, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.137
HMO IPA Agreement, effective November 1, 1995, between California Physicians' Service dba Blue Shield of California and Prospect Medical Group, Inc. (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.138
Participating Physician Group Provider Services Agreement, effective January 1, 1998, between the Foundation Health Systems Affiliate(s) identified in Addendum A to the Agreement and Sierra Medical Group, Inc., a Participating Physician Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.139
Amendment to the January 1, 1998 Participating Physician Group Provider Services Agreement between Prospect Medical Group, Inc. on behalf of Sierra Medical Group and Foundation Health Systems Affiliate(s), effective November 1, 2000 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.140
Amendment to the January 1, 1998 Participating Physician Group Provider Services Agreement between Sierra Medical Group and Health Net, Inc. Affiliates, effective January 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.141
PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) effective July 1, 1999, between PacifiCare of California, Inc. and Sierra Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.142
2001 Amendment to the July 1, 1999 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California, Inc. and Sierra Medical Group, effective January 1, 2001 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.143
Express Referrals Amendment to the July 1, 1999 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California, Inc. and Sierra Medical Group, effective October 1, 2002
10.144
Third Amendment to the July 1, 1999 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California, Inc. and Sierra Medical Group, effective January 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)

10.145
Participating Physician Group Provider Services Agreement, effective June 1, 1998, between the Foundation Health Systems Affiliate(s) identified in Addendum A to the Agreement and A.V. Medical Group, a Participating Physician Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.146	Amendment to the June 1, 1998 Participating Physician Group Provider Services Agreement between A.V. Medical Group and Foundation Health Systems Affiliate(s), effective July 1, 1999
10.147
Amendment to the June 1, 1998 Participating Physician Group Provider Services Agreement between A.V. Medical Group and Foundation Health Systems, effective November 1, 2000 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.148
Amendment to the June 1, 1998 Participating Physician Group Provider Services Agreement between A.V. Medical Group and Health Net, Inc. Affiliates, effective March 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.149
Participating Physician Group Provider Services Agreement, effective June 1, 2001, between the Health Net, Inc. Affiliate(s) identified in Addendum A to the Agreement and Northwest Orange County Medical Group, a Participating Physician Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.150
CaliforniaCare Medical Services Agreement, effective January 1, 1997, between Blue Cross of California and Affiliates and Northwest Orange County Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.151	Amendment to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and Affiliates and Northwest Orange County Medical Group, Inc., effective January 1, 1998
10.152	Amendment to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and its Affiliates and Northwest Orange County Medical Group, effective January 1, 1999
10.153
Amendment to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and its Affiliates and Northwest Orange County Medical Group, Inc., effective January 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.154
PacifiCare of California Medical Group/IPA Services Agreement (Split Capitation), effective January 1, 2001, between PacifiCare of California, Inc. and Northwest Orange County Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.155
Amendment Number 1 to January 1, 2001 PacifiCare of California Medical Group/IPA Services Agreement (Split Capitation) between PacifiCare of California and Northwest Orange County Medical Group, effective January 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)

10.156
Amendment Number 4 to PacifiCare of California Medical Group/IPA Services Agreement (Split Capitation) between PacifiCare of California and Northwest Orange County Medical Group, effective January 1, 2004 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.157
Health Plan and Physician Group Service Agreement, effective September 1, 1990, between CareAmerica Southern California, Inc. and Northwest Orange County Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.158
Amendment to September 1, 1990 Medicare+Choice Physician Group Service Agreement between California Physicians' Service, Inc. dba Blue Shield of California and Northwest Orange County Medical Group, effective September 1, 1999
10.159
Amendment to September 1, 1990 Medicare+Choice Physician Group Service Agreement between California Physicians' Service, Inc. dba Blue Shield of California and Northwest Orange County Medical Group, effective December 1, 1999
10.160
Amendment to September 1, 1990 Medicare+Choice Physician Group Service Agreement between California Physicians' Service, Inc. dba Blue Shield of California and Northwest Orange County Medical Group, effective December 1, 2000 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.161
Amendment to September 1, 1990 Medicare+Choice Physician Group Service Agreement between California Physicians' Service, Inc. dba Blue Shield of California and Northwest Orange County Medical Group, effective January 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.162
Amendment to September 1, 1990 Medicare+Choice Physician Group Service Agreement between California Physicians' Service, Inc. dba Blue Shield of California and Northwest Orange County Medical Group, effective May 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.163
HMO IPA/Medical Group Shared Savings Provider Agreement, effective February 1, 2003, between Northwest Orange County Medical Group and California Physicians' Service, Inc., dba Blue Shield of California (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.164
Amendment to HMO IPA/Medical Group Shared Savings Provider Agreement between California Physicians' Service dba Blue Shield of California and Northwest Orange County Medical Group, effective February 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.165
CaliforniaCare Medical Services Agreement, effective January 1, 2001, between Blue Cross of California and Affiliates and Prospect Health Source Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)

10.166
Letter of Agreement Serving as Addendum to the January 1, 2001 California Care Medical Services Agreement between Blue Cross of California and Prospect Health Source Medical Group, effective January 1, 2001 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.167
Amendment to the January 1, 2001 CaliforniaCare Medical Services Agreement between Blue Cross of California and its Affiliates and Prospect Health Source Medical Group, effective January 1, 2001 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.168
PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation), effective January 1, 2001, between PacifiCare of California, Inc. and Prospect Health Source Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.169
First Amendment to January 1, 2001 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California, Inc. and Prospect Health Source Medical Group, effective January 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.170
Second Amendment to January 1, 2001 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California, Inc. and Prospect Health Source Medical Group, effective January 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.171
HMO IPA/Medical Group Shared Savings Provider Agreement, effective July 1, 2003, between Prospect Health Source Medical Group and California Physicians' Service, Inc. dba Blue Shield of California (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.172
Amendment No. 1 to July 1, 2003 HMO IPA/Medical Group Shared Savings Provider Agreement between Prospect Health Source Medical Group and California Physicians' Service, Inc. dba Blue Shield of California, effective July 1, 2003
10.173
Participating Physician Group Provider Services Agreement, effective March 1, 1999, between the Foundation Health Systems Affiliate(s) identified in Addendum A to the Agreement and StarCare Medical Group dba Gateway Medical Group, a Participating Physician Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.174
Health Net Medicare+Choice (M+C) Addendum to the March 1, 1999 Participating Physician Group Provider Services Agreement between Health Net and StarCare Medical Group dba Gateway Medical Group, effective October 1, 1999
10.175
Amendment to the Participating Physician Group Provider Services Agreement between Foundation Health Systems Affiliates and StarCare Medical Group dba Gateway Medical Group, effective July 1, 2000 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)

10.176
Amendment to the Participating Physician Group Provider Services Agreement between Foundation Health Systems Affiliates and StarCare Medical Group dba Gateway Medical Group, effective October 10, 2000 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.177
Amendment to the Participating Physician Group Provider Services Agreement between Health Net Inc., Affiliates and StarCare Medical Group dba Gateway Medical Group, effective February 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.178
CaliforniaCare Medical Services Agreement, effective January 1, 1997, between Blue Cross of California and Affiliates and Gateway Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)**
10.179
Letter of Agreement Serving as Addendum to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and Gateway Medical Group, effective January 1, 1997 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.180
Letter of Agreement Serving as Addendum to the January 1, 1997 CaliforniaCare Medical Services Agreement between Blue Cross of California and Gateway Medical Group (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.181
Amendment to the January 1, 2000 CaliforniaCare Medical Services Agreement between Blue Cross of California and StarCare Medical Group dba Gateway Medical Group, Inc., effective January 1, 2000 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.182
Amendment to the January 1, 2000 CaliforniaCare Medical Services Agreement between Blue Cross of California and Gateway Medical Group, effective July 1, 2000 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.183
Amendment to the January 1, 2000 CaliforniaCare Medical Services Agreement between Blue Cross of California and StarCare Medical Group dba Gateway Medical Group, Inc., effective January 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.184
Californiakids Medical Services Agreement, effective February 1, 2000, between Blue Cross of California and Affiliates and Gateway Medical Group, Inc. (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.185
Amendment to the January 1, 2000 Blue Cross Senior Secure Medicare+Choice Medical Services Agreement between Blue Cross of California and Affiliates and StarCare Medical Group dba Gateway Medical Group, Inc., effective January 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)

10.186
HMO IPA/Medical Group Shared Savings Provider Agreement, effective January 1, 2002, between Starcare Medical Group Inc., dba Gateway Medical Group, Inc. and California Physicians' Service, Inc., dba Blue Shield of California (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.187
First Amendment to January 1, 2002 HMO IPA/Medical Group Shared Savings Provider Agreement between Starcare Medical Group Inc., dba Gateway Medical Group, Inc. and California Physicians' Service, Inc., dba Blue Shield of California effective February 1, 2002
10.188
PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation), effective January 1, 2001, between PacifiCare of California, Inc. and Gateway Physicians Medical Associates, Inc. (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934
10.189
Amendment Number 1 to January 1, 2001 PacifiCare of California Medical Group/IPA Services Agreement (Professional Capitation) between PacifiCare of California and Gateway Physicians Medical Associates, Inc., effective January 1, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.190	Business Associate Amendment to the January 1, 2001 PacifiCare of California Medical Group/IPA Services Agreement between PacifiCare of California, Inc. and Gateway Physicians Medical Associates, Inc.
10.191
Letter Amendment to the January 1, 2001 PacifiCare of California Medical Group/IPA Services Agreement between PacifiCare of California, Inc. and Gateway Physicians Medical Associates, Inc., dated November 15, 2002 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.192
Amendment Number 2 to the January 1, 2001 PacifiCare of California Medical Group/IPA (Professional Capitation) Services Agreement, between PacifiCare of California and Gateway Physicians Medical Associates, effective January 1, 2003 (Certain portions of this Exhibit have been omitted pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934)
10.193	Form of Subscription Agreement dated as of January 15, 2004 between Prospect Medical Holdings and each purchaser of preferred stock**
10.194	Form of Cash Management Agreement among Prospect Medical Systems, Inc., Prospect Medical Holdings, Inc., and Prospect Medical Group, Inc., effective as of June 6, 1996**
10.195	Second Amendment to Prospect Medical Holdings, Inc. 1998 Stock Option Plan***
10.196	Amended and Restated Assignable Option Agreement dated September 27, 2004, by and among Prospect Medical Systems, Inc., Prospect Medical Group, Inc., and Jacob Y. Terner, M.D. ***
10.197	Management Services Agreement effective as of May 19, 2003, by and between Sierra Medical Management, Inc. and Antelope Valley Medical Associates, Inc.***
10.198
Amendment to Management Agreement, effective as of February 1, 2004 to that certain Management Agreement made and entered into as of January 1, 2003, entered into by and between Pinnacle Health Resources and StarCare Medical Group, Inc. dba Gateway Medical Group, Inc.***

10.199
Amendment to Management Agreement, effective as of February 1, 2004 to that certain Management Agreement made and entered into as of January 1, 2003, entered into by and between Pinnacle Health Resources and APAC Medical Group, Inc. dba Gateway Physicians Medical Associates, Inc.***
10.200
Security Agreement, effective as of March 1, 2004, entered into between Prospect NWOC Medical Group, Inc. dba Prospect Northwest Orange County Medical Group, Inc., and Prospect Medical Systems, Inc.***
10.201	Security Agreement, effective as of January 1, 2001, entered into between Prospect Health Source Medical Group, Inc. and Prospect Medical Systems, Inc.***
10.202	Security Agreement, effective as of February 1, 2004, entered into between StarCare Medical Group, Inc. dba Gateway Medical Group, Inc. and Pinnacle Health Resources***
10.203	Security Agreement effective as of February 1, 2004, entered into between APAC Medical Group, Inc. dba Gateway Physicians Medical Associates, Inc. and Pinnacle Health Resources***
10.204	Security Agreement, effective as of August 1, 1999, entered into between Nuestra Familia Medical Group and Prospect Medical Systems, Inc.***
10.205
Omnibus Amendment to Security Agreements dated as of September 27, 2004, entered into by and among Prospect Medical Systems, Inc., Sierra Medical Management, Inc., Pinnacle Health Resources, Prospect Medical Group, Inc., Santa/Ana Tustin Physicians Group, Inc., Sierra Primary Care Medical Group, A Medical Corporation, Pegasus Medical Group, Inc., Antelope Valley Medical Associates, Inc., Prospect Health Source Medical Group, Inc., Prospect Professional Care Medical Group, Inc., Prospect NWOC Medical Group, Inc., APAC Medical Group, Inc., StarCare Medical Group, Inc., and Nuestra Familia Medical Group ***
10.206
Loan and Security Agreement entered into and effective as of September 27, 2004 among Residential Funding Corporation, Prospect Medical Holdings, Inc., Prospect Medical Group, Inc., Prospect Medical Group, Inc., and each of the other Credit Parties***

Pursuant to Regulation S-K, Item 601(b)(2), the following schedules to the Loan and Security Agreement will be provided supplementally to the Commission upon request: Exhibit A Supplemental Terms and Conditions, Exhibit B Advance Request & Receivables Information Borrowing Certificate, Exhibit C Revolving Credit Borrowing Base Certificate, Exhibit D Closing Checklist, Exhibit E Interest Statement, Exhibit F Form of Secretary's/Clerk Certificate, Exhibit G Form of Compliance Certificate, Exhibit H Financial Covenants Calculation Worksheet, Exhibit I-1 Form of Revolving Credit Note, Exhibit I-2 Form of Term Note, Exhibit I-3 Form of Intercompany Note, Exhibit J Form of Assignable Option Agreement, Exhibit K Form of Credit Succession Agreement, Schedule 3.2.2(b) Existing Convertible Stock, Schedule 8.5 Litigation Matters, Schedule 8.7 Credit Party Information, Capitated Contracts and Transaction Documents, Schedule 8.9 Tax Matters, Schedule 8.10 Government And Other Offsets, Schedule 8.12 ERISA Matters, Schedule 8.13 Authorized Capital/Outstanding Capital, Schedule 8.15 Deposit Accounts, Schedule 8.16 Environmental Matters, Schedule 8.17 Insurance Policies, Schedule 8.18 Commercial Tort Claims, Schedule 8.19 Intellectual Properties, Schedule 8.20 Labor Matters, Schedule 8.21 Healthcare Filings, Schedule 9.7 Existing Liens, Schedule 9.8(b) Permitted Indebtedness, Schedule 9.10 Transactions With Affiliates, Schedule 9.17 Post-Closing Obligations, Schedule 10.1 Leases
10.207	Revolving Credit Note dated September 27, 2004, executed by Prospect Medical Holdings, Inc., and Prospect Medical Group, Inc., made payable to Residential Funding Corporation***
10.208	Term Note dated September 27, 2004, executed by Prospect Medical Holdings, Inc., and Prospect Medical Group, Inc., made payable to Residential Funding Corporation***

10.209
Subordinated Intercompany Note dated September 27, 2004, executed by Prospect Medical Holdings, Inc., Prospect Medical Systems, Inc., Pinnacle Health Resources, Nuestra Familia Medical Group, Inc., Prospect Medical Group, Inc., Santa Ana/Tustin Physicians Group, Inc., Pegasus Medical Group, Inc., Antelope Valley Medical Associates, Inc., Prospect Health Source Medical Group, Inc., Prospect Professional Care Medical Group, Inc., Prospect NWOC Medical Group, Inc., APAC Medical Group, Inc., StarCare Medical Group, Inc., Sierra Medical Management, Inc., Sierra Primary Care Medical Group, A Medical Corporation***
10.210
Credit Succession Agreement, dated September 27, 2004, entered into by and among Jacob Y. Terner, M.D., Prospect Medical Holdings, Inc., Prospect Medical Group, Inc., Prospect Medical Systems, Inc., Sierra Medical Management, Inc., Pinnacle Health Resources, the following subsidiaries of Prospect Medical Group: Sierra Primary Care Medical Group, A Medical Corporation, Santa Ana/Tustin Physicians Group, Inc., Pegasus Medical Group, Inc., Antelope Valley Medical Associates, Inc., Nuestra Familia Medical Group, Inc., Prospect Health Source Medical Group, Inc., Prospect Professional Care Medical Group, Inc., Prospect NWOC Medical Group, Inc., APAC Medical Group, Inc., StarCare Medical Group, Inc. and Residential Funding Corporation***
10.211
Subordination Agreement dated September 27, 2004, by and among Prospect Medical Systems, Inc., Sierra Medical Management, Inc., Pinnacle Health Resources, Prospect Medical Holdings, Inc., Prospect Medical Group, Inc., each of the subsidiaries of Prospect Medical Group, Inc., signatory hereto, and Residential Funding Corporation***
10.212	Pledge Agreement, dated as of September 27, 2004 among Jacob Y. Terner, M.D. and Residential Funding Corporation***
10.213	Pledge Agreement, dated as of September 27, 2004 among Prospect Medical Group, Inc., and Residential Funding Corporation***
10.214	Pledge Agreement, dated as of September 27,2004 among Prospect Medical Holdings, Inc., and Residential Funding Corporation***
10.215	Pledge Agreement, dated as of September 27,2004 among Prospect Medical Systems, Inc., and Residential Funding Corporation***
10.216	Collateral Assignment of Transaction Documents has been executed and delivered as of September 27, 2004, by and between Sierra Medical Management, Inc., and Residential Funding Corporation***
10.217	Collateral Assignment of Transaction Documents has been executed and delivered as of September 27, 2004, by and between Pinnacle Health Resources and Residential Funding Corporation***
10.218	Collateral Assignment of Transaction Documents has been executed and delivered as of September 27, 2004, by and between Prospect Medical Systems, Inc., and Residential Funding Corporation***
10.219
Guaranty Inducement and Offset Agreement, dated as of September 27, 2004, entered into by and among Prospect Medical Group, Inc., Prospect Medical Holdings, Inc., Prospect Medical Systems, Inc., Sierra Medical Management, Inc., and Pinnacle Health Resources, Sierra Primary Care Medical Group, A Medical Corporation, Santa Ana/Tustin Physicians Group, Inc., Pegasus Medical Group, Inc., Antelope Valley Medical Associates, Inc., Nuestra Familia Medical Group, Inc., Prospect Health Source Medical Group, Inc., Prospect Professional Care Medical Group, Inc., Prospect NWOC Medical Group, Inc., APAC Medical Group, Inc., and StarCare Medical Group, Inc., and Residential Funding Corporation***

10.220
Power of Attorney executed by Prospect Medical Holdings, Inc., Prospect Medical Systems, Inc., Sierra Medical Management, Inc., Pinnacle Health Resources, Prospect Medical Group, Inc., Sierra Primary Care Medical Group, A Medical Corporation, Santa Ana/Tustin Physician Group, Inc., Pegasus Medical Group, Inc., Antelope Valley Medical Associates, Inc., Nuestra Familia Medical Group, Inc., Prospect Health Source Medical Group, Inc., Prospect Professional Care Medical Group, Inc., Prospect NWOC Medical Group, Inc., APAC Medical Group, Inc., and StarCare Medical Group, Inc., to Residential Funding Corporation, under that certain Loan and Security Agreement, dated as of September 27, 2004***
10.221	Form of Business Associate Agreement, effective September 27, 2004, entered into by and among APAC Medical Group, Inc., and Residential Funding Corporation***
10.222	Form of Business Associate Agreement, effective September 27, 2004, entered into by and among Prospect Health Source Medical Group, Inc., and Residential Funding Corporation***
10.223	Form of Business Associate Agreement, effective September 27, 2004, entered into by and among Prospect Professional Care Medical Group, Inc., and Residential Funding Corporation***
10.224	Form of Business Associate Agreement, effective September 27, 2004, entered into by and among Nuestra Familia Medical Group, Inc., and Residential Funding Corporation***
10.225	Form of Business Associate Agreement, effective September 27, 2004, entered into by and among Prospect NWOC Medical Group, Inc., and Residential Funding Corporation***
10.226	Form of Business Associate Agreement, effective September 27, 2004, entered into by and among StarCare Medical Group, Inc., and Residential Funding Corporation***
10.227	Consulting Contract, entered into as of April 1, 2004, by and between Prospect Medical Holdings, Inc. and The Equity Group Inc.****
21.1	List of Subsidiaries of Prospect Medical Holdings, Inc.*
23.1	Consent of Ernst and Young, LLP
23.2	Consent of Miller & Holguin (to be filed by amendment)

*
Exhibits 2.1 through 10.108 were previously filed as part of the original filing of our Form 10 registration statement (the "Form 10") on May 27, 2004, and Exhibits 10.109 through 10.192 and Exhibit 21.1 were previously filed as part of Amendment No. 1 to the Form 10 on May 27, 2004. Exhibits 10.99, 10.108, 10.117, 10.123 and 10.178 were re-filed with Amendment No. 2. All such exhibits are incorporated herein by reference.

**
Previously filed with Amendment No. 2 to the Form 10 on August 27, 2004 and incorporated herein by reference.

***
Previously filed with Amendment No. 3 to the Form 10 on October 21, 2004 and incorporated herein by reference.

****
Previously filed with Amendment No. 5 to the Form 10 on April 7, 2005 and incorporated herein by reference.

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TABLE OF CONTENTS
SUMMARY
RISK FACTORS
CAUTION ABOUT FORWARD-LOOKING STATEMENTS
PROCEEDS FROM THE OFFERING
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
ORGANIZATIONAL STRUCTURE OF OUR BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECURITY OWNERSHIP
SALES BY SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE
Prospect Medical Holdings, Inc. Audited Consolidated Financial Statements and Financial Statement Schedule Years Ended September 30, 2002, 2003 and 2004
Contents
Prospect Medical Holdings, Inc. Unaudited Consolidated Financial Statements Six Months Ended December 30, 2004
Contents
Report of Independent Registered Public Accounting Firm
Prospect Medical Holdings, Inc. Consolidated Balance Sheets
Prospect Medical Holdings, Inc. Consolidated Statements of Income
Prospect Medical Holdings, Inc. Consolidated Statements of Shareholders' Equity
Prospect Medical Holdings, Inc. Consolidated Statements of Cash Flows
PROSPECT MEDICAL HOLDINGS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS September 30, 2004
Report of Independent Registered Public Accounting Firm
Prospect Medical Holdings, Inc. Schedule II—Valuation and Qualifying Accounts
Prospect Medical Holdings, Inc. Condensed Consolidated Balance Sheet December 31, 2004 (Unaudited)
Prospect Medical Holdings, Inc. Condensed Consolidated Statements of Income Three Months Ended December 31 (Unaudited)
Prospect Medical Holding, Inc. Condensed Consolidated Statements of Shareholders' Equity Three Months Ended December 31, 2004 (Unaudited)
Prospect Medical Holdings, Inc. Condensed Consolidated Statements of Cash Flows Three Months Ended December 31 (Unaudited)
PROSPECT MEDICAL HOLDINGS, INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS December 31, 2004 (Unaudited)
StarCare Medical Group, Inc. dba Gateway Medical Group APAC Medical Group, Inc. dba Gateway Physicians Medical Associates Pinnacle Health Resources Audited Combined Financial Statements and Financial Statement Schedule Years ended December 31, 2001 and 2002 and Nine Months Ended September 30, 2003 Unaudited Combined Financial Statements For Four Months Ended January 31, 2004
Contents
Report of Independent Registered Public Accounting Firm
Gateway Medical Group Combined Balance Sheets
Gateway Medical Group Combined Statements of Income
Gateway Medical Group Combined Statements of Shareholder's Equity
Gateway Medical Group Consolidated Statements of Cash Flows
Professional Care Medical Group IPA Audited Financial Statements Year ended December 31, 2002 and nine months ended September 30, 2003
Contents
Report of Independent Registered Public Accounting Firm
Professional Care Medical Group IPA Balance Sheet December 31, 2002
Professional Care Medical Group IPA Statements of Operations
Professional Care Medical Group IPA Statement of Shareholder's Equity
Professional Care Medical Group IPA Statements of Cash Flows
Prospect Medical Holdings, Inc. Unaudited Pro Forma Financial Information Year Ended September 30, 2004
Contents
UNAUDITED PRO FORMA FINANCIAL INFORMATION
UNAUDITED PRO FORMA INCOME STATEMENT Year Ended September 30, 2004
NOTES TO UNAUDITED PRO FORMA INCOME STATEMENT
Pro Forma Journal Entries Recap Year Ended September 30, 2004
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX OF EXHIBITS